PARTICIPATION AGREEMENT


                   dated as of June 25, 1996

                             among

                     THE HOME DEPOT, INC.,
                         as Guarantor,

                  HOME DEPOT U.S.A., INC., as
                 Lessee and Construction Agent,

                 HD REAL ESTATE FUNDING CORP.,
                      as Facility Lender,

                CREDIT SUISSE LEASING 92A, L.P.,
                           as Lessor,

          OTHER FINANCIAL INSTITUTIONS LISTED ON THE
               SIGNATURE PAGES HEREOF OR THAT MAY
                 HEREAFTER BECOME PARTY HERETO,
                          as Lenders,

                              and

            CREDIT SUISSE, as Agent Bank and Lender

                       TABLE OF CONTENTS
                                                               Page
                           SECTION 1.
     DEFINITIONS; INTERPRETATION                                2

                           SECTION 2.
     INITIAL CLOSING DATE                                       2

     SECTION 3.
     ACQUISITIONS OF LAND AND FACILITIES; FUNDINGS OF ADVANCES  3

          SECTION 3.1.   Agreement to Acquire and Lease         3
          SECTION 3.2.   Lessor's Commitment                    3
          SECTION 3.3.   Facility Lender Commitments            4
          SECTION 3.4.   Issuance of Commercial Paper           4
          SECTION 3.5.   Procedures for Acquisitions of Land    4
          SECTION 3.6. Guarantor's and Lessee's Deemed Representation for Each Acquisition 5
          SECTION 3.7.   Procedures for Advances                5
          SECTION 3.8.   Guarantor's and Lessee's Deemed
                         Representation
                         for Each Advance                       6
          SECTION 3.9.   Allocation of Advances                 6
          SECTION 3.10.  Use of Proceeds                        7
          SECTION 3.11.  Return of Advances                     7

                           SECTION 4.
        CERTIFICATE EARNINGS; INTEREST; COMMITMENT FEES         7

          SECTION 4.1.   Certificate Earnings                   7
          SECTION 4.2.   Interest on Loans                      8
          SECTION 4.3.   Commitment Fees                        8

                           SECTION 5.
       DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS        8

          SECTION 5.1.   Agreement of Agent Bank and
                         Participants                           8
          SECTION 5.2.   Basic Rent                             9
          SECTION 5.3.   Purchase Payments by Lessee           10
          SECTION 5.4.   Residual Value Guarantee              11
          SECTION 5.5.   Sales Proceeds of Remarketing of
          Properties     12
          SECTION 5.6.   Supplemental Rent                     13
          SECTION 5.7.   Excepted Payments                     13

          SECTION 5.8. Distribution of Payments after Lease Event of Default or Loan Agreement Event
                         of Default                            13
          SECTION 5.9.   Other Payments                        14
          SECTION 5.10.  Casualty and Condemnation Amounts     15
          SECTION 5.11.  Reduction of Commitment               15
          SECTION 5.12.  Order of Application                  15
          SECTION 5.13.  Remaining Funds                       16
          SECTION 5.14.  Time of Payment                       16

SECTION 6.     CERTAIN INTENTIONS OF THE PARTIES               16

SECTION 7.CONDITIONS PRECEDENT TO ACQUISITIONS AND ADVANCES    17

          SECTION 7.1.   Conditions Precedent -- Documentation 17
          SECTION 7.2.   Further Conditions Precedent          19

                           SECTION 8
 .                  COMPLETION DATE CONDITIONS                  20

                           SECTION 9
 .                       REPRESENTATIONS                        22

          SECTION 9.1.   Representations of the Lessor         22
          SECTION 9.2.   Representations of the Guarantor and the
          Lessee    24
          SECTION 9.3.   Representations of Guarantor and Lessee
                         on Property Closing Date              28
          SECTION 9.4.   Additional Representations of Guarantor
          and Lessee     30
          SECTION 9.5.   Representations of Facility Lender    31
          SECTION 9.6.   Representations and Warranties of the
                         Agent Bank and the Lenders            31

                          SECTION 10.
                  PAYMENT OF CERTAIN EXPENSES                  32

          SECTION 10.1.  Transaction Expenses                  32
          SECTION 10.2.  Brokers' Fees and Stamp Taxes         33
          SECTION 10.3.  Certain Fees and Expenses             33

                          SECTION 11.
                 OTHER COVENANTS AND AGREEMENTS                33

          SECTION 11.1.  Covenants of Guarantor and Lessee     33
          SECTION 11.2.  Cooperation with the Lessee           39
          SECTION 11.3.  Release of Properties                 40
          SECTION 11.4.  Discharge of Liens                    40
          SECTION 11.5.  Notice of Credit Rating               40
          SECTION 11.6.  Covenants of the Facility Lender and the
          Lessor    41
          SECTION 11.7.  No Bankruptcy Proceedings             42

          SECTION 11.8.  Notice of Claims Against Lessor       43

                          SECTION 12.
                       LESSEE DIRECTIONS                       43

          SECTION 12.1.  Lessee Directions                     43

                          SECTION 13.
                      TRANSFER OF INTEREST                     44

          SECTION 13.1.  Restrictions on and Effect of Transfer44
          SECTION 13.2.  Replacement of Lessor or Facility
          Lender.   45

                          SECTION 14.
                        INDEMNIFICATION                        45

          SECTION 14.1.  General Indemnification               45
          SECTION 14.2.  Environmental Indemnity               47
          SECTION 14.3.  Proceedings in Respect of Claims      49
          SECTION 14.4.  End of Term Indemnity                 50
          SECTION 14.5.  General Tax Indemnity                 51
          SECTION 14.6.  Completion Guaranty                   55

                          SECTION 15.
                         MISCELLANEOUS                         55

          SECTION 15.1.  Survival of Agreements                55
          SECTION 15.2.  No Broker; etc.                       56
          SECTION 15.3.  Notices                               56
          SECTION 15.4.  Counterparts                          58
          SECTION 15.5.  Amendments                            58
          SECTION 15.6   Usury                                 60
          SECTION 15.7   Confidentiality                       60
          SECTION 15.8.  Headings; etc.                        61
          SECTION 15.9.  Parties in Interest                   61
          SECTION 15.10. GOVERNING LAW                         61
          SECTION 15.11. Severability                          61
          SECTION 15.12. Further Assurances                    61
          SECTION 15.13. WAIVER OF JURY TRIAL                  61
          SECTION 15.14  Limitations on Recourse Against
                         Lessor                                62
          SECTION 15.15  Limitations on Recourse Against
                         Facility Lender                       62

                           SCHEDULES

     SCHEDULE I     Lenders and Their Addresses
                           APPENDICES

     APPENDIX 1     Definitions and Interpretation
     APPENDIX 2     Initial Closing Date Conditions Precedent
     APPENDIX 3     Pricing Provisions for Lessor Investment
                    Amounts


                            EXHIBITS

     EXHIBIT A  Acquisition Request
     EXHIBIT B  Funding Request
     EXHIBIT C  Opinion of Counsel to Lessee
     EXHIBIT D  Supplement to the Assignment of Leases
     EXHIBIT E  Local Counsel Opinion
     EXHIBIT F  Property Closing Certificate
     EXHIBIT G  Opinion of Counsel to Facility Lender
     EXHIBIT H  Completion Date Certificate
     EXHIBIT I  Opinion of Counsel to Lessor
     EXHIBIT J Assignment of Lease and Consent to Assignment EXHIBIT K Construction Agency Agreement Assignment and
                Consent to Construction Agency Agreement
                Assignment
     EXHIBIT L  Master Assignment and Consent to Master
                Assignment
     EXHIBIT M  Form of Security Agreement
     EXHIBIT N-1    Form of Mortgage and Security Agreement
     EXHIBIT N-2    Form of Deed of Trust and Security Agreement
     EXHIBIT N-3    Form of Deed to Secure Debt and Security
                    Agreement
     EXHIBIT O  Form of Lease
     EXHIBIT P  Form of Compliance Certificate

                    PARTICIPATION AGREEMENT


     THIS PARTICIPATION AGREEMENT, dated as of June 25, 1996 (this "Agreement" or "Participation Agreement"), is entered into by and among THE HOME DEPOT, INC., a Delaware corporation, as Guarantor (the "Guarantor"); HOME DEPOT U.S.A., INC. a Delaware corporation, as Lessee and Construction Agent ("Lessee" or "Construction Agent"), HD REAL ESTATE FUNDING CORP., a Delaware corporation ("Facility Lender"), CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, as lessor ("Lessor"), the financial institutions listed on the signature pages hereto or that may hereafter become parties hereto, (each, a "Lender" and collectively, the "Lenders") and CREDIT SUISSE, a Swiss bank operating through its New York branch, as Agent Bank for the Lenders (in such capacity, the "Agent Bank")

                     PRELIMINARY STATEMENT

     In accordance with the terms of this Participation
Agreement, the Lease, the Loan Agreement, the Liquidity Agreement and the other Operative Documents,

          A. the Lessor contemplates acquiring undeveloped parcels of Land from time to time during the Commitment
     Period, by purchasing Land from third party sellers;

          B.   using Advances from the Lessor, Lessee
     contemplates building, or causing to be built, as Construction Agent, Improvements on such undeveloped parcels of Land for the Lessor;

          C. the Lessor wishes to arrange financing for up to 97% of the total cost of the acquisition of such Land and the construction of such Improvements;

          D. the Facility Lender has agreed to issue Commercial Paper Notes during the Commitment Period in an aggregate amount not to exceed the Facility Lender Commitments, with the proceeds of the sale of the Commercial Paper Notes to be lent to the Lessor pursuant to the Loan Agreement for the acquisition of such Land by the Lessor and the construction of such Improvements by the Construction Agent, as agent for the Lessor;

          E. the Agent Bank and the Lenders are willing to provide the Liquidity Facility to the Facility Lender to ensure the Facility Lender's ability to pay the Principal Component and the Interest Component of such Commercial Paper Notes and to make Loans to the Lessor as needed for the acquisition and improvement of the Properties;

          F. the Lessee wishes to lease the Properties from the Lessor under the Lease and the Guarantor is willing to guarantee the Lessee's obligations under the Operative
     Documents;

          G. to secure its obligations to the Facility Lender pursuant to the Loan Agreement, the Lessor is granting a lien to the Facility Lender, pursuant to the Mortgages and the other Security Documents, on all of the Lessor's right, title and interest in the Properties and substantially all of the Lessor's rights under the Lease with respect to the Properties; and

          H. to secure its obligations to the Agent Bank and the Lenders under the Liquidity Agreement, the Facility Lender is pledging to the Agent Bank, for the benefit of the Lenders, pursuant to the Master Assignment and the Security Agreement, substantially all of its right, title and interest in and to the Loan Agreement, the Notes and Security Documents received from the Lessor.

     In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                         SECTION 1.

                  DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 attached hereto and made a part hereof by this reference for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.


                         SECTION 2.

                      INITIAL CLOSING DATE

     The initial Closing Date shall occur on the earliest date (on or before June 30, 1996) on which all the conditions precedent thereto set forth in Appendix 2 attached hereto and made a part hereof by this reference shall have been satisfied or waived by the applicable parties as set forth therein (such date referred to herein as the "Initial Closing Date").

                         SECTION 3.

     ACQUISITIONS OF LAND AND FACILITIES; FUNDINGS OF ADVANCES

     SECTION 3.1. Agreement to Acquire and Lease. Subject to the conditions and terms of this Participation Agreement and the other Operative Documents, the Lessor agrees to take the following actions at the request of Lessee from time to time during the Commitment Period:

     (a) purchase Land (through Advances funded by the Lessor and the Facility Lender as provided herein);

     (b) concurrently with each Property Closing Date, lease the applicable Land and the existing Improvements thereon to the Lessee under the Lease;

     (c) cause the Improvements to be built by its agent, the Construction Agent, pursuant to the Construction Agency
          Agreement (utilizing funds provided by the Lessor and the Facility Lender as provided herein); and

     (d) as of the applicable Completion Date, lease the completed Improvements to the Lessee under the Lease.

Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance if (i) the amount of such Advance would exceed the Available Commitments, (ii) if after giving effect to such Advance, the aggregate Property Costs with respect to the Properties would exceed the Maximum Property Costs, (iii) if after giving effect to such Advance, the Property Costs with respect to any Property would exceed 100% of the As Built Value of such Property; or (iv) if such Advance is for the purchase or improvement of a Support Facility and the total amount of Advances expended for such purposes would (after giving effect to such Advance) exceed twenty percent (20%) of the Total Commitments.

     SECTION 3.2.    Lessor's Commitment. Subject to the
terms and conditions of this Participation Agreement and the other Operative Documents, the Lessor, at the request of the Lessee, agrees to make investments of its own funds in the Properties from time to time during the Commitment Period on a Funding Date in amounts (each a "Lessor Investment Amount") equal to the amount of the applicable Advance requested in the applicable Funding Request to be funded by a Lessor Investment Amount; provided that, the aggregate amount of the Lessor Investment Amounts funded shall at all times equal or exceed the Lessor's Commitment Percentage of the total outstanding Advances. Notwithstanding any other provision hereof, the Lessor shall not be obligated to make available any Lessor Investment Amount if, after giving effect to the requested Lessor Investment Amount, the aggregate amount of Lessor Investment Amounts funded would exceed the Lessor's Commitment.

     SECTION 3.3. Facility Lender Commitments. Subject to the conditions and terms of this Participation Agreement and the other Operative Documents, the Facility Lender, at the request of the Lessor or its agent, the Construction Agent, agrees to make Loans to the Lessor pursuant to the Loan Agreement, and the Lessor hereby agrees to make the proceeds of such Loans available to the Lessee or the Construction Agent pursuant to Section 3.1, from time to time during the Commitment Period on each Funding Date in an amount in immediately available funds equal to the amount of the Advance requested to be funded by Loan proceeds in the applicable Funding Request; provided that, the aggregate principal amount of the Loans shall at all times be less than or equal to the Facility Lender Commitment Percentage of the aggregate outstanding Advances. Notwithstanding any other provision hereof, the Facility Lender shall not be obligated to make any Loan if, (i) after giving effect to the proposed Loan, the aggregate outstanding amount of the Loans would exceed the Facility Lender Commitments, or (ii) the Facility Lender is unable to issue Commercial Paper Notes in an amount sufficient to fund such Loan pursuant to Section 3.4 or to borrow the necessary amount from the Lenders as Direct Funding Loans pursuant to the Liquidity Facility.

     SECTION 3.4.    Issuance of Commercial Paper.  Provided
that the Liquidity Agreement is in full force and effect and subject to the terms and conditions of this Participation Agreement and the other Operative Documents, in order to fund its obligation to make the Loans to the Lessor pursuant to the Loan
Agreement: (a) the Facility Lender shall (i) issue Commercial Paper Notes, the net proceeds of which are sufficient to make Loans in a principal amount equal to the amount of the Advance requested by the Lessee to be funded with Loan proceeds on each Funding Date, or (ii) request a Direct Funding Loan pursuant to the Liquidity Agreement in such principal amount; and

     (b) The Facility Lender shall cause (i) the Issuing and Paying Agent Bank to deliver the net proceeds of the Commercial Paper Notes issued on such Funding Date, or (ii) the Agent to deliver the proceeds of any Direct Funding Loans made pursuant to the Liquidity Agreement on such Funding Date, to the Construction Agent or such other Person as may be directed by the Construction Agent;

provided however, that in no event shall (i) the sum of (x) the Interest Component and Principal Component of all outstanding Commercial Paper Notes, plus (y) the aggregate outstanding principal amount of the Facility Loans, minus (z) Deposited Funds at any time exceed the Commitment then in effect, or (ii) the Facility Lender issue any Commercial Paper Notes with a maturity date later than five (5) Business Days' prior to the Maturity Date then in effect.

     SECTION 3.5.    Procedures for Acquisitions of Land.
With respect to each acquisition of Land,

          (a) Lessee and/or Construction Agent shall provide to Lessor and Agent Bank with respect to the proposed acquisition, the Environment Audit, Appraisal, survey and title insurance commitment required to be delivered pursuant to Section 7.1 for such Property and the Lessor and Agent Bank shall notify the Lessee of any deficiencies in, or comments on, such items as soon as possible (and in any event within ten (10) Business Days);

          (b) Lessor and Agent Bank shall receive the form of opinion of counsel required pursuant to Section 7.1(j) (with the understanding that Lessor and Agent Bank shall respond to any draft of such opinion within five (5) Business Days);

          (c) Upon satisfaction of the foregoing conditions and receipt of the form of Deed, Lessor shall execute and deliver a limited power of attorney to Lessee (or a representative thereof) in recordable form and satisfactory to Lessor and Agent Bank sufficient to allow Lessee, upon satisfaction of the remaining conditions precedent set forth in Sections 7.1 and 7.2, to execute and record such documents necessary or advisable in connection with the acquisition of such Land on the Property Closing Date;

          (d) Lessor, Facility Lender and Agent Bank shall execute and deliver such other documents as may be required to be executed by them in order to fulfill or to confirm whether the conditions precedent set forth in Section 7.1 have been fulfilled or waived within three (3) Business Days' following request; and

          (e) Lessee shall give the Lessor, the Facility Lender, and the Agent Bank an irrevocable prior written notice not later than 1:00 p.m., New York time, on the Business Day of the proposed Property Closing Date, pursuant, in each case, to an Acquisition Request in the form of Exhibit A attached hereto and made a part hereof by this reference (an "Acquisition Request"), specifying with respect to such
     Land: (i) the Property Closing Date, (ii) the Land to be acquired, (iii) the identity of the seller and the Property Acquisition Cost, and (iv) the Estimated Completion Date for such Property.

     SECTION 3.6. Guarantor's and Lessee's Deemed Representation for Each Acquisition. Each Acquisition Request by Lessee shall be deemed a representation and warranty by Guarantor and the Lessee to the Lessor, the Facility Lender, each Lender and the Agent Bank that on the proposed Property Closing Date,
(i) no Default or Event of Default exists, (ii) the representations of Guarantor and Lessee set forth in Section 9 are true and correct in all material respects as though made on and as of such Property Closing Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (iii) the conditions precedent to the acquisition of such Land by the Lessor on such Property Closing Date set forth in Section 7 have been satisfied.

     SECTION 3.7.    Procedures for Advances.  With respect
to each funding of an Advance, Construction Agent shall give the Lessor, the Facility Lender, and the Agent Bank an irrevocable prior written notice not later than 1:00 p.m., New York time, on the Business Day of the proposed Funding

Date, pursuant, in each case, to a Funding Request in the form of Exhibit B attached hereto and made a part hereof by this reference (a "Funding Request"), specifying (i) the proposed Funding Date, (ii) the amount of the Advance requested, (iii) the relative percentages of such Advance to be funded by Lessor Investment Amounts and Loan proceeds, and (iv) to which Properties such Advance is being allocated and the allocation of such Advance to the respective Property Acquisition Costs and Property Improvements Costs of such Properties. All requests for Advances shall be in a minimum amount of $250,000; provided that, to the extent any Advances are to be funded using the proceeds of Direct Funding Loans (other than Interest Payment Loans), the portion of the Advance to be funded by Direct Funding Loans shall be in a minimum amount of $5,000,000 and in integral multiples of $250,000. All remittances made by the Lessor and the Facility Lender for the funding of any Advance shall be made in immediately available funds by wire transfer to the Construction Agent, with receipt by the Construction Agent not later than 3:00 p.m., New York time, on the applicable Funding Date. Upon (i) the Construction Agent's receipt of the funds provided by the Lessor and the Facility Lender with respect to an Advance and
(ii) satisfaction or waiver of the conditions precedent to such Advance set forth in Section 7, the Construction Agent shall pay to Lessee or the Person designated by Lessee for payment or reimbursement of the Property Acquisition Costs of such Land or Property or Property Improvements Costs, as the case may be, the funds provided by the Lessor and the Facility Lender for such Advance.

     SECTION 3.8. Guarantor's and Lessee's Deemed Representation for Each Advance. Each Funding Request by Lessee shall be deemed a representation and warranty by Guarantor and the Lessee to the Lessor, the Facility Lender, each Lender and the Agent Bank that on the proposed Funding Date, (i) the amount of Advance requested represents amounts owing in respect of the purchase price of Land, or amounts owed or paid by Lessee to third parties in respect of Property Costs for which Lessee has not previously been reimbursed by an Advance, (ii) the Advance will not cause the aggregate Advances allocated to the Properties on such Funding Date and any prior Funding Dates to exceed the Maximum Property Costs, (iii) the Advance will not cause the aggregate Advances allocated to reimburse or to pay Soft Costs incurred in connection with the Properties to exceed ten percent (10%) of the Total Commitments, (iv) no Default or Event of Default exists, (v) the representations of the Guarantor and the Lessee set forth in Section 9 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (vi) the conditions precedent to such Advance and the related Lessor Investment Amount and Loans set forth in Section 7 have been satisfied.

     SECTION 3.9.    Allocation of Advances.  The amount of
each Advance shall be allocated to the Property Acquisition Costs and/or Property Improvement Costs of the Properties specified in the applicable Funding Request as provided in Section 3.7. Notwithstanding any provision of this Participation Agreement to the contrary however, the outstanding Lessor Investment Amounts and the outstanding Loans shall be deemed to be allocated among the respective Property Acquisition Costs and/or Property

Improvement Costs (as applicable) of each Property pro rata based upon the percentage of the aggregate outstanding Lessor
Investment Amounts or Loans, as the case may be, to the aggregate amount of Advances regardless of the actual application of the proceeds thereof to any particular Property.

     SECTION 3.10. Use of Proceeds. The proceeds of all Advances made pursuant to the Operative Documents shall be used solely for the acquisition of Land located in the United States or Canada and the construction of Improvements thereon pursuant to the Construction Agency Agreement which shall be leased (upon completion, in the case of Improvements constructed thereon by the Construction Agent) by the Lessor to the Lessee pursuant to the Lease, which Improvements shall be constructed as a Facility on such Land; provided that the total amount of Advances expended for the acquisition and construction of Properties to be used as Support Facilities shall not exceed twenty percent (20%) of the Total Commitments.

     SECTION 3.11.   Return of Advances.  In the event that
the Facility Lender is required to return the proceeds of any Facility Loan to the Agent Bank pursuant to Section 3.03(b) of the Liquidity Agreement, the Lessor, the Lessee and the Construction Agent agree (without duplication) to return any such proceeds advanced to any of them pursuant to the Operative Documents.


                         SECTION 4.

        CERTIFICATE EARNINGS; INTEREST; COMMITMENT FEES

     SECTION 4.1. Certificate Earnings. (a) The amount of the Lessor Investment Amounts outstanding from time to time shall accrue earnings ("Certificate Earnings") at the Certificate Earnings Rate. If all or any portion of the Lessor Investment Amounts, any Certificate Earnings payable thereon or any other amount payable by Guarantor or a Lessee hereunder shall not be paid within five (5) Business Days of the date when due (whether at stated maturity, the acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate which, in the event such amount is not paid within such five (5) Business Day period, shall be deemed to have begun to accrue on the due date thereof).

          (b)  Lessor shall select the applicable Certificate
Earnings Rate in accordance with the terms and conditions set forth on Appendix 3 attached hereto and incorporated herein by this reference.

          (c) On each Payment Date, the Lessor shall, subject to the provisions of Section 5, receive from the Basic Rent paid by the Lessee, the Lessor Basic Rent (determined on the basis of accrued Certificate Earnings) received from the Lessee under the Lease from time to time as provided in Section 5.

          (d) The Lessor shall be deemed to have requested that, prior to the Completion Date, the aggregate amount of accrued Certificate Earnings due and payable on such date with respect to the Lessor Investment Amounts allocated to the Property Acquisition Costs and Property Improvements Cost, as applicable of the Construction Period Properties be capitalized. Such capitalization shall be deemed to occur on the relevant Scheduled Payment Date. On each such Scheduled Payment Date, the Lessor Investment Amounts and the Property Acquisition Costs and Property Improvements Cost, as applicable of each Construction Period Property shall be increased by the amount so capitalized.

     SECTION 4.2. Interest on Loans. (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement.

          (b) The interest on the Loans shall be paid through the payment of the Lender Basic Rent (determined on the basis of interest on the Loans) received from the Lessee under the Lease from time to time as provided in Section 5.

          (c) To the extent that any Interest Payment Loans are made pursuant to the Loan Agreement to capitalize interest on the Loans allocated to the Property Acquisition Costs and the Property Improvements Cost, as applicable of the Construction Period Properties, such Interest Payment Loan shall be deemed to have been made on the relevant Scheduled Payment Date. On each such Scheduled Payment Date, the Loans and the Property Acquisition Costs and the Property Improvements Cost, as applicable of each Construction Period Property shall be increased by the amount so capitalized.

     SECTION 4.3.    Commitment Fees.  Lessor shall receive
commitment fees on the Lessor's Commitment as set forth on Appendix 3.


                         SECTION 5.

       DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS

     In order to provide for the priority and allocation of payments received from the Lessee and Guarantor and the proceeds of the exercise of remedies by any of the Participants pursuant to the Security Documents, the parties hereto agree as follows:

     SECTION 5.1.    Agreement of Agent Bank and
Participants. Pursuant to the Master Assignment and the Security Agreement, all of the payments (other than the Excepted Payments) under the Lease, the Construction Agency Agreement, the Mortgages, the Notes, the Participation Agreement and the Loan Agreement have been assigned to the Agent Bank for the benefit of the Lenders. The

Agent Bank hereby agrees to deposit all such payments, receipts and other consideration of any kind whatsoever (other than Excepted Payments) received by the Agent Bank pursuant to the Master Assignment, the Security Agreement and any other Security Document in the form received into the Cash Collateral Account. Each Participant hereby agrees that any payment received pursuant to the Guaranty (other than payments received by the Facility Lender pursuant to Section 5.6 which shall be deposited in the Commercial Paper Account) shall immediately be delivered in the form received to the Agent Bank for deposit in the Cash Collateral Account and application as set forth herein. Agent Bank shall make distributions from the Cash Collateral Account pursuant to the requirements of this Section 5 to each Participant or other Person entitled thereto as promptly as possible (it being understood that any such payment received on a timely basis in accordance with the provisions of the Lease, this Participation Agreement and the other Operative Documents shall be distributed by the Agent Bank on the same Business Day to the extent practicable).

     SECTION 5.2.    Basic Rent.  Subject to Section 5.8,
each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) shall be made by Lessee to the Agent Bank and shall be distributed by the Agent Bank as follows:

          first, an amount equal to the Lender Basic Rent shall be distributed to the Lenders for application to pay in full all accrued but unpaid interest owing to the Lenders pursuant to the terms of the Liquidity Agreement and the Liquidity Notes and the remainder of such amount shall be deposited in the Commercial Paper Account to pay in full the Interest Component of all Commercial Paper Notes in order of maturity (subject to the last paragraph of this Section 5.2), and second, an amount equal to the Lessor Basic Rent shall be distributed to the Lessor for application to pay in full all accrued but unpaid Certificate Earnings not required to be capitalized pursuant to Section 4.1(d) (together with any overdue interest thereon).

     Notwithstanding any provision of this Section 5.2 to the contrary, in the event that the Facility Lender is required pursuant to the terms of the Operative Documents to make Interest Payment Loans to capitalize interest on the Notes, subject to the terms and conditions of the Operative Documents, Commercial Paper Notes shall be issued with a greater aggregate Principal Component (or, if the Facility Lender is not able or permitted to do so, Facility Loans shall be made pursuant to the Liquidity Agreement) to pay accrued but unpaid interest on the Facility Loans or the Interest Component of maturing Commercial Paper Notes such that the outstanding principal amount of the Loans shall at all times equal the sum of (x) the outstanding principal amount of the Facility Loans, plus (y) Principal Component of the outstanding Commercial Paper Notes, minus (z) the Deposited Funds; provided, however, that if a Loan Agreement Default under
Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.2 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan

Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loans (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or (iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made).

     SECTION 5.3.    Purchase Payments by Lessee.  Subject to
Section 5.8, any payment made by the Lessee pursuant to the Lease or by the Construction Agent pursuant to the Construction Agency
Agreement as a result of:

     (a) the purchase of any of the Properties in connection with Lessee's exercise of its Purchase Option under
          Section 20.1 of the Lease or the Expiration Date Purchase Option pursuant to Section 22.2 of the Lease (and any related purchase by the Construction Agent pursuant to the Construction Agency Agreement), or

     (b) the Lessee's purchase of a Property or Properties pursuant to Section 17.6 of the Lease (and any related purchase by the Construction Agent pursuant to the Construction Agency Agreement) or the Construction Agent's purchase pursuant to Section 5.3 of the Construction Agency Agreement, or

     (c)  payment of the Property Balance in accordance with
          Section 15.4, Section 16.2(b) Section 22.3(b) of the Lease (and any related purchase by the Construction Agent pursuant to the Construction Agency Agreement),

shall except as otherwise provided in Section 5.11, be distributed by the Agent Bank in the following order of priority:

          first, an amount equal to the Facility Lender Property Balance with respect to such Property shall be distributed to the Lenders in an amount sufficient to repay the outstanding Facility Loans in full, such amount to be paid pro rata to the Lenders in accordance with the terms of the Liquidity Agreement, with the remainder of such amount to be deposited in the Commercial Paper Account to be applied to repay in full the Commercial Paper Notes in order of maturity (and the outstanding principal amount of the Notes shall be proportionately reduced by such repayments), and second, an amount equal to the Lessor Property Balance with respect to such Property shall be distributed to the Lessor, and the Lessor Investment Amounts shall be reduced by such amount, provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.3 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loans (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or (iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made).

     SECTION 5.4.    Residual Value Guarantee.  (a) Subject
to Section 5.8, in the event that upon the Expiration Date, following the election by the Lessee of the Remarketing Option in accordance with Article XXII of the Lease, the outstanding principal amount of Loans divided by the outstanding principal amount of all Advances pursuant to the Total Commitment (expressed as a percentage) equals the Facility Lender Commitment Percentage, the Residual Value Guarantee paid by Lessee pursuant to Article XXII of the Lease (which shall equal the Tranche A Balance) shall be distributed by the Agent Bank on the Expiration Date in the following order of priority (with the principal amount of Tranche A Note to be deemed to have been paid in full by such distribution):

          first, to the Lenders to repay all outstanding Tranche
     A Facility Loans in full,

          second, the balance, if any, to be deposited in the Commercial Paper Account to be applied to pay in full the Commercial Paper Notes in order of maturity (with any remaining amount of the Commercial Paper Notes to be paid in full with Gross Proceeds or Residual Loans).

     No amount of the Residual Value Guarantee shall be applied pursuant to this Section 5.4(a) to reduce the Tranche B Balance or any portion of the Lessor Investor Amounts.

     (b) In the event that upon the Expiration Date, following the election by the Lessee of the Remarketing Option in accordance with Article XXII of the Lease, the outstanding principal amount of the Loans divided by the aggregate amount of all Advances outstanding pursuant to the Total Commitments (expressed as a percentage) is less than the Facility Lender Commitment Percentage, the Residual Value Guarantee shall be distributed by the Agent Bank in the following order of priority (with the principal amount of the Notes to be reduced by the amounts distributed pursuant to the first and second priority categories):

          first, to the Lenders in an amount sufficient to pay the outstanding Tranche A Facility Loans in full,

          second, the balance, if any, to be deposited in the Commercial Paper Account to repay in full the Commercial Paper Notes in order of maturity in an amount sufficient to repay the outstanding Commercial Paper Notes in full (with any remaining amount of the outstanding Commercial Paper Notes to be repaid in full with Gross Proceeds or Residual Loans), provided that the amount deposited in the Commercial Paper Account pursuant to this clause second, together with the amount applied under clause first above, shall not exceed an amount equal to 86.6% of the principal amount of the Loans outstanding on the Expiration Date prior to any application of funds pursuant to Sections 5.3 or 5.5, third, the balance, if any, to be distributed to the Lessor to be applied to Certificate Earnings, any overdue interest and to repay Lessor Investment Amounts.

     SECTION 5.5.    Sales Proceeds of Remarketing of
Properties. Subject to Section 5.8, any payments received by Agent Bank as Gross Proceeds from the sale of the Properties sold pursuant to Lessee's exercise of the Remarketing Option pursuant to Article XXII of the Lease or otherwise sold by Agent Bank, or following the repayment in full of all of the Facility Loans and the termination of the Master Assignment, the Facility Lender or Lessor, together with any payment made by Lessee as a result of an indemnity payment pursuant to Section 14.4, shall be distributed by Agent Bank, Facility Lender or Lessor, as the case may be, on the Expiration Date (or following the Expiration Date, upon receipt), in the following order of priority:

          first, to the Lenders for application to repay the Tranche B Facility Loans in full (with a corresponding reduction in the Tranche B Note),

          second, the balance, if any, to be deposited in the Commercial Paper Account for payment in full of the Commercial Paper Notes in order of maturity (with any remaining amount of the outstanding Commercial Paper Notes to be repaid with Residual Loans), provided that the amount deposited in the Commercial Paper Account pursuant to this clause second, together with the amount applied under clause first above, shall not exceed an amount equal to 13.4% of the principal amount of the Loans outstanding on the Expiration Date prior to any application of funds pursuant to Sections 5.3 or 5.4, third, the balance, if any, to be distributed to the Lessor to be applied to payment of Certificate Earnings and overdue interest and to repay the Lessor Investment Amounts,

          fourth, the balance, if any, shall be distributed to the Lessee to the extent permitted by Section 5.13;

provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause third of Section 5.5 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause third shall then be made), (ii) the date of any acceleration of the Loans (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or (iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause third shall then be made).

     To the extent that any amounts received pursuant to this
Section 5.5 relate to a specific Property, the Property Balance relating to such Property shall be deemed to be reduced by the amounts applied pursuant hereto, with a corresponding reduction in the principal amount of the Notes.

     SECTION 5.6.    Supplemental Rent.  Subject to Section
5.7, all payments of Supplemental Rent received by any Agent Bank (excluding any amounts payable pursuant to the preceding provisions of this Section 5) shall be distributed promptly by Agent Bank upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents. In the event that a Lease Event of Default has occurred and is continuing, relieving the Lenders of their obligation to make Liquidity Loans or (in the case of a Material Lease Event of Default) Residual Loans pursuant to the Liquidity Agreement, unless, upon electing not to make such Loans, the Agent Bank has immediately demanded payment of the Lease Balance from the Lessee pursuant to the Lease and, in the event such amount is not immediately repaid, immediately demanded payment of such amount from the Guarantor pursuant to the Guaranty, the Facility Lender, acting through the Issuing and Payment Agent, shall be entitled to receive and to apply to the Commercial Paper Notes in order of maturity, an amount equal to the sum of (i) the mandatory prepayment of the Notes required by
Section 2.4 of Loan Agreement, such amount to be funded by a payment of Supplemental Rent pursuant to the Lease, and (upon payment of such amount by Lessee or the Guarantor) the Lease Balance shall be reduced by the amount of any such payment, plus any Basic Rent owed by the Lessee with respect to the Interest Component of the maturing Commercial Paper Notes giving rise to such mandatory prepayment. In the event that the Lessee does not fund such amount, the Facility Lender, acting through the Administrative Agent, shall be entitled to make an immediate demand therefor in accordance with the terms of Section 7 of the Guaranty. In addition, in the event of any voluntary prepayment of the principal amount of the Loans pursuant to Section 2.4 of the Loan Agreement, which amounts are applied to repay the principal of Liquidity Loans or Commercial Paper Notes, the Lease Balance shall be reduced by the amount of such payment to the extent funded by the payment of Supplemental Rent.

     SECTION 5.7. Excepted Payments. Notwithstanding any other provision of this Participation Agreement or the Operative Documents, any Excepted Payment received at any time by the Agent Bank or any Participant shall, subject to the penultimate sentence of Section 5.1, be distributed promptly to the Person entitled to receive such Excepted Payment.

     SECTION 5.8.    Distribution of Payments after Lease
Event of Default or Loan Agreement Event of Default. (a) Subject to Section 5.6, all payments (other than Excepted Payments) received and amounts realized by Agent Bank, Facility Lender or Lessor after a Lease Event of Default has occurred and is continuing, including proceeds from the sale of any of the Properties or other collateral, proceeds of any amounts from any insurer or any Governmental Authority in connection with any Casualty or Condemnation, from the Lessee as payment in accordance with the Lease, including any payment received from the Lessee pursuant to Section 17 of the Lease (but excluding
Section 17.6 of the Lease), or subject to subsection (c) below from the Guarantor pursuant to the Guaranty shall, be paid to the Agent Bank as promptly as possible and shall be distributed by Agent Bank in the following order of priority:

          first, so much of such payment or amount as shall be required to reimburse Agent Bank, Facility Lender, the Lenders or Lessor for any tax, expense or other loss incurred by Agent Bank, Facility Lender, the Lenders or Lessor incurred in connection with the collection of such amounts (to the extent not previously reimbursed) shall be distributed to Agent Bank, Facility Lender, the Lenders or Lessor, as applicable (to be divided amongst the Participants pro rata to the extent insufficient to satisfy all claims);

          second, subject to clause (c) below, so much of such amount as shall be required to pay in full each Lender's Participant Balance, and in the case that the amount so to be distributed shall be insufficient to pay in full as aforesaid, then, pro rata among the Lenders without priority of one Lender over the other in the proportion that each Lender's Participant Balance bears to the aggregate Participant Balances of all of the Lenders, shall be distributed to the Lenders;

          third, subject to clause (c) below, the balance, if any, shall be deposited in the Commercial Paper Account to repay in full the Interest Component and Principal Component of all outstanding Commercial Paper Notes;

          fourth, so much of such amount or amounts as shall be required to pay in full the Participant Balance of Lessor shall be distributed to the Lessor; and

          fifth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessor, pursuant to the Operative
     Documents.

     (b) During the occurrence and continuance of a Loan Agreement Event of Default if the Loans have been accelerated, all amounts (other than Excepted Payments) received or realized by any Participant and otherwise distributable pursuant to Sections 5.2 and 5.3 shall be distributed as provided for in
Section 5.8 (a) above except that if such Loan Agreement Default does not arise out of, or is not attributable to a Lease Event of Default, clause fifth shall, subject to Section 5.13, be directed by the Lessee.

     (c) Notwithstanding the foregoing, any payments received pursuant to the Guaranty upon the occurrence and during the continuance of a Lease Event of Default (except as provided in Section 5.6), shall be divided amongst clause second and clause third of subsection (a) above pro rata, without priority one over another.

     SECTION 5.9. Other Payments. (a) Except as otherwise provided in Sections 5.2, 5.3, 5.8 and paragraph (b) below,

          (i) any payment received by Agent Bank for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 5, and

          (ii) all payments received and amounts realized by any Participant under the Lease or otherwise with respect to the Properties to the extent received or realized at any time after payment in full of the Participant Balances of all of the Participants and any other amounts due and owing to the Lessor, Facility Lender, Lenders or the Agent Bank,

shall be distributed forthwith by the Agent Bank in the order of priority set forth in Section 5.3 (in the case of any payment described in clause (i) above) or in Section 5.8 hereof (in the case of any payment described in clause (ii) above).

          (b) Except as otherwise provided in Sections 5.2, 5.3 and 5.8 hereof and except after a Lease Event of Default has occurred and is continuing, any payment received by Agent Bank for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 5 shall be distributed forthwith by Agent Bank to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

     SECTION 5.10. Casualty and Condemnation Amounts. Any amounts payable to Agent Bank, Lessor or Facility Lender as a result of a Casualty or Condemnation pursuant to Section 15.1 of the Lease (but excluding any amounts payable pursuant to Section
16.2 of the Lease) shall, if no Lease Event of Default exists, be paid over to the Lessee to reimburse Lessee for any amounts expended by Lessee for the rebuilding or restoration of the Property to which such Casualty or Condemnation applied, and any excess proceeds shall be paid in accordance with the Lease. If a Lease Event of Default exists, then during the continuance of such Lease Event of Default, all such amounts shall be held by Agent Bank in the Cash Collateral Account and upon exercise of Agent Bank's remedies under the Operative Documents shall be distributed pursuant to Section 5.8.

     SECTION 5.11.   Reduction of Commitment.  In the event
of reduction of the Commitment pursuant to the terms of Sections
4.02 or 4.04 of the Liquidity Agreement (with an automatic and corresponding reduction of the Facility Lender's Commitments) to an amount which is less than the sum of the Lease Balance plus the aggregate Property Improvement Costs expended pursuant to the Construction Agency Agreement for Properties which have not yet reached Completion Date (the "Invested Amount"), the Lessee and the Construction Agent shall, to the extent permitted by Section 20 of Lease (and to extent that the Agent Bank consents to any required decrease of the Permitted Amount) purchase Properties in accordance with the terms of the Lease to reduce the Invested Amount to the amount of the Commitment. The Purchase Option Price paid by Lessee in such event shall be distributed to the Non-Consenting Lenders in accordance with Section 5.02(b)(ii) of the Liquidity Agreement.

SECTION 5.12. Order of Application. To the extent any payment made to any Participant pursuant to Sections 5.2, 5.3, 5.4, 5.5 or 5.8 is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to overdue interest, then to accrued interest and then to principal.

     SECTION 5.13.   Remaining Funds.  Upon the termination
of the Total Commitments and the Commitments and the payment in full of (i) the Loans, the Facility Loans, the Commercial Paper Notes, the Lessor Investment Amounts and all accrued and unpaid Certificate Earnings, and (ii) all amounts owing by the Lessee or Guarantor to any Person under the Operative Documents, all remaining moneys in the Cash Collateral Account shall be paid to the Lessee.

     SECTION 5.14. Time of Payment. Each payment due from Lessee or Guarantor under the Operative Documents shall be made in immediately available funds prior to 2:00 p.m. New York time on the date when due in immediately available funds consisting of lawful currency of the United States of America, unless such date shall not be a Business Day, in which case payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m. New York time shall be deemed received on the next succeeding Business Day.


                         SECTION 6.

               CERTAIN INTENTIONS OF THE PARTIES

     Anything else herein, in any other Operative Document, or elsewhere to the contrary notwithstanding, it is the intention of Guarantor, the Lessee, the Lessor, the Facility Lender, the Lenders and the Agent Bank (and, assuming enforcement of the Operative Documents in accordance with their terms, it is the representation and warranty of the Guarantor and the Lessee) that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable for interest on the Loans and Certificate Earnings on the Lessor Investment Amounts on each Payment Date (to the extent such interest and Certificate Earnings are not Property Costs with respect to Construction Period Properties permitted to be funded by Interest Payment Loans or increases to Lessor Investment Amounts by capitalization thereof during a Construction Period) and that such interest amount payable on the Loans shall at all times equal the aggregate accrued interest on the principal amount of Facility Loans and the Interest Component of maturing Commercial Paper Notes (with the express understanding that any interest on the Facility Loans or Interest Component of maturing Commercial Paper Notes not paid with Lender Basic Rent payments due to such capitalization of the interest on the Loans will be paid by the proceeds of new Commercial Paper Notes or Facility Loans); (ii) the amount and timing of Supplemental Rent payable by the Lessee shall include amounts equal to the mandatory prepayments of the Loans required pursuant to Section 2.4 of the Loan Agreement which shall equal the amount of maturing Commercial Paper Notes not repaid by the issuance of new Commercial Paper Notes or Liquidity Loans to the extent set forth in Section 5.6; (iii) if the

Lessee elects the Purchase Option or becomes obligated to purchase any Property under the Lease, the Loans, the Lessor Investment Amounts, all interest, Certificate Earnings and Facility Fees related to such Property and all other obligations of the Lessee owing to the Lessor, the Facility Lender, the Lenders and the Agent Bank relating thereto shall be paid in full by the Lessee so that the aggregate Property Costs (including amounts owing by the Construction Agent pursuant to the Construction Agency Agreement with respect to Construction Period Properties) shall at all times equal the sum of (x) the Facility Loans, plus (y) the Interest Component and Principal Component of outstanding Commercial Paper Notes (less any Deposited Funds) plus (z) the Lessor Investment Amounts not previously prepaid;
(iv) if the Lessee properly elects the Remarketing Option with respect to a Property and provided that no Lease Event of Default has occurred and is continuing, Lessee shall only be required to pay to the Lessor the Gross Proceeds of the sale of such Property, the Residual Value Guarantee for such Property, any amounts payable pursuant to Section 14 and any Rent with respect to such Property (which aggregate amounts may be less than the Property Balance under the Lease with respect to such Property) with the express understanding that any remaining amount of the Commercial Paper Notes shall be repaid with the proceeds of Facility Loans; (v) upon a Lease Event of Default, the amounts then due and payable by the Lessee under the Lease shall include the Lease Balance which shall be sufficient to repay the Commercial Paper Notes, Liquidity Loans and Lessor Investment Amounts in full; and (vi) the amount of interest accruing on the Loans for any period shall equal the sum of the interest accruing on the Liquidity Notes and the Interest Component of the Commercial Paper Notes outstanding during such period.


                         SECTION 7.

                    CONDITIONS PRECEDENT TO
                   ACQUISITIONS AND ADVANCES

     SECTION 7.1.    Conditions Precedent -- Documentation.
The obligation of the Lessor to acquire a Property on a Property Closing Date, to make the initial Advance in respect of such Property on the initial Funding Date with respect to such Property, and to make any related Lessor Investment Amount available on such Funding Date, the right and obligation of the Facility Lender to make any Loans to Lessor on such Funding Date to fund such Advances and the obligation of the Lenders to make Direct Funding Loans under the Liquidity Agreement, are subject to satisfaction of the following conditions precedent and to the conditions precedent set forth in Section 7.2:

     (a) the Agent Bank, the Lessor, and the Facility Lender shall have received a fully executed counterpart of the Acquisition Request, appropriately completed by Lessee, in accordance with Section 3.5, and a fully executed counterpart of the Funding Request, appropriately completed by Lessee, in accordance with Section

          3.7;

     (b) the Environmental Audit for such Property shall have been delivered to and shall be satisfactory in form and substance to the Agent Bank and the Lessor;

     (c) on or prior to the Property Closing Date for the related Property, the Agent Bank, the Lessor and the Facility Lender shall have received an Appraisal of each Property being acquired on such Property Closing Date reasonably satisfactory to the Agent Bank and the Lessor;

     (d) on or prior to the Property Closing Date for the related Property, the Lessor shall have received a deed (a "Deed") (in form and substance appropriate for recording with the applicable Governmental Authorities, with respect to such Property (and all Improvements located thereon) being purchased on such Property Closing Date, conveying fee simple title to such Property to the Lessor, subject only to Permitted Exceptions;

     (e) on or prior to the Property Closing Date for the related Property, Lessee and the Lessor shall have delivered to the Agent Bank and the Facility Lender a Construction Agency Agreement Supplement with respect to such Property fully executed by Construction Agent and the Lessor;

     (f) on or prior to the Property Closing Date for the related Property, the Lessee and the Lessor shall have delivered the original counterpart of the Lease Supplement and Memorandum of Lease executed by the Lessee and the Lessor with respect to such Property to the Agent Bank, with a copy to the Facility Lender;

     (g) on or prior to the Property Closing Date for the related Property, the Lessor shall have delivered to the Agent
          Bank a Mortgage executed by the Lessor with respect to such Property;

     (h) on or prior to the Property Closing Date for the related Property, the Lessor shall have delivered to the Agent
          Bank a Supplement to the Assignment of Leases executed by the Lessor with respect to such Property;

     (i) on or prior to the Property Closing Date for the related Property, the Lessee shall have delivered to the Agent Bank a consent to the Supplement to the Assignment of Leases executed by the Lessee with respect to such Property;

     (j) on or prior to the Property Closing Date for the Property, the Agent Bank, the Lessor and the Facility Lender shall have received an opinion of counsel, which counsel and whose opinion shall be reasonably satisfactory to the Agent Bank and the Lessor and qualified with respect to the laws of the jurisdiction in which such Property is located as to the matters set forth in Exhibit E attached hereto and made a part hereof by this reference;

     (k) on or prior to the Property Closing Date for the related Property, the Facility Lender shall have delivered to the Agent Bank a Supplement to the Master Assignment assigning to Agent Bank, for the benefit of the Lenders, substantially all of the rights of Lessor to the documents described in subparagraphs (e) through (i) and a consent of the Lessee and Lessor to such assignment;

     (l) on or prior to the Property Closing Date for the related Property, the Lessee shall deliver, or cause to be delivered, to the Agent Bank and the Lessor an ALTA extended owner's (with respect to Lessor) and lender's (with respect to Agent Bank) title insurance commitment covering such Property in favor of the Agent Bank, the Facility Lender and the Lessor reasonably satisfactory in form and substance to the Agent Bank and Lessor, with customary coverage over the general exceptions to such policy and customary endorsements issued by the title company and evidencing the first priority status of the Mortgage, subject only to the exceptions noted therein;

     (m) on or prior to the Property Closing Date for the related Property, the Agent Bank shall have received evidence satisfactory to it that each of the Deed, the Memorandum of Lease, the Supplement to the Assignment of Leases, the Consent to the Assignment, the Mortgage, the Supplement to Master Assignment and the consent to Master Assignment delivered on any Property Closing Date shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause, and the UCC Financing Statements with respect to the Property being acquired shall have been or are being filed with the appropriate Governmental Authorities, and that all of the recording fees, filing fees, transfer taxes and recording taxes with respect to the foregoing have been paid; and

     (n) Lessee shall have delivered to the Agent Bank, the Lessor and the Facility Lender its duly completed Property Closing Certificate substantially in the form of Exhibit F attached hereto and made a part hereof by this reference, as to the satisfaction of the conditions precedent set forth in Section 7.2.

     SECTION 7.2. Further Conditions Precedent. The obligation of the Lessor to acquire a Property on a Property Closing Date, to make an Advance on a Funding Date, to make available any related Lessor Investment Amount on such Funding Date, the right and obligation of Facility Lender to make any related Loans on such Funding Date to fund such Advances and the Lenders' obligation to make Direct Funding Loans under the Liquidity Agreement, are subject to satisfaction of the following conditions precedent and to satisfaction on or before the related Property Closing Date of the conditions precedent set forth in
Section 7.1:

     (a) on such date the representations and warranties of Guarantor, Lessee, contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

     (b) the other parties hereto shall have performed their respective agreements contained herein and in the other
          Operative Documents to be performed by them on or prior to such date;

     (c) there shall not have occurred and be continuing any Facility Agreement Default or Facility Agreement Event of Default and no Facility Agreement Default or Facility Agreement Event of Default will have occurred after giving effect to the acquisition of Land requested by such Acquisition Request and/or the making of the Advance requested by such Funding Request, as the case may be;

     (d) the Available Commitments, in the reasonable judgment of the Construction Agent will be sufficient to complete the Improvements on the Construction Period Properties and the Advances being made and which have been made with respect to the Construction Period Properties will not exceed the Maximum Property Costs for the Properties; and

     (e) the Estimated Completion Date of such Property shall not be after the last day of the Commitment Period or beyond the Outside Completion Date.

Notwithstanding the foregoing, as more specifically set forth in the Liquidity Agreement, the Facility Lender may, in compliance with the Liquidity Agreement, continue to issue Commercial Paper Notes in an amount sufficient to repay the Principal Component of maturing Commercial Paper Notes and Facility Loans unless a Material Lease Event of Default shall have occurred and be continuing.


                          SECTION 8.

                    COMPLETION DATE CONDITIONS

     The occurrence of the Completion Date with respect to any Property shall be subject to the fulfillment to the reasonable satisfaction of, or waiver by, the Agent Bank and the Lessor of the following conditions precedent:

     (a) Construction Completion. The construction of the Improvements shall have been completed substantially in accordance with the Plans and Specifications for such Property and all applicable Requirements of Law, and such Property shall be ready for occupancy and operation. Substantially all fixtures, furniture, furnishings, equipment and other property contemplated under such Plans and Specifications to be incorporated into or installed in such Property shall have been incorporated or installed, free and clear of all Liens except for Permitted Liens.

     (b) Lessee Certification. Lessee shall have furnished the Lessor, the Facility Lender and the Agent Bank with a certification of Lessee (substantially in the form of Exhibit H attached hereto and made a part hereof by this reference) to the effect that:

          (i) all amounts owing to third parties for the construction of the Improvements have been paid in full (or are being contested in good faith or held until completion of certain punch list items and the amount being contested or held back does not exceed ten percent (10%) of the related Property
               Cost), and no litigation or proceedings are pending, or to the best of Lessee's knowledge, are threatened, against such Property or Lessee which could have a Material Adverse Effect;

          (ii) a certificate of occupancy (temporary or permanent) and all other material Governmental Action required for the construction and operation of such Property have been obtained and are in full force and effect;

          (iii) such Property has available all services of public facilities and other utilities necessary for use and operation of the Facility and the other Improvements for their intended purposes, including (as applicable), without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Facility and public highways for pedestrians and motor vehicles;

          (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Property as the Lessee intends to use such Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and Lessee has no actual knowledge of any pending modification or cancellation of any of the same; and the use of such Property substantially as intended does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

          (v)  all of the requirements and conditions set forth in
               Section 8(a) hereof have been completed and fulfilled;

          (vi) no changes or modifications were made to the related Plans and Specifications after the related Property Closing Date that have had a material adverse effect on the current value, residual value, operation, use or useful life of such Property; and

          (vii) upon the execution and delivery of a Lease Supplement with respect to the Improvements, Lessee will have unconditionally accepted such Improvements subject to such Lease Supplement and will have good and marketable title to a valid and subsisting leasehold interest in the Property, subject only to Permitted Exceptions.

     (c) Lease Supplement. Lessee and Lessor shall have executed and delivered to the Agent Bank a Lease Supplement with respect to such Improvements.


                          SECTION 9.

                         REPRESENTATIONS

     SECTION 9.1.    Representations of the Lessor.  Lessor
represents and warrants to each of the other parties hereto as follows:

     (a) Due Organization; etc. It is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party.
          It is duly qualified to transact business in every jurisdiction where the failure to qualify would have a material adverse effect on its ability to perform its obligations under the Operative Documents as contemplated on the Initial Closing Date.

     (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Document to which it is or will be a party, has been duly authorized by all necessary action on its part and on the part of its general partner and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or those of its general partner, (ii) does or will contravene any current law, governmental rule or regulation relating to it or its general partner, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of it or its general partner's property under its partnership agreement or any Contractual Obligation of the Lessor or its general partner, or (iv) does or will require any Governmental Action by any Governmental Authority.

     (c) Enforceability; etc. Each Operative Document to which the Lessor is or will be a party has been, or on or before any Closing Date on which such Operative Document is to be signed will be, duly executed and delivered by the Lessor and each such Operative Document to which the Lessor is a party constitutes, or upon execution and delivery will constitute, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights and the enforcement of debtors' obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

     (d) Litigation. There is no action or proceeding pending or, to Lessor's knowledge, threatened to which it or, to the best of its knowledge, its general partner is or will be a party, before any Governmental Authority that, if adversely determined, could reasonably be expected to have a material adverse effect on the property, operations or financial condition of the Lessor or, to the best of its knowledge, its general partner.

     (e) Assignment. It has not assigned or transferred any of its right, title or interest in or under the Lease, the Guaranty or the Construction Agency Agreement except in accordance with the Operative Documents.

     (f)  Defaults.  No Default or Event of Default under the
          Operative Documents attributable to it has occurred and is continuing.

     (g) Securities Act. Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Lessor Investment Amounts or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the parties hereto and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lessor Investment Amounts or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

     (h) Chief Place of Business. The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept are located at 12 East 49th Street, New York, New York 10017.

     (i) Federal Reserve Regulations. The Lessor is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board).

     (j)  Investment Company Act.  The Lessor is not an
          "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

     (k) General Partner. Credit Suisse is the sole general partner of the Lessor.

     SECTION 9.2. Representations of the Guarantor and the Lessee. Each of the Guarantor and the Lessee represents and warrants to each of the other parties hereto that:

     (a) Corporate Existence and Power. Each of the Guarantor and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified toxtransact business in every jurisdiction where each Property is located (in the case of Lessee) and where the failure to so qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to possess any such licenses, authorizations, consents, or approvals would not reasonably be expected to have or cause a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Guarantor and the Lessee of this Participation Agreement and the other Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no Governmental Action by or in respect of or filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any Applicable Law or of the certificate of incorporation or by-laws of the Guarantor, Lessee, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor, the Lessee or any of the Guarantor's other Significant Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Guarantor, Lessee or any of the Guarantor's other Significant Subsidiaries.

     (c) Binding Effect. This Participation Agreement constitutes a valid and binding agreement of each of the Guarantor and the Lessee enforceable in accordance with its terms, and the other Operative Documents to which it is, or will become a party, when executed and delivered in accordance with this Participation Agreement, will constitute valid and binding obligations of the Guarantor or Lessee enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     (d) Financial Information. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of January 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, LLP, copies of which have been delivered to each of the Lenders and the Lessor fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

     (e) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Guarantor or Lessee, threatened, against or affecting the Guarantor, Lessee or any of their other Subsidiaries, before any court or arbitrator or any Governmental Authority which would reasonably be expected to have or cause a Material Adverse Effect.

     (f) Compliance with ERISA. (i) The Guarantor and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

               (ii) Neither the Guarantor nor to the best of Guarantor's knowledge and belief any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     (g) Compliance with Laws; Payment of Taxes. The Guarantor, the Lessee and each of their other Subsidiaries are in compliance with all applicable Requirements of Law, except where (i) such compliance is being contested in good faith through appropriate proceedings or (ii) the failure to be in compliance would not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Guarantor and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes shown due and owing by such returns have been paid. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate. United States federal income tax returns of the Guarantor and its Subsidiaries have been examined and closed through the fiscal year ended February 3, 1991.

     (h) Significant Subsidiaries. Each of the Guarantor's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where the failure to qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted, except where the failure to possess any such licenses, authorizations, consents or approvals would not reasonably be expected to have or cause a Material Adverse Effect.

     (i)  Investment Company Act.  Neither the Guarantor, the
          Lessee nor any of the other Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (j) Public Utility Holding Company Act. Neither the Guarantor, the Lessee nor any of the other Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     (k) Ownership of Property; Liens. Each of the Guarantor and its Significant Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Liens permitted by the Operative Documents.

     (l) No Default. Neither the Guarantor nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     (m) Full Disclosure. All written information heretofore furnished by the Guarantor or the Lessee to the Agent Bank, the Placement Agent, the Issuing and Paying Agent, any Lender or Lessor for purposes of or in connection with this Participation Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantor or the Lessee to the Agent Bank, or any Lender or Lessor will be, true and correct in all material respects or based on what the Guarantor or the Lessee in good faith believes to be reasonable estimates on the date as of which such information is stated or certified.

     (n) Environmental Matters. (i) Neither the Guarantor nor any Subsidiary is subject to any claim under the Environmental Laws which could have or cause a Material

          Adverse Effect and neither the Guarantor nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (x) National Priorities List under 40 C.F.R. 300, (y) CERCLIS list or (z) any list arising from a state statute similar to CERCLA.

               (ii) No Hazardous Substances have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Guarantor and Lessee, at or from any adjacent site or facility, except for Hazardous Substances, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Laws.

               (iii) Each of the Guarantor and each of its Subsidiaries and Affiliates, (x) has procured all permits and authorizations required under the Environmental Laws necessary for the conduct of its business, and (y) is in compliance with all Environmental Laws in connection with the operation of the Properties and the Guarantor's and each of its Subsidiary's and Affiliate's, respective businesses, in each case set forth in either of clause (x) or (y) where the failure to procure or non-compliance with which would reasonably be expected to have or cause a Material Adverse Effect.

     (o) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Guarantor and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all Applicable Laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except where the failure to have complied with such laws would not reasonably be expected to have or cause a Material Adverse Effect. The issued shares of Capital Stock of the Lessee are owned by the Guarantor free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Guarantor's other Significant Subsidiaries is owned by the Guarantor free and clear of any Lien or adverse claim.

     (p) Margin Stock. Neither the Guarantor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used for any purpose, including, without limitation, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, which violates, or which is inconsistent with, the provisions of Regulation G, Regulation T, Regulation U or Regulation X.

     (q) Insolvency. After giving effect to the execution and delivery of the Operative Documents, the Guarantor will not be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     (r) Securities Act. Neither the Guarantor, the Lessee nor any Person authorized by either of the Guarantor or Lessee to act on its behalf has offered or sold any interest in the Notes, the Commercial Paper Notes or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than an "Accredited Investor" (as such term is defined in the Securities
          Act).

     (s) Commercial Paper Notes. All Commercial Paper Notes shall constitute exempt securities under Section 4(2) of the Securities Act, no registration of the Commercial Paper Notes under the Securities Act, nor qualification of an indenture with respect to the Commercial Paper Documents under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, issuance or sale of the Commercial Paper Notes.

     SECTION 9.3.    Representations of Guarantor and Lessee
on Property Closing Date. Each of the Guarantor and the Lessee hereby represents and warrants as of each Property Closing Date, as follows:

     (a) Representations. The representations and warranties of the Guarantor, Lessee and the Construction Agent and, to the knowledge of Guarantor and Lessee, the Facility Lender, set forth in the Operative Documents are true and correct in all material respects. The Guarantor, Lessee and the Construction Agent, and, to the knowledge of the Guarantor and the Lessee, the Facility Lender are in compliance with their respective obligations under the Operative Documents and there exists no Default or Event of Default under any of the Operative Documents. No Default or Event of Default will occur under any of the Operative Documents as a result of, or after giving effect to, the Advance requested by the Funding Request on such Property Closing Date.

     (b)  Property.  The Property then being acquired consists of
          (i) Land on which Facilities will be constructed pursuant to the Construction Agency Agreement, and (ii) existing Improvements on such Land. Such Property is located in the continental United States or Canada.

     (c) Title. Upon the acquisition by purchase of such Property on such Property Closing Date, the Lessor will have good and marketable title to such Property in fee simple, subject only to Permitted Exceptions. The Lessor will at all times have good and marketable title to all Improvements located on such Property, subject only to Permitted Liens.

     (d) Insurance. Lessee has obtained insurance coverage covering such Property or is self-insured in a manner which meets the requirements of the Construction Agency
          Agreement and Article XIV of the Lease, and such coverage is in full force and effect.

     (e) Lease. Upon the execution and delivery of a Lease Supplement to the Lease and Memorandum of Lease, (i) Lessee will have unconditionally accepted the Land and existing Improvements subject to such Lease Supplement and will have good and marketable title to a valid and subsisting leasehold interest in the Land and existing Improvements, subject only to Permitted Exceptions, (ii) no offset will exist with respect to any Rent or other sums payable under the Lease and (iii) no Rent under the Lease will have been prepaid.

     (f) Protection of Interests. Upon recordation, each Mortgage and each Supplement to the Assignment of Leases delivered on such Property Closing Date will constitute a valid and perfected first Lien on such Property and all of the Lessor's right, title and interest in and to the Improvements located thereon or to be constructed thereon following the Property Closing Date subject only to Permitted Exceptions.

     (g) Property as Improved. The Property as improved in accordance with the Plans and Specifications will comply in all material respects with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements. The Plans and Specifications have been or will be prepared in all material respects in accordance with applicable Requirements of Law (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the related Facility in accordance with the Plans and Specifications, such Facility and the other Improvements on the Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Facility and other Improvements and the use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply in all respects with all applicable material Requirements of Law (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes).

     (h) Flood Hazards. No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section XI of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

     (i) Environmental Matters. The Property is in compliance with all Environmental Laws and there neither exists nor has existed any Hazardous Condition, Hazardous Activity, Release, threatened Release or violation of Environmental Law which could give rise to an Environmental Claim against Lessee or any Indemnitee with respect to such Property.

     (j) Conditions Precedent. All conditions precedent to be performed and delivered by Lessee contained in this Participation Agreement and in the other Operative Documents relating to the acquisition of such Property by the Lessor have been satisfied in full.

     SECTION 9.4.    Additional Representations of Guarantor
and Lessee. Each of Guarantor and the Lessee hereby represents and warrants as of each Funding Date on which an Advance is made as follows:

     (a) Representations. The representations and warranties of the Guarantor, Lessee and Construction Agent and, to the knowledge of Guarantor and Lessee, the Facility Lender, set forth in the Operative Documents (including the representations and warranties set forth in Sections 9.2 and 9.3) are true and correct in all material respects on and as of such Funding Date. The Guarantor, Lessee and Construction Agent and, to the knowledge of Guarantor and Lessee, the Facility Lender, are in compliance with their respective obligations under the Operative Documents and there exists no Default or Event of Default under any of the Operative Documents. No Default or Event of Default will occur under any of the Operative Documents as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

     (b) Improvements. Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance in all material respects with all Insurance Requirements and Requirements of Law.

     SECTION 9.5.    Representations of Facility Lender.
Facility Lender represents and warrants to each of the other parties hereto that:

     (a) Corporate Status. It (i) is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could have a material adverse effect on the property, operations or financial condition of Facility Lender.

     (b) Corporate Power and Authority. It has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party, has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party, has duly executed and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, delivered each Operative Document required to be executed and delivered' by it and each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights and the enforcement of debtors' obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

     (c) No Violation. Neither the execution, delivery and performance by it of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any Applicable Law, or (iii) will violate any provision of its certificate of incorporation or by-laws.

     (d) No Other Activities. It does not hold any assets, conduct any business nor is it party to any Contractual
          Obligation except as expressly contemplated by the Operative Documents.

     (e) Commercial Paper Documents. Each of the representations and warranties of the Facility Lender set forth in the Commercial Paper Documents are true and correct in all material respects.

     SECTION 9.6.    Representations and Warranties of the
Agent Bank and the Lenders. Each of the Agent Bank and the Lenders hereby represents and warrants to each of the other
Participants that:

     (a) Corporate Existence and Power. It is, respectively, a banking association or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder.

     (b) Binding Effect. This Participation Agreement and each other Operative Document to which the Agent Bank or any Lender is a party constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.


                         SECTION 10.

                   PAYMENT OF CERTAIN EXPENSES

     Guarantor and Lessee agree, jointly and severally, for the benefit of the Lessor, the Facility Lender, the Agent Bank, the Issuing and Paying Agent, the Placement Agent and the Lenders, to:

     SECTION 10.1.   Transaction Expenses.  (a)  On the
Initial Closing Date (if statements are received in satisfactory form within a reasonable time prior to such date and in any event within thirty (30) days after receipt thereof), pay, or cause to be paid, all reasonable fees, expenses and disbursements of the respective counsel (including local counsel) for each of the Lessor, the Facility Lender, the Issuing and Paying Agent, the Placement Agent and the Agent Bank in connection with the transactions contemplated by the Operative Documents and incurred in connection with such Initial Closing Date, including all Transaction Expenses (arising from the Initial Closing Date), and all other expenses in connection with such Initial Closing Date, including, without limitation, all expenses relating to title insurance and all fees, taxes and expenses for the recording, registration and filing of documents; and

     (b) On each Property Closing Date and Funding Date (if statements are received in satisfactory form within a reasonable time prior to such date and in any event within thirty (30) days after receipt thereof), pay, or cause to be paid, all reasonable fees, expenses and disbursements of the respective counsel (including local counsel) for each of the Lessor, the Facility Lender, the Issuing and Paying Agent, the Placement Agent and the Agent Bank in connection with the transactions contemplated by the Operative Documents and incurred in connection with such Property Closing Date or Funding Date, including all Transaction Expenses (arising from such Property Closing Date or Funding Date), and all other expenses in connection with such Property Closing Date or Funding Date, including, without limitation, all expenses relating to all Environmental Audits, each Appraisal, title insurance policies, and all fees, taxes and expenses for the recording, registration and filing of documents.

     SECTION 10.2. Brokers' Fees and Stamp Taxes. Pay, or cause to be paid, any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

     SECTION 10.3. Certain Fees and Expenses. Pay or cause to be paid (i) any and all Transaction Expenses of the Facility Lender (or any successor (including, without limitation, Transaction Expenses by or due to Agent Bank, Facility Lender or Lenders pursuant to Sections 3.07, 3.09 and 4.01 of the Liquidity Agreement) to the Facility Lender), the Lessor, the Lenders, the Issuing and Paying Agent, the Placement Agent and the Agent Bank,
(ii) all Transaction Expenses incurred by the Facility Lender, the Agent Bank, the Lenders or the Lessor in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by Lessee or Guarantor, (iii) all Transaction Expenses incurred by Lessor, the Agent Bank, the Facility Lender or any Lender in connection with a transfer made pursuant to Section 13.2 of this Participation Agreement, and (iv) all Transaction Expenses incurred by the Lessor, the Facility Lender, the Lenders or the Agent Bank in connection with any Property Closing Date, Completion Date or any purchase of any Property by the Lessee or other Person pursuant to Articles XVI, XVII, XX or XXII of the Lease and any accompanying purchase by the Construction Agent of any incompleted Improvements thereon pursuant to the Construction Agency Agreement.


                         SECTION 11.

                  OTHER COVENANTS AND AGREEMENTS

     SECTION 11.1.   Covenants of Guarantor and Lessee.
Guarantor and Lessee hereby agree that so long as this Participation Agreement is in effect:

     (a)  Information.  The Guarantor will deliver to the Agent
          Bank (in sufficient copies for each of the Lenders with respect to deliveries pursuant to clauses (i), (ii),
          (iii), (v) and (vi) below) and Lessor:

          (i)  as soon as available and in any event within ninety
               (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by KPMG Peat Marwick, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of material exceptions and qualifications not reasonably acceptable to the Required Lenders;

          (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Consolidated

               Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter (Fiscal Year only in the case of balance sheets) and the corresponding portion of the previous Fiscal Year, all certified (subject to the absence of footnotes and to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Guarantor;

          (iii) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, substantially in the form of Exhibit P (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Guarantor (x) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of paragraphs (c) and (k) on the date of such financial statements and (y) stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Guarantor or Lessee is taking or proposes to take with respect thereto;

          (iv) within five (5) Business Days after any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Guarantor or Lessee becomes aware of the occurrence of any Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Guarantor or Lessee setting forth the details thereof and the action which the Guarantor or Lessee is taking or proposes to take with respect thereto;

          (v) promptly upon the mailing thereof to the stockholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

          (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Guarantor shall have filed with the Securities and Exchange Commission;

          (vii)  if and when any member of the Controlled Group
               (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
               (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (viii) from time to time such additional information regarding the financial position or business of the Guarantor or any of its Subsidiaries or any of the Properties, as the Agent Bank, at the request of any Lender, or Lessor may reasonably request, including without limitation, information regarding the Property Balance, Property Acquisition Costs, Property Improvement Costs and the related amount of the Loans and Lessor Investment Amounts allocated to each Property .

     (b) Inspection of Property, Books and Records. The Guarantor will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of the Agent Bank at the Lenders' expense prior to the occurrence of a Default and at the Guarantor's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Guarantor and the Lessee agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be requested.

     (c) Ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital. The ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital will not exceed
          0.60 to 1.00, calculated at the end of each Fiscal
          Quarter.

     (d)  Negative Pledge.  Neither the Guarantor nor any
          Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (i)  Liens existing on the date of this Participation
               Agreement securing Indebtedness outstanding on the date of this Participation Agreement in an aggregate principal amount with respect to Indebtedness for borrowed money and capital leases not exceeding $99,036,000;

          (ii) any Lien existing on any asset of any (i) corporation or partnership at the time such corporation or such partnership becomes a Consolidated Subsidiary, or (ii) Subsidiary at the time it becomes a Significant Subsidiary, and in either case not created in contemplation of such event;

          (iii) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, that such Lien attaches to such asset concurrently with or within eighteen
               (18) months after the acquisition or completion of construction thereof;

          (iv) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Consolidated Subsidiary and not created in contemplation of such event;

          (v) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (vi) Liens securing Indebtedness owing by any Subsidiary to the Guarantor;

          (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that
               (x) such Indebtedness is not secured by any additional assets, and (y) the amount of such Indebtedness secured by any such Lien is not increased;

          (viii) Liens incidental to the conduct of its business or the ownership of its assets which (x) do not secure Indebtedness (other than Indebtedness arising from operating leases which become capital leases as required by GAAP) and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (ix) any Lien on Margin Stock; and

          (x) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed twenty percent (20%) of Consolidated Tangible Net Worth.

     provided Liens permitted by the foregoing paragraphs (i) through (x) shall at no time secure Indebtedness in an aggregate amount greater than twenty-five (25%) of Consolidated Tangible Net Worth.

     (e) Maintenance of Existence. The Guarantor shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by clause (g) below; provided, however, that
          (i)
          any Subsidiary may be reincorporated under the laws of another state, and (ii) so long as no Event of Default shall be in existence or be caused thereby, nothing in this Participation Agreement shall prevent the abandonment or termination of the existence, rights and franchises, or the change in the business of any Subsidiary which is not a Significant Subsidiary, if, in the opinionxof the Board ofx Directors of the Guarantor, such abandonment, termination or change is in the best interest of the Guarantor and not disadvantageous in any material respect to the Lenders.

     (f)  Dissolution.   Neither the Guarantor nor any of its
          Significant Subsidiaries shall suffer or permit dissolution or liquidation either in whole orxin part (except as permitted by clause (e) above) or redeem or retire any shares of its own stock or that of any Significant Subsidiary, except through corporate reorganization to the extent permitted by clause (g) below.

     (g) Consolidations, Mergers and Sales of Assets. The Guarantor will not, nor will it permit any Significant Subsidiary to, consolidate with or merge into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person; provided that
          (i) the Guarantor or the Lessee may consolidate with or merge into another Person if (A) such Person is a solvent corporation organized under the laws of the United States of America or one of its states, (B) the Guarantor or the Lessee is the corporation surviving such merger or consolidation and (C) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing, (ii) Subsidiaries may consolidate with or merge into one another or into any other Person if, in the case of a merger or consolidation involving a Significant Subsidiary, (A) such other Person is a solvent corporation organized under the laws of the United States of America or one of its states, (B) the Person surviving such merger or consolidation is a wholly owned Subsidiary and (C) immediately after giving effect to such merger or consolidation no Event of Default shall have occurred and be continuing, (iii) the Guarantor and its Subsidiaries may sell, lease or otherwise transfer assets among themselves, and (iv) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any fiscal quarter, a transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred, when combined with all other assets transferred during such Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters, either (A) constituted more than ten percent (10%) of Consolidated Total Assets at the end of such Fiscal Quarter or (B) contributed more than ten percent (10%) of Consolidated Operating Profits during such Fiscal Quarter and the three (3) Fiscal Quarters immediately preceding such Fiscal Quarter.

     (h) Compliance with Laws; Payment of Taxes. The Guarantor will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where the failure to so comply would not reasonably be expected to have or cause a Material Adverse Effect. The Guarantor will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, would become a lien against the property of the Guarantor or any Subsidiary, except (i) liabilities being contested in good faith and against which, if requested by the Agent Bank, the Guarantor will set up reserves in accordance with GAAP or (ii) where the failure to so pay would not reasonably be expected to have or cause a Material Adverse Effect.

     (i) Environmental Matters. The Guarantor and its Subsidiaries will not use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, any of its properties, or otherwise handle, or ship or transport to or from any of its properties any Hazardous Substances except for Hazardous Substances used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with applicable Environmental Laws, and will take commercially reasonable steps to prohibit any other Person from doing any of the acts prohibited by the foregoing.

     (j) Environmental Release. The Guarantor and the Lessee each agree that upon obtaining knowledge of the occurrence of a Release at or on any of its properties, it will act promptly to investigate the extent of, and to take appropriate remedial action to eliminate, such Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

     (k) Debt of Subsidiaries. The Guarantor shall not permit any Subsidiary to incur any Indebtedness except for (i) Indebtedness owing to the Guarantor or another Subsidiary and (ii) other Indebtedness which shall not exceed in the aggregate for all Subsidiaries an amount in excess of twenty percent (20%) of Consolidated Net Worth.

     (l) With respect to all properties (other than the Properties subject to the Lease):

          (i) Insurance. The Guarantor will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Guarantor or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in substantially such amounts and against substantially such risks as are usually insured against in the same general area by companies of established repute and of similar size and financial strength engaged in the same or similar business;

          (ii) Maintenance of Property. The Guarantor shall, and shall cause each

          Significant Subsidiary to, maintain to the extent commercially reasonable, all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted; and

          (iii) Environmental Notices. The Guarantor shall furnish to the Agent Bank and the Lessor prompt written notice of all Environmental claims or proceedings, pending, threatened or anticipated notices of Environmental Violations, and Releases at, on, in, under or in any way affecting all real property owned or leased or otherwise used or occupied by Guarantor or any Subsidiary or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing; provided, that, no such notification will be required, unless any of the foregoing facts, events or conditions would reasonably be expected to have or cause a Material Adverse Effect.

     (m) Further Assurances. Guarantor and Lessee shall promptly cause to be taken, executed acknowledged or delivered, at the sole joint and several expense of Guarantor and Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including without limitation, the preparation, execution and filing of all Uniform Commercial Code financing statements and all other instruments necessary or advisable to maintain and protect all Liens provided for hereunder or under any other Operative Document).

     SECTION 11.2. Cooperation with the Lessee. The Lessor, the Facility Lender, the Agent Bank and Lenders shall, to the extent reasonably requested by Lessee (but without assuming additional liabilities on account thereof), at Lessee's expense, cooperate with Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants. Each of the Lessor, the Facility Lender, the Agent Bank and Lenders agrees that, to the extent it shall obtain actual knowledge of the occurrence of an Event of Default, a Loan Agreement Event of Default or a Facility Agreement Event of Default under the Operative Documents, it shall promptly notify Lessee describing the same in reasonable detail.

     SECTION 11.3.   Release of Properties.  If the Lessee
shall at any time purchase any Property pursuant to Section 16.2 of the Lease or exercise its Purchase Option with respect to any Property under the Lease, or if all of the Properties shall be sold in accordance with, and the Lessee otherwise satisfies each of the obligations and conditions set forth in the Lease for the release of a Property therefrom, then, upon application of the proceeds of any such sale pursuant to Section 5 and all accrued interest and any other payments due and owing from Lessee to the Agent Bank, the Lenders, the Facility Lender or

Lessor on such date, including without limitation pursuant to
Section 14 of this Agreement, such Property shall be released from the Liens created by the Security Documents and the Agent Bank, Lessor and the Facility Lender shall, at the expense of the Lessee, execute and deliver such instruments as are legally required in order to effectuate such release. In addition, upon the termination of the Facility Lender Commitments and the payment in full of all other amounts owing by the hereunder or under any other Operative Document, the Properties shall be released from the Liens created by the Security Documents. Upon request of the Lessee or Lessor following any such release, the Agent Bank and Facility Lender shall, at the sole cost and expense of the Lessee or Lessor execute and deliver to the Lessor or the Lessee such documents as the Lessee or Lessor shall reasonably request to evidence such release.

     SECTION 11.4. Discharge of Liens. (a) Each of the Facility Lender and the Lessor hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties (and its rights under the Operative Documents) attributable to it; provided, however, that such Participants shall not be required to so discharge any such Lessor Lien prior to any sale of the Properties while the same is being contested in good faith by appropriate proceedings.

     (b) The Agent Bank hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Agent's Liens on the Properties attributable to it; provided, however, that the Agent Bank shall not be required to so discharge any such Agent's Lien prior to any sale of the Properties while the same is being contested in good faith by appropriate proceedings.

     SECTION 11.5.   Notice of Credit Rating.  Each of the
Agent Bank, the Lenders and the Lessor severally agrees that it shall immediately notify the Guarantor and the Lessee in writing in the event that its (or in the case of the Lessor, its general partner's) long or short term debt rating is downgraded or withdrawn by any Rating Agency or if such entity (or in the case of the Lessor, its general partner) is placed on credit watch with negative implications by any Rating Agency.

     SECTION 11.6.   Covenants of the Facility Lender and the
Lessor. Each of the Facility Lender and the Lessor hereby agrees, severally and not jointly, that so long as this Participation
Agreement is in effect:

     (a) Maintenance of Existence. It shall maintain its corporate or partnership existence and qualification as a foreign corporation or foreign limited partnership in each state in which a Property is located.

     (b) Certificate of Incorporation. Facility Lender shall not allow an amendment to its Certificate of Incorporation or other governing documents without the consent of the Lessee, Agent Bank and Lessor.

     (c) Prepayment. Other than issuing new Commercial Paper Notes at maturity or with the proceeds of Facility Loans or Residual Loans under the Liquidity Agreement and other than as provided in Section 5, the Facility Lender will not prepay, redeem or refinance any Commercial
          Paper Notes.   Except as expressly required by the
          Operative Documents or in connection with the issuance of Commercial Paper Notes in accordance with the terms of the Commercial Paper Documents, the Facility Lender shall not voluntarily prepay the Liquidity Notes, or any part thereof, without the written consent of Lessee; provided, however, that subject to Section 5, Facility Lender may prepay, or cause to be prepaid, all or any portion of the Liquidity Notes at any time following an Event of Default where any or all of the Participants are exercising remedies. Except as permitted by the Operative Documents, the Lessor shall not prepay any Loans; provided, however, that subject to Section 5, Lessor may prepay or cause to be prepaid all or any portion of the Notes at any time following an Event of Default where the Participants are exercising remedies.

     (d) Indebtedness; Other Business. The Facility Lender shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity, other than pursuant to, under or as contemplated by the Operative Documents.

     (e) Change of Chief Place of Business. Each of the Lessor and the Facility Lender, with respect to itself only, shall give prompt notice to Lessee and the Agent Bank if the Lessor's or the Facility Lender's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at the address set forth in Section 15.3 or if it shall change its name, identity or corporate structure.

     (f) Subordination of Liens. During the Term, the Liens created by the Security Documents related to each Property shall be expressly made subject and subordinate to the Lease related to such Property.

     (g) No Voluntary Bankruptcy. Neither the Lessor (unless the Lessee shall give its prior written consent) nor the Facility Lender shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors; and neither the Lessor nor the Facility Lender shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

     (h)  No Sale of Properties.  Neither the Lessor nor the
          Facility Lender shall transfer any of their respective interests in the Properties except as provided in the Operative Documents.

     (i) Rollover of Commercial Paper Documents. Except as provided in Section 5 or in the Commercial Paper Documents or as otherwise directed by Lessee, during the Term, upon the maturity of the Commercial Paper Notes, the Facility Lender shall, to the extent permitted under the Operative Documents and otherwise commercially feasible, issue new Commercial Paper Notes in accordance with the terms of the Commercial Paper Documents.

     (j) No Powers of Attorney. The Facility Lender shall not grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial or administrative functions on behalf of the Facility Lender which are not inconsistent with the terms of the Operative Documents,
          (ii) to the Agent Bank for the purposes of the Security Documents, or (iii) where provided for or permitted by the Operative Documents.

     (k) Same Business. Unless the Lessee otherwise consents in writing, Lessor shall stay engaged in substantially the same business (including engaging in the business of leasing personal and real property as lessor, or acting as agent, broker or advisor in leasing such property and making, acquiring or servicing loans or other investments or extensions of credit in connection therewith or incidental thereto) as conducted on the Initial Closing Date.

     SECTION 11.7.   No Bankruptcy Proceedings.  The
Guarantor, Lessee, Construction Agent and each Participant hereby agrees that it will not institute against, or join any other Person in instituting against, the Facility Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper Note is paid. Nothing in this Section 11.7 shall preclude, or be deemed to estop, the Guarantor, Lessee, Construction Agent or any Participant (i) from taking or omitting to take any action prior to such date in (A) any case or proceeding voluntarily filed or commenced by or on behalf of the Facility Lender under or pursuant to any such law or (B) any involuntary case or proceeding pertaining to the Facility Lender which is filed or commenced by or on behalf of a Person other than the Guarantor, Lessee, Construction Agent or any Participant under or pursuant to any such law, or (ii) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Participant or any of its properties or otherwise exercising its remedies under the Operative Documents.

     SECTION 11.8. Notice of Claims Against Lessor. Lessor shall promptly notify the Lessee and the Guarantor in writing in the event that Lessor defaults in any obligation or any Claim is asserted against Lessor (including any Environmental Claim) which, exceeds $5,000,000 in any one instance or $10,000,000 in the aggregate (other than defaults or Claims arising in connection with the Operative Documents and the transactions contemplated thereby). Upon receipt of such notice the Lessee may either:

          (i)  Replace the Lessor pursuant to Section 13.2; or

          (ii) Require that the Lessor promptly execute, deliver and record mortgages in form satisfactory to Lessee granting to Lessee a Lien on the Properties to secure the performance of all obligations of Lessor pursuant to the Lease and the other Operative Documents, which Lien shall be second in priority to the Mortgages. Each of the Participants hereby acknowledges and agrees that any such Liens granted to the Lessee hereunder shall constitute "Permitted Liens" pursuant to clause (i) of such definition.


                         SECTION 12.

                        LESSEE DIRECTIONS

     SECTION 12.1.   Lessee Directions.  The Lenders, the
Lessor, the Guarantor, the Agent Bank, the Facility Lender agree that, so long as no Default or Event of Default exists:

     (a) Lessee shall have the right to give all borrowing notices pursuant to the Loan Agreement and the Liquidity Agreement and all notices relating to the issuance of the Commercial Paper Notes pursuant to the Commercial
          Paper Documents;

     (b) Lessee shall have the right to terminate or reduce the Commitment pursuant to Section 4.02 of the Liquidity Agreement and the Facility Lender Commitments pursuant to Section 2.5 of the Loan Agreement (which commitments shall be reduced proportionately and simultaneously); provided that, following such reduction, the remaining amount of the Available Commitments shall be sufficient, in the reasonable judgment of the Construction Agent, to complete construction of the Improvements with respect to each Construction Period Property and Lessee shall have the right to direct the Lessor to prepay the Loans pursuant to Section 2.4 of the Loan Agreement to the extent that Lessee makes a payment of Supplemental Rent in the amount of such prepayment on the date of such prepayment;

     (c) Lessee shall have the right to give Extension Notices and Extension Requests pursuant to Section 4.04 of the Liquidity Agreement;

     (d)  Lessee shall have the right to replace a Non-Consenting
          Lender pursuant to Section 4.05 of the Liquidity
          Agreement;

     (e) Lessee shall have the right to give "Notices of Conversion" and "Notices of Continuation" pursuant to
          Section 3.05 of the Liquidity Agreement;

     (f)  Lessee shall have the right to approve any successor
          "Agent Bank" to the extent permitted pursuant to Section
          10.12 of the Liquidity Agreement;

     (g) without limiting the foregoing clauses (a) through (f) and in addition thereto, Lessee shall have the right to exercise any other right of the Lessor under the Loan Documents and the Facility Lender under the Liquidity Agreement and Commercial Paper Documents upon not less than three (3) Business Days' prior written notice from Lessee to the Lessor, Agent Bank, and the Facility Lender, unless such party objects to such exercise within three (3) Business Days of receipt of such notice; and

     (h) Lessee shall have the right to give notices pursuant to Appendix C of this Participation Agreement.


                         SECTION 13.

                       TRANSFER OF INTEREST

     SECTION 13.1.   Restrictions on and Effect of Transfer.
No Participant shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Documents, any Note or Liquidity Note, except (x) with respect to the Lenders, as provided in Section 10.04 of the Liquidity Agreement, and (y) with respect to the Facility Lender and the Lessor, with the prior written consent of the Agent Bank, the Lenders (to the extent required by Section 10.04 of the Liquidity Agreement) and Lessee, which consent, in the case of the Agent Bank, shall not be unreasonably withheld; provided that, in the event that an Event of Default has occurred and is continuing pursuant to which the Participants have begun to exercise remedies against the Lessee or Guarantor, the consent of the Lessee shall not be required for any such transfer by the Lessor. Any transfer made pursuant to the Operative Documents shall be subject to the Security Documents and any transferee or assignee shall expressly agree in writing to be bound by the terms of this Participation Agreement.

     SECTION 13.2.   Replacement of Lessor or Facility Lender.
If the Lessor or Facility Lender (i) fails to approve a renewal of the Lease pursuant to Article XXI of the Lease, (ii) defaults in any of its material obligations pursuant to the Operative Documents or, with respect to Facility Lender, any Facility Agreement Event of Default shall occur, or with respect to Lessor, any Loan Agreement Event of Default shall occur (which in either case, does not arise out of, or is not attributable to, an Event of Default), or (iii) in the case of the Lessor, (x) the Lessor or its general partner suffer a downgrade or withdrawal or, in the reasonable judgment of the Lessee, potential downgrade or withdrawal, of its long or short term credit rating by any Rating Agency or (y) Credit Suisse ceases to be the sole general partner of Lessor, the Lessee shall be permitted to replace such Person at any time; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) any replacement Lessor shall purchase, at par, all Lessor Investment Amounts, all accrued and unpaid Certificate Earnings thereon and other amounts owing to Lessor under the Operative Documents on or prior to the date of replacement, (iii) the replacement Lessor or Facility Lender shall be reasonably satisfactory to the Required Lenders,
(iv) the Guarantor and Lessee shall be obligated to pay any Transaction Expenses arising in connection therewith, (v) the replacement Lessor or Facility Lender shall agree in writing to be subject to all of the terms and conditions of the Operative Documents (including the renewal of the Lease contemplated by any relevant Renewal Request) and this Participation Agreement and
(vi) as a condition precedent to such replacement, the Guarantor or Lessee shall have provided written confirmation from each of Moody's and S&P that immediately after having given effect to such replacement, the Commercial Paper Notes shall not be rated lower than the Commercial Paper Notes are rated immediately prior to such replacement and such replacement shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Commercial Paper Notes by Moody's or S&P. The Lessor and the Facility Lender agree to cooperate with the Lessee in its efforts to arrange replacements as contemplated by this Section 13.2.


                         SECTION 14.

                         INDEMNIFICATION

     SECTION 14.1.   General Indemnification.  The Guarantor
and Lessee, jointly and severally, whether or not any of the transactions contemplated hereby shall be consummated, hereby assume liability for, and indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of:

     (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

     (b)  the Properties or any part thereof or interest therein;

     (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession (whether by summary proceedings or otherwise), maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in the Properties or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (l) personal injury, death or property damage, including Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any Applicable Law or any restriction, easement, condition or covenant or other matter affecting title to the Properties or any part thereof, (4) the making of any Modifications in violation of any Insurance Requirements, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Properties resulting in any change or special assessments being levied against the Properties or any Claim for utility "tap-in" fees;

     (d)  the offer, issuance, sale or delivery of the Commercial
          Paper Notes, the Liquidity Notes or the Notes;

     (e) the breach or alleged breach by the Guarantor or the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document or the breach or alleged breach by the Guarantor or the Lessee of any covenant or obligation made by it in any Operative Document;

     (f) the retaining or employment of any broker, finder or financial advisor by the Guarantor or Lessee to act on its behalf in connection with the Operative Documents, or the authorization of any broker or financial adviser retained or employed by the Guarantor or the Lessee so to act, or the incurring of any fees or commissions by the Lessee or the Guarantor to which the Indemnitees might be subjected by virtue of their entering into the transactions contemplated by the Operative Documents;

     (g) the existence of any Lien on or with respect to the Properties, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, con struction, repair or rebuilding of any of the Properties or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except in all cases Permitted Liens;

     (h) any act or omission by the Construction Agent under the Construction Agency Agreement, and any breach of any requirement, condition, restriction or limitation in any Deed or other Operative Document; or

     (i) any easement, license, right-of-way, covenant, re striction or other document or agreement entered into by Issuer at the request of Lessee;

provided, however, neither the Guarantor nor the Lessee shall be required to indemnify any Indemnitee under this Section 14.1 for any of the following: (1) any Claim to the extent that such Claim resulted from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent resulting from Lessor Liens which the Indemnitee is responsible for discharging under the Operative Documents, (3) any Claim to the extent di rectly resulting from a breach of an Operative Document or Ap plicable Law by such Indemnitee (except for a breach by the Facility Lender that is arising out of or attributable to a breach by the Lessee or Guarantor of any of its obligations under any of the Operative Documents), and (4) any Claim related to the Properties to the extent attributable to acts or events occurring after the Expiration Date unless an Event of Default has occurred and is continuing and the Participants are exercising remedies against the Lessee or the Properties in respect of the Operative Documents (in which event all of the foregoing provisions of this Section 14.1 shall remain in full force and effect). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date), and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) year period due to a failure to discover such Claim or for any other reason, the indemnity provided for in this Section 14.1 shall be revived upon the assertion of such Claim solely with respect to such Claim.

     SECTION 14.2. Environmental Indemnity. In addition to, and not in derogation of, the indemnities contained in Section
14.1 and 14.4 the Guarantor and the Lessee, jointly and severally, hereby indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by or at the direction of any Governmental Authority, related to the Properties or the Lessee's use of the Properties, arising directly or indirectly, in whole or in part, out of

               (i) the presence on or under any Property of any Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from or onto any Property or any other Hazardous Condition with respect to any Property,

               (ii) any Hazardous Activity, including, without limitation, construction, carried on or undertaken on or off any Property, and whether by the Lessee, or any predecessor in title or any employees, Agent Bank, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under any Property or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property,

               (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

               (iv) any Claim concerning lack of compliance with Environmental Laws with respect to the Properties, or any act or omission causing an environmental condition with respect to the Properties that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records with respect to the Properties,

               (v) any residual contamination on or under any Property, including any such contamination affecting any natural resources, and to any such contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substances associated with such Property and related to the residual contamination, the obligation existing, irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances,

               (vi) in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

                    (w)  during the Term,

                    (x)  at any time during which the Lessee or
               any Affiliate thereof owns any interest in or otherwise occupies, controls or possesses the relevant Property or any portion thereof, or

                    (y)  during any period after and during the
               continuance of any Event of Default, or

               (vii)     a breach of the representations and
          warranties of the Guarantor and the Lessee provided herein;

provided, however, that neither the Guarantor nor the Lessee shall be required to indemnify any Indemnitee under this Section 14.2 for any of the following: (1) any Claim to the extent that such Claim resulted from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent proximately caused by any action on the part of such Indemnitee or, to the extent such Claim relates to or is attributable to, events occurring after the Term where such Indemnitee is in control of the Property or Properties, inaction on the part of such Indemnitee, and (3) any Claim related to the Properties to the extent attributable to acts or events occurring before or after the Term unless, in the case of Claims attributable to acts or events occurring after the Term, an Event of Default has occurred and is continuing and the Participants are exercising remedies against the Lessee or the Properties under the Operative Documents (in which event all of the foregoing provisions of this Section 14.2 shall remain in full force and effect), or the Claim arises out of a breach of the representations and warranties of the Guarantor or Lessee contained herein.

It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three
(3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date) and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) period due to a failure to discover such Claim or for any other reason, the indemnity provided for in this Section 14.2 shall be revived upon the assertion of such Claim solely with respect to such Claim.

     SECTION 14.3. Proceedings in Respect of Claims. With respect to any amount that the Guarantor or the Lessee is requested by an Indemnitee to pay by reason of Section 14.1 or 14.2, such Indemnitee shall, if so requested by the Guarantor or the Lessee and prior to any payment, submit such additional information to the Guarantor or the Lessee as the Guarantor or the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.
In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Guarantor or the Lessee of the commencement thereof, and the Guarantor or the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Guarantor or the Lessee desires to, assume and control the defense thereof; provided, however, that the Guarantor or the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding and the Guarantor or the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and, provided further, that the Guarantor or the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such In demnitee, (x) such action, suit or proceeding involves any pos sibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Properties or any part thereof unless the Guarantor or the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest (in which case each Indemnitee may retain separate counsel at the expense of Lessee and Guarantor), (B) such proceeding involves Claims not fully indemnified by the Guarantor or the Lessee which the Guarantor or the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Guarantor or the Lessee in accordance with the foregoing. Neither the Guarantor nor the Lessee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 14.1 or 14.2 without the prior written consent of the related Indemnitee, which consent shall not be un reasonably withheld.

     No Indemnitee shall enter into any settlement or other com promise with respect to any

Claim which is entitled to be indemnified under Section 14.1 or
14.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 14.1 or 14.2 with respect to such Claim.

     Upon payment in full of any Claim by the Guarantor or the Lessee pursuant to Section 14.1 or 14.2 to or on behalf of an Indemnitee, the Guarantor or the Lessee, as the case may be, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other docu ments, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Guarantor and the Lessee and give such further assurances as are reasonably necessary or advisable to enable the Guarantor or the Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to Section 14.1 or 14.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     SECTION 14.4.   End of Term Indemnity.  In addition to
the indemnities provided in Sections 14.1 and 14.2, if the Lessee elects the Remarketing Option set forth at Section 22.1 of the Lease with respect to the Properties (which shall, for purposes of this Section 14.4, include all Improvements thereon being constructed pursuant to the Construction Agency Agreement and for which the Completion Date has not occurred) subject to the Lease and there is a Shortfall Amount with respect to such Properties, then prior to the Expiration Date and as a condition to Lessee's right to complete the Remarketing of such Property pursuant to
Section 22.1 of the Lease, Lessee shall cause to be delivered to Lessor no later than the Expiration Date, at Lessee's sole cost and expense, a report from an Appraiser in form and substance reasonably satisfactory to the Required Lenders and the Lessor (the "End of the Term Report") to establish the reason for any impairment to the value of any of such Property which was sold for an amount less than the Property Balance for such Property. On the Expiration Date, the Lessee shall pay to Lessor an amount equal to the Shortfall Amount that the End of the Term Report demonstrates was the result of an impairment to the value in such Property due to:

     (a) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Requirements Laws, failure to use quality workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

     (b) the existence of any Hazardous Activity, Hazardous Substance or Environmental Violations occurring or discovered after the Property Closing Date for such Property (regardless of the Person so discovering any of the foregoing), or

     (c) any restoration or rebuilding carried out by the Lessee or any failure to reach Completion Date or to complete any Modification, restoration or rebuilding, in either case, by the Expiration Date,

     (d) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 12.2 of the Lease or any release of a portion of the Property made pursuant to Section 12.3 of the Lease; or

     (e) the failure of the Lessor to have good and marketable title to such Property free and clear of all Liens
          (including Permitted Liens (other than Lessor Liens and
          Agent's Liens)) and exceptions to title.

     SECTION 14.5.   General Tax Indemnity.   (a)
Indemnification. Guarantor and Lessee, jointly and severally, shall pay and assume liability for, and do hereby agree to indemnify, protect and defend each Property and all Tax
Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

          (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to Section 14.5(a), or if any Tax Indemnitee shall determine that any Imposition as to which the Lessee may have an indemnity obligation pursuant to Section 14.5(a) may be payable, such Tax Indemnitee shall promptly notify Lessee in writing and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30)-day period, such Tax Indemnitee shall in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by Lessee unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (10)- day period.

     Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest) to request in writing that such Tax Indemnitee contest the imposition of such Tax, at Guarantor's and Lessee's joint and several expense and the Tax Indemnitee shall, at the joint and several expense of Guarantor and Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) related to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee, the Tax Indemnitee, at Lessee's request, shall allow Guarantor or Lessee to conduct and control such contest and (B) in the case of any contest, the Tax Indemnitee may request Guarantor or Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (l) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Guarantor or Lessee from time to time.

     The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the noncontrolling party reasonably informed as to the conduct of such contest; provided that, all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that a Tax Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Tax Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority, the contest of which is precluded by reason of such resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 14.5 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

     Notwithstanding the foregoing provisions of this Section 14.5, a Tax Indemnitee shall not be required to take any action and neither Guarantor nor Lessee shall be permitted to contest any Impositions in its own name or that of the Tax Indemnitee unless
(A) Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Tax Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax cost to such Tax Indemnitee), (D) in the case of a claim that must be pursued in the name of a Tax Indemnitee (or an Affiliate thereof), Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to Tax Indemnitee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (E) no Event of Default hereunder shall have occurred and be continuing.

     Each Tax Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee as are in such Tax Indemnitee's possession and as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 14.5(b); provided that, such Tax Indemnitee shall not be required to disclose its tax return to Lessee to the extent that the information deemed necessary or desirable by Lessee contained therein is otherwise made available to the Lessee in a form which will not hinder Lessee's contest of such action, suit or proceeding.

     Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 14.5 with respect to such claim and any related claim with respect to other taxable years the contest of which is precluded or otherwise materially adversely affected as a result of such waiver.

          (c) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by Lessee pursuant to this Section 14.5 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by Lessee pursuant to this Section 14.5 or any payment made by a Tax Indemnitee to Lessee by reason of this
Section 14.5(c), such Tax Indemnitee at any time actually realizes a reduction in any Taxes for which Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section 14.5 which reduction in Taxes was not taken into account in computing such payment by Lessee to or for the account of such Tax Indemnitee or by the Tax Indemnitee to Lessee, then such Tax Indemnitee shall promptly pay to Lessee on an After Tax Basis (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing but shall be paid promptly after cure of such Event of Default. Each Tax Indemnitee agrees to take such actions as Lessee may reasonably request (provided in the good faith judgment of the Tax Indemnitee, such actions would not result in any adverse effect on the Tax Indemnitee for which the Tax Indemnitee is not entitled to indemnification from Lessee) and to otherwise act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from Lessee pursuant to this Section 14.5. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to Lessee under this
Section 14.5(c) shall be treated as a Tax for which Lessee is obligated to indemnify such Tax Indemnitee hereunder without regard to the exclusions set forth in the definition of Impositions.

          (d)   Payments.  Any Imposition indemnifiable under this
Section 14.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 14.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to Section 14.5 shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

          (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 14.5, Lessee shall promptly notify the Tax Indemnitee of such requirement and, at Lessee's expense (i) if Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement be prepared for filing by such Tax Indemnitee, prepare such report, return or statement in such manner as shall be satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

          (f) Verification. At Lessee's request, the amount of any indemnity payment by Lessee or any payment by a Tax Indemnitee to Lessee pursuant to this Section 14.5 shall be verified and certified by an independent public accounting firm mutually acceptable to Lessee and the Tax Indemnitee. The costs of such verification shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of ten percent (10%) of the payment as computed by the Tax Indemnitee, in which case such fee shall be paid by the Tax Indemnitee. In no event shall Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within thirty
(30) days of Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon Lessee and the Tax Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

     SECTION 14.6. Completion Guaranty. To the extent that the Advances made pursuant to this Agreement are not sufficient to complete the construction of any Improvements on any Property in accordance with the Plans and Specification therefor, the Guarantor and the Lessee hereby agree, jointly and severally, to pay all costs necessary to complete such Improvements substantially in accordance with such Plans and Specifications, with the Construction Agent to use its commercially reasonable efforts to cause such Improvement to be completed by the Expiration Date.


                         SECTION 15.

                          MISCELLANEOUS

     SECTION 15.1.   Survival of Agreements.  The
representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of any Property to the Lessor, the construction of any Improvements, any disposition of any interest of the Lessor in any Property or any Improvements, the payment of the Notes and any disposition thereof shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.
Except as expressly provided herein, it is expressly understood and agreed that each of the indemnities provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date) and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) period due to a failure to discover such Claim or for any other reason, such indemnity shall be revived upon the assertion of such Claim solely with respect to such Claim.

     SECTION 15.2.   No Broker; etc.  Each of the parties
hereto represents to the others that it has not retained or employed any broker, finder or financial adviser, other than CS First Boston, to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     SECTION 15.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile communication and any such notice shall become effective five (5) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid or one (1) Business Day after delivery to a nationally recognized courier service specifying overnight delivery or, if delivered by hand, when received, or, if sent by facsimile communication, when confirmed by electronic or other means during business hours on a Business Day (or, if confirmed after business hours or on a non-Business Day, on the next Business Day) and shall be directed to the address of such Person as indicated:

     If to Guarantor, to it at:

          The Home Depot, Inc.
          2455 Paces Ferry Road
          Atlanta, Georgia 30339

          Attn: Treasurer

          Telephone No.:  (770) 384-4522
          Telecopy No.:  (770) 384-5735

     with a copy to:

          L.A. Smith
          Vice President/Legal

          Telephone No.:  (770) 431-2737
          Telecopy No.:  (770) 431-2752

     If to Lessee, to it at:

          Home Depot U.S.A., Inc.
          2455 Paces Ferry Road
          Atlanta, Georgia 30339

          Attn: Treasurer

          Telephone No.:   (770) 384-4522
          Telecopy No.:  (770) 384-5735

     with a copy to:

          L.A. Smith
          Vice President/Legal

          Telephone No.:  (770) 431-2737
          Telecopy No.:  (770) 431-2752

     If to the Lessor, to it at:

          12 East 49th Street
          New York, New York 10017

          Attn:     Director

          Telecopy No.:     (212) 238-5331
          Telephone No.:  (212) 238-5323

     If to the Agent Bank, to it at:

          Tower 49
          12 East 49th Street
          New York, New York 10017

          Attn:     Agency Administration

          Telecopy No.:     (212) 238-2586
          Telephone No.:  (212) 238-5073

     If to a Lender, to it at the address set forth in Schedule 1.

     If to Facility Lender, to it at:

          HD Real Estate Funding Corp.
          c/o JH Management Corporation
          Room 520
          One International Place
          Boston, Massachusetts 02110

          Attn: R. Douglas Donaldson

          Telecopy No.: (617) 951-7050
          Telephone No.: (617) 951-7690

     If to Moody's or S&P, to it at the addresses set forth in the Liquidity Agreement.

     From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto. The Lessee shall receive a copy of each notice delivered pursuant to the Operative Documents and Lessee hereby agrees to notify promptly Moody's and S&P of any termination of the Lease or determination to cease issuing Commercial Paper Notes pursuant to the terms of the Operative Documents.

     SECTION 15.4.   Counterparts.  This Participation
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

     SECTION 15.5.   Amendments.  No Operative Document nor
any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to Guarantor, Lessee, the Lessor, the Facility Lender, the Agent Bank or any Lender, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on Guarantor, Lessee, the Lessor, the Facility Lender, or the Agent Bank with the written agreement or consent of such party, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lenders, with the written agreement or consent of the Required Lenders; provided, however, that

          (1) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant (other than Facility Lender):

          (x)(i) modify any of the provisions of this Section 15.5, change the definition of "Required Lenders" or modify any provision of an Operative Document requiring action by the Required Lenders; (ii) amend, modify, waive or supplement any of the provisions of Sections 2.01, 4.06, 10.03 or
     Article VI of the Liquidity Agreement or the representations of such Participant in Section 9 or the covenants in Section
     11 of this Participation Agreement;   (iii) reduce, modify,
     amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Section 14 ((except that any Person (other than the Facility Lender) may consent to any reduction, modification, amendment or waiver of any indemnity payable to
     it)); (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Investment Amount, the Lease Balance, Residual Value Guarantee, amounts due pursuant to Section 22.2 of the Lease, interest or Certificate Earnings or, subject to clause (iii) above, any other amount payable under any Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Investment Amount, Lease Balance, Shortfall Amount, Residual Value Guarantee, Maximum Property Costs, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents or any of the other matters set forth above; or

          (y) consent to any assignment of the Lease or the Guaranty, releasing Lessee from its obligations in respect of the payments of Rent and the Lease Balance or changing the absolute and unconditional character of such obligation or releasing the Guarantor from its obligations in respect of the payments under the Guaranty or changing the absolute and unconditional character of such obligation (with the express understanding that any termination, amendment, supplement, modification or waiver of the Guaranty or any provision thereof is subject to the prior approval and confirmation of Moody's and S&P as set forth therein); and

          (2) no other termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Required Lenders, be made to Sections 5 or 7 of this Participation Agreement or the definition of "Lease Event of Default".

Notwithstanding the foregoing, no termination, amendment, supplement, waiver or modification to Sections 5 or 6 of this Participation Agreement, any provision of the Operative Documents described in clause (b)(1)(x)(iv) above (with the express understanding that any amendment, supplement, modification, waiver or termination of any provision of the Operative Documents affecting the sufficiency or timely availability of payments of Rent or other amounts due under the

Lease or the Construction Agency Agreement to repay Commercial Paper Notes in full as and when maturing is subject to the confirmation of Moody's and S&P described in this paragraph) or any provision of the Liquidity Agreement, or any provision of the other Operative Documents governing the obligation of the Lenders to fund Residual Loans thereunder shall be effective unless, as a condition precedent thereto, the Guarantor and the Lessee shall have provided written confirmation from each of Moody's and S&P that immediately after giving effect to such modification, waiver or termination, the Commercial Paper Notes shall not be rated lower than such Commercial Paper Notes are rated immediately prior to giving effect thereto and such modification, waiver or termination shall not result in a downgrade, withdrawal or qualification or the rating assigned to the Commercial Paper Notes by Moody's and S&P.l have received notice thereof and shall have agreed that such action shall not result in a downgrade of the rating of the Commercial Paper Notes.

     SECTION 15.6. Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and each of the parties hereto agree that, should any provision of this Participation Agreement or of any of the Operative Documents, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Participants under the applicable Operative Document.

     SECTION 15.7. Confidentiality. Each Participant agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Guarantor or Lessee to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than persons employed or retained by such Participant who are or are expected to become engaged in evaluating, approving, structuring or administering any of the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however that nothing herein shall prevent any Participant from disclosing such information (i) to any other Participant, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Participant, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Participant or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document, (vii) to such Participant's legal counsel, independent auditors and to such Participant's Affiliates, and (viii) to any actual or proposed Participant, assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 15.7; provided, that, should disclosure of any such confidential information be required by virtue of clause (ii) or (v) of the immediately preceding provisos, any relevant Participant shall notify Lessee and Guarantor of the same so as to allow the Lessee or Guarantor, at Lessee's or Guarantor's sole cost and expense, to seek a protective order or to take any other appropriate action; provided, further, that, no Participant shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Lessee or Guarantor to effect any such action.

     SECTION 15.8. Headings; etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     SECTION 15.9. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation
Agreement are intended for the benefit of any Person except the parties hereto.

     SECTION 15.10.  GOVERNING LAW.  THIS PARTICIPATION
AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (EXCLUDING ANY OTHER CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     SECTION 15.11. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 15.12.  Further Assurances.  The parties hereto
shall promptly cause to be taken, executed, acknowledged or delivered, at the sole, joint and several expense of Guarantor and the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). Lessee will, at its own expense and without need of any prior request from any other party, to take such action as may be necessary (including any action specified in the preceding sentence), or (if the Lessor or Agent Bank shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

     SECTION 15.13.  WAIVER OF JURY TRIAL.  TO THE EXTENT
PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT

TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

     SECTION 15.14. Limitations on Recourse Against Lessor. Notwithstanding anything contained in this Participation Agreement or any other Operative Documents to the contrary, each of the parties hereto agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and the Improvements thereon and rights under the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of any party hereto against Lessor under or with respect to the Operative Documents, the relationship of Lessor and any other party hereto hereunder or any other liability of Lessor to any other party hereto under the Operative Documents; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1, 11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of this Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

     SECTION 15.15. Limitation on Recourse Against Facility Lender. The provisions of Section 3.11 of the Liquidity Agreement are hereby incorporated herein by this reference and made a part hereof and of each of the Operative Documents and each party hereto agrees to be bound by the limitations set forth therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              THE HOME DEPOT, INC., as Guarantor


                              By:
                                Marshall L. Day
                                Senior Vice President and
                                Chief Financial Officer


                              Attest:
                                     Lawrence A. Smith
                                     Assistant Secretary

                                     [CORPORATE SEAL]

                              HOME DEPOT U.S.A., INC., as Lessee and
                              Construction Agent


                              By:
                                Marshall L. Day
                                Senior Vice President and
                                Chief Financial Officer


                              Attest:
                                     Lawrence A. Smith
                                     Assistant Secretary

                                     [CORPORATE SEAL]

                              HD REAL ESTATE FUNDING CORPORATION, as
                              Facility Lender


                              By:______________________________
                                Name:
                                Title:


                              CREDIT SUISSE LEASING 92A, L.P., a
                              Delaware limited partnership, as Lessor

                              BY:  CREDIT SUISSE, its general
partner


                              By:_______________________________
                                Name:
                                Title:


                              By:_______________________________
                                Name:
                                Title:


                              CREDIT SUISSE, as Agent Bank


                              By:________________________________
                                Name:
                                Title:


                              By:_______________________________
                                Name:
                                Title:

                              [HERE LIST LENDERS]

                                                    SCHEDULE I TO
                                          PARTICIPATION AGREEMENT

                  Lenders and Their Addresses

1.   Bank of America NT&SA
     1230 Peachtree Street
     Suite 3800
     Atlanta, GA 30309

               Attn:          Michelle Kacergis

               Telephone:     404-249-6906
               Telecopier:    404-249-6938

2.   The Bank of New York
     One Wall Street
     New York, NY 10286

               Attn:          Paula DiPonzio

               Telephone:     212-635-7867
               Telecopier:    212-635-1481/1483

3.   Deutsche Bank AG
     New York Branch
     31 West 52nd Street
     New York, NY 10019

               Attn:          David H. Kahn

               Telephone:     212-469-8211
               Telecopier:    212-469-7936

4.   The First National Bank of Chicago
     One First National Plaza
     Suite 0088
                    Chicago, IL 60670

               Attn:          Stephanie Prince

               Telephone:     312-732-7271
               Telecopier:    312-732-2715


5.   First Union National Bank of Georgia
     999 Peachtree Street
     12th Floor
     Atlanta, GA 30309

               Attn:          Michael S. Murphy

               Telephone:     404-225-4258
               Telecopier:    404-225-4355

6.   Morgan Guaranty Trust
     60 Wall Street
     New York, NY 10260

               Attn:          Kathryn Sayko-Yapes

               Telephone:     212-648-9036
               Telecopier:    212-648-5014

7.   NationsBank, N.A. (South)
     600 Peachtree Street, NE
     Atlanta, GA 30308-2212

               Attn:          Kathryn W. Robinson

               Telephone:     404-607-5887
               Telecopier:    404-607-6467

8.   SunTrust Bank, Atlanta
     25 Park Place, NE
     23rd Floor
     Atlanta, GA 30303

               Attn:          Sharon Judge

               Telephone:     404-588-7077
               Telecopier:    404-588-8833







10.  The Toronto Dominion Bank
     909 Fannin, Suite 1700
     Houston, TX 77010

               Attn:          David G. Parker, Manager - Credit
               Administration

               Telephone:     713-653-8248
               Telecopier:    713-653-9921

11.  Union Bank of Switzerland
     New York Branch
     299 Park Avenue
     33rd Floor
                         New York, NY 10171

               Attn:          Robert W. Casey

               Telephone:     212-821-3329
               Telecopier:    212-821-3383

12.  Wachovia Bank of Georgia
     191 Peachtree Street
     Atlanta, GA 30308

               Attn:          Theresa St. Luce

               Telephone:     404-332-4061
               Telecopier:    404-332-5016

                           APPENDIX 1
                               to
                      Operative Documents

                 DEFINITIONS AND INTERPRETATION


I.   RULES OF INTERPRETATION

     A. General Rules of Interpretation. In each Operative Document, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's legal representatives, successors and assigns but, if applicable, only if such legal representatives, successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)     reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Requirement of Law or Applicable Law means such Requirement of Law or Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Requirement of Law or Applicable Law means that provision of such Requirement of Law or Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or
     Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof;

          (viii)    "including" (and with correlative meaning
     "include") means including without limiting the generality of any description preceding such term;

          (ix) "or" is not exclusive; and

          (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

     D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

II.  DEFINITIONS

     "Acceleration" is defined in Section 5 of the Loan Agreement.

     "Acquisition Request" is defined in Section 3.5 of the Participation Agreement.

     "Actual Knowledge" means the actual knowledge of any senior financial or legal officer of the Guarantor or Lessee charged with compliance with the Operative Documents.

     "Administration Agreement" means that certain agreement dated as of the Initial Closing Date between the Facility Lender and the Administrative Agent.

     "Administrative Agent" shall mean Credit Suisse, as
"Administrative Agent" pursuant to the Administration Agreement, and any successor thereto.

     "Advance" means an advance of funds by the Lessor pursuant to
Section 3 of the Participation Agreement to pay Property Acquisition Costs or Property Improvements Costs.

     "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common control with such Person.

     "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to large, publicly-held corporations (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amount, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agent Bank" means Credit Suisse, as "Agent Bank" for the Lenders pursuant to the Liquidity Agreement, or any successor or additional Agent Bank appointed in accordance with the terms of the Liquidity Agreement.

     "Agent's Liens" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Agent Bank not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Agent Bank which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Agent Bank with respect to Taxes or Transaction Expenses against which neither Lessee nor Guarantor is required to indemnify Agent Bank pursuant to the Participation Agreement or (d) any claim against the Agent Bank arising out of any transfer by the Agent Bank of all or any portion of the interest of the Agent Bank in the Properties or the Operative Documents other than the transfer of title to, any security interest in, or possession of any Properties by the Agent Bank pursuant to and in accordance with the Lease or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease or pursuant to the Security Documents.

     "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, all Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Properties and the Improvements thereon) and any restrictive covenant or deed restriction or easement of record affecting the Properties or the Improvements thereon.

     "Appraisal" means, with respect to each Property, an appraisal, prepared by an Appraiser of such Property as if improved in accordance with the Plans and Specifications, which in the judgment of the Agent Bank and counsel to the Agent Bank, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law and will appraise the estimated fair market value of such Property as built in accordance with the Plans and Specifications and as of the Completion Date.

     "Appraiser" means (i) CB Commercial Real Estate Group, Inc.
Appraisal Services, and (ii) any other reputable MAI appraiser selected by the Agent Bank on behalf of the Lenders.

     "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

     "As Built Value" means the fair market value set forth in the applicable Appraisal with respect to any Property upon completion of the Improvements thereon.

     "Assignment of Leases" is defined in Appendix 2 to the Participation Agreement.

     "Available Commitments" means the sum of the Available Facility Lender Commitments and the Available Lessor Commitment.

     "Available Facility Lender Commitments" means as to the Facility Lender at any time, an amount equal to the excess, if any, of (a) the amount of the Facility Lender Commitments over (b) the aggregate principal amount of the Notes then outstanding.

     "Available Lessor Commitment" means an amount equal to the excess, if any, of (i) the amount of the Lessor's Commitment over (ii) the aggregate amount of the Lessor Investment Amounts then outstanding.

     "Bankruptcy Code" is defined in Section 5(e) of the Loan
Agreement.

     "Base Rate" is defined in the Liquidity Agreement.

     "Basic Rent" means, the sum of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable Payment Date on which Basic Rent is due.

     "Basic Term Expiration Date" means the date five (5) years from the Initial Closing Date.

     "Blended Rate" is defined in Section 2.6 of the Loan Agreement.

     "Business Day" means (i) except as set forth in clause (ii) below, any day excluding (w) Saturday, (x) Sunday, and (y) any day on which banks in New York, New York, Chicago, Illinois or Atlanta, Georgia are authorized by law to close, and (ii) with respect to all notices and determinations in connection with, and all payments of principal of and interest on, Eurodollar Loans and Lessor Investment Amounts accruing Certificate Earnings at the Adjusted LIBOR Rate, any day which is a Business Day described in (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

     "Capital Stock" means any nonredeemable capital stock of the Guarantor or any Consolidated Subsidiary (to the extent issued to a Person other than the Guarantor), whether common or preferred.

     "Capitalized Lease Obligations" means all obligations under Capital Leases of any Person, in each case, taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Cash Collateral Account" is defined in the Liquidity Agreement.

     "Casualty" means any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

     "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response
Compensation and Liability Inventory System established pursuant to CERCLA.

     "Certificate Earnings" is defined in Section 4.1 of the Participation Agreement.

     "Certificate Earnings Rate" is defined in Appendix 3 to the Participation Agreement.

     "Certifying Party" is defined in Section 26.1 of the Lease.

     "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

     "Closing Date" means the Initial Closing Date and each Property
Closing Date.

     "Code" means the Internal Revenue Code of 1986.

     "Commercial Paper Documents" means, (i) the Commercial Paper Notes, (ii) the Issuing and Paying Agency Agreement, (iii) the Liquidity Agreement, (iv) the Security Agreement, (v) the Liquidity Notes, (vi) the Private Placement Letter of Understanding, (vii) the Private Placement Memorandum, and (viii) the Administration Agreement.

     "Commercial Paper Notes"shall mean the Commercial Paper Notes issued by the Facility Lender pursuant to the Commercial Paper
Documents in an aggregate face amount not to exceed $291,000,000.

     "Commitment Period" means the period from and including the Initial Closing Date to, but not including, the Scheduled Commitment Termination Date or such earlier date on which the Commitment or the Total Commitments shall terminate as provided in the Operative Documents.

     "Commitment" shall have the meaning set forth in the Liquidity
Agreement.

     "Completed Property" is defined in Exhibit H to the Participation
Agreement.

     "Completion" means, with respect to a Construction Period Property, such time as (i) substantial completion of the Improvements on such Construction Period Property has been achieved in accordance with the Plans and Specifications and in compliance in all material respects with all Requirements of Law, Insurance Requirements and the Construction Agency Agreement and (ii) such Facility is open for commercial operation.

     "Completion Date" means, with respect to a Construction Period Property, the date on which Completion for the Facility on such Property has occurred and the conditions set forth in Section 8 of the Participation Agreement are satisfied with respect to such Facility.

     "Compliance Certificate" has the meaning set forth in Section 11.1(a) of the Participation Agreement.

     "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy, or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or a transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title is taken.

     "Consent to Assignment" is defined in Appendix 2 to the Participation Agreement.

     "Consent to Construction Agency Agreement Assignment" is defined in Appendix 2 to the Participation Agreement.

     "Consent to Master Assignment" is defined in Appendix 2 to the Participation Agreement.

     "Consolidated Funded Debt" means at any date the Indebtedness of the Guarantor and its Consolidated Subsidiaries consisting of (i) the types of Indebtedness described in clauses (i), (ii), (iii) and (iv) of the definition of Indebtedness contained in this Appendix 1, (ii) an amount equal to 800.00% of the aggregate of all obligations under operating leases for the Fiscal Year following the last Fiscal Year for which audited financial statements have been supplied to the Lenders and the Lessor as contained in the Guarantor's Annual Report on Form 10K, and (iii) Guaranties of Indebtedness of other Persons of the types described in clauses (i) and (ii) above, determined on a consolidated basis as of such date.

     "Consolidated Net Worth" means at any time, Stockholders' Equity, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     "Consolidated Operating Profits" means, for any period, the Operating Profits of the Guarantor and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Guarantor in its consolidated financial statements as of such date.

     "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

               (A) Any surplus resulting from any write-up of assets subsequent to January 30, 1994;

               (B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

               (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Guarantor appear as an asset on the balance sheet of the Guarantor and its Consolidated Subsidiaries;

               (D) Loans or advances to stockholders, directors, officers or employees; and

               (E) To the extent not included in (B) of this definition, deferred expenses.

     "Consolidated Total Assets" means, at any time, the total assets of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     "Consolidated Total Tangible Capital" means, at any time, the sum of (i) Consolidated Tangible Net Worth, and (ii) Consolidated Funded Debt.

     "Construction Agency Agreement" means the Construction Agency Agreement, dated as of the Initial Closing Date, between the Lessor and the Construction Agent.

     "Construction Agency Agreement Assignment" is defined in Appendix 2 to the Participation Agreement.

     "Construction Agency Agreement Supplement" means a supplement to the Construction Agency Agreement executed by the Construction Agent and the Lessor on each Property Closing Date.

     "Construction Agency Event of Default" means a "Construction
Agency Event of Default" as defined in Section 5.1 of the Construction Agency Agreement.

     "Construction Agent" means Home Depot U.S.A., Inc., as
Construction Agent under the Construction Agency Agreement.

     "Construction Budget" means the cost of constructing and developing the Improvements on any Construction Period Property as determined by the Construction Agent in its reasonable, good faith judgment.

     "Construction Commencement Date" means, with respect to a Construction Period Property, the date on which construction of the Facility on such Construction Period Property commences pursuant to the Construction Agency Agreement.

     "Construction Documents" has the meaning specified in Section 2.6 of the Construction Agency Agreement.

     "Construction Period" means, with respect to a Property, the period commencing on the Property Closing Date of such Property and ending on the Completion Date for such Property.

     "Construction Period Property" means, at any date of determination, any Property as to which the Construction Period has commenced, and not ended, on or prior to such date.
     "Contractual Obligation" with respect to any Person means any indenture, mortgage, deed of trust, conditional sale contract, receivables purchase or transfer agreement, loan agreement, credit agreement or other agreement or instrument to which such Person is a party or by which it or its properties may be bound or affected.

     "Control" means (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414 of the Code.

     "Deed" is defined in Section 7.1(d) of the Participation
Agreement.

     "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Deposited Funds" has the meaning set forth in the Liquidity
Agreement.

     "Direct Funding Loan" has the meaning set forth in the Liquidity
Agreement.

     "Dollars" and "$" mean dollars in lawful currency of the United States of America.

     "End of Term Report" is defined in Section 14.4 of the Participation Agreement.

     "Environmental Audit" means a report and any addenda thereto of a phase one environmental audit, and if necessary or reasonably prudent, a phase two environmental audit of each Property to be acquired by the Lessor on a Property Closing Date.

     "Environmental Claim" means any Claim arising out of or attributable to, any Environmental Violation, any Release, any Hazardous Condition or Hazardous Activity.

     "Environmental Law" means, whenever enacted or promulgated, any Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or an agreement with a Governmental
Authority:

          (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety, natural resources or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

          (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such a negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the National Environmental Policy Act, 42
U.S.C. 4321; the Refuse Act, 33 U.S.C. 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. 1801-1812; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq.;
the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; and the Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

     "Environmental Violation" means any activity, occurrence or condition that violates or results in noncompliance with any Environmental Law.

     "Equipment" means equipment, apparatus, furnishing, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by using the proceeds of the Loans or the Lessor Investment Amounts by the Construction Agent or the Lessee and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, storm doors and windows, heating, electrical, and mechanical equipment, lighting, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, pipes, pumps, tanks, conduits, appliances and, fixtures of every kind and description; provided, however, that "Equipment" does not include any inventory acquired by the Construction Agent or the Lessee in connection with a Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Estimated Completion Date" means, with respect to any Property, the date that Lessee reasonably estimates will be the Completion Date for the Facility to be built on such Property, as set forth in the related Acquisition Request.

     "Eurodollar Loans" is defined in the Liquidity Agreement.

     "Event of Default" means (i) a Lease Event of Default or
Construction Agency Event of Default or (ii) a Loan Agreement Event of Default or (iii) a Facility Agreement Event of Default, which in the case of (ii) or (iii), is attributable to Lessee or Guarantor.

     "Excepted Payments" means, with respect to the Lessor and the Facility Lender:

          (a) all indemnity payments (including indemnity payments made pursuant to Section 14 of the Participation Agreement) to which such Participant or any of its respective successors, assigns, shareholders, partners, Affiliates, agents, officers, directors or employees is entitled;

          (b) any amounts (other than Basic Rent or amounts payable by the Lessee as the Purchase Option Price, Property Balance, Lease Balance or Residual Value Guaranty) payable under any Operative Document to reimburse such Participant or any of its respective successors, assigns, shareholders, partners Affiliates (including the reasonable expenses of such Participant incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document;

          (c) as to the Lessor, any amount payable to the Lessor by any transferee (other than the Lessee or a designee of the Lessee pursuant to the Lease) of the interest of the Lessor as the purchase price of the Lessor's Investment Amounts in the Properties (or a portion thereof);

          (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to such Participant successors, assigns, shareholders, partners;

          (e) as to the Lessor, any insurance proceeds under policies maintained by Lessor;

          (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of such Participant;

          (g) as to the Lessor, all right, title and interest of the Lessor to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Mortgages, the Assignment of Leases and the Construction Agency Agreement Assignment pursuant to the terms thereof following the payment of the Loans to the Facility Lender and all amounts due and owing to the Agent Bank and the Lenders under the Facility Agreement and the Security Agreement;

          (h) with respect to the Facility Lender, any payments received from the Guarantor pursuant to the Guaranty; provided that, such amounts shall be applied in accordance with Section 5 of the Participation Agreement; and

          (i) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (h) above.

     "Excepted Rights" means, as to Lessor and Facility Lender:

          (a) the exclusive right of such Participant to (i) retain all Excepted Payments owing to it, (ii) to demand, collect or commence any action at law to obtain such payments and to enforce any judgment with respect thereto (whether pursuant to the Guaranty or otherwise), and (iii) all of its respective rights under the Participation Agreement and with respect to Lessor, the Loan Agreement, and

          (b)  all Shared Rights.

     "Excess Proceeds" means the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Property Balance paid by the Lessee pursuant to Articles XV and XVI of the Lease with respect to such Casualty or Condemnation.

     "Expiration Date" means the Basic Term Expiration Date or the scheduled expiration of the then current Renewal Term, if any.

     "Expiration Date Property Cost" means the aggregate amount of the Property Costs for all Properties as of the Expiration Date.

     "Expiration Date Purchase Option" is defined in Section 22.2 of the Lease.

     "Extension Effective Date" is defined in Section 2.5 of the Loan
Agreement.

     "Facility" means Improvements located in the continental United States or Canada constituting (i) a Support Facility or (ii) a retail store, in either case, used in the ordinary course of business of Lessee and its Affiliates as such business is conducted on the Initial Closing Date.

     "Facility Agreement Default" has the meaning set forth in the Liquidity Agreement.

     "Facility Agreement Event of Default" has the meaning set forth in the Liquidity Agreement.

     "Facility Fee" has the meaning set forth in the Liquidity
Agreement.

     "Facility Lender" means HD Real Estate Funding Corp., a Delaware corporation, and its successors and assigns.

     "Facility Lender Commitment Percentage" means, with respect to the Advances pursuant to the Total Commitments, ninety-seven percent (97%).

     "Facility Lender Commitments" means collectively, the Tranche A Loan Commitment and the Tranche B Loan Commitment.

     "Facility Lender Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Facility Lender's interest under the Security Documents.

     "Facility Lender Property Balance" means with respect to any Property an amount equal to the product of outstanding principal amount of the Loans, and all accrued and unpaid interest thereon multiplied by a fraction, the numerator of which is the Property Cost allocable to such Property and the denominator of which is the aggregate Property Costs for all Properties.

     "Facility Lender Tranche A Commitment Percentage" means eighty-six and six-tenths of one percent (86.6%).

     "Facility Lender Tranche B Commitment Percentage" means thirteen and four-tenths of one percent (13.4%).

     "Facility Loans" has the meaning set forth in the Liquidity
Agreement.

     "Fee Letter" means the letter agreement between Guarantor and Credit Suisse dated as of February 16, 1996.

     "Financing Statements" means collectively, the Lessor Financing Statements, the Facility Lender Financing Statements and the Lender Financing Statements.

     "Fiscal Quarter" means any fiscal quarter of the Guarantor.

     "Fiscal Year" means any fiscal year of the Guarantor.

     "Fixtures" means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "Force Majeure Event" means with respect to any Property any event (the existence or potentiality of which was not known and could not have been discovered through the exercise of reasonable due diligence by Lessee prior to the related Property Closing Date) beyond the control of the Construction Agent, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could be remedied through the exercise of commercially reasonable efforts or the reasonable expenditure of funds.

     "Funding Date" means any Business Day on which Lessor Investment Amounts and/or Loans are (subject to the satisfaction and/or waiver of the applicable conditions precedent) funded pursuant to the Participation Agreement, the Loan Agreement and/or the other Operative Documents.

     "Funding Request" is defined in Section 3.7 of the Participation
Agreement.

     "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

     "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Requirement of Law or Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property (or any part thereof).

     "Governmental Authority" means any nation or government, any state, county, provincial, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Proceeds" is defined in Section 22.1 of the Lease.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) the extent that such an arrangement would be considered to be a guaranty under GAAP, entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. For purposes hereof, the amount of any Guarantee shall be deemed to be equal to the lesser of (i) any stated amount of the guarantee or (ii) the outstanding amount of the obligation directly or indirectly guaranteed.

     "Guarantor" means The Home Depot, Inc., a Delaware corporation.

     "Guaranty" means the Guaranty, dated as of the Initial Closing Date, issued by the Guarantor.

     "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of an Environmental Law.

     "Hazardous Condition" means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

     "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas;
(ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes;
(ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state, city, county or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, the Commercial Paper Notes, the Liquidity Notes or other indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes, the Liquidity Notes or the Commercial Paper Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

     Except as provided below, the term "Imposition" shall not mean or include:

          (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Tax Indemnitee by a United States Governmental Authority that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

          (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction or any foreign Governmental Authority and that are based upon or measured by the income or receipts (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes) except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on a Tax Indemnitee by the state (or any local taxing authority thereof or therein) or any foreign Governmental Authority where any Property is located, possessed or used under the Lease to the extent attributable to such Property; provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made; (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease) and redelivery or sale of the applicable Property in accordance with the terms of the Lease (but not any Tax or imposition that relates to any period prior to such termination and redelivery or sale);

          (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 14.5 of the Participation Agreement, provided, that the foregoing shall not limit the Lessee's obligation under Section
     14.5 of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 14.5 of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

          (v) any Taxes or impositions imposed upon the Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition by the Lessor (other than a transfer contemplated and permitted by the Operative Documents, including, without limitation, any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or its Remarketing Option, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting any Property, or (4) any sublease, modification or addition to any Property by the Lessee) of any interest in any Property or any interest in, or created pursuant to, the Operative Documents;

          (vi) Taxes imposed on or with respect to or payable by any Tax Indemnitee based on, measured by or imposed with respect to any fees received by such Tax Indemnitee;

          (vii) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence (or negligence with respect to the handling of funds) or willful misconduct of such Tax Indemnitee; or

          (viii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents).

     "Improvements" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including (i) those constructed pursuant to the Construction Agency Agreement and those described on Schedule 1 to any Lease Supplement, and (ii) those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

     "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) the Capitalized Lease Obligations of such Person, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts that have actually been paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of any Person, whether or not such Indebtedness is assumed by such Person (provided, that, for purposes of this clause (viii), non-recourse Indebtedness in excess of the value of the asset securing such Indebtedness shall not be counted), and (ix) all Indebtedness of others Guaranteed by such Person.

     "Indemnitee" means the Lessor, the Agent Bank, the Facility
Lender, the Issuing and Paying Agent, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

     "Initial Closing Date" is defined in Section 2 of the Participation Agreement.

     "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy; provided however, that in the event the Lessee is entitled to self-insure certain risks in lieu of maintaining the insurance coverages required under Article XIV of the Lease, "Insurance Requirements" means the standard terms of any insurance policies (including without limitation, casualty and general liability) and all requirements commonly prescribed by the issuers of such policies which otherwise would be required to be maintained by the Lessee absent the permitted self-insurance.

     "Interest Component" shall have the meaning set forth in the Liquidity Agreement.

     "Interest Payment Loan" means any Loan made to fund the payment of interest accruing on the Loans allocated to the Property Acquisition Costs and Property Improvements Cost with respect to a Construction Period Property pursuant to Section 2.2 of the Loan Agreement.

     "Interest Period" shall have the meaning set forth in the Liquidity Agreement.

     "Issuing and Paying Agency Agreement" means that certain Issuing and Paying Agency Agreement, dated as of the Initial Closing Date, between the Facility Lender and the Issuing and Paying Agent Bank.

     "Issuing and Paying Agent Bank" means The First National Bank of Chicago, a national banking association.

     "Land" means a parcel of real property described on Schedule 1 of a Lease Supplement together with all Appurtenant Rights attached thereto.

     "Lease" or "Lease Agreement" means the Lease dated as of the Initial Closing Date between the Lessor and the Lessee, together with any Lease Supplements thereto.

     "Lease Balance" means, as of any date of determination, an amount equal to the aggregate sum, without duplication (and with the express understanding that repayments by the Lessee or Guarantor of the Facility Loans and the Commercial Paper Notes shall automatically reduce the outstanding principal amount of the Loans), of the outstanding principal amount of the Loans, all accrued and unpaid interest on the Loans, the outstanding Lessor Investment Amounts, all Facility Loans, all accrued and unpaid interest on the Facility Loans, the Principal Component and Interest Component with respect to all Commercial Paper Notes and all accrued and unpaid Certificate Earnings on the Lessor Investment Amounts.

     "Lease Commencement Date" means, with respect to any Land and any existing Improvements thereon, the Property Closing Date with respect to such Land and, with respect to any Improvements to be constructed thereon pursuant to the Construction Agency Agreement, the Completion Date with respect to such Improvements.

     "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "Lease Event of Default" is defined in Section 17.1 of the Lease.

     "Lease Supplement" means each Lease Supplement substantially in the form of Exhibit A to the Lease together with all attachments and schedules thereto.

     "Lease Termination Date" shall mean, with respect to any Property, the last day of the Term (whether occurring by reason of a termination or expiration thereof).

     "Lender Basic Rent" means an amount equal to the interest due on the Loans, which Lender Basic Rent shall be payable as part of Basic Rent, on any Payment Date as provided in Section 3.1(a) of the Lease (but not including interest on the Loans allocated to the Construction Period Properties funded by an Interest Payment Loan or interest on overdue amounts under

Section 2.6(b) of the Loan Agreement or otherwise).
     "Lender Financing Statements" means the UCC financing statements appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lenders' interest under the Master Assignment.

     "Lenders" shall have the meaning set forth in the Liquidity
Agreement.

     "Lessee" means Home Depot U.S.A., Inc., a Delaware corporation.

     "Lessor" means Credit Suisse Leasing 92A, L.P., a Delaware limited partnership.

     "Lessor Basic Rent" means an amount equal to the amount of accrued but unpaid Certificate Earnings, which Lessor Basic Rent shall be payable as part of Basic Rent, on any Payment Date in connection with the Lessor Investment Amounts (but not including Certificate Earnings funded pursuant to Section 4.1(d) of the Participation Agreement).

     "Lessor's Commitment" means the commitment of Lessor to invest Lessor Investment Amounts in the Properties in an aggregate amount not to exceed $9,000,000.

     "Lessor's Commitment Percentage" means three percent (3%).

     "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

     "Lessor Investment Amounts" is defined in Section 3.2 of the Participation Agreement.

     "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or Facility Lender not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor or Facility Lender which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor or Facility Lender with respect to Taxes or Transaction Expenses against which neither Lessee nor Guarantor is required to indemnify Lessor or Facility Lender pursuant to the Participation Agreement or (d) any claim against the Lessor or Facility Lender arising out of any transfer by the Lessor or Facility Lender of all or any portion of the interest of the Lessor or Facility Lender in the Properties or the Operative Documents other than the transfer of title to or possession of any Properties by the Lessor or Facility Lender pursuant to and in accordance with the Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

     "Lessor Property Balance" means with respect to any Property, an amount equal to the outstanding principal amount of the Lessor Investment Amounts, and all accrued and unpaid Certificate Earnings thereon multiplied by a fraction, the numerator of which is the Property Costs allocable to such Property and the denominator of which is the aggregate Property Costs for all Properties.

     "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

     "Limited Recourse Amount" means, with respect to any Property, an amount equal to the Property Balance of such Property less the Residual Value Guarantee with respect to such Property.

     "Liquidity Agreement" means the Liquidity Agreement, dated as of the Initial Closing Date, among the Facility Lender, the Lenders,
Deutsche Bank AG, New York Branch, as Documentation Agent and the Agent
Bank.

     "Liquidity Facility" is the loan facility established pursuant to the Liquidity Agreement.

     "Liquidity Loans" has the meaning set forth in the Liquidity
Agreement.

     "Liquidity Notes" means the "Notes" as such term is defined in the Liquidity Agreement.

     "Loan" means a Tranche A Loan or a Tranche B Loan.

     "Loan Agreement" means the Loan Agreement, dated as of the Initial Closing Date, between the Lessor, as borrower, and the Facility Lender, as lender.

     "Loan Agreement Default" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan
Agreement Event of Default.

     "Loan Agreement Event of Default" is defined in Section 5 of the Loan Agreement.

     "Loan Documents" means the Loan Agreement, the Notes and the Security Documents securing the Notes.

     "Loan Termination Date" means the fifth (5th) anniversary of the Initial Closing Date, as such date may be extended from time to time pursuant to Section 2.5 of the Loan Agreement.

     "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, together with all official rulings and interpretations issued thereunder.

     "Marketing Period" means the period commencing on the date which is six (6) months prior to the Expiration Date and ending on the Expiration Date.

     "Master Assignment" is defined in Appendix 2 to the Participation
Agreement.

     "Material Adverse Effect" means, with respect to an event or circumstance, that such event or circumstance could be reasonably expected to

          (i) have a material adverse effect on the financial condition, business, assets or operations of Guarantor and its Consolidated Subsidiaries taken as a whole;

          (ii) have a material adverse effect on the Lessee's, the Guarantor's or the Construction Agent's ability to perform its respective obligations under the Operative Documents to which it is a party;

          (iii) have a material adverse effect on the title, priority or perfection of the Agent Bank's, the Facility Lender's or the Lessor's interest on any Property;

          (iv) have a material adverse effect on the validity, legality or enforceability of any material provision of any Operative
     Document or on the rights or remedies of any of the Participants under the Operative Documents;

          (v) have a material adverse effect on the value, utility or remaining useful life of the Properties taken as a whole; or

          (vi) result, or be reasonably likely to result in, criminal liability or material civil liability to any Indemnitee.

     "Material Lease Event of Default" means any Lease Event of
Default: (i) arising pursuant to (x) Section 17.1(a) or (b) of the Lease, or (y) caused by a Construction Agency Event of Default arising pursuant to Section 5.1(a) of the Construction Agency Agreement (payment default); (ii) Section 17.1(h) or (i) of the Lease (bankruptcy default); or (iii) Section 17.1(f) (to the extent that the entire amount of such Indebtedness has matured or has been accelerated by the holders thereof) or Section 17.1(g) of the Lease (cross-acceleration).

     "Maturity Date" has the meaning set forth in the Liquidity
Agreement.

     "Maximum Property Costs" means the lesser of (x) $300,000,000 and
(y) the amount of the Total Commitments then in effect.
     "Modifications" is defined in Section 11.1 of the Lease.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means, with respect to any Property, (i) a Mortgage and Security Agreement substantially in the form attached as Exhibit N-1 to the Participation Agreement, (ii) a Deed of Trust and Security Agreement substantially in the form attached as Exhibit N-2 to the Participation Agreement, or (iii) a Deed to Secure Debt substantially in the form attached as Exhibit N-3, in each case modified as local law and custom may indicate (subject to approval by the Agent Bank, which approval shall not be unreasonably withheld) and made by the Lessor in favor of the Facility Lender (and assigned to the Agent Bank for the benefit of the Lenders) in order to create a first priority mortgage lien on such Property.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     "Net Proceeds" means all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent Bank, Facility Lender, the Issuing and Paying Agent or the Lessor is entitled to be reimbursed pursuant to the Operative Documents.

     "Notes" means the collective reference to the Tranche A Note and the Tranche B Note.

     "Officer's Certificate" means a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

     "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

     "Operative Documents" means the following:

          (a)  the Issuing and Paying Agency Agreement;
          (b)  the Participation Agreement;
          (c)  the Loan Agreement;
          (d)  the Notes;
          (e)  the Lease and each Lease Supplement;

          (f) the Assignment of Leases and each Supplement to the Assignment of Lease;
          (g)  each Consent to Assignment;
          (h)  the Guaranty;
          (i)  the Mortgages;
          (j)  the Financing Statements;
          (k) the Construction Agency Agreement and each Construction Agency Agreement Supplement;
          (l)  the Construction Agency Agreement Assignment;
          (m)  the Consent to Construction Agency Agreement Assignment;
          (n)  the Funding Requests;
          (o)  the Acquisition Requests;
          (p)  the Liquidity Agreement;
          (q)  the Liquidity Notes;
          (r)  the Commercial Paper Notes;
          (s)  the Master Assignment and each Supplement to Master
Assignment;
          (t)  each Consent to Master Assignment;
          (u)  the Construction Documents;
          (v)  the Security Agreement;
          (w)  each other Commercial Paper Document; and
          (x)  the Fee Letter.

     "Outside Completion Date" means, with respect to a Property, but subject to Force Majeure Events, the date eighteen (18) months after the Construction Commencement Date; provided that such date may be extended upon the request of the Construction Agent, but in no event after the last day of the Commitment Period.

     "Overdue Rate" means the Base Rate plus one percent (1%) per annum.

     "Participant Balance" means, as of any date of determination, (i) with respect to the Facility Lender, an amount equal to the sum of the outstanding Loans (as such Loans are automatically reduced by any repayment of the Facility Loans or the aggregate outstanding face amount of the Commercial Paper Notes), (ii) with respect to the Lessor, an amount equal to the sum of the outstanding Lessor Investment Amounts, and (iii) with respect to any Lender, an amount equal to the sum of the outstanding Facility Loans owed to such Lender, in each case, together with all accrued and unpaid interest or yield thereon, and all unpaid fees and other amounts owing to such Participant under the Operative Documents.

     "Participants" means the Lenders, the Agent Bank, the Lessor and the Facility Lender, collectively.

     "Participation Agreement" means the Participation Agreement dated as of June 25, 1996 among the Lessee, the Guarantor, the Lessor, the Facility Lender, the Construction Agent, the

Lenders and the Agent Bank.

     "Payment Date" means (a) any Scheduled Payment Date and (b) any date on which interest is payable pursuant to of the Loan Agreement, whether in connection with any prepayment of the Loans or otherwise.

     "Payment Period" shall mean the period commencing on any Payment Date and ending on the next Payment Date.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" has the meaning set forth in the Liquidity Agreement.

     "Permitted Amount" means, as of any date of determination, Properties having an aggregate Property Cost of sixty percent (60%) of the maximum Lease Balance at any time outstanding since the inception of the Term, provided that, in the event that Lenders holding more than forty percent (40%) of the Commitments elect not to consent to an extension of the Liquidity Facility, the Permitted Amount shall be decreased by the amount necessary to allow the termination of the Percentage of Commitment held by such Non-Consenting Lenders (and the repayment of any amounts outstanding thereunder due to such Lenders), subject to the approval of the Agent Bank (such consent not to be unreasonably withheld).

     "Permitted Exceptions" means:

          (a) Liens of the types described in clauses (a), (b), (e) and (h) of the definition of Permitted Liens;

          (b)  Liens for Taxes not yet due and payable; and

          (c) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title which do not constitute Liens and which, in the reasonable assessment of the Construction Agent, do not materially impair the value of the Property or the use of the Property for its intended purpose.

     "Permitted Liens" means:

          (a) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

          (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

          (c) Liens for Taxes that either are not yet due and payable or are being contested in accordance with the provisions of
     Section 13.1 of the Lease.
          (d) Liens arising by operation of law, materialmen's, mechanics', worker's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section
     13.1 of the Lease;

          (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

          (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

          (g)  Permitted Exceptions;

          (h) easements, rights of way and other encumbrances on title to real property pursuant to Section 12.2 of the Lease; and

          (i)  Lessor Liens.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

     "Placement Agent" means CS First Boston.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Plans and Specifications" means, with respect to a Property, the plans and specifications for the Facility to be constructed on such Property.

     "Principal Component" shall have the meaning set forth in the Liquidity Agreement.

     "Property" means (i) as of the relevant Property Closing Date, a parcel of Land (including all Appurtenant Rights attached thereto) acquired by the Lessor pursuant to the provisions of the Participation Agreement and all of the Improvements then located on or under the related Land, and (ii) as of the Completion Date, the Land and Improvements described in clause (i) together with any Improvements constructed thereon in accordance with the Construction Agency Agreement, or thereafter constructed thereon.

     "Property Acquisition Cost" means the cost to Lessor to purchase a Property on a Property Closing Date, including any Soft Costs related thereto.

     "Property Balance" means an amount equal to the Lease Balance multiplied by a fraction the numerator of which is the Property Cost allocable to such Property and the denominator of which is the aggregate Property Cost for all the Properties.

     "Property Closing Certificate" is defined in Section 7.1(n) of the Participation Agreement.

     "Property Closing Date" means each date on which the Lessor purchases any Property.

     "Property Cost" means with respect to a Property the aggregate amount of the Property Acquisition Cost and Property Improvements Cost allocated to such Property pursuant to the Operative Documents, as reduced from time to time in accordance with the terms thereof; provided that, Property Improvements Cost shall not be deemed to be included in the Property Cost with respect to any Property unless the Completion Date has occurred with respect thereto.

     "Property Improvements Cost" means with respect to any Property the cost to the Lessor to construct any Improvements, Fixtures or Modifications to be used on such Property pursuant to the Construction Agency Agreement and in accordance with the Plans and Specifications therefor and the Operative Documents (including interest on Loans and Certificate Earnings on Lessor Investment Amounts during the Construction Period applied to such cost and funded by an Interest Payment Loan or a Lessor Investment Amount pursuant to Section 4.1(d) of the Participation Agreement), including any Soft Costs related thereto, which amount shall at all times equal the outstanding principal amount of the Loans allocated thereto plus the Lessor Investment Amounts allocated thereto.

     "Purchase Notice" is defined in Section 20.1 of the Lease.

     "Purchase Option" is defined in Section 20.1 of the Lease.

     "Purchase Option Price" is defined in Section 20.1 of the Lease.

     "Rating Agencies" means collectively, S&P, Moody's, Duff & Phelps Inc., Fitch's Investors' Services Inc. and any other nationally recognized rating service.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder) to be mandatorily redeemed for cash at any time prior to the Maturity Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date.

     "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

     "Remarketing Option" is defined in Section 22.1 of the Lease.

     "Renewal Effective Date" is defined in Section 21.1 of the Lease.

     "Renewal Request" is defined in Section 21.1 of the Lease.

     "Renewal Response Date" is defined in Section 21.1 of the Lease.

     "Renewal Term" means any of the two-year periods (not to exceed five) which immediately follow the end of the Basic Term with respect to which Lessee has requested an extension of the Term pursuant to
Section 21 of the Lease, and such requests have been granted pursuant to such Section 21.

     "Rent" means, collectively, the Basic Rent and the Supplemental
Rent.

     "Replacement Property" is defined in Section 16.3 of the Lease.

     "Requesting Party" is defined in Section 26.1 of the Lease.

     "Required Lenders" shall have the meaning set forth in the Liquidity Agreement.

     "Required Modification" is defined in Section 11.1 of the Lease.

     "Requirement of Law" means all Federal, foreign, state, county, provincial, municipal and other governmental statutes, treaties, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. 1201 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to
Section 12.2 of the Lease.

     "Residual Loans" shall have the meaning set forth in the Liquidity
Agreement.

     "Residual Value Guarantee" means, (i) with respect to all of the Properties, (x) the Lease Balance multiplied by (y) eighty-four percent (84%), and (ii) with respect to any individual Property, (x) the Property Balance of such Property, multiplied by (y) eighty-four percent (84%).

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-
Hill, Inc.

     "Scheduled Commitment Termination Date" means the fifth (5th) anniversary of the Initial Closing Date.

     "Scheduled Payment Date" means (a) as to any Lessor Basic Rent relating to Lessor Investment Amounts having an Interest Period of three months or less, the last day of such Interest Period, and as to any Lessor Investment Amount having an Interest Period longer than three (3) months, each day which is three (3) months, or a whole multiple thereof, after the first (1st) day of such Interest Period and the last day of such Interest Period, and (b) as to any Lender Basic Rent (x) the date of the maturity of any Commercial Paper Notes, and
(y) the date on which any interest is due on any Facility Loans pursuant to the terms of the Liquidity Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Security Agreement" shall have the meaning set forth in the Liquidity Agreement.

     "Security Documents" means the collective reference to the Mortgages, the Assignment of Leases, the Security Agreement, the UCC Financing Statements, the Construction Agency Agreement Assignment and all other security documents hereafter delivered to the Facility Lender and assigned to the Agent Bank pursuant to the Master Assignment granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Loan Agreement and/or under any of the other Operative Documents or given by the Facility Lender to secure its obligations pursuant to the Liquidity Agreement and/or under the other Operative

Documents.

     "Shared Rights" shall mean the right of the Lessor to retain the right, but not to the exclusion of the Agent Bank and Facility Lender,
(i) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the "Lessor" pursuant to the Lease, the Participation Agreement or any other Operative Document, (ii) to inspect the Properties and otherwise exercise rights of the "Lessor" under Section 27.1 of the Lease, (iii) to retain all rights with respect to insurance that Article XIV of the Lease specifically confers upon the "Lessor," (iv) to provide such insurance as the Lessee shall have failed to maintain or as the Lessor may desire, (v) to enforce (other than pursuant to Article XVII) compliance by the Lessee with the provisions of Articles VII, VIII, IX, X, XI and XIV of the Lease, and
(vi) to perform for the Lessee under Article XVIII of the Lease.

     "Shortfall Amount" shall have the meaning set forth in Section
22.4 of the Lease.

     "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of a Lessee (as evidenced by an Officer's Certificate) either (a) renders the related Property (including parking facilities) unsuitable for continued use as commercial property of the type of such Property immediately prior to such Casualty or (b) is so substantial in nature that restoration of such Property to substantially its condition as existed immediately prior to such Casualty assuming the Lessee was in compliance with the Lease would be impracticable or impossible.

     "Significant Condemnation" means (i) a Condemnation that involves a taking of Lessor's entire title to the related Land or use of an entire Property which is reasonably expected to continue beyond the Expiration Date, or (ii) a Condemnation that in the reasonable, good faith judgment of Lessee (as evidenced by an Officer's Certificate) either (a) renders the related Property unsuitable for continued use as commercial property of the type of such Property immediately prior to such Condemnation or (b) is such that restoration of such Property to substantially its condition as existed immediately prior to such Condemnation assuming the Lessee was in compliance with the Lease would be impracticable or impossible.

     "Significant Event" means (i) a Significant Casualty, (ii) a Significant Condemnation or (iii) an Environmental Violation with respect to a Property which in the reasonable, good faith judgment of the Construction Agent or the Lessee, as the case may be, (as evidenced by an Officer's Certificate delivered within thirty (30) days of such event) is reasonably likely to result in Environmental Claims to Lessee, Guarantor or a Participant and/or remediation costs aggregating in excess of $3,000,000.

     "Significant Subsidiary" means any Consolidated Subsidiary with respect to which, as of the most recently completed Fiscal Quarter, either (i) the Guarantor's and its other Subsidiaries' investments in and advances to the Consolidated Subsidiary exceed ten percent (10%) of Total Assets, or (ii) the Guarantor's and its other Subsidiaries' proportionate share of Total Assets (after intercompany eliminations) of the Consolidated Subsidiary exceeds ten percent (10%) of Total Assets; provided, however, that if there are two or more Subsidiaries with respect to which, as of the most recently completed Fiscal Quarter, either (i) the Guarantor's and its other Subsidiaries investments in and advances to each such Consolidated Subsidiary exceed five percent (5%) and are less than ten percent (10%) of Total Assets, but the aggregate of such investments in and advances to such Subsidiaries exceeds fifteen percent (15%) of Total Assets, or
(ii) the Guarantor's and its other Subsidiaries' proportionate share of Total Assets (after intercompany eliminations) of each such Consolidated Subsidiary exceeds five percent (5%) and is less than ten percent (10%) of Total Assets, but the aggregate proportionate share of Total Assets of such Subsidiaries exceeds fifteen percent (15%) of Total Assets, then in either case, each such Consolidated Subsidiary shall constitute a Significant Subsidiary.

     "Soft Costs" means the costs to Lessor of acquiring and improving any Property or Properties consisting of title, survey, engineering, architectural, legal and similar professional fees and expenses as well as transfer and recording taxes, financing costs and fees and similar types of expenses.

     "Stockholders' Equity" means, at any time, the stockholders' equity of the Guarantor and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Guarantor or any of its Consolidated Subsidiaries. Stockholders' Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Guarantor.

     "Supplement to the Assignment of Leases" means each Supplement to the Assignment of Leases to be delivered on a Property Closing Date substantially in the form of Exhibit D to the Participation Agreement.

     "Supplement to Master Assignment" means each Supplement to the Master Assignment to be delivered on a Property Closing Date substantially in the form of Exhibit L to the Participation Agreement.

     "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor or any other Person under the Lease, or under any of the other Operative Documents, including, without limitation, payments of the Residual

Value Guarantee, the Shortfall Amount and payments pursuant to Sections
16.2 or 17.6 of the Lease, Articles XX or XXII of such Lease and Sections 5, 6, 10 and 14 of the Participation Agreement (including without limitations optional and mandatory prepayments of the Loans pursuant to Section 2.4 of the Loan Agreement and Section 5.6 of the Participation Agreement).

     "Support Facility" shall mean any warehouse, office building or distribution facility constructed for use by the Lessee in the ordinary course of business.

     "Tax Indemnitee" means the Lessor, the Facility Lender, the Agent Bank, the Issuing and Paying Agent, each Lender and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

     "Taxes" is defined in the definition of Impositions.

     "Term" is defined in Section 2.3 of the Lease.

     "Termination Date" is defined in Section 16.2(a) of the Lease.

     "Termination Notice" is defined in Section 16.1 of the Lease.

     "Total Assets" means the total assets of the Guarantor and its Consolidated Subsidiaries, determined as of the most recently completed Fiscal Quarter in accordance with GAAP.

     "Total Commitments" means collectively, the Facility Lender
Commitments and the Lessor's Commitment.

     "Tranche A Balance" means for the Facility Lender, as of any date of determination, an amount equal to the sum of the outstanding Tranche A Loans, together with all accrued and unpaid interest thereon.

     "Tranche A Facility Loan" shall have the meaning set forth in the Liquidity Agreement.

     "Tranche A Loan" is defined in Section 2.1 of the Loan Agreement.

     "Tranche A Loan Commitment" means the Tranche A Loan Commitment of the Facility Lender in the amount equal to the Tranche A Maximum
Amount.

     "Tranche A Maximum Amount" shall have the meaning set forth in the Liquidity Agreement.

     "Tranche A Note" is defined in Section 2.3 of the Loan Agreement.

     "Tranche A Property Balance" means, with respect to any Property, that portion of the Property Balance for such Property allocated to Tranche A Loans.

     "Tranche B Balance" means for the Facility Lender, as of any date of determination an amount equal to the sum of the Tranche B Loans outstanding on such date, together with all accrued and unpaid interest thereon.
     "Tranche B Facility Loan" shall have the meaning set forth in the Liquidity Agreement.

     "Tranche B Loan" is defined in Section 2.1 of the Loan Agreement.

     "Tranche B Loan Commitment" means the Tranche B Loan Commitment of the Facility Lender in the amount equal to the Tranche B Maximum
Amount.

     "Tranche B Maximum Amount" shall have the meaning set forth in the Liquidity Agreement.

     "Tranche B Note" is defined in Section 2.3 of the Loan Agreement.

     "Tranche B Property Balance" with respect to any Property means that portion of the Property Balance for such Property allocated to Tranche B Loans.

     "Transaction Expenses" means:

          (a) all reasonable costs and expenses incurred, from time to time, in connection with the preparation, execution and delivery of the Operative Documents and the consummation and performance of the transactions contemplated thereby, including without limitation, appraiser's fees, fees of environmental inspectors, the reasonable fees, out-of-pocket expenses and disbursements of counsel (including local counsel, appraiser's fees, fees of environmental inspectors) in negotiating the terms of the Operative Documents and any amendments thereto, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents and rating agency fees and reasonable fees of advisors to the Facility Lender (including the agreed-upon fees and expenses of JH Management Corporation);

          (b) any other reasonable fees, out-of-pocket expenses, disbursements or costs (including any indemnities) incurred from time to time by any party to the Operative Documents or any of the other transaction documents on account of the transactions contemplated by the Operative Documents, not including overhead or similar expenses;

          (c) any and all Taxes and fees incurred in recording or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security

          (a) agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents; and

          (d) any and all costs and expenses (including any indemnities), including reasonable attorneys' fees and disbursements, actually incurred from time to time, by any party to the Operative Documents, in connection with the enforcement of the Operative Documents or any part thereof.

     "UCC Financing Statements" means collectively the Facility Lender Financing Statements, the Lessor Financing Statements, and the Lender Financing Statements.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "Voting Power" means, with respect to securities issued by any Person, the combined voting power of all securities of such Person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.

                           APPENDIX 2
                               to
                    Participation Agreement
                   dated as of June 25, 1996


           INITIAL CLOSING DATE CONDITIONS PRECEDENT

A. The occurrence of the Initial Closing Date is subject to the following conditions precedent:

     (a) Operative Documents. Each of the Operative Documents to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, including (i) this Participation Agreement,
(ii) the Lease, (iii) the Construction Agency Agreement, (iv) the Loan Agreement, (v) the Notes, (vi) the Liquidity Agreement, (vii) the Liquidity Notes, (viii) the Assignment of Leases and Rents (together with all supplemental assignments, the "Assignment of Leases"), from the Lessor to the Facility Lender, and consented to by Lessee pursuant to that certain Lessee's Consent, dated as of the Initial Closing Date (the "Consent to Assignment") by Lessee, in favor of the Facility Lender, in each case, substantially in the respective forms set forth as Exhibit J to the Participation Agreement and made a part hereof by this reference, with such modifications thereto as local law or custom may indicate and are agreed to by the participants, (ix) the Assignment of Construction Agency Agreement dated as of the Initial Closing Date (the "Construction Agency Agreement Assignment"), from the Lessor to the Facility Lender, and consented to by Lessee pursuant to that certain Consent, dated as of the Initial Closing Date (the "Consent to Construction Agency Agreement Assignment"), in each case in the respective forms set forth as Exhibit K to the Participation Agreement and made a part hereof by this reference, (x) the Guaranty, (xi) the Issuing and Paying Agency Agreement, (xii) the Security Agreement, and
(xiii) the Master Assignment (together with all supplemental assignments, the "Master Assignment") from the Facility Lender to the Agent Bank for the benefit of the Lenders, and consented to by the Lessor and Lessee pursuant to that certain Lessor's and Lessee's Consent, dated as of the Initial Closing Date (the "Consent to Master Assignment") by the Lessor and the Lessee in favor of the Agent Bank for the benefit of the Lenders, in each case, substantially in the form of Exhibit L to the Participation Agreement and made a part hereof by this reference.

     (b) No Default. No Facility Agreement Default or Facility Agreement Event of Default shall exist (both before and after giving effect to the transactions contemplated by the Operative Documents), and the Lessor, Lessee, the Agent Bank, the Lenders and the Facility Lender shall each have received a fully executed copy of each of the Operative Documents (other than the Notes, the Liquidity Notes and the Lease of which the Agent Bank shall receive the originals and the Lessor, the Lessee and the Facility Lender shall have received copies).

     (c) Recordation of Documents. The Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform
Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable Lessee's counsel to render its opinion referred to in clause (e) below.

     (d) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor, Facility Lender and the Agent Bank.

     (e) Opinion of Counsel. King & Spalding, counsel to Guarantor and Lessee, shall have issued to the Lessor, the Agent Bank, the Lenders and the Facility Lender its opinion to the effect and in the form set forth on Exhibit C attached to the Participation Agreement and made a part hereof by this reference.

     (f) Governmental Approvals. All necessary (or, in the reasonable opinion of the Lessor or the Agent Bank or any of their respective counsel advisable) Governmental Actions, in each case required by any Requirement of Law, shall have been obtained or made and be in full force and effect.

     (g) Litigation. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority
(i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated hereby or thereby or (ii) which could have a Material Adverse Effect.

     (h) Requirements of Law. The transactions contemplated by the Operative Documents do not and will not violate any applicable
Requirement of Law and do not and will not subject the Lessor, the Facility Lender, the Agent Bank or any Lender to any adverse regulatory prohibitions or constraints.

     (i) Officer's Certificate of Guarantor and Lessee. The Lessor, the Facility Lender, the Lenders and the Agent Bank shall each have received an Officer's Certificate, dated as of the Initial Closing Date, of each of Guarantor and Lessee stating that (i) each and every representation and warranty of Guarantor or Lessee, as the case may be, contained in the Operative Documents to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Document;
(iii) each Operative Document to which Guarantor or Lessee, as the case may be, is a party is in full force and effect with respect to it; and
(iv) Guarantor or Lessee, as the case may be, has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Initial Closing Date.

     (j) Guarantor and Lessee's Resolutions and Incumbency Certificate, etc. The Lessor, the Facility Lender, the Lenders and the Agent Bank shall each have received (i) a certificate of the Secretary or an Assistant Secretary of each of Guarantor and Lessee attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Guarantor or Lessee, as the case may be, of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and bylaws, in each case certified as of a recent date by the Secretary of State of Delaware, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a good standing certificate from the appropriate officer of the state in which such Person is incorporated and the state in which such Person's principal place of business is located.

     (k) Closing Date. The Initial Closing Date shall occur on or prior to June 30, 1996.

     (l) No Material Adverse Change. As of the Initial Closing Date, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of Guarantor from that set forth in Guarantor's audited financial statements for the fiscal year ended January 28, 1996.

     (m) Officer's Certificate of Facility Lender. Lessee, Guarantor, the Agent Bank, the Lenders and the Lessor shall have received an Officer's Certificate of the Facility Lender, dated as of the Initial Closing Date, stating that (i) each and every representation and warranty of the Facility Lender contained in the Operative Documents to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Document to which the Facility Lender is a party is in full force and effect with respect to it, and (iii) the Facility Lender has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Initial Closing Date.

     (n) Facility Lender's Resolutions and Incumbency Certificate. etc. Lessee, Guarantor, the Agent Bank, the Lenders and the Lessor shall have received a certificate of the Secretary or an Assistant Secretary of the Facility Lender attaching and certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by the Facility Lender of each Operative Document to which it is or will be a party, (B) its articles of incorporation, certified as of a recent date by the Secretary of State of the State of its incorporation, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

     (o) Opinions of Counsel to Facility Lender. Ropes & Gray, counsel to the Facility Lender and Hunton & Williams, special counsel to the Facility Lender, shall have issued to Lessee, Guarantor, the Lessor, the Issuing and Paying Agent, the Agent Bank and the Lenders their opinion to the effect and in the form set forth on Exhibit G attached to the Participation Agreement and made a part hereof by this reference.

     (p) Officer's Certificate of Lessor. Lessee, Guarantor, the Agent Bank, the Lenders and the Facility Lender shall have received an Officer's Certificate of the Lessor, dated as of the Initial Closing Date, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Documents to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Document to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the Initial Closing Date.

     (q) Lessor's Partnership Certificate, etc. Lessee, Guarantor, the Agent Bank, the Lenders and the Facility Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Lessor attaching and certifying as to (A) the resolutions of the Board of Directors of such general partner and other evidence of partner approval duly authorizing the execution, delivery and performance by the Lessor of each Operative Document to which it is or will be a party, (B) its certificate of limited partnership, certified as of a recent date by the Secretary of State of the State of its organization,
(C) its partnership agreement and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

     (r) Opinion of Counsel to Lessor. Hunton & Williams, counsel to the Lessor, shall have issued to Lessee, the Guarantor, the Facility Lender, the Lenders and the Agent Bank their opinion to the effect and in the form set forth on Exhibit I attached to the Participation Agreement and made a part hereof by this reference.

     (s) Rating of Commercial Paper Notes; Commercial Paper Documents. Moody's and/or
S&P shall have issued a rating of the Commercial Paper Notes as of the Initial Closing Date satisfactory to the Agent Bank and the Lenders. Each of the Commercial Paper Documents shall have been executed and delivered by the parties thereto and all conditions precedent to the issuance of the Commercial Paper Notes under the Commercial Paper Documents shall have been satisfied or waived.

                           APPENDIX 3
                               to
                    Participation Agreement
                   dated as of June 25, 1996


        PRICING PROVISIONS FOR LESSOR INVESTMENT AMOUNTS
(Capitalized  terms  shall  have  the  meaning  ascribed  to  them   in
Annex X of this Appendix 3 to the Participation Agreement or in Appendix 1 of the Participation Agreement and the rules of usage set forth therein shall apply hereto.)

             SECTION    A.       Lessor's   Commitment.    a.    Lessor
Investment Amounts shall initially accrue Certificate Earnings at the Base Rate or, provided that the Lessee shall have given the Lessor by 12:00 noon at least three (3) Business Days' prior written notice of any request therefor, the Adjusted LIBOR Rate. The Lessor Investment Amounts may thereafter, at the option of the Lessee, be converted to or continued as either Base Rate Amounts or Eurodollar Amounts.

            SECTION   2.       Conversions  and   Continuations.    (a)
Provided that no Lease Event of Default has occurred and is continuing, the Lessee shall have the option, subject to the provisions of this Appendix 3 and of the Participation Agreement, to convert on any Business Day all or any part of the outstanding amount of Lessor Investment Amounts made pursuant to a single
Advance from one Type of Lessor Investment Amount into another Type and to continue any Eurodollar Amount for a designated Investment Period; provided that conversions of Eurodollar Amounts shall only be permitted on the last day of an Investment Period applicable thereto unless accompanied by payment pursuant to Section 6. Each such conversion or continuation shall be effected  by  the  Lessee, in the case of a conversion,  by  giving  at least three (3) Business Days' prior written notice or telephonic notice (confirmed in writing promptly thereafter) (each, a
"Notice of Conversion") of each proposed conversion to the Lessor and, in the case of a continuation, by giving notice (in writing or by telephone confirmed in writing promptly thereafter) (each, a "Notice of Continuation") at least three (3) Business Days prior to the Business Day on which the Investment Period in respect of such Lessor Investment Amounts to be continued will expire. Each Notice of Conversion and Notice of Continuation shall be irrevocable, shall be substantially in the form attached hereto as Exhibit A to this Appendix 3 and shall specify the Lessor Investment Amounts to be converted or continued, the Type of Lessor Investment Amounts to be converted into and, if such Lessor Investment Amounts are to be converted into or continued as Eurodollar Amounts, the Investment Period to be applicable thereto. If the Lessee shall fail to continue any Eurodollar Amounts in accordance with the provisions contained in this
Section 2, the Lessor will forthwith so notify the Lessee, whereupon each such Eurodollar Amounts will automatically, on the last day of the then existing Investment Period therefor, convert into a Base Rate Amount.

            (b)    If   a  Lease  Event  of  Default  occurs   and   is
continuing,  then  (A)  each  Eurodollar  Amount  automatically   shall
convert into a Base Rate Amount on the last day of the

Investment  Period  applicable  thereto,  and  the  Lessee  shall   not
have   the  right  to  continue  such  Lessor  Investment  Amounts   as
Eurodollar Amounts or select a succeeding Investment Period with respect thereto and any such selection of a succeeding Investment Period theretofore made pursuant to the terms hereof shall be null and void, and (B) the obligation of the Lessor to make, or to convert Lessor Investment Amounts into, Eurodollar Amount shall be suspended; provided, however, that each Eurodollar Amount automatically shall be converted into a Base Rate Amount immediately upon the Lease Balance being declared to be due and payable, or becoming due and payable, pursuant to Article XVII of the Lease.

            SECTION  3.      Certificate  Earnings.   (a)   Each   Base
Rate Amount shall accrue Certificate Earnings from the date of the Advance made by Lessor of such funds until due and payable at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin.

            (b) Each Eurodollar Amount shall accrue Certificate Earnings from the date of the Advance made by Lessor of such funds or converted to or continued as a Eurodollar Amount until due and payable at a rate per annum equal to (i) the Applicable
Margin plus (ii) the relevant Adjusted LIBOR Rate for Eurodollar Amounts for the Investment Period specified.

            (c)    Subject  to  Section  4.1(d)  of  the  Participation
Agreement, accrued Certificate Earnings in respect of each Base Rate Amount shall be payable, as Lessor Basic Rent, monthly in arrears on the last Business Day of each calendar month, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise), and after such maturity, on demand. Subject to Section 4.1(d) of the Participation Agreement, accrued Certificate Earnings in respect of each Eurodollar Amount shall be payable, as Lessor Basic Rent, in arrears on the last Business Day of each Investment Period applicable to such Eurodollar Amount (and with respect to any
Investment  Period  of  six (6) months, the date  which  is  three  (3)
months after the commencement of such Investment Period), on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise), and after such maturity, on demand.

            (d) The Lessor, upon determining the Adjusted LIBOR Rate for any Investment Period, shall promptly notify the Lessee thereof by telephone or in writing.

           SECTION 4. Increased Cost, etc. (a)(i) Except as to taxes, levies, imposts, deductions, charges, withholdings or other Impositions as provided in Section 14.5 of the Participation Agreement, if after the date hereof, a Change of Law or compliance by Lessor (or its Applicable Investment Office) with any official request or directive (whether or not having the force of law) of any Authority:

              (x) shall subject Lessor (or its Applicable Investment Office) to any tax, duty or other charge on its
     Eurodollar Amounts or its obligation to make Advances that are Eurodollar Amounts, or shall change the basis of taxation of payments to Lessor (or its Applicable Investment
     Office) of its Eurodollar Amounts or the Certificate Earnings thereon or any other amounts due under this Appendix 3 to the Participation Agreement or the Participation Agreement in respect of its Eurodollar Amounts or its obligation to make Advances that are Eurodollar Amounts (except for changes in the rate of tax on the
     overall   net   income  or  gross  receipts  of  Lessor   or   its
     Applicable Investment Office imposed by the jurisdiction in which Lessor's principal executive office or Applicable Investment Office is located); or

             (y)      shall  impose,  modify  or  deem  applicable  any
     reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the
     Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Amount any such requirement included in the calculation of the Adjusted
     LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, Lessor (or its Applicable Investment Office); or

              (z)       shall  impose  on  Lessor  (or  its  Applicable
     Investment Office) or on the United States market or the London interbank market any other condition affecting its Eurodollar Amounts or its obligation to make Advances that are Eurodollar Amounts;

and the result of any of the foregoing is to increase the cost to Lessor (or its Applicable Investment Office) of making or maintaining any Eurodollar Amount, or to reduce the amount of any sum received or receivable by Lessor (or its Applicable Investment Office) under this Appendix 3, the Participation Agreement, or under any other Operative Document with respect to Eurodollar Amounts by an amount reasonably determined by Lessor to be material, then, within fifteen (15) days after demand, which demand shall be accompanied by an explanation of the nature of the costs and a reasonably detailed calculation thereof, by
Lessor,  the  Lessee  shall  pay to Lessor such  additional  amount  or amounts as will compensate Lessor for such increased cost or reduction; provided that no such amount may be claimed by Lessor which is attributable to periods prior to the date which is sixty
(60) days preceding the date on which the officer of the Lessor having primary responsibility for asset liability management shall have obtained actual knowledge of such demand.

            (ii)  If  Lessor  shall  have  determined  that  after  the
date   hereof   the   adoption  of  any   applicable   law,   rule   or
regulation regarding capital adequacy, or any change therein, or any change in the official interpretation or official administration thereof, or compliance by Lessor (or its Applicable Investment Office) or any Person controlling Lessor with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Lessor's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which  Lessor  or  such  controlling Person  could  have  achieved  but
for    such    adoption,    change   or   compliance    (taking    into
consideration Lessor's or such controlling Person's policies with respect to capital adequacy) by an amount reasonably determined by Lessor or such controlling Person to be material, then from time to time, within fifteen (15) days after demand, which demand shall be accompanied by an explanation of the nature of the costs and a reasonably detailed calculation thereof, by Lessor or such controlling Person, the Lessee shall pay to Lessor additional amount or amounts as will compensate Lessor or such controlling
Person  for  such  reduction;  provided that  no  such  amount  may  be claimed  by  Lessor  which  is attributable to  periods  prior  to  the date which is sixty (60) days preceding the date on which the officer of the Lessor having primary responsibility for asset liability management shall have obtained actual knowledge of such demand.

           (b) Notice. Lessor will promptly notify the Lessee of any event of which its officer having primary responsibility for asset liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle Lessor to compensation pursuant to this Section and will designate a different Applicable Investment Office if such designation will avoid the need for, or reduce the amount of,
such  compensation  and  will  not,  in  the  reasonable  judgment   of
Lessor, be otherwise materially disadvantageous to Lessor. A certificate of Lessor claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, the reasonably detailed calculations required above and the date on which the officers of the Lessor having primary responsibility for asset liability management obtained knowledge of such event shall constitute rebuttable presumptive evidence of the amounts to be paid in the absence of manifest error. In determining such amount, Lessor may use any reasonable averaging and attribution methods.

            (c) Unavailability or Inadequacy of Adjusted LIBOR Rate. If, with respect to any Eurodollar Amount, the Lessor determines that, for any reason, (i) appropriate quotations are not available to it in the London interbank market for purposes
of   determining  the  Adjusted  LIBOR  Rate,  or  (ii)  the   Adjusted
LIBOR Rate for any Investment Period for such Lessor Investment Amounts will not adequately reflect the cost to Lessor of making, funding or maintaining their Eurodollar Amounts for such Investment Period, the Lessor shall forthwith so notify the Lessee whereupon (x) each such Eurodollar Amount will automatically, on the last day of the then existing Investment Period therefor, convert into a Base Rate Amount and (y) the obligation of the Lessor to make, or to convert Lessor Investment Amounts into, Eurodollar Amounts shall be suspended until the Lessor shall notify the Lessee that the circumstances causing such suspension no longer exist.

           (d) Illegality. If, after the date hereof, a Change in Law shall occur or compliance by Lessor (or its Applicable
Investment Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for Lessor (or its Applicable Investment Office) to
make,  maintain  or  fund its Eurodollar Amounts and  Lessor  shall  so notify the Lessee whereupon until Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation of such Lessor to make Eurodollar Amounts shall be suspended. Before giving any notice to the Lessee pursuant to this Section 4(d), Lessor shall designate a different Applicable Investment Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of Lessor, be otherwise materially disadvantageous to Lessor. If by reason of any such Change of Law the Lessor may not lawfully continue to maintain and fund any of its outstanding Eurodollar Amounts to maturity and shall so specify in such notice, the Lessee shall immediately prepay in full the then outstanding amount of each Eurodollar Amount of Lessor, together with accrued Certificate Earnings thereon. Concurrently with prepaying each such Eurodollar Amount, the Lessee shall receive a Base Rate Amount in an equal amount from Lessor, and Lessor shall make such a Base Rate Amount.

            SECTION  5.      Investment  Periods.   At  the  time   the
Lessee  gives  any  written notice of a request for  an  Advance  as  a
Eurodollar  Amount  pursuant  to Section  1  or  Notice  of  Conversion
in   respect  of  Eurodollar  Amounts  (in  the  case  of  the  initial
Investment Period applicable thereto) or any Notice of Continuation prior to 12:00 noon (New York City time) on the third (3rd) Business Day prior to the expiration of an Investment Period applicable to such Eurodollar Amounts (in the case of subsequent Investment Periods), the Lessee shall have the right
to   elect,   by  giving  the  Lessor  written  notice  (or  telephonic
notice  confirmed  in  writing  promptly  thereafter),  the  investment period (each, an "Investment Period") applicable to such Advance of Eurodollar Amounts, which Investment Period shall, at the option  of  the  Lessee, be one (1), two (2),  three  (3)  or  six  (6)
months; provided, that: (i) the initial Investment Period for any Eurodollar Amount shall commence on the date of any conversion of such Lessor Investment Amount from a Base Rate Amount and each Investment Period occurring thereafter in respect of such Lessor
Investment Amount shall commence on the last day of the next preceding Investment Period in respect of such Lessor Investment Amount; (ii) if any Investment Period would otherwise expire on a day  which  is  not  a  Business  Day,  such  Investment  Period  shall expire on the next succeeding Business Day; provided, however, that if any Investment Period would otherwise expire on (x) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Investment Period shall expire on the next preceding Business Day or (y) a Business Day for which there is no numerically corresponding
Business  Day  in  the  applicable  subsequent  calendar  month,   such
Investment  Period  shall  expire on the  last  Business  Day  of  such applicable  subsequent  calendar  month;  (iii)  no  Investment  Period shall  extend  beyond  the Expiration Date and (iv)  there  may  be  no more than five (5) separate Investment Periods in respect of Eurodollar Amounts from Lessor outstanding at any one time.

            SECTION   6.       Compensation.   In   addition   to   the
amounts required to be paid by the Lessee pursuant to Section 4 hereof, the Lessee shall pay to Lessor, upon demand by such Lessor, such amount or amounts as the Lessor reasonably determines  is  or  are  necessary  to  compensate  it  for  any  loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or funds required by Lessor to fund or
continue   such   Eurodollar  Amounts  by  it  as  a  result   of   any
payment,  prepayment  or  conversion of a  Eurodollar  Amount  for  any reason (including, without limitation, by reason of an acceleration of the payment of the Lease Balance pursuant to Article XVII of the Lease) on a date other than the last day of an Investment Period applicable to such Eurodollar Amount.

            SECTION  7.      Calculation  of  Certain  Fees  and  Other
Amounts. In determining the Applicable Margin to be paid by the Lessee pursuant to Sections 3(a) and (b), the Lessor shall refer on each Performance Pricing Determination Date to the Guarantor's most recent financial statements delivered to the Lessor pursuant to Section 11.1(a)(i) of the Participation Agreement (together with the Compliance Certificate delivered in connection therewith, the "Audited Statement") and Section 11.1(a)(ii) thereof (together with the Compliance Certificate delivered in connection therewith, the "Unaudited Statements"); provided, that, should any relevant Audited Statements or Unaudited Statements be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin to be paid shall not be effective, except to the extent hereinafter provided to the contrary within this
Section 7, until the next succeeding Performance Pricing Determination Date (as such term is hereinafter defined); provided, further, that, should the Audited Statements reflect a Leverage Ratio other than the ratio determined by the Unaudited Statements for the third Fiscal Quarter, then (i) should the Audited Statements reveal that the Lessee should have paid
Certificate Earnings and fees at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date then the Lessee shall immediately pay to the Lessor such amounts as are necessary to
cause  the  Lessor  to  have  received  the  appropriate  return,   and
(ii)  should  the  Audited Statements reveal  that  the  Lessee  should have  paid  Certificate  Earnings and fees at  a  lower  rate  for  the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Lease Default or Lease Event of Default shall be in existence, the Lessor shall promptly pay to the Lessee such amounts as are necessary to cause the Lessor to have received the appropriate return. For purposes hereof, "Performance Pricing Determination Date" shall mean each date that occurs 45 days after the end of each of the first 3 Fiscal Quarters, and 90 days after the end of the last Fiscal Quarter, of the Guarantor. All determinations hereunder shall be made by the Lessor. Notwithstanding the foregoing, for purposes of determining the amounts to be paid by the Lessee pursuant to Section 3 until the Performance Pricing Determination Date which occurs on or about July 30, 1996, the Leverage Ratio shall conclusively be presumed to be greater than
 .25 but less than .35.

             SECTION 8. Prepayments on Non-Business Days. Except as provided in Section 5, whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and Certificate Earnings shall be payable at the applicable rate during such extension.

           SECTION  9.   Prepayments.   The Lessor  Investment  Amounts
shall  be  subject  to prepayment and repayment at  the  times  and  in the amounts set forth in Sections 5.2, 5.3, 5.5, 5.8 and 5.9 of the Participation Agreement and shall be applied to the Lessor Investment Amounts as set forth therein and herein. No such prepayment in respect of any Eurodollar Amounts shall be made on a day which is not the expiration date of an Investment Period applicable to such Lessor Investment Amount unless accompanied by all compensation and payments pursuant to Section 6.

                SECTION       10.       Facility/Commitment       Fees.
Facility/Commitment fees shall be paid to the Lessor as provided in the letter agreement between Credit Suisse and Guarantor, dated as of February 16, 1996.

                            ANNEX X

                          Definitions


            Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in Appendix 1 to the
Participation  Agreement  and the rules  of  usage  set  forth  therein shall apply hereto. For purposes of this Appendix 3, the following terms shall have the following meanings:


            "Adjusted LIBOR Rate" applicable to any Investment Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the maximum stated rate of all reserve requirements (including, without limitation, any marginal emergency, supplemental, special or other reserves) that would be applicable to any member bank of the Federal Reserve System during such Investment Period in respect of eurocurrency or eurodollar funding, lending or liabilities.

            "Agent Bank" shall mean Credit Suisse, a Swiss bank operating through its New York branch.

            "Applicable Investment Office" shall mean Lessor's Domestic Investment Office in the case of a Base Rate Amount and Lessor's Eurodollar Investment Office in the case of a Eurodollar Amount.

           "Applicable Margin" shall have the meaning set forth in the letter agreement between Credit Suisse and Guarantor, dated as of February 16, 1996.

           "Audited Statements" shall have the meaning set forth in Section 7 of Appendix 3 to the Participation Agreement.

            "Authority" shall have the meaning set forth in the Liquidity Agreement.

           "Base Rate" means, on any date, a rate equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.5%) per annum or (b) the rate of interest per annum from time to time publicly announced by the Lessor (or its affiliates) as its base lending rate for commercial loans made in the United States, each as in effect on such date. The base lending rate is not necessarily the lowest rate of interest charged by the Lessor (or its affiliates) in connection with extensions of credit.

            "Base   Rate  Amount"  shall  mean  any  Lessor  Investment
Amount   which  is  accruing  Certificate  Earnings  as   provided   in
Section 3(a) of Appendix 3 to the Participation Agreement.

           "Change of Law" shall have the meaning set forth in the Liquidity Agreement.

           "Domestic Investment Office" shall mean the office of Lessor specified as "Domestic Investment Office" opposite its name on Annex 1 to Appendix 3 to the Participation Agreement, or such other office as Lessor may from time to time specify in writing to the Lessee.

           "Eurodollar Investment Office" shall mean the office of Lessor specified as "Eurodollar Investment Office" opposite its name on Annex 1 to Appendix 3 to the Participation Agreement, or such other office as Lessor may from time to time specify to the Lessee

            "Eurodollar  Amounts"  shall  mean  any  Lessor  Investment
Amount   which  is  accruing  Certificate  Earnings  as   provided   in
Section 3(b) of Appendix 3 to the Participation Agreement.

           "Federal Funds Rate" shall mean the weighted average of the rate on the overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published by the Federal Reserve Bank of New York from time to time, or, if not so published at any time, the rate then used by first class banks in extending overnight loans to other first class banks.

            "Governmental  Authority"  shall  have  the   meaning   set
forth in the Liquidity Agreement.

           "Investment  Period"  shall have the  meaning  specified  in
Section 5 of Appendix 3 to the Participation Agreement.

            "Lessee's Payment Office" shall mean the offices of Lessee at 2455 Paces Ferry Road, Atlanta, Georgia 30339, or such
other   office  as  the  Lessee  may  designate  in  writing   to   the
Lessor.

          "Lessor" shall mean Credit Suisse Leasing 92A, L.P.

           "Lessor Investment Amounts" shall mean all Investments made to the Lessee by the Lessor pursuant to Section 3 of the
Participation   Agreement  and  Appendix   3   to   the   Participation
Agreement.

           "Leverage Ratio" shall have the meaning set forth in the Liquidity Agreement.

            "LIBOR   Rate"   shall   mean,   with   respect   to   each
Investment Period for a Eurodollar Amount, the per annum rate of interest for amounts comparable to the outstanding principal amount of the Eurodollar Amounts for which an interest rate is then being determined with maturities comparable to the Investment Period to be applicable to such Eurodollar Amounts, determined as of 11:00 A.M. (London Time) on the date which is two Business Days prior to the commencement of such Investment
Period and which: (i) appears page 4750 of the Telerate Screen as of such time and date provided that if more than one such offered rate appears on page 4750 of the Telerate Screen, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates or (ii) if no such rate appears on such page 4750, is the rate of interest then offered to prime banks in the London interbank Eurodollar market by the Lessor (or its affiliates) for Dollar Deposits.

            "Notice   of   Continuation"   shall   have   the   meaning
specified   in   Section   2  of  Appendix  3  to   the   Participation
Agreement.

           "Notice of Conversion" shall have the meaning specified in Section 2 of Appendix 3 of the Participation Agreement.

           "Performance Pricing Determination Date" shall have the meaning set forth in Section 7 of Appendix 3 to the Participation Agreement.

           "Type"  shall  mean  any type of Lessor  Investment  Amount,
i.e.,  whether  a  Base  Rate  Amount  or  a  Eurodollar  Amount   made
pursuant to the Participation Agreement.

           "Unaudited Statements" shall have the meaning set forth in Section 7 of Appendix 3 to the Participation Agreement.

                                                        EXHIBIT A

               NOTICE OF CONVERSION/CONTINUATION


To:  Credit Suisse Leasing 92A, L.P.
     12 East 49th Street
     New York, New York 10017
     Attn:  Director


           Pursuant to Section 2 of Appendix 3 of the Participation Agreement dated as of June 25, 1996 ("Participation Agreement"), among The Home Depot, Inc., as Guarantor, Home Depot U.S.A., Inc, as Lessee and Construction Agent (the "Lessee"), HD Real Estate Funding Corp., as Facility Lender, the financial institutions named therein, as Lenders, Credit Suisse, as Agent Bank and Lender, and Credit Suisse Leasing 92A, L.P., as Lessor, this notice represents a request, on behalf of the Lessee to [convert $__________ in the amount of [Eurodollar/Base Rate] Amounts to [Eurodollar/Base Rate] Amounts on ___________, ____, [for Eurodollar Amounts only: and with an Investment Period of ______________________ months/days expiring on ______________, ____] or
[continue as [Eurodollar/Base Rate] Amounts $______________ in the amount of presently outstanding [Eurodollar/Base Rate] Amounts commencing on ________________, 19__, and with an Investment Period of _________________ months/ expiring on _______________, ____.]

           The Lessee hereby represents and warrants that no Event of Default exists on the date hereof or will exist on the proposed [conversion] [continuation] date.

            Terms defined in the Participation Agreement and not otherwise defined are used herein as therein defined.

DATED:_____________________


                                   HOME DEPOT U.S.A., INC.


                                   By:_________________________________

                                   Title:______________________________

                                            ANNEX 1 TO APPENDIX 3
                                       TO PARTICIPATION AGREEMENT

Lessor's Domestic Lending Office

     Credit Suisse
     12 East 49th Street
     New York, NY 10017

               Attn:          Conrad Meyer
               Telephone:     212-238-2064
               Telecopier:    212-238-5073

                    ABA/Acct. No.:      026009179
                    Further  credit  to:   Credit  Suisse  Account  No.
                    904996-02
                    Attn:               Loan Dept.
                    Ref:                Home Depot

Lessor's Eurodollar Investment Office

     Same as above.

                                                        EXHIBIT A
                                       TO PARTICIPATION AGREEMENT


                  FORM OF ACQUISITION REQUEST



TO:  Credit Suisse, as Agent Bank
     Credit Suisse Leasing 92A, L.P., as Lessor,
     HD Real Estate Funding Corp., as Facility Lender
     Each Lender party to the Participation Agreement referred to below


     Reference is hereby made to the Participation Agreement dated as of June 25, 1996 (as heretofore amended, the "Participation Agreement") among The Home Depot, Inc. (the "Guarantor"), Home Depot U.S.A., Inc. (the "Lessee"), HD Real Estate Funding Corp. (the "Facility Lender"), Credit Suisse, as Agent Bank, and the Lenders party thereto. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 attached to the Participation Agreement, which Appendix is made a part hereof by this reference.

     Lessee hereby requests the acquisition by the Lessor of the Land described on Schedule A hereto on [INSERT REQUESTED PROPERTY CLOSING DATE] by purchase of fee title from [INSERT NAME OF SELLER] for a Property Acquisition Cost of $____________.

     Enclosed herewith is the proposed form of Deed to be used to effect such acquisition.

     [Lessee hereby notifies you that the Estimated Completion Date for such Property is ________, 199__.]

     In connection with such requested acquisition, Lessee hereby represents and warrants to you as follows:

          (a) on the requested Property Closing Date the representations and warranties of Guarantor and Lessee contained in each of the Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (b) the conditions precedent to the acquisition of such Land by the Lessor set forth in Section 7 of the Participation Agreement have been satisfied;

          (c) there has not occurred and is not continuing any Facility Agreement Default or Facility Agreement Event of Default and no Facility Agreement Default or Facility Agreement Event of Default shall have occurred after giving effect to such acquisition; and

          (d) the Available Commitments will be sufficient, in the reasonable judgment of the Construction Agent, to complete the Improvements on each Property.

     Lessee has caused this Acquisition Request to be executed and delivered by its duly authorized officer this ________________ [TO BE DELIVERED NOT LATER THAN 1:00 P.M. ON THE
BUSINESS DAY OF THE REQUESTED PROPERTY CLOSING DATE].

                              HOME DEPOT U.S.A., INC.


                              By:________________________________
                              __
                              Title:_____________________________
                              ____

                           SCHEDULE A

                      DESCRIPTION OF LAND

                                                  EXHIBIT B
                                   TO PARTICIPATION AGREEMENT


                    FORM OF FUNDING REQUEST



TO:  Credit Suisse, as Agent Bank
     Credit Suisse Leasing 92A, L.P., as Lessor,
     HD Real Estate Funding Corp., as Facility Lender
     Each Lender party to the Participation Agreement referred to below


     Reference is hereby made to the Participation Agreement dated as of June 25, 1996 (as heretofore amended, the "Participation Agreement") among The Home Depot, Inc. (the "Guarantor"), Home Depot U.S.A., Inc. (the "Lessee"), HD Real Estate Funding Corp. (the "Facility Lender"), Credit Suisse, as Agent Bank, and the Lenders party thereto. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 attached to the Participation Agreement, which Appendix is made a part hereof by this reference.

     Lessee hereby notifies you that:

          (i) Lessee requests the making of an Advance in the amount of $_________ on [INSERT REQUESTED FUNDING DATE];

          (ii) the Advance will be allocated among the Properties and their respective Property Acquisition Costs and Property
     Improvements Cost as set forth on Schedule A hereto; and

          (iii) Lessee requests that ____% of the Advance be funded with proceeds of Loans and that ____% of the Advance be funded by Lessor Investment Amounts.

     In connection with such requested Advance, Lessee hereby represents and warrants to you as follows:

          (a) on the requested Funding Date the representations and warranties of Guarantor and Lessee contained in each of the Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (b) there has not occurred and is not continuing any Facility Agreement Default or Facility Agreement Event of Default and no Default or Event of Default will have occurred after giving effect to the making of the Advance;

          (c) the Available Commitments will be sufficient, in the reasonable judgment of the Construction Agent, to complete the Improvements on each Property; and

          (d) all of the conditions precedent to such Advance set forth in Section 7 of the Participation Agreement have been satisfied.

     Please wire transfer the proceeds of the Advance to
______________.

     Lessee has caused this Funding Request to be executed and delivered by its duly authorized officer this ________________
[TO BE DELIVERED NOT LATER THAN 1:00 P.M. ON THE BUSINESS DAY OF
THE REQUESTED FUNDING DATE].

                              HOME DEPOT U.S.A., INC.


                              By:________________________________
                              _
                              Title:_____________________________
                              ___

                           SCHEDULE A

                     ALLOCATION OF ADVANCE

                         Property                 Property
Property                                          Acquisition
                                                  Costs
                                                  Improvements
                                                  Costs

                         $                        $

                                                       EXHIBIT C
                                       TO PARTICIPATION AGREEMENT


                         [Letterhead of King & Spalding]

                         June 28, 1996

Credit Suisse, as Agent Bank and Lender           CS First Boston
Tower 49                                55 East 52nd Street
12 East 49th Street                          Park Avenue Plaza
New York, New York 10017                     New York, New York
10055

And each of the Lenders named in                  Moody's
Investor Service, Inc.
   Annex A attached hereto                        Structured
Finance Group
                                        99 Church Street, Fourth
Floor
Credit Suisse Leasing 92A, L.P., as Lessor             New York,
New York 10007
12 East 49th Street
New York, New York 10017                     Standard & Poor's
Ratings Group
                                        25 Broadway - 13th Floor
HD Real Estate Funding Corp., as Facility Lender       New York,
New York 10004
c/o J H Management Corporation                    Attention:
Commercial Paper Department
One International Place
Room 520
Boston, Massachusetts  02110

     Re: $300,000,000 Commercial Paper/Lease Program

To the Addressees:

     We have acted as counsel to Home Depot U.S.A., Inc., a Delaware corporation (the "Lessee"), and The Home Depot, Inc., a Delaware corporation (the "Guarantor"), in connection with transactions contemplated by the Participation Agreement, dated as of June 25, 1996 (the "Participation Agreement"), among the Guarantor, the Lessee, HD Real Estate Funding Corp., as Facility Lender, the financial institutions named therein, as Lenders, Credit Suisse, as Agent Bank and Lender, and Credit Suisse Leasing 92A, L.P., as Lessor. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix 1 to the Participation Agreement. The opinions expressed below are furnished to you pursuant to subsection A.(e) of Appendix 2 to the Participation Agreement.

     In connection with this opinion, we have reviewed the following documents (the documents described in items (1) - (6) collectively, the "Opinion Documents"):

     (1)  the Participation Agreement;

     (2) the Lease, dated as of June 25, 1996 (the "Lease"), by and between the Lessee and the Lessor;

     (3)  the Guaranty, dated as of June 25, 1996 (the
          "Guaranty") made by the Guarantor in favor of each of the Participants;

     (4)  the Construction Agency Agreement, dated as of June 25,
          1996 (the "Construction Agency Agreement");

     (5)  the Consent to Assignment of Lease, Consent to
          Assignment of Construction Agency Agreement and Consent to Master Assignment, each dated as of June 25, 1996;

     (6) the side letter between the Lessee and Credit Suisse with respect to the Administration Agreement and the indemnity agreement from Lessee and Guarantor in favor of CS First Boston; and

     (7) each of the other Operative Documents listed on Annex B attached hereto.

     We have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such corporate documents and records of the Lessee and the Guarantor and such other instruments and certificates of public officials, officers and representatives of the Lessee, the Guarantor and other Persons as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In rendering this opinion, we have assumed: (a) the genuineness of all signatures on all documents that we examined (except the signatures of officers or representatives of the Lessee and the Guarantor), (b) the authenticity of all documents submitted to us as originals and
(c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

     In rendering this opinion, we have also relied upon the representations and warranties as to factual matters contained in and made pursuant to the Participation Agreement and the other Operative Documents and such certificates as we have deemed necessary or appropriate to enable as to render the opinions expressed below. Whenever our opinion herein is qualified by the phrase "to our knowledge," it is intended to indicate that the current actual awareness of those attorneys within this firm who have participated in the representation of the Lessee and the Guarantor in connection with the transactions described herein is not inconsistent with that portion of the opinion which such phrase qualifies; our use of such phrase shall not indicate that we have made, and, in fact we have not made, an independent investigation concerning the subject matter of the opinion that is so qualified or concerning the accuracy or veracity of the representations or warranties or statements of fact contained in the Participation Agreement, any other Operative Document, the information regarding the Lessee or the Guarantor contained or incorporated by reference in the Private Placement Memorandum or the written statements and cer tificates on which we have relied. We have not made any indepen dent review or investigation of orders, judgments, or decrees by which the Lessee or the Guarantor is or may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Lessee or the Guarantor, and we have made no searches of any litigation dockets or any other public records.

     In rendering this opinion, we have also made such investigations of law as we have deemed appropriate as a basis for such opinions. The opinions expressed herein are limited exclusively to United States federal law, the General Corporation
Law of the State of Delaware (the "Delaware GCL") and the internal laws of the State of Georgia (the "State").

     In rendering this opinion we have relied on the following additional assumptions:

               (a) (i) Each Person who is a party to any of the Operative Documents (other than the Lessee and Guarantor) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) each of the Operative Documents has been duly authorized, executed and delivered by each such Person (other than the Lessee and Guarantor); (iii) each Operative Document constitutes the legal, valid and binding obligation of such Person (other than the Lessee and the Guarantor), enforceable against it (other than the Lessee and the Guarantor) in accordance with its respective terms; and (iv) that each such Person (other than the Lessee and

     Guarantor) has the requisite corporate or other organizational power and authority to perform its obligations under such Operative Documents.

               (b) The Lessor has valid title to or an interest in the property purported to be conveyed pursuant to the Lease and, in each case, has the unrestricted right to convey, lease or grant a lien on or security interest in such property as contemplated by the applicable Opinion Document.

               (c) Each party to the Opinion Documents and the other Operative Documents has received adequate consideration for its execution and delivery of such agreement and the covenants and agreements made by it thereunder and the proceeds of the Commercial Paper Notes, Facility Loans and Loans will be utilized solely for the purposes required by the Operative Documents.

               (d) In the event that any party to any Opinion Document seeks to maintain any action, suit or proceeding in the courts of the State to enforce any provision of any of the Opinion Documents, such person, if required at such time to hold a certificate of authority to transact business in the State, will have obtained such a certificate prior to commencing such action, suit or proceeding.
     With respect to our opinion regarding the enforceability of the Opinion Documents set forth below, we exclude any opinion as to the validity, enforceability or legal effect of any provision of any of the Operative Documents if and to the extent that such provision requires or permits (i) a rate of interest or charge for the use of money payable by any party thereto, including without limitation, loan origination fees, discount points, expenses and other fees and charges (including amounts payable to any Participant for payment in reimbursement of the Participant's costs and expenses or otherwise to defray any Participant's costs and expenses) whether or not denominated as interest, which exceeds under any circumstances, whether by reason of prepayment, acceleration or otherwise, five percent (5%) per month, or to the extent that such charges or interest constitute precomputed interest within the meaning of O.C.G.A. 7-4-2(b), (ii) the payment by any obligor thereunder of interest on unpaid interest unless the requirements of O.C.G.A. 7-4-17 are satisfied, (iii) the payment by any obligor thereunder of interest at a higher rate after default to the extent that such payment is determined to be a penalty or forfeiture, or (iv) purport to avoid or cure any breach of any applicable usury law (i.e., any "usury savings provision").

     We express no opinion as to whether the legal relationship purported to be created by any such Operative Document will be respected for tax, accounting, financial reporting or any regulatory purposes. We express no opinion as to any matters re garding state or federal tax or, except as specifically set forth below, securities law. In addition to the foregoing, we express no opinion as to whether the Lease creates a leasehold estate or usufruct under the laws of the State but we confirm to you that the Lease is in a proper form to create either a leasehold estate or a usufruct under the laws of the State.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. Each of the Lessee and the Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware. Based solely upon the Certificate of Existence dated June 21, 1996 relating to the Lessee and the Certificate of Existence dated June 21, 1996 relating to the Guarantor, each provided by the Secretary of State of the State, each of the Lessee and the Guarantor is duly qualified as a foreign corporation authorized to do business in, and is in good standing with the Secretary of State of, the State.

          2. Each of the Lessee and the Guarantor has all requisite corporate power and authority to execute and deliver the Opinion Documents to which it is a party and to perform its obligations thereunder.

          3. The Opinion Documents to which the Lessee is a party have been duly authorized by all requisite corporate action on the part of Lessee and have been duly executed and delivered by authorized officers of the Lessee. The Opinion Documents to which the Guarantor is a party have been duly authorized by all requisite corporate action on the part of Guarantor and have been duly executed and delivered by authorized officers of the Guarantor.

          4. Each of the Opinion Documents constitutes the legal, valid and binding obligation of the Lessee or the Guarantor party thereto, enforceable against each such party in accordance with its respective terms, except that:

          a. No opinion is expressed (x) with respect to the Lease, as to the validity, enforceability or legal effect of (i) any provisions allowing the Lessor, the Facility Lender or any assignee thereof to forcibly dispossess the tenant, (ii) any provision purporting to relieve Lessor, the Facility Lender, or any assignee thereof of any obligation to mitigate damages, or (iii) any remedy specified by the Lease as being available following the occurrence of a Lease Event of Default thereunder by the Lessee or the Guarantor, including without limitation, any right to collect any specified amount of rent or other damages from the Lessee or the Guarantor; however, it is our opinion that the Lease and Applicable Law do afford remedies and procedures to the Lessor, the Facility Lender, or any assignee thereof thereunder necessary to obtain possession of the Properties and to collect some measure of damages from the Lessee, so long as such remedies and procedures are exercised in compliance with applicable laws and judicial decisions of this State relating to the exercise of such remedies and procedures or (y) with respect to any other Opinion Document, as to the validity, enforceability or legal effect of certain waivers, remedies and other provisions thereof which may not be enforceable, but the inclusion of such provision does not render such Opinion Document invalid and the remedies available under such Opinion Documents, in our opinion, are adequate for the practical realization of the benefits intended to be provided thereby;

          b. The enforceability of the Opinion Documents is subject to and limited by the effect of (i) bankruptcy, insolvency, reorganization and moratorium laws, laws relating to fraudulent obligations or conveyances, and other similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights and remedies generally, and (ii) general principles of equity (whether asserted in an action at law or in equity), including concepts of materiality, good faith and fair dealing, and unconscionability, and equitable relief (including the enforceability by specific performance of any particular provision of the Opinion Documents) which are subject to the discretion of the court from which such relief may be sought;

          c. With respect to the validity, enforceability and legal effect of the environmental indemnity and hold harmless agreements set forth in the Participation Agreement, we have relied upon the opinion of the United States District Court for the Western District of New York in Purolator Products Corp. v. Allied-Signal, Inc., 772 F. Supp. 124 (W.D.N.Y. 1991), and the majority line of cases cited in such opinion at 772 F. Supp. 129. These cases maintain that liability under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., may be transferred between responsible private parties through private contractual agreements, although liability to the government may not be transferred. See also, AM International, Inc. v. International Forging Equipment, 982 F.2d 989 (6th Cir. 1993) (reversing district court ruling that indemnity agreement does not bar CERCLA contribution claim against another liable party); but see, CPC International, Inc. v. Aerojet-General Corporation, 759
            F. Supp. 1269 (W.D. Mich. 1991) (state cross-claim against site owners was not barred by pre-CERCLA stipulation and consent order holding owners harmless). In addition, we have relied on the opinion of the United States Bankruptcy Court for the Southern District of Georgia, Savannah

          Division, in In re: Diamond Manufacturing Company, Inc., 164 B.R. 189 (Bankr.
          S.D. Ga. 1994), which cites the Purolator majority case law with approval and states that as no Georgia case law has interpreted indemnification provisions relating to liability under Georgia's hazardous waste statutes, cases construing the CERCLA indemnification provisions are persuasive authority in such context. Finally, we note that CERCLA and other environmental laws have sometimes been interpreted to impose independent liability on indemnified parties for action or inaction which may or may not be found to be negligence, wilful misconduct or a violation of law, see, e.g., United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
          1990), cert. denied, 111 S. Ct. 752 (1991), order
          amended and superseded by statute, 819 F. Supp. 1079 (S.D. Ga. 1993); O'Neil v. Q.L.C.R.I., 750 F. Supp. 551
          (D.R.I. 1990), and we note that such liability may not be subject to indemnification or reimbursement as a matter of public policy, although we are aware of no case law on this subject in the State.

          d. Each of the Participation Agreement, the Guaranty, the Construction Agency Agreement and, except as limited therein, the Lease provides, that it shall be construed in accordance with the substantive laws of the State. We believe that a Georgia court or a federal court sitting in the State as a forum state and applying Georgia conflict of laws rules under diversity jurisdiction (in either case, a "Georgia Court") should give effect to the designation by the parties of the statutory law of the State as the governing law with respect substantive issues arising under such Opinion Documents (except for the matters expressly allocated to local law under the terms of the Lease) unless it were determined that (1) the State has no substantial relationship to the parties or the transaction contemplated by such Opinion Documents, (2) application of the law of the State would be contrary to a fundamental policy of a state which has a materially greater interest than the State in the determination of a particular issue and which state would be the state of the applicable law in the absence of an effective choice of law by the parties, or (3) the substantive law of another state applies to the particular issue in dispute, such as title to real property, the internal affairs of corporations or the mandatory choice of law rules which cannot be varied by the parties pursuant to
          Section 1-105(2) of the Uniform Commercial Code. Since choice of law issues are decided on a case-by-case basis depending on the factual circumstances of the particular transaction, however, we are unable to conclude with certainty that a Georgia Court would give effect to the choice of the substantive law of the State as the governing law. Nevertheless based on case law in the State and the facts of the transaction contemplated by such Opinion Documents, we believe that, in a properly presented case, a Georgia Court should conclude that the State has a substantial relationship to the parties and the transaction contemplated thereby.

          Without limiting the qualifications set forth in clauses a. through d. above, no opinion is expressed herein with respect to (i) those provisions of the Opinion Documents requiring payment by any party of costs of collection, including reasonable attorneys' fees, to the extent that the party entitled thereto fails to comply with O.C.G.A. 13-1-11 or to the extent such costs are unconscionable or disproportionate to the services rendered;
     (ii) those provisions of Section 17.4 of Lease (which will need to be expanded in the Lease Supplement and Memorandum of Lease to be recorded in the State); (iii) those provi sions of the Opinion Documents in derogation of O.C.G.A.
      13-4-4 and authorities of similar import regarding departure from contractual terms, waivers and the like;
     (iv) those provisions of the Opinion Documents providing indemnification or reimbursement to, or waiver of claims against, any Indemnitee or any other party where the claim to be indemnified, reimbursed or waived results from the negligence or wilful misconduct of or violation of law by such Indemnitee or where such indemnification, reimbursement or waiver would violate public policy; (v) those provisions of the Opinion Documents which could be construed to relieve any party from the responsibilities and liabilities of a "mortgagee in possession" under the laws of the State; (vi) those provisions of the Opinion Documents permitting the unilateral or ex parte appointment of a receiver, to the extent the appointment of a receiver is governed by applicable statutory requirements; (vii) those provisions of the Opinion Documents purporting to allow the acceleration of the maturity of the rental obligations of the Lessee without notice to the Lessee or the Guarantor; (viii) those provisions of the Opinion Documents which could be construed to relieve any party from the responsibility and liability of a seller to a "vendee in possession" under the laws of the State or that purport to constitute a waiver of the rights of a "vendee in possession;" (ix) the provisions of any Operative Document other than the Opinion Documents (to the extent incorporated by reference therein or attached as an exhibit thereto) except as otherwise expressly set forth herein; (x) the validity, enforceability or legal effect of those provisions of the Opinion Documents that purport by their terms to obligate any party to bear the legal and other expenses of another party in litigation in which the party obligated to bear such costs prevails; (xi) provisions relating to rights of set-off, except to the extent exercised in accordance with Applicable Law; (xii) provisions which constitute waivers or advance consents that have the effect of waiving statutes of limitation, marshaling of assets or similar requirements; (xiii) pro visions providing that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (xiv) the application or applicability of the laws of any jurisdiction other than the State to any of the Opinion Documents; (xv) the provisions purporting to waive the right to trial by jury or to consent to the jurisdiction of the State or any particular venues; and (xvi) provisions requiring any party to act "reasonably" which may be so vague as to be unenforceable.

          5.   No order, consent, approval, license,
     authorization, recording, registration, declaration, filing or exemption of any governmental authority or agency is required as of the date hereof pursuant to any statute or regulation of the United States of America or the State in connection with the execution, delivery and performance of any Opinion Document by the Lessee or Guarantor except as contemplated by the Opinion Documents.

          6. The execution and delivery by the Lessee and the Guarantor of the Opinion Documents to which the Lessee and the Guarantor are a party and the performance by each of the Lessee and the Guarantor of its respective obligations thereunder on or prior to the date hereof (a) does not conflict with, result in a breach or violation of or constitute a default under any law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), of the United States of America or the State or any governmental or regulatory body of either thereof or the Delaware GCL, (b) will not result in a breach of the certificate of incorporation or by-laws of either the Guarantor or the Lessee and (c) does not result in a breach or violation of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee or the Guarantor under, any indenture, mortgage, contract or other instrument to which either the Lessee or the Guarantor is a party or by which either of them or their property may be bound which was listed as an Exhibit to the Guarantor's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the Guarantor's fiscal year ended January 28, 1996 or which would be required to be listed as an Exhibit to the Guarantor's Annual Report on Form 10-K for the current fiscal year if such report were filed on the date hereof.

          7. Neither the Lessee nor the Guarantor is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          8. There is no action, suit, investigation, litigation or proceeding to which the Guarantor or the Lessee is a party pending or, to our knowledge, threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of any Operative Document or the consummation of the transactions contemplated thereby.

          9. Assuming (i) the Commercial Paper Notes are and will continue to be issued/offered and sold in strict compliance with the terms of the Operative Documents and
     (ii) the continuing compliance by all parties with all the terms of the Operative Documents, offers and sales of the Commercial Paper Notes will be exempt from registration under the Securities Act of 1933.

          10. It is not necessary to register the offer and sale of the Notes or the Liquidity Notes under the Securities Act of 1933, or to qualify the Loan Agreement or the Liquidity
     Agreement under the Trust Indenture Act of 1939.

     This opinion has been rendered solely for your benefit, and for the benefit of your assignees, in connection with the Operative Documents and the transactions contemplated thereby, and it may not be relied upon, referred to, or otherwise used by any other person or for any other purpose without our express written consent in each instance. Our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters so stated. The opinions set forth herein are as of the date hereof, and we make no undertaking to supplement such opinions if, after the date hereof, facts or circumstances come to our attention or changes in the law occur that could affect our opinions.

                              Very truly yours,



                              KING & SPALDING

                                                          Annex A

                            Lenders


                         Bank of America NT&SA

                         The Bank of New York

                   Deutsche Bank AG, New York Branch

                  The First National Bank of Chicago

                 First Union National Bank of Georgia

                 Morgan Guaranty Trust Co. of New York

                       NationsBank, N.A. (South)

                        SunTrust Bank, Atlanta

                    Toronto Dominion (Texas), Inc.

                       Union Bank of Switzerland

                    Wachovia Bank of Georgia, N.A.

                                                                Annex B

                      Operative Documents

1. Participation Agreement, dated as of June 25, 1996, by and among Lessee, Guarantor, Lessor, Facility Lender, Agent Bank and the Lenders.

2. Assignment of Lease, dated as of June 25, 1996, by Lessor in favor of the Facility Lender.

3. Construction Agency Agreement Assignment, dated as of June 25, 1996, by lessor in favor of the Facility Lender.

4. Loan Agreement, dated as of June 25, 1996, by and between Facility Lender and Lessor.

5. Tranche A Note and Tranche B Note, each dated as of June [28,] 1996, made by Lessor in favor of Facility Lender.

6. Liquidity Agreement, dated as of June 25, 1996, by and among Facility Lender, Agent Bank, the Documentation Agent and the
     Lenders.

7.   Security Agreement, dated as of June 25, 1996, among Lessor,
     Facility Lender and Agent Bank.

8. Master Assignment, dated as of June 25, 1996, made by Facility Lender in favor of Agent Bank.

9. Issuing and Paying Agency Agreement, dated as of June 25, 1996, by and among the Issuing and Paying Agent, Facility Lender, Agent Bank and Administrative Agent.

10. Private Placement Letter of Understanding, dated as of June 25, 1996, by and between the Placement Agent and the Facility Lender.

11.  Private Placement Memorandum, dated as of June 28, 1996.

12. Administration Agreement dated as of June 25, 1996, between the Facility Lender and the Administrative Agent.

                                                              EXHIBIT D
                                             TO PARTICIPATION AGREEMENT

           FORM OF SUPPLEMENT TO ASSIGNMENT OF LEASE

     SUPPLEMENT, dated as of __________________ (this "Supplement"), to the ASSIGNMENT OF LEASE, dated as of June 25, 1996 (the "Assignment of Lease"), made by CREDIT SUISSE LEASING 92A, L.P., (the "Lessor"), as assignor in favor of HD REAL ESTATE FUNDING CORP., a Delaware corporation (the "Facility Lender"), as assignee.

     The parties hereto agree as follows:

     1. The Property. In accordance with the Assignment of Lease, the Lessor has executed this Supplement to subject the Lease between the Lessor, as lessor, and Home Depot U.S.A., Inc., as lessee, as supplemented by the Lease Supplement executed as of even date herewith with respect to the Property described on Schedule 1, to the Assignment of Lease. The description of the Property is attached hereto as
Schedule 2 and made a part hereof by this reference.

     2. Integrated Assignment. Following the execution and delivery of this Supplement, this Supplement, and all supplements previously delivered under the Assignment of Lease, shall constitute a part of the Assignment of Lease, a copy of which is attached hereto as Exhibit A and made a part hereof by this reference.

     3. Confirmation. Except as expressly supplemented hereby, the provisions of the Assignment of Lease are and shall remain in full force and effect. Further, the Lessor hereby reaffirms its obligations under the Assignment of Lease.

     IN WITNESS WHEREOF, the Lessor has caused this Supplement to be duly executed as of the day and year first above written.


                              CREDIT SUISSE LEASING 92A, L.P., a
                              Delaware limited partnership

                              BY: CREDIT SUISSE, its general partner


                              By:______________________________________
                                   Name:
                                   Title:

                              By:______________________________________
                                   Name:
                                   Title:

[ADD APPROPRIATE FORM
OF NOTARY BLOCK]


                                                              Exhibit A
                                                          to Supplement

                     [Copy of Assignment of Lease]

                                                             Schedule 1
                       [Description of Property]

                        LESSEE'S CONSENT


     HOME DEPOT U.S.A., INC. (the "Lessee") hereby consents and agrees to all of the terms of the Assignment of Lease dated as of June 25, 1996 (as amended, supplemented or otherwise modified from time to time, the "Assignment"), made by Credit Suisse Leasing 92A, L.P. (the "Lessor"), as assignor to HD Real Estate Funding Corp., a Delaware corporation ("Facility Lender"), as assignee and further agrees as follows:

     1. Acknowledgments. Confirmations and Agreements. The Lessee acknowledges, confirms and agrees that: (a) the Lessee has the right, power and authority to enter into this Consent (this "Consent"); (b) the Lease, dated as of June 25, 1996, between the Lessee and the Lessor (the "Lease"; capitalized terms used herein, and not otherwise defined herein, shall have the meaning assigned thereto in the Lease) is in full force and effect and enforceable against Lessee in accordance with its terms; (c) neither the Lessee nor, to the Lessee's knowledge, the Lessor is in default in the observance or performance of any condition or agreement to be observed or performed by the Lessee or the Lessor, respectively, thereunder; (d) no Basic Rent has been paid by the Lessee in advance; (e) no Rent has been waived, released, reduced, discounted or otherwise discharged or compromised by the Lessor; and (f) the Lessee has not received notice of any other assignment of the Lessor's interest in the Lease other than as permitted by the Operative Documents.

     2. Consent. (a) The Lessee, as lessee under the Lease, consents to the Assignment and each of the terms thereof, and agrees to pay and deliver to the Facility Lender (or its designee or assignee) all Rent and other sums payable under the Lease without any offset, deduction, defense, abatement, deferment, diminution or counterclaim, and the Lessee will not assert any offset, deduction, defense (other than the defense of payment to the Facility Lender (or its designee or assignee)), abatement, deferment, diminution or counterclaim in any proceeding brought under the Assignment or with respect to the transactions contemplated therein or herein; provided, that the Lessee shall not pay or deliver to the Facility Lender any amounts representing Excepted Payments. The Lessee will not, for any reason whatsoever, seek to recover from the Facility Lender (or its designee or assignee) any moneys paid to the Facility Lender (or its designee or assignee) by virtue of the Assignment. The Lessee agrees (i) to deliver to the Facility Lender (or its designee or assignee) and the Lessor, at their addresses set forth in the Participation Agreement or at such other addresses as the Facility Lender or the Lessor, as the case may be, may designate, duplicate originals or copies of all notices, undertakings, demands, statements, documents and other communications which the Lessee is required or permitted to deliver pursuant to the Lease or the Assignment; (ii) that, subject to the Excepted Rights, any notice delivered or declaration made to the Lessee by the Facility Lender (or its designee or assignee) pursuant to the Lease shall be effective as a notice given or declaration made to the Lessee by the Lessor as lessor under the Lease; (iii) that the Facility Lender (and its designee or assignee) shall not by reason of the Assignment be subject to any liability or obligation under the Lease; and (iv) that (other than with respect to Excepted Payments and Excepted Rights) any waiver, consent or approval by the Lessor under the Lease shall not be valid unless approved in writing by the Facility Lender (or its designee or assignee).

          (b) The Lessee hereby agrees that upon a Lease Event of Default, the Facility Lender (or its designee or assignee) shall have the right to deliver a notice of default under the Lease, which shall be effective for all purposes under the Lease as if sent by the Lessor.

          (c) To the extent that Lessee, in good faith, is unable to determine whether a payment pursuant to the Lease constitutes an Excepted Payment, it shall be entitled to deposit such amount in the Collateral Account, with such dispute to be resolved by the Participants.

     3.  Amendment or Termination of the Lease or the Assignment;
Facility Lender's Designation.   The Lessee agrees that it will
not, except in accordance with the express terms of the Lease and except with respect to Excepted Rights and Excepted Payments, unilaterally or by agreement, subordinate, amend, supplement, modify, extend (except in accordance with the express terms of the Lease), discharge, waive or terminate the Lease or this Consent or any provision of any thereof without the Facility Lender's prior written consent, and that any attempted subordination, amendment, supplement, modification, extension, discharge, waiver or termination without such consent shall be null and void. In the event that the Lease shall be amended or supplemented as herein permitted, the Lease, as so amended or supplemented, shall continue to be subject to the provisions of the Assignment and this Consent without the necessity of any further act by any of the parties hereto. Nothing in this
Section 3 shall be construed as limiting or otherwise affecting in any way (i) the Lessor's Excepted Rights or (ii) the Facility Lender's right to receive directly the Excepted Payments.

     4. Continuing Obligations of the Lessor and the Lessee. Neither the execution and delivery of the Assignment, nor any action or inaction on the part of the Facility Lender shall impair or diminish any obligations of the Facility Lender or the Lessee under the Lease, and shall not impose on the Facility Lender (or its designee or assignee) any such obligations, nor shall it impose on the Facility Lender (or its designee or assignee) a duty to produce Rent or cause the Facility Lender to be a mortgagee in possession for any purpose.

     5. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Consent is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the Lessee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Consent shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of the Lessor, the Facility Lender and the Lessee under the remainder of this Consent shall continue in full force and effect.

     IN WITNESS WHEREOF, the Lessee has caused this Consent to be duly executed as of ____ day of June, 1996.

                                   HOME DEPOT U.S.A., INC.


                                   By:________________________________
                                       Marshall L. Day
                                       Senior Vice President and
                                       Chief Financial Officer


                                    Attest:___________________________
                                          Lawrence A. Smith
                                          Assistant Secretary

                                                       [CORPORATE SEAL]

Signed, sealed and delivered
this _______ day of _____________,
1996 in the presence of:


________________________________
Unofficial Witness

________________________________
Notary Public

My Commission Expires:

_______________________________

[NOTARIAL SEAL]

                                                    EXHIBIT E TO
                                          PARTICIPATION AGREEMENT

                                   __________________, 19___



To the Parties listed on
  Schedule I attached hereto:

Ladies and Gentlemen:

       We have acted as special counsel in the State of ____________________ (the "State") in connection with the transactions contemplated by (i) that certain Participation Agreement (the "Participation Agreement") dated as of June __, 1996, made by and among Home Depot U.S.A., Inc., a Delaware corporation ("Lessee"), The Home Depot, Inc., a Delaware corporation (the "Guarantor"), HD Real Estate Funding Corp., a Delaware corporation (the "Facility Lender"), Credit Suisse Leasing 92-A, L.P., a Delaware limited partnership (the "Lessor"), Credit Suisse, as Agent Bank (the "Agent Bank") and the financial institutions which are or may become parties thereto, as lenders and (ii) each of the Other Agreements (as hereinafter defined). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix 1 to the Participation Agreement.

     As such counsel, we have reviewed each of the following:

            1. The Participation Agreement;

            2. The Lease;

            3. The form of the Lease Supplement(s) with respect to the Properties located in the State
            (the "Lease Supplements");

            4. The Loan Agreement;

            5. The Notes

            6. The Mortgage with respect to the Property located in the State (the "Mortgage");

            7. The Construction Agency Agreement;

            8. The form of the Construction Agency Agreement Supplement with respect to the Property located in the State (the "Construction Supplement")

            9. The Assignment of Construction Agency Agreement and the form of Supplement thereto with respect to the Property located in the State (the "Construction Assignment Supplement");

            10.      The Assignment of Leases and the  form
            of the Supplement thereto with respect to the Property in the State;

            11.      The Master Assignment and the form  of
            the Supplement thereto with respect to the Property located in the State;

            12.     The Security Agreement;

            13.     The Liquidity Agreement;

            14.     The Liquidity Notes;

            15. The form of Special Power of Attorney by Lessor in favor of Lessee; and

            16. The Financing Statements (the "Financing Statements") and the Memorandum of Lease (the "Memorandum of Lease"), in each case, described on Schedule II hereto and to be filed in the Recordation offices (as defined below).

      For the purposes of this opinion, the documents identified immediately above as: (a) documents Nos. (2) through and including (16) are hereinafter referred to collectively as the "Other Agreements" and
(b) documents Nos. (2) through and including (6), (9) through and including (12), and (16) are hereinafter referred to collectively as the "Collateral Documents." The Participation Agreement and the Other Agreements are referred to collectively as the "Agreements."

      We have also examined such other records, documents, instruments, certificates and materials and made such inquiries and considered such matters and questions of law as we have deemed necessary to enable us to render the opinions set forth below.

      Based upon the foregoing and subject to the assumptions and qualifications set forth below, it is our opinion that:


                         Qualification

          1. Assuming the only business transacted by the Lessor within the State is the ownership of the Property and the leasing of the same to the Lessee, neither the Lessor nor any partner thereof is required under State law to qualify as a foreign corporation or otherwise, in order to transact such business in the State, or to execute, deliver, perform or comply with the Agreements to which it is a party. [If qualification is necessary, please advise as to the cost and procedure for qualification.]

          2.     Assuming   that  the   only   business
          transacted by the Facility Lender within  the
          State  is  the  making of the  Loans  to  the
          Lessor  and the holding of Collateral located
          within the State to secure repayment thereof,
          the  Facility  Lender is not  required  under
          State law to qualify as a foreign corporation
          or  lender or otherwise in order to  transact
          such    business   in   the    State.     [If
          qualification is necessary, please advise as to the cost and procedure for qualification.]

          3.    The  Agent Bank is not required  to  be
          qualified  to  do  business,  or   file   any
          designation for service of process,  or  file
          any  reports in the State, or comply with any
          statutory     or    regulatory    requirement
          applicable only to financial institutions chartered or qualified to do business in the State solely by reason of the execution and delivery of any of the Agreements or any such entity's participation in the transactions contemplated thereby. [Cure provision: If it were determined that such qualification and filing were required, the validity of the Agreement would not be affected thereby, but any such entity not so qualified would be precluded from enforcing its rights in the courts of the State until such time as such entity is qualified to transact business in the State.]

          4.    Each  of  the Facility Lender  and  (as
          assignee thereof) the Agent Bank meets all of
          the  requirements for a [mortgagee] under the
          laws   of  the  State  in  order  to  validly
          execute, deliver, perform and comply with the
          terms  of  the Agreements and no  co-trustee,
          license,   residency  requirement  or   other
          requirements  are  applicable  to  the  Agent
          Bank.

                     Validity and Priority

          5.    Assuming  due authorization,  execution
          and  delivery of the Agreements  (other  than
          the   Lease,   the   Lease  Supplement,   the
          Memorandum of Lease and the Special Power  of
          Attorney) by the respective parties  thereto,
          the Collateral Documents are and will be, the
          legal,  valid and binding obligations of  the
          parties  thereto,  enforceable  against   the
          parties  thereto  in  accordance  with  their
          respective   terms,  subject  to   applicable
          bankruptcy,      insolvency,      moratorium,
          reorganization and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          6. Assuming due authorization, execution and delivery by the respective parties thereto, the Lease (including the Memorandum of Lease) and the Lease Supplements are and will be, the legal, valid and binding obligations of the parties thereto, enforceable against the parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally, and principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          7. The Memorandum of Lease: (a) is in proper form so as to comply with the recording requirements of the State, (b) contains all information required by the State for a Memorandum of Lease and (c) upon recordation in the county where the applicable Property is located, will give constructive notice of the existence of the applicable Lease and the Lease

                Supplement and the purchase options in favor of the Lessee contained therein and of the rights of Lessor thereunder.

          8. The Security Agreement is in a form sufficient to create and constitute a valid security interest in favor of the Agent Bank, under Article 9 of the UCC in the UCC Collateral (as defined below) thereunder.

          9.    The  Mortgage, together with the Master
          Assignment  (and the Supplement thereto)  and
          the  Assignment of Lease (and the  Supplement
          thereto)    (collectively,   the    "Mortgage
          Documents")  are  in  a  form  sufficient  to
          (i)  create  and constitute a valid  security
          interest  in  favor  of the  Agent  Bank,  as
          assignee   of  the  Facility  Lender,   under
          Article 9 of the Uniform Commercial Code,  as
          adopted  in the State (the "UCC"),  in  those
          items  and  types of personal property  which
          are subject to the provisions of Article 9 of
          the  UCC  (the  "UCC  Collateral"),  (ii)  be
          accepted,    upon   payment   of   applicable
          recording   taxes,  for  recording   by   the
          [describe officer who will accept instruments
          for recordation] where the Mortgage Documents
          will  be  recorded;  and  (iii)  create   and
          constitute  in  favor of the Agent  Bank,  as
          assignee of the Facility Lender, a valid lien
          upon so much of the property conveyed thereby
          as  constitutes real property, including  any
          fixtures annexed thereto, in the State.   The
          recordation of the Mortgage Documents in  the
          [insert  appropriate offices]  (collectively,
          the "Recordation Offices"), and the filing of
          the  Financing  Statements in  the  [Name  of
          office  for statewide UCC filing] (the "State
          Corporation  Commission") and the Recordation
          Offices  are the only recording, registration
          or   filing  necessary  to  perfect,  publish
          notice  of  and  preserve  the  lien  of  and
          security   interest  in  the  real  property,
          including  any fixtures annexed  thereto,  as
          created by the Mortgage Documents except that
          continuation  statements  relating   to   the
          Financing Statements must be filed within [six] months prior to the expiration of each [five] year period following the original filing of such Financing Statements in order to continue the perfection of the security interests created by the Mortgage Documents.

          10.   The Financing Statements are in  proper
          form for filing in the State.  The due filing
          and  indexing  of  the  Financing  Statements
          among  the  financing statements  records  of
          [insert   appropriate   offices]   will    be
          sufficient  to perfect the security  interest
          created  by  the Mortgage, the Assignment  of
          Leases   (and  the  Supplement),  the  Master
          Assignment (and the Supplement), the Security
          Agreement, the Lease and the Lease Supplement
          in   those  items  and  types  of   the   UCC
          Collateral  in which a security interest  may
          be  perfected  by the filing of  a  financing
          statement  in  the state under the  UCC  (the
          "F/S  Collateral").   No  further  filing  or
          refiling  or  any other action  is  necessary
          under  the  UCC  to perfect or maintain  such
          perfection,   except  that   a   continuation
          statement must be filed within the period of [six] months prior to the expiration of [five] years from the date of each original filing and within the period of six months prior to the expiration of each succeeding period of five years from the date of such original filing to maintain the effectiveness of the filings referred to in this paragraph.

          11.  The courts of the State will enforce and
          give  effect  to  those  provisions  in   the
          Agreements   which   stipulate   that    such
          documents shall be governed by and  shall  be
          construed in accordance with, the laws of the
          state of Georgia, except to the extent
                that the laws of the State or any other
          state in which any of the Property is located
          shall   govern  the  effect  of  real  estate
          interests  created, transferred  or  reserved
          and   the   perfection  and  the  effect   of
          perfection or non-perfection of liens and security interests.

          12.  The Special Power of Attorney: (a) is in
          proper   form  so  as  to  comply  with   the
          recording requirements of the State, and  (b)
          is   in  a  form  sufficient  to  create  and
          constitute a valid special power of attorney in favor of Lessee under the laws of the State.

                            Legality

          13.   Neither  the execution and delivery  of
          the Agreements by, nor the fulfillment of  or
          the  compliance  with the provisions  thereof
          (including  the making of the  Loans  by  the
          Facility  Lender  to  the  Lessor)   by   the
          respective parties thereto, (i) results in  a
          violation   of,  or  contravenes  any   State
          statute,   law,  rule,  code,  ordinance   or
          regulation,  in each case applicable  to  the
          respective   party;  or  (ii)  requires   any
          approval, consent, license or withholding of objection on the part of, or filing or registration with, any governmental authority or regulatory body in the State.

                            Taxation

          14.   Except  for  federal, state  and  local
          franchise, withholding and income  taxes,  no
          taxes,  fees or other charges imposed by  the
          State,  __________ County or any other  local
          governmental  entity  are  payable  by  Agent
          Bank,  Facility Lender, the Lenders,  Lessor,
          Guarantor or Lessee solely as a result of (i)
          the  issuance  of the Notes or the  Liquidity
          Notes,  or  the making of the  Loans  or  the
          Facility  Loans,  (ii)  the  acquisition   by
          Lessor of the Property situated in the State,
          (iii) the leasing of the Property situated in
          the State by Lessor to Lessee pursuant to the
          Lease  and Lease Supplement, as evidenced  by
          the  recordation of the Memorandum  of  Lease
          and  (iv)  the  mortgaging  of  the  Property
          situated  in the State by Lessor to  Facility
          Lender  pursuant  to  the  Mortgage  and  (v)
          (except for nominal filing or recording  fees
          payable  at  the time of filing or recording)
          the  execution, and delivery, recordation  or
          filing  (where applicable) of the  Agreements
          and   all  other  instruments  delivered   in
          connection with the transactions contemplated
          thereby.   [Please detail any intangible  tax
          or other recording taxes and other costs of filing].

      Our examination of the law relevant to our opinions given herein is limited to the laws of the State. We have not made an independent review of the laws of any other state and we express no opinion as to any matters governed by the laws of any other state.

                              Very truly yours,

                              ___________________________________
                              By:  ______________________________

                           Schedule I


                           Addressees


Home Depot U.S.A., Inc.
The Home Depot, Inc.
HD Real Estate Funding Corp.
Credit Suisse Leasing 92-A, L.P.
Credit Suisse, as Agent Bank
Lenders from time to time party to the
     Operative Documents

                          Schedule II


            Financing Statements; Memoranda of Lease


[List all Lessor, Facility Lender and Agent Bank UCCs]

                                                  EXHIBIT F
                                   TO PARTICIPATION AGREEMENT


              FORM OF PROPERTY CLOSING CERTIFICATE



TO:  Credit Suisse, as Agent Bank
     Credit Suisse Leasing 92A, L.P., as Lessor,
     HD Real Estate Funding Corp., as Facility Lender
     Each Lender party to the Participation Agreement referred to below


     Reference is hereby made to the Participation Agreement dated as of June 25, 1996 (as heretofore amended, the "Participation Agreement") among The Home Depot, Inc. (the "Guarantor"), Home Depot U.S.A., Inc. (the "Lessee"), HD Real Estate Funding Corp. (the "Facility Lender"), Credit Suisse, as Agent Bank, and the Lenders party thereto. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 attached to the Participation Agreement, which Appendix is made a part hereof by this reference.

     Lessee hereby certifies to you that as of _________, 199_
(the "Property Closing Date") with respect to the Property described on Schedule A hereto:

          (a) the representations and warranties of Guarantor and Lessee contained in each of the Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (b) there has not occurred and is not continuing any Facility Agreement Default or Facility Agreement Event of Default and no Facility Agreement Default or Facility Agreement Event of Default will have occurred after giving effect to the making of the acquisition of the Property on the Property Closing Date;

          (c) the Available Commitments will be sufficient, in the reasonable judgment of the Construction Agent, to complete the Improvements on each Construction Period
     Property and the Advances being made and which have been made with respect to the Construction Period Properties will not exceed the Maximum Property Losts for the

     Properties;

          (d) Guarantor and Lessee have performed all agreements contained in the Operative Documents to be performed by them on or before the Property Closing Date;

          (e) title to the Property to be acquired on the Property Closing Date conforms to the representations and warranties set forth in Section 9.3 of the Participation
     Agreement; and

          (f) the Estimated Completion Date for the Property to be acquired on the Property Closing Date is not after the last day of the Commitment Period or the Outside Completion
     Date.

     Lessee has caused this Property Closing Certificate to be executed and delivered by its duly authorized officer as of the Property Closing Date.

                              HOME DEPOT U.S.A., INC.


                              By:________________________________
                              _
                              Title:_____________________________
                              ___

                           SCHEDULE A

                      PROPERTY DESCRIPTION

                                                        EXHIBIT G
                                       TO PARTICIPATION AGREEMENT


                  [Letterhead of Ropes & Gray]


Each of the parties listed in Annex A attached hereto

          Re: HD Real Estate Funding Corp.

Ladies and Gentlemen:

     We have acted as counsel to HD Real Estate Funding Corp., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of the agreements and documents listed on Schedule I attached hereto (the "Company Documents"). Capitalized terms which are not defined herein have the meanings assigned to such terms in the Liquidity Agreement, defined in Schedule I attached hereto.

     We are familiar with the corporate proceedings taken by the Company in connection with the Company Documents and the transactions contemplated thereby. We have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Company Documents. We have also examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate as a basis for the opinions hereinafter expressed.

     We express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America, the laws of The Commonwealth of Massachusetts and, to the extent applicable to the opinions expressed herein, the General
Corporation Law of the State of Delaware.

     With your approval, we have relied, as to certain matters of fact, on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable, and we have assumed that the signatures (other than those of the Company) on all documents examined by us are genuine and that all documents submitted to us as copies conform with the originals, which assumptions we have not independently verified.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and (ii) the Company has all requisite corporate power and authority to execute and deliver the Company Documents and the Commercial Paper Notes and to perform its obligations under the Company Documents and the Commercial Paper Notes.

     2. The execution and delivery by the Company of the Company Documents and the Commercial Paper Notes and the performance by the Company of its obligations under the Company Documents and the Commercial Paper Notes have been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of the Company and do not violate or require any consent of or notice to any Person under (i) any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) any agreement or instrument known to us to which it is bound, other than the Company Documents, (iii) any provision of the laws of The Commonwealth of Massachusetts or of the General Corporation Law of the State of Delaware except for compliance with "blue sky" or state securities laws (as to which no opinion is expressed herein), or (iv) any applicable Federal, Massachusetts or Delaware order or judgment applicable to the Company and known to us. The Company Documents have been duly executed and delivered by a duly authorized officer of the Company on behalf of the Company and the Commercial Paper Notes when completed and issued in accordance with the Issuing and Paying Agency Agreement will have been duly executed and delivered by a duly authorized officer of the Company on behalf of the Company.

     3. Based solely upon inquiry of officers of the Company and without investigating court dockets or other governmental records, there is no action, suit, proceeding, inquiry or investigation at law or in equity pending before or by any court, regulatory agency, public board or body nor, to the best of our knowledge, is there any action, suit, proceeding, inquiry, or investigation threatened against the Company (i) that would affect the existence of the Company or the titles of its officers to their respective offices, (ii) seeking to restrain or enjoin the issuance, sale or delivery of the Commercial Paper Notes or the execution and delivery by the Company of the Company Documents, (iii) contesting the powers or authority of the Company with respect to the execution and delivery by the Company of the Company Documents or the Commercial Paper Notes or the performance by the Company of the Company Documents or the Commercial Paper Notes, or (iv) contesting or affecting any action on the part of the Company contemplated by any of the Company Documents or the Commercial Paper Notes.

     4. The outstanding common stock of the Company is beneficially owned (within the meaning of the Investment Company
Act of 1940, as amended, after given effect to the attribution rules set forth in Section 3(c)(1)(A) and (B) thereof) by not more than 5 persons.

     In rendering the foregoing opinion, it is expressly understood that no opinion is expressed herein with respect to
(i) any authorization, consent, approval, license, exemption of or filing or registration with any court or government department, commission, board, bureau, agency or instrumentality that is or may be required as a result of the type of assets that the Company may own, in which the Company may invest or in which the Company may have any right or interest, (ii) any United States Federal laws affecting bank regulatory matters, and (iii) except as expressly set forth in paragraph 4 above, the Investment Company Act of 1940, as amended.

     This opinion is solely for the benefit of the addressees hereof, except that a copy of this opinion may be delivered to Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Hunton & Williams, each of which may rely upon this opinion to the same extent as if such opinion were addressed to it. Each permitted assignee or participant of any Lender may also rely on this opinion to such extent.

                                   Very truly yours,


                                   Ropes & Gray

                            ANNEX A


            Credit Suisse, as Agent Bank and Lender

           Credit Suisse Leasing 92A, L.P., as Lessor

               The Home Depot, Inc., as Guarantor

               Home Depot U.S.A., Inc., as Lessee

The First National Bank of Chicago, as Issuing and Paying Agent

                  CS First Boston Corporation

                     Bank of America NT&SA

                      The Bank of New York

               Deutsche Bank AG, New York Branch

               The First National Bank of Chicago

              First Union National Bank of Georgia

             Morgan Guaranty Trust Co. of New York

                   Nationsbank, N.A. (South)

                     SunTrust Bank, Atlanta

                 Toronto Dominion (Texas), Inc.

                   Union Bank of Switzerland

                    Wachovia Bank of Georgia

                           AGREEMENTS

1. The Participation Agreement dated as of June 25, 1996 by and among the Corporation, as Facility Lender, The Home Depot, Inc., as Guarantor, Home Depot U.S.A., Inc., as Lessee and Construction Agent, Credit Suisse Leasing 92A, L.P., as Lessor, Credit Suisse, as Agent Bank and Lender, and other financial institutions listed on the signature pages to the Participation Agreement, or that may hereafter become party to the Participation Agreement, as Lenders.

2. The Administration Agreement dated as of June 25, 1996 by and between the Corporation and Credit Suisse, as Administrative
     Agent.

3. The Loan Agreement dated as of June 25, 1996 by and between the Corporation as lender and Credit Suisse Leasing 92A, L.P. as borrower.

4. The Security Agreement dated as of June 25, 1996 by and between the Corporation, Credit Suisse, and Credit Suisse Leasing 92A, L.P.

5. The Liquidity Agreement dated as of June 25, 1996 by and between the Corporation, as Borrower, the Financial Institutions Parties To the Liquidity Agreement, as Lenders, Deutsche Bank AG, New York Branch, as Documentation Agent and Credit Suisse, as Agent Bank.

6. The proposed Tranche A and Tranche B Notes (the "Notes") to be issued by this Corporation to the Lender(s) pursuant to the terms and conditions of the Liquidity Agreement.

7. The Facilitation Agreement dated as of June 25, 1996 by and between the Corporation, J. H. Management Corporation, Credit Suisse and The Home Depot, Inc.

8. The Issuing and Paying Agency Agreement dated as of June 25, 1996 between the Corporation and The First National Bank of Chicago, as Issuing and Paying Agent.

9.   The Master Assignment dated as of June 25, 1996 from the
  Corporation, as Assignor to

      Credit Suisse, as Assignee.

10. The Assignment of Lease dated as of June 25, 1996 from Credit Suisse Leasing, L.P., as assignor, to the Corporation, as assignee.

11. The Assignment of Construction Agency Agreement dated as of June 25, 1996 between the Corporation and Credit Suisse Leasing 92A, L.P.

12. The Private Placement Letter of Understanding dated June 25, 1996 between the Corporation and CS First Boston Corporation.

                   [Letterhead of Hunton & Williams]


                                                     FILE: 51053.000002
                         June 28, 1996

To each of the Persons Listed
on Schedule A Attached Hereto

    Re: The Home Depot, Inc./Commercial Paper/Lease Program

Ladies and Gentlemen:

     We have acted as special counsel to CS First Boston Corporation ("CS First Boston"), in connection with the transactions contemplated by the Participation Agreement, dated as of June 25, 1996 ("Participation Agreement"), among The Home Depot, Inc., as Guarantor (the "Guarantor"), Home Depot U.S.A., Inc., as Lessee (the "Lessee"), HD Real Estate Funding Corp., as Facility Lender (the "Facility Lender"), the financial institutions named therein, as Lenders, Credit Suisse, as Agent Bank and Lender (the "Agent Bank"), and Credit Suisse Leasing 92A, L.P., as Lessor (the "Lessor"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix 1 to the Participation Agreement.

     The opinions expressed below are furnished to you pursuant to Section A(o) of Appendix 2 of the Participation Agreement. Although we have not acted as counsel to the Facility Lender, we are delivering this opinion at the request of CS First Boston in connection with the transactions contemplated by the Operative Documents. In arriving at the opinions expressed below, we have examined the following documents:

          (a)  the Participation Agreement.

          (b) the Assignment of Lease, dated as of June 25, 1996, between Lessor and Facility Lender.

          (c) the Construction Agency Agreement Assignment, dated as of June 25, 1996, between Lessor and Facility
          Lender.

          (d) the Loan Agreement, dated as of June 25, 1996, between Facility Lender and Lessor.

          (e)  the Liquidity Agreement, dated as of June 25,
          1996, among Facility Lender, Agent Bank, Lenders and
          Documentation Agent.

          (f)  each of the Liquidity Tranche A Notes and
          Liquidity Tranche B Notes, dated as of the date hereof and executed by Facility Lender.

          (g) the Security Agreement, dated as of June 25, 1996, among Lessor, Facility Lender and Agent Bank.

          (h) the Master Assignment, dated as of June 25, 1996, between Facility Lender and Agent Bank.

          (i) the Issuing and Paying Agency Agreement, dated as of June 25, 1996, among Issuing and Paying Agent,
          Facility Lender, Agent Bank and Administrative Agent.

          (j) the Private Placement Letter of Understanding, dated as of June 25, 1996, between CS First Boston and
          Facility Lender.

          (k)  the Administration Agreement, dated as of June 25,
          1996, between Facility Lender and Administrative Agent.

          (l)  the Commercial Paper Notes.

     The documents listed in paragraphs (a) through (l) above are herein referred to as the "Facility Lender Documents."

     We have also examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of the other Operative Documents, and such corporate documents and records of the Facility Lender and such other instruments and certificates of public officials, officers and representatives of the Facility Lender and other Persons as we have deemed necessary or appropriate for the purposes of this opinion.

     In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions. As to questions of fact relevant to such opinions, we have relied upon representations in the Facility Lender Documents and the other Operative Documents and certificates and statements of the Facility Lender and public officials, and we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy or completeness of any such factual assertions.

     In rendering the opinions expressed below, we have assumed the correctness of (and express no opinion as to matters addressed by) the opinions expressed in the opinion letter of Ropes & Gray, as counsel to the Facility Lender, dated as of the date hereof and addressed to us and to each of you, and we believe you and we are justified in relying on such opinion. We have also assumed, without independent investigation or inquiry,
(a) the authenticity of all documents submitted to us as originals, (b) the execution and genuineness of all signatures on all documents that we examined, (c) the due authorization, execution and delivery of the Facility Lender Documents and the other Operative Documents by each of the parties thereto, (d) the legality, validity and binding effect of the Facility Lender Documents and the other Operative Documents as to each of the parties thereto other than the Facility Lender, (e) the continuing compliance by all parties with all the terms of the Operative Documents and (f) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

          We have further assumed that (a) no discretionary act of the Facility Lender or on its behalf will be taken after the Initial Closing Date if such act might result in a violation of law or breach or default under any agreement, decree, writ, judgment or court order, (b) the Facility Lender will obtain all permits and governmental approvals and take all other actions which are both (i) relevant to performance of the Facility Lender Documents or consummation of the transactions contemplated thereby, and
(ii) required in the future under applicable law.

          With respect to the Facility Lender Documents listed in
(a) through (h), our opinion expressed in paragraph 4 below is subject to the limitations that we express no opinion as to the provisions of any Facility Lender Document which (a) permit or require interest or a charge for the use of money (whether or not denominated as interest and including all fees, premium, prepayment or late charges, reimbursement of expenses and other amounts), payable by any party thereto, that exceeds, for any reason including acceleration of the maturity of the relevant obligation, a rate of 5% per month, (b) permit or require the payment by any person of interest on interest unless the requirements of the Official Code of Georgia Annotated ("O.C.G.A.") 7-4-17 are satisfied, (c) permit or require the payment by any obligor of a higher rate of interest after default than before or the payment of a fee or charge in connection with a prepayment of principal, to the extent any such payment is determined to be a penalty or forfeiture, or (d) purport to avoid or cure any breach of any applicable usury law (i.e., any "usury savings" provision).

     For the purpose of rendering this opinion, we have made such additional legal and factual inquiries as we deemed necessary under the circumstances. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion. For purposes of this opinion, the term "Applicable Law" shall mean those laws, rules and regulations of the State of New York, the State of Georgia and the federal laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Facility Lender Documents.

     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          1. The Commercial Paper Notes when issued and paid for pursuant to the terms of the Issuing and Paying Agency
Agreement will constitute the legal, valid and binding obligations of the Facility Lender enforceable in accordance with their terms.

          2.   Neither the execution and delivery of the Facility
Lender Documents by the Facility Lender, nor the consummation by the Facility Lender of the transactions contemplated thereby will violate any Applicable Law.

          3. No consent, approval, authorization, filings or order of any court or governmental agency, body or official is required for the consummation by the Facility Lender of the transactions contemplated by the Operative Documents, other than such consent, approvals, authorizations, filings or order of any court or governmental agency, body or official (i) as may be re quired under the state securities or Blue Sky laws of any jurisdiction in connection with the offer and sale of the Commercial Paper Notes and (ii) that have been made or obtained on or prior to the date hereof.

          4. Each of the Facility Lender Documents constitutes a legal, valid and binding obligation of the Facility Lender enforceable against the Facility Lender in accordance with its terms.

          5. Assuming that the Commercial Paper Notes are offered and sold by the Facility Lender in accordance with the terms of the Issuing and Paying Agency Agreement and the Private Placement Letter of Understanding, the Facility Lender is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Our opinions expressed above in paragraphs 1 and 4 are subject to:

          A. the effect of applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other similar laws affecting the rights and remedies of creditors,

          B. general principles of equity, whether applied by a court of law or equity,

          C. the fact that certain provisions of the Facility Lender Documents may not be enforceable, but the inclusion of such provisions does not render any Facility Lender Document invalid and the remedies available under the Facility Lender Documents, in
     our opinion, are adequate for the practical realization of
the benefits intended to be   provided thereby,

          D. the effect and possible unenforceability of contractual provisions providing for choice of governing law,

          E. the possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy,

          F. the possible unenforceability of provisions of waivers or advance consents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notice,

          G. the possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind, and the possible unenforceability of provisions permitting modifications of an agreement only in writing,

          H. the effect of course of dealing, course of performance, or the like that would modify the terms of any agreement or the respective rights or obligations of the parties under an agreement,

          I. the possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative,

          J. with respect to Facility Lender Documents listed in (a) through (h), the effect of O.C.G.A. 13-1-11 on provisions relating to attorneys fees,

          K. the possible unenforceability of provisions that determinations by a party or a party's designee are conclusive,

          L. the possible unenforceability of provisions that the provisions of an agreement are severable,

          M. the possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform, and

          N. the effect of agreements as to rights of set off otherwise than in accordance with applicable law.

          We call to your attention that the appointment of a receiver of property located in the State of Georgia may only be obtained in compliance with applicable laws and regulations of the State of Georgia, notwithstanding contrary agreements in the Facility Lender Documents, and that judicial precedent exists in the State of Georgia to the effect that a requirement that a party act "reasonably" may be so vague as to be unenforceable.

          We express no opinion herein as to (a) the provisions of Sections 11.6(g) of the Participation Agreement, (b) any provisions of the Loan Agreement or any other Facility Lender Document purporting to create a "trust" or (c) any Operative Document, including any Operative Document attached or to be attached as an exhibit or schedule to any Facility Lender Document, other than the Facility Lender Documents.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States of America, and, solely with respect to paragraph 4 as it applies to the Facility Lender Documents listed in items (a) through (h), the laws of the State of Georgia. We express no opinion as to any ERISA, federal or state tax laws, any federal or state environmental laws, any federal or state banking laws, any land use, zoning or safety laws, or any regulations under any of the foregoing.

     This opinion is furnished to you solely in connection with the Operative Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

     Our opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.
                                        Very truly yours,


DM:DK:ED:GS

                           Schedule A

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Credit Suisse (Agent Bank and Lender)
Tower 49
12 East 49th Street
New York, New York 10017

Each of the Lenders named in
     Annex A attached hereto

Credit Suisse Leasing 92A, L.P. (Lessor)
12 East 49th Street
New York, New York 10017

The Home Depot, Inc. (Guarantor)
2455 Paces Ferry Road
Atlanta, Georgia 30330

Home Depot U.S.A., Inc. (Lessee)
2455 Paces Ferry Road
Atlanta, Georgia 30330

The First National Bank of Chicago (Issuing and Paying Agent)
One First National Plaza, Suite 0439
Chicago, Illinois 60670

Moody's Investor Service, Inc.
Structured Finance Group
99 Church Street, Fourth Floor
New York, New York 10007

Standard & Poor's Ratings Group
25 Broadway - 13th Floor
New York, New York 10004
Attention: Commercial Paper Department

                                                          Annex A


                            Lenders


                      Bank of America NT&SA

                      The Bank of New York

                Deutsche Bank AG, New York Branch

               The First National Bank of Chicago

              First Union National Bank of Georgia

              Morgan Guaranty Trust Co. of New York

                    NationsBank, N.A. (South)

                     SunTrust Bank, Atlanta

                 Toronto Dominion (Texas), Inc.

                    Union Bank of Switzerland

                    Wachovia Bank of Georgia

                                                  EXHIBIT H
                                   TO PARTICIPATION AGREEMENT


              FORM OF COMPLETION DATE CERTIFICATE



TO:  Credit Suisse, as Agent Bank
     Credit Suisse Leasing 92A, L.P., as Lessor,
     HD Real Estate Funding Corp., as Facility Lender
     Each Lender party to the Participation Agreement referred to below


     Reference is hereby made to the Participation Agreement dated as of June 25, 1996 (as heretofore amended, the "Participation Agreement") among The Home Depot, Inc. (the "Guarantor"), Home Depot U.S.A., Inc. (the "Lessee"), HD Real Estate Funding Corp. (the "Facility Lender"), Credit Suisse, as Agent Bank, and the Lenders party thereto. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 attached to the Participation Agreement, which Appendix is made a part hereof by this reference. This Certificate is being delivered pursuant to Section 8(b) of the Participation Agreement with respect to the Property described on Schedule A attached hereto (the "Completed Property").

     Lessee hereby certifies to you that as of __________, 199__
(the "Completion Date"):

          (i) all amounts owing to third parties for the construction of the Improvements on the Completed Property have been paid in full (or are being contested in good faith or held until completion of certain punch list items and the amount being contested or held back does not exceed ten percent (10%) of the related Property Cost), and no litigation or proceedings are pending, or to the best of Lessee's knowledge, are threatened, against such Property or Lessee which could have a Material Adverse Effect;

          (ii) a Certificate of Occupancy (temporary or permanent) and all material Governmental Action required for the construction and operation of the Completed Property have been obtained and are in full force and effect;

          (iii) the Completed Property has available all services of public facilities and other utilities necessary for use and operation of the Facility and the other Improvements on the Completed Property for their intended purposes,
including (as applicable), without      limitation, adequate
water, gas and electrical supply, storm and sanitary sewerage
facilities,    telephone, other required public utilities and
means of access between the Facility and     public highways for
pedestrians and motor vehicles;

          (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Completed Property as the Lessee intends to use such Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and Lessee has no actual knowledge of any pending modification or cancellation of any of the same; and the use of the Completed Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

          (v) all of the requirements and conditions set forth in Section 8(a) of the Participation Agreement with respect to the Completed Property have been completed and fulfilled;

          (vi) no changes or modifications were made with respect to the related Plans and Specifications after the related Property Closing Date that have had a material adverse effect on the current value, residual value, operation, use or useful life of such Completed Property;

          (vii) upon the execution and delivery of a Lease Supplement with respect to the Improvements constructed on the Completed Property, Lessee will have unconditionally accepted such Improvements subject to such Lease Supplement and will have good and marketable title to a valid and subsisting leasehold interest in the Completed Property, subject only to Permitted Exceptions; and

          (viii)    the representations set forth in Section
     9.3(g) of the Participation Agreement are true and correct as to the Completed Property on the Completion Date.

     Lessee has caused this Completion Date Certificate to be executed and delivered by its duly authorized officer this ________________, 199__.

                              HOME DEPOT U.S.A., INC.

                              By:________________________________
                              _
                              Title:_____________________________
                              ___

                           SCHEDULE A

                                          Description of Property

                                                        EXHIBIT I
                                             TO PARTICIPATION AGREEMENT
                [Letterhead of Hunton & Williams]







                          June 28, 1996


To each of the Persons Listed
on Schedule A Attached Hereto

          Re:  The Home Depot, Inc./Commercial Paper/Lease
Program

Ladies and Gentlemen:

          We have acted as special counsel to Credit Suisse Leasing 92A, L.P., a Delaware limited partnership (the "Lessor"), in connection with the transactions contemplated by the Participation Agreement, dated as of June 25, 1996 (the "Participation Agreement"), among The Home Depot, Inc., as Guarantor, Home Depot U.S.A., Inc., as Lessee, HD Real Estate Funding Corp., as Facility Lender, the financial institutions named therein as Lenders, Credit Suisse as Agent Bank and a Lender, and the Lessor. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix 1 to the Participation Agreement. The opinions expressed below are furnished to you pursuant to Section A(r) of Appendix 2 of the Participation Agreement.

          As such counsel and for purposes of this opinion letter, we have reviewed the following documents;

          (1)  the Participation Agreement;

                    (2)  the Loan Agreement dated as of June 25,
               1996 (the "Loan Agreement"), between the Lessor and the Facility Lender;

                    (3)  the Tranche A Note and the Tranche B
               Note, each dated June 28, 1996 made by the Lessor;

                    (4)  the Lease dated as of June 25, 1996 (the
               "Lease") between the Lessor and the Lessee;

                    (5)  the Assignment of Lease dated June 25,
               1996 (the "Lease Assignment") made by the Lessor to the Facility Lender;

                    (6)  the Construction Agency Agreement dated
               as of June 25, 1996 (the "Construction Agency
               Agreement"), between the Lessor and the Lessee;

                    (7) the Construction Agency Assignment dated as of June 25, 1996 (the "Construction Agency
               Assignment") between the Lessor and the Facility
               Lender;

                    (8)  the Consent to Master Assignment dated
               as of June 25, 1996 (the "Master Assignment
               Consent") made by, among others, the Lessor; and

                    (9)  the Security Agreement dated as of June
               25, 1996 (the "Security Agreement") among the
               Facility Lender, the Agent Bank and the Lessor.

(The agreements, instruments and other documents described at items (1) through (9) are referred to in this opinion letter as the "Transaction Documents.")

          We have also examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, as being true copies, of such other instruments and certificates of public officials, officers and representatives of the Lessor and other Persons as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

          In rendering the opinions expressed below we have assumed the correctness of the opinions expressed in the opinion letter of even date addressed to each of you and delivered by Judith Levy, Legal Counsel of Credit Suisse, and we believe you and we are justified in relying on such opinion. We have also assumed (a) that each party to the Transaction Documents (other than the Lessor) (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization,
(ii) has executed and delivered the Transaction Documents and all other Operative Documents to be executed and delivered on the Initial Closing Date pursuant to due authorization, and (iii) has the requisite power to perform its obligations under the Operative Documents in accordance with their respective terms and has complied with all laws applicable to it that affect the transactions contemplated by the Operative Documents or its ability to enforce its rights thereunder, (b) the genuineness of all signatures, (c) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, and (d) that the Transaction Documents constitute the legal, valid and binding obligations of each party thereto (other than the Lessor), enforceable against each such party in accordance with their respective terms.

          We have further assumed that (a) no discretionary act of the Lessor or on its behalf will be taken after the Initial Closing Date if such act might result in a violation of law or breach or default under any agreement, decree, writ, judgment or court order, (b) the Lessor will obtain all permits and governmental approvals and take all other actions which are both
(i) relevant to performance of the Transaction Documents or consummation of the transactions contemplated thereby, and (ii) required in the future under applicable law and (c) the Lessor holds requisite right and title to the property purported to be conveyed pursuant to the Lease or the Security Agreement.

          Our opinion expressed in paragraph 2 below is subject to the limitations that we express no opinion as to the provisions of any Transaction Document which (a) permit or require interest or a charge for the use of money (whether or not denominated as interest and including all fees, premium, prepayment or late charges, reimbursement of expenses and other amounts), payable by any party thereto, that exceeds, for any reason including acceleration of the maturity of the relevant obligation, a rate of 5% per month, (b) permit or require the payment by any person of interest on interest unless the requirements of the Official Code of Georgia Annotated ("O.C.G.A.") 7-4-17 are satisfied, (c) permit or require the payment by any obligor of a higher rate of interest after default than before or the payment of a fee or charge in connection with a prepayment of principal, to the extent any such payment is determined to be a penalty or forfeiture, or (d) purport to avoid or cure any violation of any applicable usury law (i.e., any "usury savings" provision).

          In this opinion letter, we express no opinion as to any federal or state securities laws or tax laws, any federal or state banking laws, any federal or state environmental laws, any land use or zoning laws, ERISA, or health or occupational safety laws, nor do we express any opinion as to title to any property or as to the perfection or priority of any lien or security interest in any property.

          As to factual matters material to the opinions hereinafter expressed, we have relied upon the representations and warranties contained in the Operative Documents and certificates and statements of the Lessor and public officials.
We have made no independent investigation of any docket or other public records for any purpose of this opinion letter.

          In rendering the opinions expressed below, we have also made such investigation of law as we have deemed appropriate as a basis for such opinions. The opinions expressed below are limited to the federal laws of the United States of America and to the laws (excluding provisions as to conflicts of laws).

     When our opinions expressed below are stated "to the best of our knowledge," that knowledge is based upon the actual knowledge, without inquiry, of the attorneys in this firm who are currently involved in the legal representation of the Lessor in connection with this transaction.

          On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. The Security Agreement is in a form sufficient to create a valid security interest in favor of the Agent Bank, under Article 9 of the Uniform Commercial Code as in effect in the State (the "UCC"), in such of the Collateral (as defined thereunder) as consists of items and types of personal property, a security interest in which may be created under Article 9 of the UCC.

          2. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms.

          3. The execution and delivery of, and performance of its obligations under, the Transaction Documents by the Lessor do not and will not violate any law, rule or regulation of the State of Georgia or the federal laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

          We hereby confirm that there is no action, suit or proceeding of or before any court or administrative body pending or overtly threatened against the Lessor.

          Our opinions expressed above in paragraphs 1 and 2 are subject to:

          A. the effect of applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other similar laws affecting the rights and remedies of creditors,

          B. general principles of equity, whether applied by a court of law or equity,

          C.   the fact that certain provisions of the
     Transaction Documents may not be enforceable, but the inclusion of such provisions does not render any Transaction
     Document invalid and the remedies available under the Transaction Documents, in our opinion, are adequate for the practical realization of the benefits intended to be provided thereby,

          D. the effect and possible unenforceability of contractual provisions providing for choice of governing law,

          E. the possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy,

          F. the possible unenforceability of provisions of waivers or advance consents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notice,

          G. the possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind, and the possible unenforceability of provisions permitting modifications of an agreement only in writing,

          H. the effect of course of dealing, course of performance, or the like that would modify the terms of any agreement or the respective rights or obligations of the parties under an agreement,

          I. the possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative,

          J. the effect of O.C.G.A. 13-1-11 on provisions relating to attorneys fees,

          K. the possible unenforceability of provisions that determinations by a party or a party's designee are conclusive,

          L. the possible unenforceability of provisions that the provisions of an agreement are severable,

          M. the possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform, and

          N. the effect of agreements as to rights of set off otherwise than in accordance with applicable law.

          We call to your attention that the appointment of a receiver of property located in the State of Georgia may only be obtained in compliance with applicable laws and regulations of the State of Georgia, notwithstanding contrary agreements in the Transaction Documents, and that judicial precedent exists in the State of Georgia to the effect that a requirement that a party act "reasonably" may be so vague as to be unenforceable.

          With respect to our opinion expressed in paragraph 2 above, Section 552 of the Bankruptcy Reform Act of 1978 (Title 11, United States Code) (the "Bankruptcy Code"), may limit the creation of a security interest in property acquired by the debtor after commencement of a case under the Bankruptcy Code pursuant to an agreement entered into prior to the commencement of such case.

          We express no opinion herein as to (a) the provisions of Sections 11.6(g) and 11.7 of the Participation Agreement, (b) any provisions of the Loan Agreement or any other Transaction Document purporting to create a "trust" or (c) any Operative Document, including any Operative Document attached or to be attached as an exhibit or schedule to any Transaction Document, other than the Transaction Documents.

          This opinion is furnished by us at the request of the Lessor, solely for your benefit in connection with the transactions contemplated by the Operative Documents and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

          The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of any changes in the opinions expressed herein due to matters that may hereafter arise or be brought to our attention nor to revise or supplement such opinions should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

                                   Very truly yours,



DM:DK:ED:GS

                           Schedule A

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, NY 10055

Credit Suisse (Agent Bank)
Tower 49
12 East 49th Street
New York, New York 10017

Each of the Lenders named in
     Annex A attached hereto

Credit Suisse Leasing 92A, L.P. (Lessor)
12 East 49th Street
New York, New York 10017

The Home Depot, Inc. (Guarantor)
2455 Paces Ferry Road
Atlanta, Georgia 30330

Home Depot U.S.A., Inc. (Lessee)
2455 Paces Ferry Road
Atlanta, Georgia 30330

The First National Bank of Chicago (Issuing and Paying Agent)
One First National Plaza, Suite 0439
Chicago, Illinois 60670

Moody's Investor Service, Inc.
Structured Finance Group
99 Church Street, Fourth Floor
New York, New York 10007

Standard & Poor's Ratings Group
25 Broadway - 13th Floor
New York, New York 10004
Attention: Commercial Paper Department

                                                          Annex A


                            Lenders


                         Bank of America NT&SA

                         The Bank of New York

                   Deutsche Bank AG, New York Branch

                  The First National Bank of Chicago

                 First Union National Bank of Georgia

                 Morgan Guaranty Trust Co. of New York

                       NationsBank, N.A. (South)

                        SunTrust Bank, Atlanta

                    Toronto Dominion (Texas), Inc.

                       Union Bank of Switzerland

                       Wachovia Bank of Georgia

                                                        EXHIBIT J
                                       TO PARTICIPATION AGREEMENT









                      ASSIGNMENT OF LEASE

                   dated as of June 25, 1996

                              from

          CREDIT SUISSE LEASING 92A, L.P., as assignor

                               to

           HD REAL ESTATE FUNDING CORP., as assignee

                      ASSIGNMENT OF LEASE



     THIS ASSIGNMENT OF LEASE, dated as of June 25, 1996  (this
"Assignment"), made by CREDIT SUISSE LEASING 92A, L.P., a
Delaware limited partnership (the "Lessor"), as assignor to HD
REAL ESTATE FUNDING CORP., a Delaware corporation (the "Facility
Lender"), as assignee.

                     Preliminary Statement

     Pursuant to that certain Loan Agreement dated as of even date herewith by and between the Facility Lender, as lender and the Lessor, as borrower (as hereafter amended, modified or supplemented, the "Loan Agreement"), the Facility Lender has agreed to make Loans to the Lessor from the proceeds of certain commercial paper notes issued by, and backstop liquidity loans made to, the Facility Lender in an aggregate principal amount not to exceed $291,000,000, upon the terms and subject to the conditions set forth therein, to be evidenced by the notes ("Notes") issued by the Lessor under the Loan Agreement.

     It is a condition, among others, to the obligation of the Facility Lender to make its Loans to the Lessor under the Loan Agreement that the Lessor shall have executed and delivered, and the Lessee shall have consented to, this Assignment to the Facility Lender.

     In order further to secure payment of all the amounts advanced under the Loan Agreement, the Notes and the other Security Documents, the Lessor and the Facility Lender have agreed to enter into, execute, and deliver this Assignment.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings specified in Appendix 1 attached to the Participation Agreement and made a part hereof by this reference; and the rules of interpretation set forth in such Appendix 1 shall apply to this Assignment.

     2. Assignment. The Lessor hereby irrevocably assigns, transfers, sets over and conveys to the Facility Lender all the following described property relating to or arising in connection with the Properties, whether now owned or held or hereafter acquired, exclusively and without any reservation thereof unto the Facility Lender, excluding, in each case, Excepted Payment and Excepted Rights:

          (a) All of the estate, right, title, interest, benefits, powers and privileges of the Lessor, as lessor, under the Lease (including all Lease Supplements) including, but not by way of limitation except as set forth in the following proviso, (i) the immediate and continuing right to make claim for, receive, collect and receipt for all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, sales proceeds and other sums payable to or receivable by the Lessor under the Lease, or pursuant to any provisions thereof, whether as rent or as the purchase price or termination payment for any interest in any Property or otherwise (including, without limitation, the Residual Value Guarantee, the Purchase Option Price, the Property Balance and any sales proceeds payable to the Lessor pursuant to the Lease) (collectively, the "Lease Rents"), including all cash, securities or letters of credit delivered or deposited pursuant thereto to secure performance by the Lessee of its obligations under the Lease, (ii) the right to declare the Lease to be in default under Section 17.1 thereof, (iii) the right to exercise remedies under or with respect to the Lease,
     (iv) the right to make all waivers and agreements on behalf of the Lessor under the Lease provided for or permitted under such Lease, (v) the right to give all notices, consents, releases and other instruments provided under the Lease, (vi) the right to give all notices of default and to take all action upon the happening of a Lease Default or a Lease Event of Default, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of the Lease, or by law or in equity, (vii) the right to receive all notices sent to the Lessor under the Lease, (viii) the Lessor's interest under the Lease in the Lessee's tangible and intangible property used or arising in connection with any Property, including, but not limited to, permits, licenses, contract rights and prepaid expenses, and (ix) the right to do any and all other things whatsoever which the Lessor is or any lessor is, or may be entitled to do under the Lease, in each case the Lessor hereby agrees that any action taken by the Facility Lender (or its designee) pursuant to this Assignment shall be exclusive, and no party relying on such action of the Facility Lender (or such designee) pursuant hereto shall be required to obtain the concurrence or consent of the Lessor to such action or to a request for such action; provided, however, that in each case the Lessor shall retain, and the foregoing assignment shall in no event include, the Excepted Payments, and the Lessor shall retain, and the rights and powers assigned herein shall in no event include the Excepted Rights.

          (b) All of the estate, right, title, interest, benefits, powers and privileges of the Lessor, to and under all other leases, subleases or licenses of each Property, any license, concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of any Property or any part thereof for any purpose in return for any payment, or permit the extraction or taking of any gas, oil, water or other minerals from any Property or any part thereof in return for payment of any fee, rent or royalty, now or hereafter entered into by the Lessor (collectively, the "Other Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of the Lessor, as lessor, under the Other Leases including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Other Leases (collectively, the "Other Lease Rents") and all estate, right, title and interest of the Lessor thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by the Lessee of its obligations thereunder; provided, however, that the Lessor shall retain, and the Other Lease Rents shall in no event include, the Excepted Payments, and the rights and powers assigned herein shall in no event include the Excepted Rights.

          (c) All of the estate, right, title, interest, benefits, powers and privileges of the Lessor, to and under all agreements or contracts for the sale or other disposition of all or any part of any Property, now or hereafter entered into by the Lessor (collectively, the "Contracts"), together with all estate, right, title, interest, benefits, powers and privileges of the Lessor under the Contracts including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Contracts (collectively, the "Contract Rents" and, together with the Rent and the Other Lease Rents, the "Rents") and all right, title and interest of the Lessor thereunder, including all cash, securities or letters of credit deposited thereunder to secure performance by the obligors of their obligations thereunder; provided, however, that the Lessor shall retain, and the Contract Rents shall in no event include, the Excepted Payments, and the rights and powers assigned herein shall in no event include the Excepted Rights.

          (d) All of the right, title and interest of the Lessor in and to all claims and rights to the payment of money at any time arising in connection with any repudiation, rejection or breach of the Lease by the Lessee or a trustee or receiver of the Lessee (or any Other Lease by any lessee thereunder, trustee or receiver of any such lessee) under any insolvency statute, law or regulation, including, without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Lessee or such trustee or receiver (or by such lessee, trustee or receiver) in respect of any Property or any portions thereof following rejection, repudiation or disaffirmance of the Lease or following the entry of an order for relief under any insolvency statute, law or regulation in respect of the Lessee (or such lessee) and all rentals and other charges outstanding under the Lease (or Other Lease) as of the date of entry of such order for relief; provided, however, that the Lessor shall retain all rights with respect to the Excepted Payments, and the rights and powers assigned herein shall in no event include the Excepted Rights.

Upon the respective Property Closing Date with respect to each Property, the Lessor shall execute and deliver a supplement to this Assignment in the form of Exhibit A attached hereto and made a part hereof by this reference, appropriately completed, pursuant to which the Lessor shall acknowledge and agree that such Property will be governed by the terms of this Assignment. Following the execution and delivery of a supplement to this Assignment as provided above, such supplement and all supplements previously delivered under this Assignment, shall constitute a part of this Assignment.

     3. Receipt of Rents. The Lessor hereby irrevocably designates the Facility Lender (or its designee or assignee) to receive all payments of the Lease Rents, the Other Lease Rents and the Contract Rents and any other sums payable to the Lessor under the Lease, any Other Lease or any Contract other than those constituting Excepted Payments. The Lessor agrees to direct (and hereby directs) the Lessee, each other lessee and each contracting party to deliver to the Facility Lender (or its designee or assignee), at its address set forth herein or at such other address or to such other Person as the Facility Lender shall designate, all such payments and sums on account of the Lease Rents, and Other Lease Rents and the Contract Rents, and no delivery thereof by the Lessee, any other lessee or any contracting party shall be of any force or effect unless made to the Facility Lender (or its designee or assignee), as herein provided.

     4. Delivery of Lease; Receipt of Notices. Upon execution and delivery thereof to the Lessor, the Lessor shall deliver to the Facility Lender (or its designee or assignee) the original of the Lease and of each Lease Supplement. The Lessor hereby designates the Facility Lender (or its designee or assignee) to receive (in addition to, and not to the exclusion of, the Lessor) duplicate originals or copies of all notices, undertakings, demands, statements, documents, financial statements and other communications which the Lessee, any other lessee or any contracting party is required or permitted to give, make, deliver to or serve pursuant to the Lease, any Other Lease or any Contract. The Lessor agrees to direct (and hereby directs) the Lessee, each other lessee and each contracting party to deliver to the Facility Lender (or its designee or assignee), at its address set forth herein or at such other address or to such other Person as the Facility Lender shall designate, duplicate originals or copies of all such notices, undertakings, demands, statements, documents, financial statements and other communications, and no delivery thereof by the Lessee, any other lessee or any contracting party shall be of any force or effect unless made to the Lessor and also made to the Facility Lender (or its designee), as herein provided. The Lessor further agrees that upon receipt by the Lessor of any such notices, undertakings, demands, statements, documents, financial statements and other communications, the Lessor shall promptly deliver copies thereof to the Facility Lender unless the Lessor shall reasonably believe that the Facility Lender has already received such copies.

     5. Irrevocability; Supplemental Instruments. The Lessor agrees that this Assignment and the designation and direction to the Lessee set forth in Sections 1 and 2 of this Assignment are irrevocable and that it will not take any action as lessor under the Lease or otherwise which is inconsistent with this Assignment and that any action, assignment, designation or direction inconsistent herewith shall be void. The Lessor will from time to time execute and deliver all instruments of further assurance and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Assignment.

     6. The Lessor Remains Liable. While the assignment made hereby is present, direct and continuing, it has been made for the purpose of providing the Facility Lender with security for the performance of the Lessor's obligations under the Loan Agreement and the Notes and the execution and delivery hereof shall not impair or diminish in any way the obligations of the Lessor under the Lease or impose any of such obligations on the Facility Lender. This Assignment shall not operate to cause the Facility Lender (or its designee or assignee) to be regarded as a mortgagee in possession. Neither the Facility Lender nor its designee or assignee shall be responsible or liable for performing any of the obligations of the Lessor under the Lease, any Other Lease or any Contract, for any waste by Lessee or others, for any dangerous or defective conditions of any Property, for negligence in the management, upkeep, repair or control of any Property or any other act or omission by any other Person. Nothing contained herein shall operate or be construed to (i) obligate the Facility Lender (or its designee or assignee) to assume the obligations of the Lessor under the Lease, any Other Lease or any Contract, to perform any of the terms and conditions contained in the Lease, any Other Lease or any Contract or otherwise to impose any obligation upon the Facility Lender with respect to any Lease, any Other Lease or any Contract or (ii) place upon the Facility Lender (or its designee or assignee) any responsibility for the operation, control, care, management or repair of any Property or any part thereof.

     7. Lessee's Consent. The Lessor and the Facility Lender hereby consent to the provisions of each Lessee's Consent attached to this Assignment and agree to be bound thereby. Nothing in this Section shall be construed as limiting or otherwise affecting in any way (i) the Lessor's Excepted Rights or (ii) the Lessor's right to receive directly the Excepted Payments.

     8. Absolute Assignment. The Lessor has, subject to and in accordance with the terms and conditions of this Assignment, assigned and transferred unto the Facility Lender all of the Lessor's right, title and interest other than with respect to Excepted Rights and Excepted Payments in and to Lease Rents, Other Lease Rent and Contract Rent now or hereafter arising from the Lease, any Other Lease or any Contract heretofore or hereafter made or agreed to by the Lessor, it being intended to establish an absolute transfer and assignment, subject to and in accordance with the terms and conditions of this Assignment, of all such Lease Rents, the Lease, the Other Leases and the Contracts to the Facility Lender and not merely to grant a security interest therein. The Facility Lender (or its designee or assignee) may other than with respect to Excepted Rights and Excepted Payments in the

Lessor's name and stead exercise the Lessor's rights under the Lease. Nothing in this Section shall be construed as limiting or otherwise affecting in any way (i) the Lessor's Excepted Rights or (ii) the Lessor's right to receive directly the Excepted Payments.

     9. Ongoing Right to Collect Rents; Receivers. If notwithstanding the terms of this Assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable state law to allow the Facility Lender to continue to collect the moneys described in paragraphs 2(a), (b), (c) and (d) of this Assignment, then it is agreed by the Lessor that any proof of claim or similar document filed by the Facility Lender in connection with the breach or rejection of the Lease by the related Lessee thereunder or the trustee of any lessee under any federal or state insolvency statute shall for the purpose of perfecting the Facility Lender's rights conferred in said paragraph (d) be deemed to constitute action required under such state law.

     10. Amendment. This Assignment may not be amended or otherwise modified except by a writing signed by the Lessor and the Facility Lender (and its designee or assignee) in accordance with the terms of the Participation Agreement.

     11. Notices. All notices, demands, requests, consents, approvals and other instruments under this Assignment shall be made in accordance with the notice provisions of the Participation
Agreement.

     12. Successors and Assigns. All covenants, agreements, representations and warranties in this Assignment by the Lessor and the Facility Lender shall bind, and shall inure to the benefit of and be enforceable by, their respective successors and assigns, whether or not so expressed. The Lessor expressly acknowledges and agrees that the Facility Lender shall assign its right, title and interest hereunder to the Agent Bank pursuant to the Master Assignment and that the Agent Bank shall be entitled to exercise the rights and remedies of the Facility Lender hereunder.

     13. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of the Lessor, the Facility Lender and the Lessee under the remainder of this Assignment shall continue in full force and effect.

     14. GOVERNING LAW. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE LESSOR UNDER THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED.

     15. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     16. Limitation on Recourse Against Lessor. Notwithstanding anything contained in this Assignment to the contrary, Facility Lender agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and rights under the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Facility Lender's remedies against Lessor under or with respect to this Assignment, the relationship of Lessor and Facility Lender hereunder or Facility Lender's use of the Properties or any other liability of to Lessor to Facility Lender; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1, 11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

     IN WITNESS WHEREOF, the Lessor has caused this Assignment to be duly executed as of the day and year first above written.


Witnessed by:                                               CREDIT
                                   SUISSE LEASING 92A, L.P.,
                                   as Lessor, a Delaware general
                                   partnership
Name:________________________________
                                   BY:  CREDIT SUISSE, its general
partner


Name:________________________________
By:______________________________
                                         Name:
                                         Title:


                                   By:______________________________
                                         Name:
                                         Title:

                             EXHIBIT A

             FORM OF SUPPLEMENT TO ASSIGNMENT OF LEASE

     SUPPLEMENT, dated as of __________________ (this "Supplement"), to the ASSIGNMENT OF LEASE, dated as of June 25, 1996 (the "Assignment of Lease"), made by CREDIT SUISSE LEASING 92A, L.P., (the "Lessor"), as assignor in favor of HD REAL ESTATE FUNDING CORP., a Delaware corporation (the "Facility Lender"), as assignee.

     The parties hereto agree as follows:

     1. The Property. In accordance with the Assignment of Lease, the Lessor has executed this Supplement to subject the Lease between the Lessor, as lessor, and Home Depot U.S.A., Inc., as lessee, as supplemented by the Lease Supplement executed as of even date herewith with respect to the Property described on Schedule 1, to the Assignment of Lease. The description of the Property is attached hereto as Schedule 2 and made a part hereof by this reference.

     2. Integrated Assignment. Following the execution and delivery of this Supplement, this Supplement, and all supplements previously delivered under the Assignment of Lease, shall constitute a part of the Assignment of Lease, a copy of which is attached hereto as Exhibit A and made a part hereof by this reference.

     3. Confirmation. Except as expressly supplemented hereby, the provisions of the Assignment of Lease are and shall remain in full force and effect. Further, the Lessor hereby reaffirms its obligations under the Assignment of Lease.

     IN WITNESS WHEREOF, the Lessor has caused this Supplement to be duly executed as of the day and year first above written.


                              CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership

                              BY: CREDIT SUISSE, its general partner


                              By:______________________________________
                                   Name:
                                   Title:

                              By:______________________________________
                                   Name:
                                   Title:

[ADD APPROPRIATE FORM
OF NOTARY BLOCK]

                                                                 Exhibit A
                                                             to Supplement

                       [Copy of Assignment of Lease]

                                                            Schedule 1
                         [Description of Property]

                                                             EXHIBIT B

                        LESSEE'S CONSENT


     HOME DEPOT U.S.A., INC. (the "Lessee") hereby consents and agrees to all of the terms of the Assignment of Lease dated as of June 25, 1996 (as amended, supplemented or otherwise modified from time to time, the "Assignment"), made by Credit Suisse Leasing 92A, L.P. (the "Lessor"), as assignor to HD Real Estate Funding Corp., a Delaware corporation ("Facility Lender"), as assignee and further agrees as follows:

     1. Acknowledgments. Confirmations and Agreements. The Lessee acknowledges, confirms and agrees that: (a) the Lessee has the right, power and authority to enter into this Consent (this "Consent"); (b) the Lease, dated as of June 25, 1996, between the Lessee and the Lessor (the "Lease"; capitalized terms used herein, and not otherwise defined herein, shall have the meaning assigned thereto in the Lease) is in full force and effect and enforceable against Lessee in accordance with its terms; (c) neither the Lessee nor, to the Lessee's knowledge, the Lessor is in default in the observance or performance of any condition or agreement to be observed or performed by the Lessee or the Lessor, respectively, thereunder; (d) no Basic Rent has been paid by the Lessee in advance; (e) no Rent has been waived, released, reduced, discounted or otherwise discharged or compromised by the Lessor; and (f) the Lessee has not received notice of any other assignment of the Lessor's interest in the Lease other than as permitted by the Operative Documents.

     2. Consent. (a) The Lessee, as lessee under the Lease, consents to the Assignment and each of the terms thereof, and agrees to pay and deliver to the Facility Lender (or its designee or assignee) all Rent and other sums payable under the Lease without any offset, deduction, defense, abatement, deferment, diminution or counterclaim, and the Lessee will not assert any offset, deduction, defense (other than the defense of payment to the Facility Lender (or its designee or assignee)), abatement, deferment, diminution or counterclaim in any proceeding brought under the Assignment or with respect to the transactions contemplated therein or herein; provided, that the Lessee shall not pay or deliver to the Facility Lender any amounts representing Excepted Payments. The Lessee will not, for any reason whatsoever, seek to recover from the Facility Lender (or its designee or assignee) any moneys paid to the Facility Lender (or its designee or assignee) by virtue of the Assignment. The Lessee agrees (i) to deliver to the Facility Lender (or its designee or assignee) and the Lessor, at their addresses set forth in the Participation Agreement or at such other addresses as the Facility Lender or the Lessor, as the case may be, may designate, duplicate originals or copies of all notices, undertakings, demands, statements, documents and other communications which the Lessee is required or permitted to deliver pursuant to the Lease or the Assignment; (ii) that, subject to the Excepted Rights, any notice delivered or declaration made to the Lessee by the Facility Lender (or its designee or assignee) pursuant to the Lease shall be effective as a notice given or declaration made to the Lessee by the Lessor as lessor under the Lease; (iii) that the Facility Lender (and its designee or assignee) shall not by reason of the Assignment be subject to any liability or obligation under the Lease; and (iv) that (other than with respect to Excepted Payments and Excepted Rights) any waiver, consent or approval by the Lessor under the Lease shall not be valid unless approved in writing by the Facility Lender (or its designee or assignee).

          (b) The Lessee hereby agrees that upon a Lease Event of Default, the Facility Lender (or its designee or assignee) shall have the right to deliver a notice of default under the Lease, which shall be effective for all purposes under the Lease as if sent by the Lessor.

          (c) To the extent that Lessee, in good faith, is unable to determine whether a payment pursuant to the Lease constitutes an Excepted Payment, it shall be entitled to deposit such amount in the Collateral Account, with such dispute to be resolved by the Participants.

     3.  Amendment or Termination of the Lease or the Assignment;
Facility Lender's Designation.   The Lessee agrees that it will
not, except in accordance with the express terms of the Lease and except with respect to Excepted Rights and Excepted Payments, unilaterally or by agreement, subordinate, amend, supplement, modify, extend (except in accordance with the express terms of the Lease), discharge, waive or terminate the Lease or this Consent or any provision of any thereof without the Facility Lender's prior written consent, and that any attempted subordination, amendment, supplement, modification, extension, discharge, waiver or termination without such consent shall be null and void. In the event that the Lease shall be amended or supplemented as herein permitted, the Lease, as so amended or supplemented, shall continue to be subject to the provisions of the Assignment and this Consent without the necessity of any further act by any of the parties hereto. Nothing in this
Section 3 shall be construed as limiting or otherwise affecting in any way (i) the Lessor's Excepted Rights or (ii) the Facility Lender's right to receive directly the Excepted Payments.

     4. Continuing Obligations of the Lessor and the Lessee. Neither the execution and delivery of the Assignment, nor any action or inaction on the part of the Facility Lender shall impair or diminish any obligations of the Facility Lender or the Lessee under the Lease, and shall not impose on the Facility Lender (or its designee or assignee) any such obligations, nor shall it impose on the Facility Lender (or its designee or assignee) a duty to produce Rent or cause the Facility Lender to be a mortgagee in possession for any purpose.

     5. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Consent is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the Lessee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Consent shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of the Lessor, the Facility Lender and the Lessee under the remainder of this Consent shall continue in full force and effect.

     IN WITNESS WHEREOF, the Lessee has caused this Consent to be duly executed as of ____ day of June, 1996.

                                   HOME DEPOT U.S.A., INC.


                                   By:___________________________
                                       Marshall L. Day
                                       Senior Vice President and
                                       Chief Financial Officer


                                    Attest:_____________________
                                          Lawrence A. Smith
                                          Assistant Secretary

                                                       [CORPORATE SEAL]

Signed, sealed and delivered
this _______ day of _____________,
1996 in the presence of:


________________________________
Unofficial Witness

________________________________
Notary Public

My Commission Expires:

_______________________________

[NOTARIAL SEAL]

                                                        EXHIBIT K
                                            TO PARTICIPATION AGREEMENT


          ASSIGNMENT OF CONSTRUCTION AGENCY AGREEMENT


     THIS ASSIGNMENT OF CONSTRUCTION AGENCY AGREEMENT, dated as of June 25, 1996, is entered into by and between (i) CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership (the "Lessor"), and (ii) HD REAL ESTATE FUNDING CORP. (herein, together with its successors and assigns, called the "Facility Lender").

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 to the Loan Agreement, dated as of even date herewith, between the Lessor and the Facility Lender (as hereafter amended, modified or supplemented, the "Loan Agreement") which Appendix 1 is made a part hereof by this reference for all purposes hereof; and the rules of interpretation set forth in Appendix 1 to the Loan Agreement shall apply to this Assignment of Construction Agency Agreement.

     FOR VALUE RECEIVED, and to secure the performance by the Lessor of all of its obligations under the Loan Agreement and the other Loan Documents, the Lessor does hereby quitclaim, sell, assign, transfer and set over unto the Facility Lender, its successors and assigns, all of its right, title and interest in and to the following (referred to collectively herein as the "Collateral"):

          (1) that certain Construction Agency Agreement, dated as of June 25, 1996 between the Lessor and Home Depot U.S.A., Inc., as Construction Agent (as it may hereafter be supplemented, modified or amended, the "Construction Agency Agreement"); and

          (2) the Construction Documents (as defined in the Construction Agency Agreement);

provided, however, that neither the Facility Lender nor any assignee of the Facility Lender shall have any obligation or liability of any kind under or with respect to the Construction Agency Agreement or any Construction Document, either before or after its exercise of any rights hereby granted to it, and the Lessor agrees to save and hold the Facility Lender and any assignee of the Facility Lender harmless of and from, and to indemnify it against, any and all such obligations and liabilities, contingent or otherwise.

     This assignment shall inure to the benefit of the Facility Lender and its successors and assigns, and shall be binding upon the Lessor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due to the Facility Lender from the Lessor under or with respect to the Loan Agreement or any of the other Loan Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"), have been fully paid, performed and satisfied, and the Facility Lender Commitments have terminated, at which time this assignment will terminate. The Facility Lender will not exercise any of its rights hereunder until there occurs a Loan Agreement Event of Default.

     The Facility Lender shall not have the right to undertake completion of the construction or directly to enforce the provisions of the Construction Agency Agreement or any Construction Document until a Loan Agreement Event of Default shall have occurred under the Loan Agreement and the Lessee shall have been given the right to cure such Loan Agreement Event of Default as provided by the Loan Agreement. During the continuance of any such Loan Agreement Event of Default, the Facility Lender may, without affecting any other right or remedy available to it, exercise its rights under this Assignment as provided herein in any manner permitted by law. If any notice to the Lessor is required by law, such notice shall be deemed commercially reasonable if given at least thirty (30) days prior to the date of intended action.

     This Assignment may be effectively waived, modified, amended or terminated only by a written instrument executed by the Facility Lender or its assignee. Any waiver by the Facility Lender shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of the Facility Lender or its assignee.

     This Assignment shall be binding upon, and inure to the benefit of, the parties hereto. The Lessor acknowledges and agrees that the Facility Lender is assigning its right, title and interest herein to the Agent Bank pursuant to the Master Assignment.

     THIS ASSIGNMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (EXCLUDING ANY OTHER CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION).

     IN WITNESS WHEREOF, the undersigned have executed and delivered this assignment as of the date first above written, under seal.

                              CREDIT SUISSE LEASING 92A, L.P.,
                              a Delaware limited partnership

                              BY:  CREDIT SUISSE, its general partner


                              By:_____________________________________
                                   Name:________________________________

                              Title:_________________________________


                              By:_____________________________________
                                   Name:________________________________

                              Title:_________________________________

               CONSENT AND ACKNOWLEDGMENT BY LESSEE


     The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Assignment.

     The foregoing is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, and each of the undersigned understands and intends that the Facility Lender and its assignees will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent and Acknowledgment shall inure to the benefit of the Facility Lender and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Acknowledgment under seal as of June 25, 1996, pursuant to proper authority duly granted.



                              HOME DEPOT U.S.A., INC.


                              By:___________________________________
                                    Marshall L. Day
                                    Senior Vice President and
                                    Chief Financial Officer

                                                  EXHIBIT L TO THE
                                                PARTICIPATION AGREEMENT



                           MASTER ASSIGNMENT

                       dated as of June 25, 1996

                                 from

                HD REAL ESTATE FUNDING CORP., ASSIGNOR

                                  to

                   CREDIT SUISSE, as Agent, ASSIGNEE

                        MASTER ASSIGNMENT


     THIS MASTER ASSIGNMENT, dated as of June 25, 1996 (this "Master Assignment"), made by HD REAL ESTATE FUNDING CORP., a Delaware limited partnership (the "Assignor"), to CREDIT SUISSE, as Agent Bank (the "Assignee").


                         Preliminary Statement


     Pursuant to that certain Liquidity Agreement dated as of even date herewith by and among the Assignor, Assignee and the Lenders named therein (the "Liquidity Agreement"), the Assignee has agreed to make Facility Loans to the Assignor in an aggregate principal amount not to exceed the Commitment upon the terms and subject to the conditions set forth therein, to be evidenced by the notes ("Facility Notes") issued by the Assignor under the Liquidity Agreement.

     It is a condition, among others, to the obligation of the Assignee to make its Facility Loans to the Assignor under the Liquidity
Agreement that the Assignor shall have executed and delivered, and the Lessee shall have consented to, this Master Assignment to the Assignee.

     In order further to secure payment of all the amounts advanced under the Loan Agreement, the Notes and the other Security Documents, the Assignor and the Assignee have agreed to enter into, execute, and deliver this Master Assignment.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used but not otherwise defined in this Master Assignment shall have the respective meanings specified in Appendix 1 attached hereto and made a part hereof by this reference; and the rules of interpretation set forth in such Appendix 1 shall apply to this Master Assignment.

     2. Assignment. The Assignor hereby irrevocably assigns, transfers, sets over and conveys to the Assignee for its benefit and the benefit of the Lenders all its right, title and interest in and to the following described property whether now owned or held or hereafter acquired, exclusively and without any reservation thereof unto the Assignee, excluding, in each case Excepted Payments and Excepted Rights of the Assignor:

          (a) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, as lessor, under the Mortgages and the Loan Agreement including, but not by way of limitation, (i) the immediate and continuing right to make claim for, receive, collect and receipt for all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, sales proceeds and other sums payable to or receivable by the Assignor under the Mortgages and the Loan Agreement, or pursuant to any provisions thereof, (collectively, the "Sales Proceeds"), (ii) the right to declare the Loan Agreement to be in default under Section 5 thereof, and to accelerate the Notes, (iii) the right to exercise remedies under or with respect to the Mortgages and the Loan Agreement, (iv) the right to make all waivers and agreements on behalf of the Assignor under the Mortgages and the Loan Agreement provided for or permitted thereunder, (v) the right to give all notices, consents, releases and other instruments provided under the Mortgages and the Loan Agreement, (vi) the right to give all notices of default and to take all action upon the happening of a Loan Agreement Default or a Loan Agreement Event of Default, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of the Loan Agreement or any Mortgage, or by law or in equity, (vii) the right to receive all notices sent to the Assignor under the Loan Agreement and the Mortgages, and (viii) the right to do any and all other things whatsoever which the Assignor is or may be entitled to do under the Mortgages and the Loan Agreement. The Assignor hereby agrees that any action taken by the Assignee (or its designee) pursuant to this Master Assignment shall be exclusive, and no party relying on such action of the Assignee (or such designee) pursuant hereto shall be required to obtain the concurrence or consent of the Assignor to such action or to a request for such action; provided, however, that the Assignor shall retain, and the foregoing assignment shall in no event include, the Excepted Payments or Excepted Rights of the Assignor.

          (b) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, to and under (i) the Assignment of Leases (including all such matters described in Section 2 thereof) and (ii) the Construction Agency Agreement Assignment (the Assignment of Leases and the Construction Agency Agreement Assignment shall hereinafter be collectively referred to as the "Assignments"); including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under the Assignments (collectively, the "Lease Proceeds"); provided, however, that the Assignor shall retain, and the foregoing assignment shall in no event include, the Excepted Payments and Excepted Rights of the Assignor.

          (c) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, to and under all agreements or contracts for the sale or other disposition of all or any part of any Property, now or hereafter entered into by the Assignor (collectively, the "Contracts"), together with all estate, right, title, interest, benefits, powers and privileges of the Assignor under the Contracts including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Contracts (collectively, the "Contract Proceeds" and, together with the Sales Proceeds and the Lease Proceeds, the "Proceeds") and all right, title and interest of the Assignor thereunder, including all cash, securities or letters of credit deposited thereunder to secure performance by the obligors of their obligations thereunder; provided, however, that the Assignor shall retain, and the foregoing assignment shall in no event include, the Excepted Payments and Excepted Rights of the Assignor.

          (d) All of the right, title and interest of the Assignor in and to all claims and rights to the payment of money at any time arising in connection with any repudiation, rejection or breach of the Mortgages or the Loan Agreement by the Lessor or a trustee or receiver of the Lessor (or any Contract by any party thereunder, trustee or receiver of any such party) under any insolvency statute, law or regulation, including, without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Lessor or such trustee or receiver (or by such lessee, trustee or receiver) following rejection, repudiation or disaffirmance of the Mortgages or the Loan Agreement by the Lessor or following the entry of an order for relief under any insolvency statute, law or regulation in respect of the Lessor (or such party) and all rentals and other charges outstanding under the Mortgages or the Loan Agreement by the Lessor as of the date of entry of such order for relief, provided, however, that the Assignor shall retain all rights with respect to the Excepted Payments and Excepted Rights of the Assignor.

Upon the respective Property Closing Date with respect to each Property, the Assignor shall execute and deliver a supplement to this Master Assignment in the form of Exhibit A attached hereto and made a part hereof by this reference, appropriately completed, pursuant to which the Assignor shall acknowledge and agree that such Property (and the Supplement to the Assignment of Leases and the Mortgage entered into in connection therewith) will be governed by the terms of this Master Assignment. Following the execution and delivery of a supplement to this Master Assignment as provided above, such supplement and all supplements previously delivered under this Master Assignment, shall constitute a part of this Master Assignment.

     3. Receipt of Rents. The Assignor hereby irrevocably designates the Assignee (as Assignor's assignee) to receive all payments (other than those constituting Excepted Payments) of the Proceeds and any sums payable to the Assignor under the Assignments, the Mortgages or the Loan Agreement. Assignor agrees to direct (and hereby directs) the Lessee, each other lessee and each contracting party to deliver to the Assignee (as Assignor's assignee), at its address set forth herein or at such other address or to such other Person as the Assignee shall designate, all such payments and sums on account of the Proceeds, and no delivery thereof by the Lessee, any other lessee or any contracting party shall be of any force or effect unless made to the Assignee (as Assignor's assignee), as herein provided.

     4. Delivery of Lease, Receipt of Notices. Upon execution and delivery thereof to the Assignor, the Assignor shall deliver to the Assignee (as Assignor's assignee) the original of the Lease and of each Lease Supplement. The Assignor hereby designates the Assignee (as Assignor's assignee) to receive (in addition to, and not to the exclusion of, the Assignor) duplicate originals or copies of all notices, undertakings, demands, statements, documents, financial statements and other communications which the Lessee, any other lessee or any contracting party is required or permitted to give, make, deliver to or serve pursuant to the Assignments, the Mortgages or the Loan Agreement. The Assignor agrees to direct (and hereby directs) the Lessee, the Lessor, each other lessee and each contracting party to deliver to the Assignee (as Assignor's assignee), at its address set forth herein or at such other address or to such other Person as the Assignee shall designate, duplicate originals or copies of all such notices, undertakings, demands, statements, documents, financial statements and other communications, and no delivery thereof by the Lessee, the Lessor, any other lessee or any contracting party shall be of any force or effect unless made to the Assignor and also made to the Assignee (or its designee), as herein provided. The Assignor further agrees that upon receipt by the Assignor of any such notices, undertakings, demands, statements, documents, financial statements and other communications, the Assignor shall promptly deliver copies thereof to the Assignee unless the Assignor shall reasonably believe that the Assignee has already received such copies.

     5. Irrevocability: Supplemental Instruments. The Assignor agrees that this Master Assignment and the designation and direction to the Lessee set forth in Sections 1 and 2 of this Master Assignment are irrevocable and that it will not take any action under the Assignments, the Mortgages or the Loan Agreement or otherwise which is inconsistent with this Master Assignment and that any action, assignment, designation or direction inconsistent herewith shall be void. The Assignor will from time to time execute and deliver all instruments of further assurance and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Master Assignment.

     6. Validity. The Assignor represents and warrants (on a continuing basis) and covenants to the Assignee that (i) the Assignor has not assigned or executed any assignment of, and will not assign or execute any assignment of the Assignor's interest in the Assignments (or any of the obligations or rights assigned thereunder), the Mortgages or the Loan Agreement or in any Contract, in any Proceeds or in any other subject matter of this Master Assignment to anyone other than the Assignee, and any assignment, designation or direction by the Assignor inconsistent herewith shall be void, and (ii) the Assignor has not done any act or executed any document that impairs the rights of the Assignee to the Assignments (or any of the obligations or rights assigned thereunder), the Mortgages or the Loan Agreement or the Proceeds under this Master Assignment except as specifically provided in the Operative Documents.

     7. The Assignor Remains Liable. While the assignment made hereby is present, direct and continuing, it has been made for the purpose of providing the Assignee with security for the performance of the Assignor's obligations under the Liquidity Agreement and the Notes and the execution and delivery hereof shall not impair or diminish in any way the obligations of the Assignor under the Lease or impose any of such obligations on the Assignee. This Master Assignment shall not operate to cause the Assignee (as Assignee's assignee) to be regarded as a mortgagee in possession. Neither the Assignee nor Assignee's assignee shall be responsible or liable for performing any of the obligations of the Assignor under the Assignments, the Loan Agreement, the Mortgages or any Contract, for any waste by Lessee, Lessor or others, for any dangerous or defective conditions of any Property, for negligence in the management, upkeep, repair or control of any Property or any other act or omission by any other Person. Nothing contained herein shall operate or be construed to (i) obligate the Assignee (as Assignor's assignee) to assume the obligations of the Assignor under the Assignments, the Loan Agreement, the Mortgages or any Contract, to perform any of the terms and conditions contained in the Assignments, the Loan Agreement, the Mortgages or any Contract or otherwise to impose any obligation upon the Assignee with respect to the Assignments, the Loan Agreement, the Mortgages or any Contract or (ii) place upon the Assignee (as Assignor's assignee) any responsibility for the operation, control, care, management or repair of any Property or any part thereof.

     8. Amendments, Lessee's Consent. The Assignor will not enter into any agreement subordinating, amending, extending or terminating the Assignments (or any of the obligations or rights assigned thereunder), the Loan Agreement, the Mortgages or any Contract without the prior written consent thereto of the Assignee (as Assignor's assignee), and any such attempted subordination, amendment, modification, extension or termination without such consent shall be void. If the Assignments (or any of the obligations or rights assigned thereunder), the Loan Agreement, the Mortgages or any Contract shall be amended, it shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. The Assignor and the Assignee hereby consent to the provisions of each Consent attached to this Master Assignment and agree to be bound thereby. Nothing in this Section shall be construed as limiting or otherwise affecting in any way the Assignor's right to receive directly the Excepted Payments of the Assignor.

     9. Absolute Assignment. The Assignor has, subject to and in accordance with the terms and conditions of this Master Assignment, assigned and transferred unto the Assignee all of the Assignor's right, title and interest (other than with respect to Excepted Rights and Excepted Payments of the Assignor) in and to the Proceeds now or hereafter arising from the Assignments, the Loan Agreement, the Mortgages or any Contract heretofore or hereafter made or agreed to by the Assignor, it being intended to establish an absolute transfer and assignment, subject to and in accordance with the terms and conditions of this Master Assignment, of all such Proceeds, the Assignments, the Loan Agreement, the Mortgages and the Contracts to the Assignee and not merely to grant a security interest therein. The Assignee (as Assignor's assignee) may (other than with respect to Excepted Rights and Excepted Payments of the Assignor) in the Assignor's name and stead operate the Properties and rent, lease or let all or any portion of the Properties to any party or parties at such rental and upon such terms as the Assignee (as Assignor's assignee) shall, in its discretion, determine. Nothing in this Section shall be construed as limiting or otherwise affecting in any way the (i) Assignor's Excepted Rights and
(ii) Assignor's right to receive directly the Excepted Payments.

     10. Ongoing Right to Collect Rents. If notwithstanding the terms of this Master Assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable state law to allow the Assignee to continue to collect the moneys described in paragraphs 2(a), (b), (c) and (d) hereof or of the Assignments, then it is agreed by the Assignor that any proof of claim or similar document filed by the Assignee in connection with the breach or rejection of the Lease by the Lessee thereunder or the trustee of any lessee under any federal or state insolvency statute shall for the purpose of perfecting the Assignee's rights conferred in said paragraphs (d) be deemed to constitute action required under such state law.

     11. Amendment. This Master Assignment may not be amended or otherwise modified except by a writing signed by the Assignor and the Assignee in accordance with the terms of the Participation Agreement.

     12. Notices. All notices, demands, requests, consents, approvals and other instruments under this Master Assignment shall be made in accordance with the notice provisions of the Participation Agreement.

     13. Successors and Assigns. All covenants, agreements, representations and warranties in this Master Assignment by the Assignor and the Assignee shall bind, and shall inure to the benefit of and be enforceable by, their respective successors and assigns, whether or not so expressed.

     14. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Master Assignment is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Master Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of the Assignor, the Assignee and the Lessee under the remainder of this Master Assignment shall continue in full force and effect.

     15.  Non Recourse Nature.  The terms and provisions of Section
3.11 of the Liquidity Agreement are hereby incorporated herein by reference.

     16. GOVERNING LAW. THIS MASTER ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE ASSIGNOR UNDER THIS MASTER ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED.

     17. Counterparts. This Master Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Assignor has caused this Master Assignment to be duly executed as of the day and year first above written.


Witnessed by:                      HD REAL ESTATE FUNDING CORP.,
                                   as Assignor

Name:
____________________________

                                   By:
Name:                              __________________________
____________________________           Name:
                                       Title:

                            EXHIBIT A


     SUPPLEMENT, dated as of _______________ (this "Supplement"), to the MASTER ASSIGNMENT, dated as of June 25, 1996 (the "Master
Assignment"), made by HD REAL ESTATE FUNDING CORP., (the "Assignor"), in favor of CREDIT SUISSE, as Agent (the "Assignee").

     The parties hereto agree as follows:

     1. The Property. In accordance with the Assignments and the Master Assignment, the Lessor has executed a Supplement to the Assignment of Leases and a Supplement to the Construction Agency Agreement, each dated as of even date herewith, to subject to the Assignments, the Property described on Schedule 1 and made a part hereof by this reference (and the Supplements with respect thereto). The Lessor has also executed a Mortgage with respect to such Property, dated as of even date herewith, in favor of the Assignor, such Mortgage recorded on the date hereof in the real estate records of the county where the Property is located.

     2. Integrated Assignment. Following the execution and delivery of this Supplement, this Supplement, and all supplements previously delivered under the Assignment of Leases, shall constitute a part of the Master Assignment, a copy of which is attached hereto as Exhibit A and made a part hereof by this reference.

     3. Confirmation. Except as expressly supplemented hereby, the provisions of the Assignments are and shall remain in full force and effect. Further, the Assignor hereby reaffirms its obligations under the Master Assignment.

     4. Defined Terms; Usage. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Master Assignment and the rules of interpretation applicable thereto shall apply to this Supplement.

     IN WITNESS WHEREOF, the Assignor has caused this Supplement to be duly executed as of the day and year first above written.


                                                       HD REAL ESTATE
                              FUNDING CORP., a Delaware limited
                              partnership


                              By:   __________________________________

                                   Name:
                                   Title:

[ADD APPROPRIATE FORM OF NOTARY BLOCK]

                                                   Exhibit A
                                                     to Supplement



                   [Copy of Master Assignment]

                                                        Schedule 1



                    [Description of Property]

                                                        Schedule 2



     [Description of Property]

                                                EXHIBIT M TO THE
                                                PARTICIPATION AGREEMENT











                          SECURITY AGREEMENT

                              Dated as of


                             June 25, 1996


                                 Among


                     HD REAL ESTATE FUNDING CORP.,
                          as Facility Lender

                                  and

                            CREDIT SUISSE,
                             as Agent Bank

                                  and

                    CREDIT SUISSE LEASING 92A, L.P.
                               as Lessor

                       Table of Contents

                                                             Page


     ARTICLE I

                          DEFINITIONS
          SECTION 1.01                        Special Definitions       5

                           ARTICLE II

                    CASH COLLATERAL ACCOUNT
          SECTION 2.01        Creation of Cash Collateral Account       6
          SECTION 2.02                 General Account Provisions       6
          SECTION 2.03                        Deposit of Proceeds       7
          SECTION 2.04              Payments from Collateral Only       7

                          ARTICLE III

             RECEIPT, DISTRIBUTION AND APPLICATION
                 OF INCOME FROM THE COLLATERAL
          SECTION 3.01                               Distribution       9
          SECTION 3.02     Payments to Lessor and Facility Lender      10

     ARTICLE IV

          REMEDIES OF AGENT BANK UPON EVENT OF DEFAULT
          SECTION 4.01                      Remedies Upon Default      10
          SECTION 4.02                        Remedies Cumulative      11
          SECTION 4.03              Discontinuance of Proceedings      11

     ARTICLE V

             THE FACILITY LENDER AND THE AGENT BANK
          SECTION 5.01 No Representations or Warranties as to
                       Properties or Documents                         11
          SECTION 5.02 No Segregation of Monies; No Interest           12
          SECTION 5.03 Reliance; Agent Bank; Advice of Counsel         12

     ARTICLE VI

                         MISCELLANEOUS
          SECTION 6.01 Termination of Security Agreement               13
          SECTION 6.02 Sale of Properties to Agent Bank Is Binding     13
          SECTION 6.03 Security Agreement for Benefit of Facility
                       Lender, Agent Bank, Lessor and Lessee           13
          SECTION 6.04                                    Notices      13
          SECTION 6.05                               Severability      14
          SECTION 6.06 No Oral Modification or Continuing Waivers      14
          SECTION 6.07                     Successors and Assigns      14
          SECTION 6.08                                   Headings      14
          SECTION 6.09                Normal Commercial Relations      14
          SECTION 6.10            Governing Law; Counterpart Form      14

                       SECURITY AGREEMENT



          SECURITY AGREEMENT, dated as of June 25, 1996 (this "Security Agreement"), among HD REAL ESTATE FUNDING CORP. (the "Facility Lender"), and CREDIT SUISSE, as agent and collateral agent for the Lenders (hereinafter, the "Agent Bank") and CREDIT SUISSE LEASING 92A, L.P., (the "Lessor").

           WHEREAS, the Facility Lender intends from time to time to issue its Commercial Paper Notes in the U.S. commercial paper market;

           WHEREAS, the Facility Lender, the Lenders, Deutsche Bank AG, New York Branch and the Agent Bank have entered into the Liquidity Agreement, pursuant to which the Lenders have committed to make Facility Loans to the Facility Lender;

          WHEREAS, the Facility Lender and Lessor have entered into the Loan Agreement pursuant to which the Facility Lender has agreed to lend the net proceeds of its issuance of Commercial Paper Notes and of certain Facility Loans to the Lessor to finance the Lessor's purchase and construction of the Properties in accordance with the terms of the Operative Documents;

           WHEREAS, upon completion of construction of the Construction Period Properties, the Lessor has agreed to lease the same to the Lessee pursuant to the Lease;

           WHEREAS, in connection with the making of such loans by the Facility Lender to the Lessor, the Lessor desires by this Security Agreement and the other Security Documents to which it is a party, among other things, to provide for the assignment, mortgage and pledge by the Lessor to the Facility Lender, among other things, of certain of the Lessor's right, title and interest in and to the Lessor Collateral (as defined below);

           WHEREAS, in connection with the making of such loans by the Lenders to the Facility Lender, the Facility Lender desires by this Security Agreement and the other Security Documents to which it is a party, among other things, to provide for the assignment, mortgage and pledge by the Facility Lender to the Agent Bank, among other things, of the Lessor Collateral and the Facility Lender Collateral (as defined below) and certain of the Facility Lender's right, title and interest in and to the Properties, the Lease (except as qualified herein) and all payments and other amounts received hereunder or thereunder (except as otherwise excluded herein), in accordance with the terms hereof as security for the Facility Lender's obligations to the Agent Bank and the Lenders;

           WHEREAS, all things have been done to make the Liquidity Notes, when issued and executed by the Facility Lender and delivered under the Liquidity Agreement, the legal, valid and binding obligations of the Facility Lender;

           WHEREAS, all things have been done to make the Notes, when issued and executed by the Lessor and delivered under the Loan Agreement, the legal, valid and binding obligations of the Lessor; and

          WHEREAS, all things necessary to make this Security Agreement the valid, binding and legal obligation of the Facility Lender, the Lessor and the Agent Bank, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

           NOW THEREFORE, (A) In order to secure performance by the Lessor of the Obligations (as defined in the Mortgage), including, without limitation, the prompt payment of the principal amount of and interest on all Notes from time to time outstanding under the Loan
Agreement and all other amounts payable hereunder and under the Loan Agreement and the performance and observance by the Lessor of all the agreements, covenants and provisions herein, in the Loan Agreement and in the Notes contained, for the benefit of the Lenders and the prompt payment of all amounts from time to time owing under the Participation Agreement to the Agent Bank and the Lenders and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Facility Lender, and for other good and valuable consideration the receipt and adequacy thereof is hereby acknowledged, the Lessor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Facility Lender, its successors and assigns, in the trust hereby created, a first priority security interest in and lien on all right, title and interest of the Lessor in, to and under the following described property, rights and privileges, other than Excepted Payments and Excepted Rights (which collectively, excluding Excepted Payments and Excepted Rights, are hereinafter called the "Lessor Collateral"), to wit: (1) this Security Agreement and in the Cash Collateral Account, all cash, cash equivalents, instruments, investments and other securities at any time on deposit in the Cash Collateral Account, all present and future accounts, chattel paper, documents general intangibles and instruments (each as defined in the Uniform Commercial
Code), (2) all other rights of the Lessor to receive the payment of money including (without limitation) all moneys due and to become due to the Lessor (other than Excepted Payments) under the Lease, the Participation Agreement, the Guaranty or any other Operative Document, and (3) all proceeds of any of the foregoing.

           TO HAVE AND TO HOLD all and singular the aforesaid property unto the Agent Bank, its successors and assigns, for the equal and ratable benefit of the Lenders, without any priority of any one and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

           It is expressly agreed that anything herein contained to the contrary notwithstanding, the Lessor shall remain liable under the Operative Documents to which it is party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Facility Lender nor the Agent Bank nor any Lender shall have any obligation or liability under such Operative Documents by reason of or arising out of the assignment hereunder, nor shall the Facility Lender, the Agent Bank or the Lenders be required or obligated in any manner to perform or fulfill any obligations of the Lessor under or pursuant to such Operative Documents or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

           The Lessor does hereby irrevocably constitute the Agent Bank (as assignee of the Facility Lender) the true and lawful attorney-in-fact of the Lessor, with full power (in the name of the Lessor or otherwise), other than with respect to Excepted Rights and Excepted
Payments, (i) to ask for, require, demand, and receive, any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Operative Documents to which the Lessor is party, and all other property which now or hereafter constitutes part of the Collateral,
(ii) to endorse any checks or other instruments or orders in connection therewith and (iii) to file any claims or to take any action or to institute any proceedings which the Agent Bank may deem to be necessary or advisable in the premises. Under the Lease and Assignment of Lease, the Lessee is directed to make all payments of Rent (other than Excepted Payments) and all other amounts which are required to be paid to or deposited with the Facility Lender pursuant to the Lease (other than Excepted Payments) directly to the Agent Bank in accordance with the provisions of Article II hereof, for application as provided in this Security Agreement.

          (B) In order to secure performance by the Facility Lender of its obligations hereunder and the prompt payment of the principal amount of and interest on all Liquidity Notes from time to time outstanding under the Liquidity Agreement, all other amounts payable hereunder, under the Liquidity Agreement and the performance and observance by the Facility Lender of all the agreements, covenants and provisions herein, in the Liquidity Agreement, the Liquidity Notes and the other Operative Documents to which it is a party contained, for the benefit of the Agent Bank and the Lenders and the prompt payment of all amounts from time to time owing under the Participation Agreement to the Agent Bank and the Lenders and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Liquidity Notes by the Lenders, and for other good and valuable consideration the receipt and adequacy thereof is hereby acknowledged, the Facility Lender does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Agent Bank for the equal and ratable benefit of the Agent Bank and the Lenders, in the trust hereby created, a first priority security interest in and lien on all right, title and interest of the Facility Lender in, to and under the following described property, rights and privileges, other than Excepted Payments and Excepted Rights (which collectively, excluding Excepted Payments and Excepted Rights of the Lessor and the Facility Lender, hereinafter called the "Facility Lender Collateral," which together with the Lessor Collateral shall be referred to hereinafter as the "Collateral"), to wit: (1) this Security Agreement and in the Cash Collateral Account, all cash, cash equivalents, instruments, investments and other securities at any time on deposit in the Cash Collateral Account, all present and future accounts, chattel paper, documents general intangibles and instruments (each as defined in the Uniform Commercial Code), (2) the Lessor Collateral and all other property pledged to the Facility Lender, or in which the Facility Lender has been pledged a security interest, whether pursuant to paragraph A above, the Mortgage, any other Operative Documents or otherwise, (3) the Notes, and (4) all other rights of the Facility Lender to receive the payment of money including (without limitation) all moneys due and to become due to the Facility Lender (other than Excepted Payments) under the Operative Documents (other than the
Guaranty) and all related instruments or documents to which the Facility Lender is or will hereafter become a party (the "Granting Clause Documents"), and (4) all proceeds of any of the foregoing. The Facility Lender hereby presently transfers to the Agent Bank all rights of the Facility Lender under this Security Agreement or with respect to any of the foregoing pledged property or any other property of the Facility Lender, except for Excepted Payments and Excepted Rights.

          Concurrently with the delivery hereof, the Facility Lender is delivering to the Agent Bank the Notes and the original executed counterpart of the Lease which it received from the Lessor pursuant to the Assignment of Lease (to which a chattel paper receipt is attached).

           TO HAVE AND TO HOLD all and singular the aforesaid property unto the Agent Bank, its successors and assigns, for the equal and ratable benefit of the Lenders, without any priority of any one and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

           It is expressly agreed that anything herein contained to the contrary notwithstanding, the Facility Lender shall remain liable under the Operative Documents to which it is party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Agent Bank nor any Lender shall have any obligation or liability under such Operative Documents by reason of or arising out of the assignment hereunder, nor shall the Agent Bank or the Lenders be required or obligated in any manner to perform or fulfill any obligations of the Facility Lender under or pursuant to such Operative Documents or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

           The Facility Lender does hereby irrevocably constitute the Agent Bank the true and lawful attorney-in-fact of the Facility Lender, with full power (in the name of the Facility Lender or otherwise), other than with respect to Excepted Rights and Excepted Payments, (i) to ask for, require, demand, and receive, any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Operative Documents to which the Facility Lender is party, and all other property which now or hereafter constitutes part of the Collateral, (ii) to endorse any checks or other instruments or orders in connection therewith and (iii) to file any claims or to take any action or to institute any proceedings which the Agent Bank may deem to be necessary or advisable in the premises.

           Each of the Lessor and the Facility Lender agree that at any time and from time to time, upon the written request of the Agent Bank, each of the Lessor and the Facility Lender will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Agent Bank may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

           Each of the Lessor and the Facility Lender does hereby severally warrant and represent (as to itself only) that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Security Agreement shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Agent Bank for the benefit of the Lenders, and that it will not, except as provided in this Security Agreement and any other Operative Documents or except with the consent of the Agent Bank, accept any payment from Lessee, enter into any agreement amending or supplementing, the Assignment of Lease, the Lease, the Participation Agreement or any other Operative Document to which it is party, execute any waiver or modification of, or consent under, the terms of, or (except with respect to its Excepted Payments and subject to its Excepted Rights) exercise any rights, power or privileges under, the Assignment of Lease, the Lease, the Participation Agreement or any other Operative Document to which it is party, settle or compromise any claim arising under the Assignment of Lease, the Lease, or the Participation Agreement, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect to the Assignment of Lease, the Lease, the Participation Agreement or any other Operative Document to which it is party, to arbitration thereunder.

           Each of the Lessor and the Facility Lender does hereby severally ratify and confirm each Operative Document to which it is party and does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any such Operative Document or this Security Agreement or of any of the rights created by any such document or the assignment hereunder.

          IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                           ARTICLE I

                          DEFINITIONS

          SECTION 1.01 Special Definitions. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in Annex 1 of the Participation Agreement dated as of June 25, 1996, among the Facility Lender, The Home Depot, Inc., Home Depot U.S.A., Inc., and the Lenders named therein, and the rules of usage set forth therein shall apply hereto. For all purposes of this Security Agreement the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

           "Collateral" shall mean the collective reference to the Lessor Collateral and the Facility Lender Collateral.

          "Facility Lender Collateral" shall have the meaning set forth in paragraph B of the Granting Clause.

           "Granting Clause Documents" shall have the meaning specified in paragraph B of the Granting Clause.

           "Lessor Collateral" shall have the meaning set forth in paragraph A of the Granting Clause.

           "Security Agreement", "this Security Agreement", and "the Security Agreement" shall mean this Security Agreement.


                              ARTICLE II

                        CASH COLLATERAL ACCOUNT

           SECTION  2.01    Creation of Cash Collateral  Account.   (a)
Subject to the terms and conditions hereof, on or prior to the Effective Date, the Facility Lender and the Lessor have established and shall thereafter maintain with the Agent Bank the Cash Collateral Account, pursuant to Section 5.03 of the Liquidity Agreement a special purpose trust account to be governed by the provisions of this Security Agreement and Section 5 of the Participation Agreement.

           (b) The Cash Collateral Account shall be segregated by the Agent Bank and the proceeds thereof applied only in accordance with the terms of this Security Agreement and Section 5 of the Participation Agreement. The amounts held from time to time in the Cash Collateral Account shall bear interest at a rate equal to the prevailing money market rate offered from time to time by the Agent Bank.

          SECTION 2.02 General Account Provisions. (a) The functions of the Agent Bank under this Security Agreement with respect to the Cash Collateral Account shall be limited to making the withdrawals and transfers specified herein and in Section 5 to the Participation Agreement, and the Agent Bank shall have no obligation to the Lessor or the Facility Lender, the Lenders or any third party to make any payment to the extent that the Cash Collateral Account does not contain sufficient funds therefor.

          (b) Neither the Lessor nor the Facility Lender shall make or attempt to make any withdrawal or transfer from the Cash Collateral Account except in strict adherence to the provisions of this Security Agreement and Section 5 of the Participation Agreement.

           (c) The Facility Lender hereby irrevocably constitutes and appoints the Agent Bank, with full power of substitution, as its attorney-in-fact, which power is coupled with an interest, in its name or in the name of the Agent Bank to make withdrawals from the Cash Collateral Account and apply such withdrawals, in accordance with the provisions of this Security Agreement. The Facility Lender in the exercise of its rights with respect to the Cash Collateral Account shall not take any action or suffer to be done any act (other than by the Agent Bank) which would impair the appointment referred to in this
Section 2.02, or the assignment and pledge otherwise referred to in this Security Agreement. So long as no Facility Agreement Event of Default shall have occurred and be continuing, the Facility Lender shall not make any withdrawal from the Cash Collateral Account without the prior written consent of the Agent Bank, and the Agent Bank may make withdrawals from the Cash Collateral Account in accordance with the provisions of this Security Agreement and Section 5 of the Participation Agreement. Upon the occurrence and continuance of a Facility Agreement Event of Default, the Facility Lender shall not make any withdrawal from the Cash Collateral Account and the Agent Bank may make withdrawals from the Cash Collateral Account for payment as provided in Section 5 of the Participation Agreement.

           (d) The Lessor hereby irrevocably constitutes and appoints the Agent Bank, with full power of substitution, as its attorney-in-fact, which power is coupled with an interest, in its name or in the name of the Agent Bank to make withdrawals from the Cash Collateral Account and apply such withdrawals, in accordance with the provisions of this Security Agreement. The Lessor in the exercise of its rights with respect to the Cash Collateral Account shall not take any action or suffer to be done any act (other than by the Agent Bank) which would impair the appointment referred to in this Section 2.02, or the assignment and pledge otherwise referred to in this Security Agreement. So long as no Loan Agreement Event of Default shall have occurred and be continuing, the Lessor shall not make any withdrawal from the Cash Collateral Account without the prior written consent of the Agent Bank, and the Agent Bank may make withdrawals from the Cash Collateral Account in accordance with the provisions of this Security Agreement and Section 5 of the Participation Agreement. Upon the occurrence and continuance of a Loan Agreement Event of Default, the Lessor shall not make any withdrawal from the Cash Collateral Account and the Agent Bank may make withdrawals from the Cash Collateral Account for payment as provided in Section 5 of the Participation Agreement.

           Each of the Lessor and the Facility Lender acknowledge and agree that the Agent Bank shall have sole dominion and control over the Cash Collateral Account.

           SECTION 2.03 Deposit of Proceeds. In accordance with the Assignment of Lease, the Construction Agency Agreement Assignment,
Section 5 of the Participation Agreement and the Master Assignment, the Lessee shall deposit or cause to be deposited each installment of Basic Rent, Supplemental Rent, and other amounts payable under the Lease, (excluding, in each case, Excepted Payments and subject, in each case, to Excepted Rights) into the Cash Collateral Account. At the appropriate times, the Facility Lender and the Lessor shall instruct all other Persons who may come to owe to the Facility Lender or the Lessor amounts pursuant to the Lease and the Assignment of Lease or any other Operative Document to pay such amounts (excluding, in each case, Excepted Payments and subject, in each case, to Excepted Rights) into the Cash Collateral Account, and each of the Lessor and the Facility Lender shall use reasonable efforts to cause all such Persons to make all such payments into the Cash Collateral Account.

           SECTION 2.04 Payments from Collateral Only. (a) Without impairing any of the other rights, powers, privileges, liens or security interests of the Facility Lender, the Lenders or the Agent Bank under this Security Agreement or any other Operative Document, each of the Facility Lender, the Agent Bank and the Lenders agrees that, except as expressly provided in this Security Agreement, the Loan Agreement, the Liquidity Agreement, the Participation Agreement, the Issuing and Paying Agency Agreement or any other Operative Document,
(i) the obligation to make all payments of the principal amount of and interest on the Notes, and the performance by the Lessor of every obligation or covenant contained in this Security Agreement, the Loan Agreement, the Mortgage, the Participation Agreement, or any of the other Operative Documents, shall be payable only from the income and proceeds of the Lessor to the extent included in the Lessor Collateral or any other Collateral pledged by the Lessor under the Security Documents and only to the extent that the Lessor shall have sufficient income or proceeds to the extent included in the Lessor Collateral to enable the Agent Bank to make such payments in accordance with the terms of Section 5 of the Participation Agreement, and all of the
statements, representations, covenants and agreements made by the Lessor contained in this Security Agreement, the Loan Agreement, the Mortgage and any agreement referred to herein, unless expressly otherwise stated, are made and intended only for the purpose of binding the Lessor and establishing the existence of rights and remedies which can be exercised and enforced against the Lessor; therefore, anything contained in this Security Agreement, the Loan Agreement, the Mortgage or such other agreements to the contrary notwithstanding, no recourse shall be had with respect to this Security Agreement, the Loan Agreement, the Mortgage or such other Operative Documents against the Lessor, or against any officer, director, trustee, servant, partner, shareholder or direct or indirect parent or controlling person or persons of any of the Lessor; and (ii) neither the Lessor nor the Agent Bank shall have any personal liability for any amounts payable hereunder, under the Participation Agreement or any of the other Operative Documents or under the Notes; provided, however, that this
Section 2.04(a) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable (but only to the extent of the damages arising by reason thereof). These provisions are not intended as any release or discharge of the indebtedness represented by the Notes, the Mortgage and the Security Agreement, and the indebtedness represented by this Security Agreement, the Mortgage and the Notes shall remain in full force and effect as fully as though these provisions were not contained in this Security Agreement. The Lessor hereby acknowledges that the Agent Bank and the Lenders have expressly reserved all their legal rights and remedies against the Lessor Collateral, including, without limitation of the generality of the foregoing, the right, in the event of the default in the payment of principal amount of or interest on any Notes, or upon the occurrence and continuation of any other Loan Agreement Event of Default under this Security Agreement, to foreclose upon this Security Agreement and/or to receive the proceeds from the Lessor Collateral and otherwise to enforce any other right under the Loan Agreement, the Mortgage or this Security Agreement.

           (b) Without impairing any of the other rights, powers, privileges, liens or security interests of the Lenders or the Agent
Bank under this Security Agreement, each of the Agent Bank and the Lenders agrees that, except as expressly provided in this Security Agreement, the Liquidity Agreement, the Participation Agreement, the Issuing and Paying Agency Agreement or any other Operative Document,
(i) the obligation to make all payments of the principal amount of and interest on the Commercial Paper Notes and the Liquidity Notes, and the performance by the Facility Lender of every obligation or covenant contained in this Security Agreement, the Liquidity Agreement, the Participation Agreement, the Issuing and Paying Agency Agreement or any of the other Operative Documents, shall be payable only from the income and proceeds of the Facility Lender to the extent included in the Facility Lender Collateral and the Guaranty and only to the extent that the Facility Lender shall have sufficient income or proceeds to the extent included in the Facility Lender Collateral to enable the Agent Bank to make such payments in accordance with the terms of Section 5 of the Participation Agreement, and all of the statements, representations, covenants and agreements made by the Facility Lender contained in this Security Agreement, the Liquidity Agreement or any other Operative Document, unless expressly otherwise stated, are made and intended only for the purpose of binding the Facility Lender and establishing the existence of rights and remedies which can be exercised and enforced against the Facility Lender; therefore, anything contained in this Security Agreement, the Liquidity Agreement or such other agreements to the contrary notwithstanding, no recourse shall be had with respect to this Security Agreement, the Liquidity Agreement or such other agreements against the Facility Lender or J H Management Corporation ("JHM"), or against any officer, director, trustee, servant, partner, incorporation, employee, agent, shareholder or direct or indirect parent or controlling person or persons of any of the Facility Lender or JHM; and (ii) neither the Facility Lender nor the Agent Bank nor JHM shall have any personal liability for any amounts payable hereunder, under the Participation Agreement or any of the other Operative Documents or under the Liquidity Notes; provided, however, that this Section 2.04(b) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or fraudulent conduct for which it would otherwise be liable (but only to the extent of the damages arising by reason thereof). These provisions are not intended as any release or discharge of the indebtedness represented by the Commercial Paper Notes or the Liquidity Notes, the Security Agreement and the other Operative Documents, and the indebtedness represented by this Security Agreement, the Commercial Paper Notes, the Liquidity Notes and the other Operative Documents shall remain in full force and effect as fully as though these provisions were not contained in this Security Agreement. The Facility Lender hereby acknowledges that the Agent Bank and the Lenders have expressly reserved all their legal rights and remedies against the Facility Lender Collateral, including, without limitation of the generality of the foregoing, the right, in the event of the default in the payment of principal amount of or interest on any Commercial Paper Notes or Liquidity Notes, or upon the occurrence and continuation of any other Facility Agreement Event of Default under this Security Agreement, to foreclose upon this Security Agreement and/or to receive the proceeds from the Facility Lender Collateral and otherwise to enforce any other right under the Liquidity Agreement or this Security Agreement.

                              ARTICLE III

                 RECEIPT, DISTRIBUTION AND APPLICATION
                     OF INCOME FROM THE COLLATERAL


          SECTION 3.01 Distribution. Distributions of payments and collateral proceeds shall be conducted in the manner set forth in
Section 5 of the Participation Agreement.

          SECTION 3.02 Payments to Lessor and Facility Lender. Any amounts distributed hereunder by the Agent Bank to the Lessor or the Facility Lender shall be paid to the Lessor or the Facility Lender by wire transfer of funds of the type received by the Agent Bank at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Lessor or the Facility Lender to the Agent Bank from time to time.


                           ARTICLE IV

          REMEDIES OF AGENT BANK UPON EVENT OF DEFAULT

          SECTION 4.01   Remedies Upon Default.  If any Facility
Agreement Event of Default shall have occurred:

     The Agent Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "UCC") in effect in the State of Georgia or in any other jurisdiction in which any part of the Collateral is located at that time (whether or not the UCC applies to the Collateral at issue), and the Agent Bank may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, or at any of the Agent Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Security Agent may deem commercially reasonable. The Lessor and the Facility Lender agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Lessor and the Facility Lender of the time a place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Agent Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore and such sale may, without further notice, be made at the time and place to which it was so adjourned. Any provision of this Security Agreement, the Liquidity Agreement or any other Operative Document to the contrary notwithstanding, if
     (x) any Facility Agreement Event of Default that arises out of or is attributable to a Lease Event of Default has occurred and is continuing and (y) there are no other Facility Agreement Events of Default under the Liquidity Agreement then existing (other than Facility Agreement Events of Default that are based upon facts or circumstances which arises out of or is attributable to a Lease Event of Default), the Agent Bank shall not foreclose the lien of this Security Agreement or any other Security Document on the collateral hereunder or thereunder or otherwise exercise remedies which would result in the exclusion of the Facility Lender or Lessor from the collateral hereunder or thereunder or any part thereof unless the Agent Bank is concurrently taking action under the Lease to dispossess the Lessee, to terminate the Lease or to effect any comparable remedy.

          SECTION 4.02 Remedies Cumulative. Each and every right, power and remedy given to the Agent Bank specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, or under the Uniform Commercial Code as in effect in Georgia, or otherwise in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent Bank, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Agent Bank in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy to be construed to be a waiver of any default on the part of the Facility Lender or Lessee or to be an acquiescence therein.

          SECTION 4.03 Discontinuance of Proceedings. In case the Agent Bank shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent Bank, then and in every such case the Facility Lender, the Agent Bank and Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent Bank shall continue as if no such proceedings had been instituted


                           ARTICLE V

             THE FACILITY LENDER AND THE AGENT BANK

     SECTION 5.01 No Representations or Warranties as to Properties or Documents. NEITHER THE AGENT BANK NOR THE FACILITY LENDER NOR THE LESSOR MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE PROPERTIES OR ANY PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE PROPERTIES OR ANY PROPERTY WHATSOEVER. Neither the Facility Lender nor the Agent Bank nor the Lessor makes or shall be deemed to have made any representations or warranty as to the validity, legality or enforceability of this Security Agreement, the Loan Agreement, the Notes, the Liquidity Agreement, the Participation Agreement, the Liquidity Notes, the Lease, the Lease Supplement, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the (i) Facility Lender made under the Liquidity Agreement, the Security Agreement, in Section 9.5 of the Participation Agreement or in any other Operative Document and (ii) of the Lessor made in Section 9.1 of the Participation Agreement. The Agent Bank makes no representation or warranty hereunder whatsoever.

     SECTION 5.02 No Segregation of Monies; No Interest. Any monies paid to or retained by the Agent Bank pursuant to any provision hereof and not then required to be distributed to the Lessee, Lessor or the Facility Lender as provided in Section 5 of the Participation Agreement need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Agent Bank shall not be liable for any interest thereon, provided, that any payments received or applied hereunder by the Agent Bank shall be accounted for by the Agent Bank so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

     SECTION 5.03 Reliance; Agent Bank; Advice of Counsel. The Agent Bank shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Agent Bank may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid principal amount of Liquidity Notes outstanding as of any date, the Facility

Lender may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Agent Bank. As to any fact or matter relating to Lessee or Lessor the manner of ascertainment of which is not specifically described herein, the Facility Lender and the Agent Bank may for all purposes hereof rely on a certificate, signed by a duty authorized officer of Lessee or Lessor, as to such fact or matter, and such certificate shall constitute full protection to the Facility Lender and the Agent Bank for any action taken or omitted to be taken by them in good faith in reliance thereon. The Agent Bank shall assume, and shall be fully protected in assuming, that the Facility Lender is authorized to enter into this Security Agreement and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Facility Lender with respect thereto. In the administration of the trusts hereunder, the Facility Lender and the Agent Bank each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Facility Lender and the Agent Bank shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons acting within such person's area of competence (so long as the Agent Bank or the Facility Lender, as the case may be, shall have exercised reasonable care in selecting such persons).


                           ARTICLE VI

                         MISCELLANEOUS

     SECTION 6.01 Termination of Security Agreement. Upon (or at any time after) payment in full of the principal amount of and interest on and all other amounts due under all Liquidity Notes and the Notes and provided that (i) there shall then be no other amounts due to the Agent Bank or the Lenders hereunder, under the Liquidity Agreement, under the Liquidity Notes, under the Notes, under the Loan Agreement or under the Participation Agreement or the other Operative Documents to or for the benefit of the Agent Bank or the Lenders, (ii) the Commitment under the Liquidity Agreement shall have been terminated, and (iii) there shall be no Commercial Paper Notes outstanding, the Facility Lender shall direct the Agent Bank to execute and deliver to or as directed in writing by the Lessor an appropriate instrument terminating this Security Agreement and releasing the Collateral, the Granting Clause Documents and all funds on deposit in the Cash Collateral Account from the assignment and pledge thereof hereunder, and the Agent Bank shall execute and deliver such instrument as aforesaid and shall deliver all funds on deposit in the Cash Collateral Account to the Lessor or to such other Person to which the Agent Bank shall be legally required to make such delivery; provided, however, that this Security Agreement and the trusts created hereby shall earlier terminate and this Security Agreement shall be of no further force or effect upon any sale or other final disposition by the Agent Bank of all property part of the Collateral and the final distribution by the Agent Bank of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Security Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

     SECTION 6.02 Sale of Properties to Agent Bank Is Binding. Any sale or other conveyance of any Collateral the Agent Bank made pursuant to the terms of this Security Agreement or the Lease shall be effective to transfer or convey all right, title and interest of the Agent Bank, the Facility Lender, the Lessor and such holders in and to such Property or Properties. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Agent Bank.

     SECTION 6.03 Security Agreement for Benefit of Facility Lender, Agent Bank, Lessor and Lessee. Nothing in this Security Agreement, whether express or implied, shall be construed to give any legal or equitable right, remedy or claim under or in respect of this Security Agreement to any person other than the Facility Lender, the Lessor, the Lenders and the Agent Bank.

     SECTION 6.04 Notices. All notices, demands, requests, consents, approvals and other instruments under this Security Agreement shall be made in accordance with the notice provisions of the Participation Agreement.

     SECTION 6.05 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 6.06 No Oral Modification or Continuing Waivers. No term or provision of this Security Agreement or the Liquidity Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Liquidity Note shall be effective only in the specific instance and for the specific purpose given.

     SECTION 6.07 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. Without limitation, "Lenders" shall include any Person that holds an interest in any of the Loans from time to time, as a party to the Liquidity Agreement, as assignee or subrogee of any such party, or otherwise, except that neither of the Facility Lender, nor the Lessee and their respective Affiliates shall be deemed to be a Bank. The Facility Lender shall have no right to assign any obligation under this Security Agreement without the prior written consent of the Agent Bank.

     SECTION 6.08 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 6.09 Normal Commercial Relations. Anything contained in this Security Agreement to the contrary notwithstanding, the Agent Bank or any Lender or any other Affiliate of the Agent Bank or such Lender may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Facility Lender, fully to the same extent as if this Security Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Facility Lender for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

     SECTION 6.10 Governing Law; Counterpart Form. This Security Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of Georgia, including all matters
of construction, validity and performance.   This Security Agreement
may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument

      .
     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                              HD REAL ESTATE FUNDING CORP.


                              By:
                              Name:
                              Title:


                              CREDIT SUISSE,
                              as Agent Bank


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:


                              CREDIT SUISSE LEASING 92A, L.P.,
                              as Lessor

                              By:  CREDIT SUISSE, its general partner


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:

                                                            EXHIBIT N-1
                                             TO PARTICIPATION AGREEMENT






                MORTGAGE AND SECURITY AGREEMENT

                dated as of _________ ___, 199_

                              from

           CREDIT SUISSE LEASING 92A, L.P., Mortgagor

                               to

            HD REAL ESTATE FUNDING CORP., Mortgagee







When recorded return to:
Hunton & Williams
200 Park Avenue
New York, New York 10166
Attention:  J. Andrew Murphy, Esquire

                MORTGAGE AND SECURITY AGREEMENT



    MORTGAGE AND SECURITY AGREEMENT, dated as of________, 199_ (as amended, supplemented or otherwise modified from time to time, this "Mortgage"), made by CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership (the "Mortgagor"), with an address at 12 East 49th Street, New York, New York 10017, in favor of HD REAL ESTATE FUNDING CORP., a Delaware corporation, with an address at _________________________ _________________________,
(the "Mortgagee").

                     Preliminary Statement

    Pursuant to the Loan Agreement and subject to the terms of the other Operative Documents, the Mortgagee has agreed to make Loans to the Mortgagor in an aggregate amount not to exceed TWO HUNDRED NINETY-ONE MILLION AND NO/100 DOLLARS ($291,000,000) upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Mortgagor under the Loan Agreement. The Notes bear interest as set forth in the Notes and mature (if not sooner accelerated) on a date no later than
_______________.

    It is a condition, among others, to the obligation of the Mortgagee to make Loans to the Mortgagor under the Loan Agreement that the Mortgagor shall have executed and delivered this Mortgage to the Mortgagee.

    NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, THIS MORTGAGE WITNESSETH, that to secure (i)(A) payment when due of the principal amount of and interest on the Loans, the Notes (including, without limitation, interest accruing after the maturity of the Loans and, the Notes, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, Mortgagee or the Lessee, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), from time to time outstanding and all other obligations and liabilities (including, without limitation, all indemnities, costs, fees and expenses) from time to time payable by, or on behalf of, the Mortgagor to Mortgagee pursuant to the Operative Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, and (B) all fees and expenses of the Mortgagee from time to time payable under the Operative Documents, (ii) payment when due of all amounts from time to time owing by the Lessee or to or for the benefit of the Mortgagee as Lessor under the Lease and for the benefit of Mortgagee pursuant to the Operative Documents whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, (iii) the performance and observance by the Mortgagor of all agreements contained herein and in the other Operative Documents and (iv) the payment, performance and observance by the Lessee of its covenants and agreements contained in the Operative Documents (collectively, the "Obligations") and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein and in the other Operative Documents, the Mortgagor, intending or to be legally bound, does hereby mortgage, pledge, grant a security interest in, set over and confirm unto the Mortgagee and its successors and assigns, for the benefit of the Mortgagee, all of the Mortgagor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and or to the following property and rights, excluding Excepted Rights and Excepted Payments:

        (A) the parcel(s) of real property described on Schedule A attached hereto and made a part hereof by this reference (the "Land"); all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including (i) those constructed pursuant to the Construction Agency Agreement and those described on
    Schedule 1 to any Lease Supplement, and (ii) those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in such improvements at any time ("Improvements"); all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and all permits, licenses and rights, whether or not of record, appurtenant to the Land ("Appurtenant Rights"; the Land, Improvements, Appurtenant Rights, Fixtures and Equipment being collectively referred to as the "Property");

        (B) all the estate, right, title, claim or demand whatsoever of the Mortgagor, in possession or expectancy, in and to the Property or any part thereof;

        (C) all right, title and interest of the Mortgagor in and to all of the fixtures and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Mortgagor and now or subsequently attached to the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures");

        (D) all right, title and interest of the Mortgagor in and to all of the equipment, apparatus, furnishings, fittings and articles of personal property of every kind and nature whatsoever purchased or otherwise acquired with the proceeds of the Notes or the Lessor Investment Amounts and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, storm doors and windows, electrical and mechanical equipment, lighting, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, refrigerators, display cases, elevators, loading and unloading systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, pipes, pumps, tanks, conduits, appliances and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

        (E) all right, title and interest of the Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Improvements, the Fixtures and Equipment, subsequently acquired by the Mortgagor or constructed, assembled or placed by Mortgagor on the Land, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Property or offsite acquired with the proceeds of the Notes or the Lessor Investment Amounts, and, in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor;

        (F) all right, title and interest of the Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained relating to the Property and the Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

        (G) all right, title and interest of the Mortgagor in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and (ii) all Plans and Specifications relating to the Property;

        (H) all right, title and interest of the Mortgagor in and to the Lease, including all powers, privileges, options and other benefits of the Mortgagor as lessor thereunder, more particularly described on Schedule B attached hereto and made a part hereof by this reference and all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Property, including, without limitation, (i) all rights to the Mortgagor to receive proceeds of any indemnity, warranty or guaranty with respect to the Lease, (ii) all claims of the Mortgagor for damages arising out of or for breach of or default under the Lease,
    (iii) all rights of the Mortgagor to exercise any security now or hereafter payable to or receivable by the Mortgagor under the Lease, (iv) the right of the Mortgagor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Lease and
    (v) the right of the Mortgagor to terminate, amend, supplement or otherwise modify the Lease and to compel performance and otherwise exercise all remedies thereunder;
        (I) all rights, powers, privileges and other benefits of the Mortgagor in Governmental Actions now or hereafter obtained by the Mortgagor or the Lessee (or any Affiliates thereof) from any Governmental Authority relating to the ownership, operation, management and use of the Property, the development and financing of the Property, the Improvements and the Equipment, the construction and operation of the Facility and any improvements, modifications or additions thereto;

        (J) the accounts established and maintained pursuant to the Security Documents and all cash, cash equivalents, instruments, investments and other securities deposited or required to be deposited with the Mortgagor or the Mortgagee pursuant to any provision of this Mortgage, the Lease, the Security Documents and any other Operative Document;

        (K) any and all other property that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by the Mortgagor or by anyone with its consent, or which may come into the possession or be subject to the control of the Mortgagee pursuant to this Mortgage, including, without limitation, all proceeds of any sales or other dispositions of all or part of the Mortgaged Property, any such property being hereby assigned to the Mortgagee and subjected or added to the lien or estate created by this Mortgage forthwith upon the acquisition thereof by the Mortgagor, as fully as if such property were not owned by the Mortgagor and were specifically described in this Mortgage and subjected to the lien and security interest hereof; and the Mortgagee is hereby authorized to receive any and all such property as and for additional security hereunder;

        (L) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to the Mortgagee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Mortgage;

        (M) all rights of the Mortgagor to the amounts paid or payable by the Lessee to the

    Mortgagor under the Participation Agreement and the other
Operative Documents and all     rights of the Mortgagor to
enforce payments of any such amounts thereunder;

        (N) any right to restitution from the Lessee, or any other Person in respect of any determination of invalidity of any of the Lease, Security Documents, the Loan Agreement, the Notes and the other Operative Documents; and

        (O) all proceeds, both cash and noncash, of the foregoing, including all proceeds of the insurance required to be maintained by or on behalf of the Lessee pursuant to the Lease and the other Operative Documents and all awards or other compensation heretofore or hereafter made to the Mortgagor, including any awards for severance damages, all of which are hereby assigned to the Mortgagee, who is hereby authorized, subject to the provisions of this Mortgage, to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Mortgage and the other Operative Documents;

    (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Mortgagor and described in the foregoing clauses (A) through (O) are, excluding Excepted Payments and Excepted Rights, collectively referred to as the "Mortgaged Property"); PROVIDED THAT EXCLUDED from the Mortgaged Property at all times and in all respects shall be (i) all Excepted Payments and Excepted Rights, (ii) all inventory of any lessee of the Mortgaged Property, and (iii) all equipment, furnishings and fixtures purchased by any lessee of the Mortgaged Property with funds not provided by the Mortgagee or Mortgagor;

    TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto the Mortgagee, its successors and assigns for the uses and purposes set forth, until all Obligations are fully paid and performed.

        1. Definitions; Rules of Interpretation. Capitalized terms used but not otherwise defined in this Mortgage shall have the respective meanings specified in Appendix 1 attached to this Mortgage and made a part hereof by this reference; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Mortgage.

        2. Other Covenants. At any time and from time to time, upon the written request of the Mortgagee, and at the sole expense of the Mortgagor (but only to the extent Mortgagor has been reimbursed by the Lessee), the Mortgagor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Mortgagee reasonably may request for the purposes of obtaining or preserving the full benefits of this Mortgage and of the rights and powers granted by this Mortgage.

        3.  Default; Remedies/1

        (a) If a Loan Agreement Event of Default has occurred and is continuing and the Loans have been accelerated pursuant to
Section 5 of the Loan Agreement:

        (i)  the Mortgagee, in addition to all other remedies available at law or in equity, shall have the right forthwith to enter upon and take possession of the Mortgaged Property, and to let the Mortgaged Property and receive the rents, issues and profits thereof, to make repairs and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured (subject to the Excepted Payments and Excepted Rights); and
__________________
1/. Mortgage remedies are a matter of state law and vary from jurisdiction to jurisdiction. Local counsel will be consulted to be sure that the Mortgage covers all remedies available under local law, and that any waivers or other provisions required by state statutes to ensure enforceability of particular remedies are included in the Mortgage.

        (ii) the Mortgagee shall, as a matter of right, at the option of the Mortgagee, be entitled to the appointment of a receiver for the Mortgaged Property, and the Mortgagor hereby consents to such appointment and waives notice of any application therefor.

        (b) If a Loan Agreement Event of Default has occurred and is continuing and the Loans have been accelerated pursuant to
Section 5 of the Loan Agreement, the Mortgagee may proceed by an action at law, suit in equity or other appropriate proceeding, to protect and enforce its rights, whether for the foreclosure of the lien of this Mortgage, or for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms hereof.

        (c) The Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Mortgaged Property or any interest therein.

        (d) Notwithstanding any other provision of this Mortgage or any other Operative Document, Mortgagee agrees that upon the occurrence of a Loan Agreement Event of Default arising out of, or attributable to, a Lease Default or Lease Event of Default, Mortgagee shall not at any time exercise against the Mortgagor any of the remedies provided in this Mortgage and the Operative Documents unless the Mortgagee shall at the same time be exercising its rights under the Lease, the Construction Agency Agreement and the Operative Documents to dispossess the Lessee or terminate the Lease and the Construction Agency Agreement or to take any comparable remedial actions thereunder, provided, that the foregoing provisions of this paragraph shall not apply at any time when a Loan Agreement Event of Default arising out of, or attributable to, a Lease Default or Lease Event of Default, shall also have occurred and be continuing.

        (e)   The proceeds of any sale of any of the Mortgaged
Property shall be applied pursuant to Section 5 of the Participation Agreement.

        4. Remedies Not Exclusive. The Mortgagee shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect the Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as the Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee. In no event shall the Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rent to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and the Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

        5. Performance by the Mortgagee of the Mortgagor's Obligations. If the Mortgagor fails to perform or comply with any of its agreements contained herein, the Mortgagee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Mortgagee incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Mortgagee to the date reimbursed by the Mortgagor, shall be payable by the Mortgagor to the Mortgagee on demand (but only to the extent Mortgagor has been reimbursed by the Lessee to the extent required pursuant to the Participation Agreement or the Lease).

        6. Duty of the Mortgagee. The Mortgagee's sole duty with respect to the custody, safekeeping and physical preservation of any Mortgaged Property in its possession, under
Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of the Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.

        7. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Mortgage are coupled with an interest and are irrevocable until this Mortgage is terminated and the lien created hereby is released.

        8.  Execution of Financing Statements.  Pursuant to
Section 9-402 of the Uniform Commercial Code, the Mortgagor authorizes the Mortgagee to file financing statements with respect to the Mortgaged Property without the signature of the Mortgagor in such form and in such filing offices as the Mortgagee reasonably determines appropriate to perfect the security interests of the Mortgagee under this Mortgage. A carbon, photographic or other reproduction of this Mortgage shall be sufficient as a facing statement for filing in any jurisdiction.

        9.  Security Agreement Under Uniform Commercial Code.

        (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State in which the Mortgaged Property is located. If a Loan Agreement Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, the Mortgagee shall have the option of either (i) proceeding under the Uniform Commercial Code and exercising such rights and remedies as may be provided to a secured party by the Uniform Commercial Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or
(ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with the Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Uniform Commercial Code shall not apply). If the Mortgagee shall elect to proceed under the Uniform Commercial Code, then ten (10) days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At the Mortgagee's request, the Mortgagor shall assemble the personal property and make it available to the Mortgagee at a place designated by the Mortgagee which is reasonably convenient to both parties.

        (b) The Mortgagor and the Mortgagee agree, to the extent permitted by law, that this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Uniform Commercial Code.

        (c) The Mortgagor, upon request by the Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. The Mortgagor further agrees to pay to the Mortgagee on demand all costs and expenses incurred by the Mortgagee in connection with the preparation, execution, recording, filing and refiling of any such document and all reasonable costs and expenses of any record searches for financing statements the Mortgagee shall reasonably require; provided, however, that Mortgagor shall not be liable for payment of any amount under this Section to the extent Lessee is responsible for payment of such amount under the Lease or the Participation Agreement. If the Mortgagor shall fail to furnish any financing or continuation statement within ten (10) days after request by Mortgagee, then pursuant to the provisions of the Uniform Commercial Code, the Mortgagor hereby authorizes the Mortgagee, without the signature of the Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way imparting the right of the Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

        10. Intentionally Omitted.

        11. Notices. All notices, requests and demands to or upon the Mortgagee or the Mortgagor shall be given in accordance with Section 15.3 of the Participation Agreement.

        12. Severability. Any provision of this Mortgage which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

        13. Amendments in Writing; No Waiver; Cumulative
Remedies.

        (a) None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Mortgagor and the Mortgagee in accordance with the terms of the Loan Agreement and the Participation Agreement.

        (b) No failure to exercise, nor any delay in exercising, on the part of the

Mortgagee or any assignee of Mortgagee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Mortgagee or any assignee of Mortgagee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Mortgagee or such assignee would otherwise have on any future occasion.

        (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        14. Section Headings. The section headings used in this Mortgage are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        15. Successors and Assigns. This Mortgage shall run with the land and be binding upon the successors and assigns of the Mortgagor and shall inure to the benefit of the Mortgagee, and their respective successors and assigns.

        16. Mortgagor's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, the Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the full extent the Mortgagor may do so, the Mortgagor agrees that the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, reinstatement or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and the Mortgagor, for the Mortgagor and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, reinstatement, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created.

        17. Multiple Security. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, the Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the state in which the Mortgaged Property is located or any other state (whether or not such property is owned by the Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, the Mortgagee may, in its sole discretion, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. The Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Mortgagee to extend the Obligations and the Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue based on the grounds of forum non conveniens which it may now or hereafter have. The Mortgagor further agrees that if the Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if the Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Mortgaged Property is located, the Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and the Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by the Mortgagee in any such proceedings shall prejudice, limit or preclude the Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the state in which the Mortgaged Property is located) which directly or indirectly secures the Obligations, and the Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and the Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, the Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

        18. GOVERNING LAW.  THIS MORTGAGE AND THE RIGHTS AND
OBLIGATIONS OF THE MORTGAGOR UNDER THIS MORTGAGE SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,

THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS
OF LAWS PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.

        19. Partial Release; Full Release. The Mortgagee may release, for such consideration or none, as it may require, any portion of the Mortgaged Property without, as to the remainder of the Mortgaged Property, in any way imparting or affecting the lien, security interest and priority herein provided for the Mortgagee compared to any other lien holder or secured party. Further, upon receipt of' the Purchase Option Price relating to the Mortgaged Property or payment of all principal and interest due on the Notes, Mortgagee shall execute and deliver to Mortgagor such documents and instruments as may be required to release the lien and security interest created by this Mortgage. In accordance with Section 12.3 of the Lease, Mortgagee shall, from time to time, execute and deliver to Mortgagor such documents and instruments as may be required to release the lien and security interest created by this Mortgage with respect to any Release Portion.

        20. Certain Rights of Mortgagee. Except as provided in the Operative Documents, the Mortgagee, with the express written consent of the Mortgagor, may at any time or from time to time renew or extend this Mortgage, or alter or modify the same in any way, or the Mortgagee may waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby as the Mortgagee may determine without the consent of any other Person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien hereof on any part of the Mortgaged Property.

        21. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances made pursuant to or as provided in the Loan Agreement and the other Operative Documents, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, to the same extent as if such future advances were made on the date of execution of this Mortgage, although there may be no advance made at the time of execution hereof, and although there may be no indebtedness outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this Mortgage shall be valid as to all such indebtedness, including all future advances, from the time this Mortgage is recorded. Notwithstanding anything in this Mortgage to the contrary, although the amount of indebtedness secured by this Mortgage may increase or decrease from time to time, the maximum principal amount of indebtedness secured by this Mortgage at any one time shall not exceed ______________ and No/100 Dollars ($_________.00), plus all costs of enforcement and collection of this Mortgage, the Notes, the Loan Agreement and the other Operative Documents, plus the total amount of any advances made pursuant to the Operative Documents to protect the collateral and the security interest and lien created hereby, together with interest on all of the foregoing as provided in the Operative Documents.

        22. Subordination. This Mortgage shall be subject and subordinate to the Lease.

        23. Limitations on Recourse against Mortgagor. Notwithstanding anything contained in this Mortgage to the contrary, Mortgagee agrees to look solely to Mortgagor's (or to any partner thereof's) estate and interest in the Mortgaged Property and rights pursuant to the Operative Documents for the collection of any judgment requiring the payment of money by Mortgagor in the event of liability by Mortgagor, and no other property or assets of Mortgagor or any shareholder, owner or partner (direct or indirect) in or of Mortgagor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Mortgagee's remedies against Mortgagor under or with respect to this Mortgage, the relationship of Mortgagor and Mortgagee hereunder or Mortgagee's use of the Mortgaged Property or any other liability of Mortgagor to Mortgagee; provided that, nothing herein shall limit recourse against the Mortgagor or its partners for the gross negligence or willful misconduct of such Persons or Mortgagor's breach of the provisions of its obligations pursuant to Sections 9.1, 11.2 (only with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Mortgagor but shall not be construed as creating a full recourse obligation on the part of Mortgagor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement or the Notes.

        IN WITNESS WHEREOF, the undersigned has caused this Mortgage to be duly executed and delivered as of the date first above written.

                               CREDIT SUISSE LEASING 92A, L.P.,
                               a Delaware limited partnership

                              BY:  CREDIT SUISSE, its general
                              partner


                              By:________________________________
                              ______

                              Name:______________________________
                              ___

                              Title:_____________________________
                              _____


                              By:________________________________
                              ______

                              Name:______________________________
                              ___

                              Title:_____________________________
                              _____

STATE OF ______________     )
                       )   SS.:
COUNTY OF ____________ )


    On the ___ day of   , 199__, before me personally came
_______________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at ___________ ___________________________________ that he/she is the
______________of Credit Suisse, the general partner of Credit Suisse Leasing 92A, L.P., the entity described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the board of directors of said entity.




                                     Notary Public

                           Schedule A

                   Description of Real Estate

                           Schedule B

                      Description of Lease


     Lease, dated as of June 25, 1996, by and between Credit Suisse Leasing 92A, L.P., as lessor and Home Depot U.S.A., Inc., as lessee, as such Lease has been or will be amended, modified or supplemented from time to time, a memorandum of which has been recorded with respect to the property described on Schedule A in the real property records of the county where such property is located.

                           APPENDIX 1

                          DEFINITIONS

                                                          - EXHIBIT N-2
                                             TO PARTICIPATION AGREEMENT



              DEED OF TRUST AND SECURITY AGREEMENT

                 dated as of_________ ___, 199_

                              from


            CREDIT SUISSE LEASING 92A, L.P., Grantor

                               to

            ___________, trustee for the benefit of

           HD REAL ESTATE FUNDING CORP., Beneficiary



When recorded return to:

Hunton & Williams
200 Park Avenue
New York, New York 10166
Attention: J. Andrew Murphy, Esquire



              DEED OF TRUST AND SECURITY AGREEMENT



          DEED OF TRUST AND SECURITY AGREEMENT, dated as of_____ 199__ (as amended, supplemented or otherwise modified from time to time, this "Deed of Trust"), made by CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership (the "Grantor"), with an address at 12 East 49th Street, New York, New York 10017, in favor of ________ (the "Trustee"), as trustee for the benefit of HD REAL ESTATE FUNDING CORP., with an address at __________________________________________________ (the
"Beneficiary").

                     Preliminary Statement

     Pursuant to the Loan Agreement and subject to the terms of the Operative Documents, the Beneficiary agreed to make Loans to the Grantor in an aggregate amount not to exceed TWO HUNDRED NINETY-ONE MILLION AND NO/100 DOLLARS ($291,000,000) upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Grantor under the Loan Agreement. The Notes bear interest as set forth in the Notes and mature (if not sooner accelerated) on a date no later than
_________________.

     It is a condition, among others, to the obligation of the Beneficiary to make Loans to the Grantor under the Loan Agreement that the Grantor shall have executed and delivered this Deed of Trust to the Trustee for the benefit of the Beneficiary.

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, THIS DEED OF TRUST WITNESSETH, that to secure (i)(A) payment when due of the principal amount of and interest on the Loans, the Notes (including, without limitation, interest accruing after the maturity of the Loans and, the Notes, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, Beneficiary or the Lessee, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), from time to time outstanding and all other obligations and liabilities (including, without limitation, all indemnities, costs, fees and expenses) from time to time payable by, or on behalf of, the Grantor to the Beneficiary pursuant to the Operative Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, and (B) all fees and expenses of the Beneficiary from time to time payable under the Operative Documents, (ii) payment when due of all amounts from time to time owing by the Lessee or to or for the benefit of the Beneficiary as Lessor under the Lease and for the benefit of Beneficiary pursuant to the Operative Documents whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, (iii) the performance and observance by the Grantor of all agreements contained herein and in the other
Operative Documents and (iv) the payment, performance and observance by the Lessee of its covenants and agreements contained in the Operative Documents (collectively, the "Obligations") and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein and in the other Operative Documents, the Grantor, intending or to be legally bound, does hereby mortgage, pledge, grant a security interest in, set over and confirm unto the Beneficiary and its successors and assigns, for the benefit of the Beneficiary, all of the Grantor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and or to the following property and rights, excluding Excepted Rights and Excepted Payments:

          (A) the parcel(s) of real property described on Schedule A attached hereto and made a part hereof by this reference (the "Land"); all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including (i) those constructed pursuant to the Construction Agency Agreement and those described on Schedule 1 to any Lease Supplement, and (ii) those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in such improvements at any time ("Improvements"); all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and all permits, licenses and rights, whether or not of record, appurtenant to the Land ("Appurtenant Rights"; the Land, Improvements, Appurtenant Rights, Fixtures and Equipment being collectively referred to as the "Property");

          (B) all the estate, right, title, claim or demand whatsoever of the Grantor, in possession or expectancy, in and to the Property or any part thereof;

          (C) all right, title and interest of the Grantor in and to all of the fixtures and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Grantor and now or subsequently attached to the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures");

          (D) all right, title and interest of the Grantor in and to all of the equipment, apparatus, furnishings, fittings and articles of personal property of every kind and nature whatsoever purchased or otherwise acquired with the proceeds of the Notes or the Lessor Investment Amounts, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, storm doors and windows, heating, electrical and mechanical equipment, lighting, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, refrigerators, display cases, elevators, loading and unloading systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, pipes, pumps, tanks, conduits, appliances and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of the Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Improvements, the Fixtures and Equipment, subsequently acquired by the Grantor or constructed, assembled or placed by Grantor on the Land, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials stored at the Property or offsite acquired with the proceeds of the Notes or the Lessor Investment Amounts, and, in such case, without any further mortgage, conveyance, assignment or other act by the Grantor;

          (F) all right, title and interest of the Grantor in and to all unearned premiums under insurance policies now or subsequently obtained relating to the Property and the Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

          (G) all right, title and interest of the Grantor in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and (ii) all Plans and Specifications relating to the Property;

          (H) all right, title and interest of the Grantor in and to the Lease, including all powers, privileges, options and other benefits of the Grantor as Lessor thereunder, more particularly described on Schedule B attached hereto and made a part hereof by this reference and all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Property , including, without limitation, (i) all rights to the Grantor to receive proceeds of any indemnity, warranty or guaranty with respect to the Lease, (ii) all claims of the Grantor for damages arising out of or for breach of or default under the Lease,
     (iii) all rights of the Grantor to exercise any security now or hereafter payable to or receivable by the Grantor under the Lease, (iv) the right of the Grantor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Lease and (v) the right of the Grantor to terminate, amend, supplement or otherwise modify the Lease and to compel performance and otherwise exercise all remedies thereunder;

          (I) all rights, powers, privileges and other benefits of the Grantor in Governmental Actions now or hereafter obtained by the Grantor or the Lessee (or any Affiliates thereof) from any Governmental Authority relating to the ownership, operation, management and use of the Property, the development and financing of the Property, the

     Improvements and the Equipment, the construction and operation of the Facility and any improvements, modifications or additions thereto;

          (J) the accounts established and maintained pursuant to the Security Documents and all cash, cash equivalents, instruments, investments and other securities deposited or required to be deposited with the Grantor or the Beneficiary pursuant to any provision of this Deed of Trust, the Lease, the Security Documents and any other Operative Document;

          (K) any and all other property that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by the Grantor or by anyone with its consent, or which may come into the possession or be subject to the control of the Beneficiary pursuant to this Deed of Trust, including, without limitation, all proceeds of any sales or other dispositions of all or part of the Mortgaged Property, any such property being hereby assigned to the Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by the Grantor, as fully as if such property were not owned by the Grantor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and the Beneficiary is hereby authorized to receive any and all such property as and for additional security hereunder;

          (L) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to the Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Deed of Trust;

          (M) all rights of the Grantor to the amounts paid or payable by the Lessee to the Grantor under the Participation Agreement and the other Operative Documents and all rights of the Grantor to enforce payments of any such amounts thereunder;

          (N) any right to restitution from the Lessee, or any other Person in respect of any determination of invalidity of any of the Lease, Security Documents, the Loan Agreement, the Notes and the other Operative Documents; and

          (O) all proceeds, both cash and noncash, of the foregoing, including all proceeds of the insurance required to be maintained by or on behalf of the Lessee pursuant to the Lease and the other Operative Documents and all awards or other compensation heretofore or hereafter made to the Grantor, including any awards for severance damages, all of which are hereby assigned to the Beneficiary, who is hereby authorized, subject to the provisions of this Deed of Trust, to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Deed of Trust and the other Operative Documents;


     (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Grantor and described in the foregoing clauses (A) through (O) are, excluding Excepted Payments and Excepted Rights, collectively referred to as the "Mortgaged Property"); PROVIDED THAT EXCLUDED from the Mortgaged Property at all times and in all respects shall be (i) all Excepted Payments and Excepted Rights, (ii) all inventory of any lessee of the Mortgaged Property, and (iii) all equipment, furnishings and fixtures purchased by any lessee of the Mortgaged Property with funds not provided by the Beneficiary or Grantor;

     TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto the Trustee, for the benefit of the Beneficiary, its successors and assigns for the uses and purposes set forth, until all Obligations are fully paid and performed.

          1. Definitions; Rules of Interpretation. Capitalized terms used but not otherwise defined in this Deed of Trust shall have the respective meanings specified in Appendix 1 attached to this Deed of Trust and made a part hereof by this reference; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Deed of Trust.

          2. Other Covenants. At any time and from time to time, upon the written request of the Beneficiary, and at the sole expense of the Grantor (but only to the extent Grantor has been reimbursed by the Lessee), the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee or Beneficiary reasonably may request for the purposes of obtaining or preserving the full benefits of this Deed of Trust and of the rights and powers granted by this Deed of Trust.

          3. Default; Remedies.1/ (a) If a Loan Agreement Event of Default has occurred and is continuing and the Loans have been accelerated pursuant to Section 5 of the Loan Agreement:

          (i)  the Trustee or Beneficiary, in addition to all
     other remedies available at law or in equity, shall have the right forthwith to enter upon and take possession of the
_______________

1/   Deed of Trust remedies are a matter of state law and vary
from jurisdiction to jurisdiction.      Local counsel will be
consulted to be sure that the Deed of Trust covers all remedies available under local law, and that any waivers or other provisions required by state statutes to ensure enforceability of particular remedies are included in the Deed of Trust.

     Mortgaged Property, and to let the Mortgaged Property and receive the rents, issues and profits thereof, to make repairs and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured (subject to the Excepted Payments and Excepted Rights); and

          (ii) the Beneficiary shall, as a matter of right, at the option of the Beneficiary, be entitled to the appointment of a receiver for the Mortgaged Property, and the Grantor hereby consents to such appointment and waives notice of any application therefor.

          (b) If a Loan Agreement Event of Default has occurred and is continuing and the Loans have been accelerated pursuant to
Section 5 of the Loan Agreement, the Trustee or Beneficiary may proceed by an action at law, suit in equity or other appropriate proceeding, to protect and enforce its rights, whether for the foreclosure of the lien of this Deed of Trust, or for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms hereof.

          (c) The Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Mortgaged Property or any interest therein.

          (d) Notwithstanding any other provision of this Deed of Trust or any other Operative Document, Beneficiary agrees that upon the occurrence of a Loan Agreement Event of Default arising out of, or attributable to, a Lease Default or Lease Event of Default, Beneficiary shall not at any time exercise against the Grantor any of the remedies provided in this Deed of Trust and the Operative Documents unless the Beneficiary shall at the same time be exercising its rights under the Lease, the Construction Agency Agreement and the Operative Documents to dispossess the Lessee or terminate the Lease and the Construction Agency Agreement or to take any comparable remedial actions thereunder, provided, that the foregoing provisions of this paragraph shall not apply at any time when a Loan Agreement Event of Default arising out of, or attributable to, a Lease Default or Lease Event of Default, shall also have occurred and be continuing.

          (e) The proceeds of any sale of the Mortgaged Property shall be applied pursuant to Section 5 of the Participation
Agreement.

          4. Remedies Not Exclusive. The Beneficiary shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect the Beneficiary's right to realize upon or enforce any other security now or hereafter held by the Beneficiary, it being agreed that the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Beneficiary in such order and manner as the Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Beneficiary or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Beneficiary. In no event shall the Beneficiary, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rent to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and the Beneficiary shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          5. Performance by the Trustee or Beneficiary of the Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein, the Trustee or the Beneficiary, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Trustee or the Beneficiary incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Trustee or the Beneficiary to the date reimbursed by the Grantor, shall be payable by the Grantor to the Trustee or the Beneficiary on demand (but only to the extent Grantor has been reimbursed by the Lessee to the extent required pursuant to the Participation Agreement or the Lease).

          6. Duty of the Beneficiary. The Beneficiary's sole duty with respect to the custody, safekeeping and physical preservation of any Mortgaged Property in its possession, under
Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Beneficiary deals with similar property for its own account. Neither the Beneficiary nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.

          7. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Deed of Trust are coupled with an interest and are irrevocable until this Deed of Trust is terminated and the lien created hereby is released.

          8.   Execution of Financing Statements.  Pursuant to
Section 9-402 of the Uniform Commercial Code, the Grantor authorizes the Beneficiary to file financing statements with respect to the Mortgaged Property without the signature of the Grantor in such form and in such filing offices as the Beneficiary reasonably determines appropriate to perfect the security interests of the Beneficiary under this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement for filing in any jurisdiction.

          9.   Security Agreement under Uniform Commercial Code.
(a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the state in which the Mortgaged Property is located. If a Loan Agreement Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, the Beneficiary shall have the option of either (i) proceeding under the Uniform Commercial Code and exercising such rights and remedies as may be provided to a secured party by the Uniform Commercial Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with the Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Uniform Commercial Code shall not apply). If the Beneficiary shall elect to proceed under the Uniform Commercial Code, then ten (10) days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At the Beneficiary's request, the Grantor shall assemble the personal property and make it available to the Beneficiary at a place designated by the Beneficiary which is reasonably convenient to both parties.

          (b) The Grantor and the Beneficiary agree, to the extent permitted by law, that this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Uniform Commercial Code.

          (c) The Grantor, upon request by the Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. The Grantor further agrees to pay to the Beneficiary on demand all costs and expenses incurred by the

Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such document and all reasonable costs and expenses of any record searches for financing statements the Beneficiary shall reasonably require; provided, however, that Grantor shall not be liable for payment of any amount under this Section to the extent Lessee is responsible for payment of such amount under the Lease or the Participation Agreement. If the Grantor shall fail to furnish any financing or continuation statement within ten (10) days after request by Beneficiary, then pursuant to the provisions of the Uniform Commercial Code, the Grantor hereby authorizes the Beneficiary, without the signature of the Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

          10.  Intentionally Omitted.

          11. Notices. All notices, requests and demands to or upon the Beneficiary or the Grantor shall be given in accordance with Section 15.3 of the Participation Agreement.

          12. Severability. Any provision of this Deed of Trust which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          13. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Deed of Trust may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Beneficiary in accordance with the terms of the Loan Agreement and the Participation Agreement.

          (b) No failure to exercise, nor any delay in exercising, on the part of the Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Beneficiary would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          14. Section Headings. The section headings used in this Deed of Trust are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          15. Successors and Assigns. This Deed of Trust shall run with the land and be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Beneficiary and its successors and assigns.

          16. Grantor's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, the Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the full extent the Grantor may do so, the Grantor agrees that the Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, reinstatement or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and the Grantor, for the Grantor and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, reinstatement, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created.

          17. Multiple Security. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, the Beneficiary shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the state in which the Mortgaged Property is located or any other state (whether or not such property is owned by the Grantor or by others) of (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, the Beneficiary may, in its sole discretion, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. The Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Beneficiary to extend the Obligations and the Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. The Grantor further agrees that if the Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if the Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Mortgaged Property is located, the Beneficiary may commence or continue foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Mortgaged Property and the Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by the Beneficiary in any such proceedings shall prejudice, limit or preclude the Beneficiary's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the state in which the Mortgaged Property is located) which directly or indirectly secures the Obligations, and the Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Deed of Trust, and the Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, the Beneficiary may, at its election, cause the sale or multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing Obligations (directly or indirectly) in the most economical and least time-consuming manner.

          18. GOVERNING LAW. THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF THE GRANTOR UNDER THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.

          19. Partial Release; Full Release. The Beneficiary may release, for such consideration or none, as it may require, any portion of the Mortgaged Property without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien, security interest and priority herein provided for the Beneficiary compared to any other lien holder or secured party. Further, upon receipt of the Purchase Option Price relating to the Mortgaged Property or payment of all principal and interest due on the Notes, Beneficiary shall execute and deliver to Grantor such documents and instruments as may be required to release the lien and security interest created by this Deed of Trust. In accordance with Section 12.3 of the Lease, Beneficiary shall from time to time execute and deliver to Grantor such documents and instruments as may be required to release the lien and security interest created by this Deed of Trust with respect to any Release Portion.

          20. Certain Rights of Beneficiary. Except as provided in the Operative Documents, the Beneficiary, with the express written consent of the Grantor, may at any time or from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or the Beneficiary may waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby as the Beneficiary may determine without the consent of any other Person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien hereof on any part of the Mortgaged Property.

          21. Future Advances. This Deed of Trust is given to secure not only existing indebtedness, but also future advances made pursuant to or as provided in the Loan Agreement and the other Operative Documents, whether such advances are obligatory or to be made at the option of the Beneficiary, or otherwise, to the same extent as if such future advances were made on the date of execution of this Deed of Trust, although there may be no advance made at the time of execution hereof, and although there may be no indebtedness outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this Deed of Trust shall be valid as to all such indebtedness, including all future advances, from the time this Deed of Trust is recorded. Notwithstanding anything in this Deed of Trust to the contrary, although the amount of indebtedness secured by this Deed of Trust may increase or decrease from time to time, the maximum principal amount of indebtedness secured by this Deed of Trust at any one time shall not exceed ________________ and No/100 Dollars ($_________________.00), plus all costs of enforcement and collection of this Deed of Trust, the Notes, the Loan Agreement and the other Operative Documents, plus the total amount of any advances made pursuant to the Operative Documents to protect the collateral and the security interest and lien created hereby, together with interest on all of the foregoing as provided in the Operative Documents.

          22. Subordination. This Deed of Trust shall be subject and subordinate to the Lease.

          23.  Limitations on Recourse against Grantor
Notwithstanding anything contained in this Deed of Trust to the contrary, Beneficiary agrees to look solely to Grantor's (or to any partner thereof's) estate and interest in the Mortgaged Property and rights pursuant to the Operative Documents for the collection of any judgment requiring the payment of money by Grantor in the event of liability by Grantor, and no other property or assets of Grantor or any shareholder, owner or partner (direct or indirect) in or of Grantor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Beneficiary's remedies against Grantor under or with respect to this Deed of Trust, the relationship of Grantor and Beneficiary hereunder or Beneficiary's use of the Deed of Trust Property or any other liability of Grantor to Beneficiary; provided that, nothing herein shall limit recourse against the Grantor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Grantor's breach of its obligations pursuant to Sections 9.1, 11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the
Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Grantor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

          24. Acts by Trustee. At any time upon written request of Beneficiary, payment of its fees and (in case of full reconveyance, for cancellation and retention) presentation of this Deed of Trust and the appropriate instruments evidencing the Obligations for endorsement and without affecting the liability of any person for the payment of the Obligations, Trustee may:
(a) consent to the making of any map or plat of the Land; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof; or
(d) reconvey, without warranty, all or any part of the Deed of Trust Property. The recitals in any reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Grantor agrees to pay a reasonable trustee's fee for full or partial reconveyance, together with a recording fee if Trustee, at its option, elects to record said reconveyance.

          25.  Successor Trustee.  In the event of the
resignation, refusal or inability of Trustee to act or, at the option of Beneficiary, with or without any reason, Beneficiary is authorized either in its own name or through an attorney or attorney-in-fact appointed for the purpose by written instrument duly recorded and without any formality other than a designation in writing of a successor or substitute trustee, to appoint a successor or substitute trustee who shall thereupon become vested with and succeed to all the rights, title and powers given to the Trustee herein named, the same as if the successor or substitute trustee had been named original Trustee herein; and such right to appoint a successor or substitute trustee shall exist as often as and whenever Beneficiary desires.

          26. Covenants of Trustee. Trustee covenants faithfully to perform the trust herein created, being liable, however, only for its own gross negligence or misconduct and that of the employees and agents of Trustee.

          27. Employment of Agents. Trustee, or anyone acting in its stead, shall have, in its discretion, authority to employ all proper agents and attorneys in the execution of this trust and in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Mortgaged Property, should any be realized; and if no sale be made or if the proceeds of sale be insufficient to pay the same, then Grantor hereby undertakes and agrees to pay the costs of such services rendered to Trustee (but only to the extent Grantor has been reimbursed by the Lessee to the extent required pursuant to the Participation Agreement). Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

          28. Indemnification of Trustee. If Trustee shall be made a party to or shall intervene in any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of Trustee or Beneficiary under this Deed of Trust, except for any action or proceeding arising out of the willful misconduct or, to the extent prohibited by law, the gross negligence of Trustee or Beneficiary, Trustee and Beneficiary shall be reimbursed by Grantor, immediately and without demand, for all reasonable costs, charges and attorneys' fees incurred by them or any of them in any case (but only to the extent Grantor has been reimbursed by the Lessee to the extent required pursuant to the Participation Agreement), and the same shall become so much additional indebtedness secured hereby.

     IN WITNESS WHEREOF, the undersigned has caused this Deed of Trust to be duly executed and delivered as of the date first above written.


                              CREDIT SUISSE LEASING 92A, L.P.,
                              a Delaware limited partnership

                              BY:  CREDIT SUISSE, its general
                              partner



                              By:________________________________


                              Name:______________________________

                              Title:_____________________________


                              By:________________________________

                              Name:______________________________

					Title:_____________________________

STATE OF ________________     )
                         )    SS.:
COUNTY OF ______________


     On the _____ day of ____________, 199_, before me personally came ___________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________________________; that he/she is the
_____________________ of Credit Suisse, the general partner of Credit Suisse Leasing 92A, L.P., the entity described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the board of directors of said entity.



                                   __________________________
                                        Notary Public

                             Schedule A


                   Legal Description of the Land

                             Schedule B


                        Description of Lease

     Lease, dated as of June 25, 1996, by and between Credit Suisse Leasing 92A, L.P., as lessor and Home Depot U.S.A., Inc., as lessee, as such Lease has been or will be amended, modified or supplemented from time to time, a memorandum of which has been recorded with respect to the property described on Schedule A in the real property records of the county where such property is located.

                             Appendix 1

                            Definitions

                                                            EXHIBIT N-3
                                             TO PARTICIPATION AGREEMENT




           DEED TO SECURE DEBT AND SECURITY AGREEMENT

                 dated as of_________ ___, 199_

                              from


            CREDIT SUISSE LEASING 92A, L.P., Grantor

                               to

             HD REAL ESTATE FUNDING CORP., Grantee


[THIS INSTRUMENT IS A "CONSTRUCTION MORTGAGE" AS THAT TERM IS DEFINED IN SECTION 11-9-313(1)(c) OF THE OFFICIAL CODE OF GEORGIA, AND SECURES AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF IMPROVEMENTS UPON LAND.]

[NOTE TO TAX COMMISSIONER:  __________________________________.]

           DEED TO SECURE DEBT AND SECURITY AGREEMENT



          DEED TO SECURE DEBT AND SECURITY AGREEMENT, dated as of_____ 199__ (as amended, supplemented or otherwise modified from time to time, this "Security Deed"), made by CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership (the "Grantor"), with an address at 12 East 49th Street, New York, New York 10017, in favor of HD REAL ESTATE FUNDING CORP, with an address at _______________ ___________________________________
(the "Grantee").

                     Preliminary Statement

     Pursuant to the Loan Agreement and subject to the Operative Documents, the Grantee has agreed to make Loans to the Grantor in an aggregate amount not to exceed TWO HUNDRED NINETY-ONE MILLION AND NO/100 DOLLARS ($291,000,000) upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Grantor under the Loan Agreement. The Notes bear interest as set forth in the Notes and mature (if not sooner accelerated) on a date no later than _________________.

     It is a condition, among others, to the obligation of the Grantee to make the Loans to the Grantor under the Loan Agreement that the Grantor shall have executed and delivered this Security
Deed to the Grantee.

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES THIS SECURITY DEED WITNESSETH, that to secure (i)(A) payment when due of the principal amount of and interest on the Loans, the Notes (including, without limitation, interest accruing after the maturity of the Loans and, the Notes, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, Grantee or the Lessee, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), from time to time outstanding and all other obligations and liabilities (including, without limitation, all indemnities, costs, fees and expenses) from time to time payable by, or on behalf of, the Grantor to Grantee pursuant to the Operative Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, and (B) all fees and expenses of the Grantee from time to time payable under the Operative Documents, (ii) payment when due of all amounts from time to time owing by the Lessee or to or for the benefit of the Grantee as Lessor under the Lease and for the benefit of Grantee pursuant to the Operative Documents whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, (iii) the performance and observance by the Grantor of all agreements contained herein and in the other Operative Documents and (iv) the payment performance and observance by the Lessee of its covenants and agreements contained in the Operative Documents (collectively, the "Obligations") and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein and in the other Operative Documents, the Grantor, intending or to be legally bound, does hereby mortgage, pledge, grant a security interest in, set over and confirm unto the Grantee and its successors and assigns, for the benefit of the Grantee, all of the Grantor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and or to the following property and rights, excluding Excepted Rights and Excepted
Payments:

          (A) the parcel(s) of real property described on Schedule A attached hereto and made a part hereof by this reference (the "Land"); all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including (i) those constructed pursuant to the Construction Agency Agreement and those described on Schedule 1 to any Lease Supplement, and (ii) those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in such improvements at any time ("Improvements"); all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and all permits, licenses and rights, whether or not of record, appurtenant to the Land ("Appurtenant Rights"; the Land, Improvements, Appurtenant Rights, Fixtures and Equipment being collectively referred to as the "Property");

          (B) all the estate, right, title, claim or demand whatsoever of the Grantor, in possession or expectancy, in and to the Property or any part thereof;

          (C) all right, title and interest of the Grantor in and to all of the fixtures and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Grantor and now or subsequently attached to the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures");

          (D) all right, title and interest of the Grantor in and to all of the equipment, apparatus, furnishings, fittings and articles of personal property of every kind and nature whatsoever purchased or otherwise acquired by using proceeds of the Notes or the Lessor Investment Amounts, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, storm doors and windows, heating, electrical and mechanical equipment, lighting, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, refrigerators, display cases, elevators, loading and unloading systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, pipes, pumps, tanks, conduits, appliances and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of the Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Improvements, the Fixtures and Equipment, subsequently acquired by the Grantor or constructed, assembled or placed by Grantor on the Land, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials stored at the Property or offsite acquired with the proceeds of the Notes or the Lessor Investment Amounts, and, in such case, without any further mortgage, conveyance, assignment or other act by the Grantor;

          (F) all right, title and interest of the Grantor in and to all unearned premiums under insurance policies now or subsequently obtained relating to the Property and the Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

          (G) all right, title and interest of the Grantor in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and (ii) all Plans and Specifications relating to the Property;

          (H) all right, title and interest of the Grantor in and to the Lease including all powers, privileges, options and other benefits of the Grantor as Lessor thereunder, more particularly described on Schedule B attached hereto and made a part hereof by this reference (as amended, supplemented or otherwise modified from time to time, the "Lease") and all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Property, including, without limitation, (i) all rights to the Grantor to receive proceeds of any indemnity, warranty or guaranty with respect to the Lease, (ii) all claims of the Grantor for damages arising out of or for breach of or default under the Lease, (iii) all rights of the Grantor to exercise any security now or hereafter payable to or receivable by the Grantor under the Lease, (iv) the right of the Grantor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under the Lease and (v) the right of the Grantor to terminate, amend, supplement or otherwise modify the Lease and to compel performance and otherwise exercise all remedies thereunder;

          (I) all rights, powers, privileges and other benefits of the Grantor in Governmental Actions now or hereafter obtained by the Grantor or the Lessee (or any Affiliates thereof) from any Governmental Authority relating to the ownership, operation, management and use of the Property, the development and financing of the Property, the Improvements and the Equipment, the construction and operation of the Facility and any improvements, modifications or additions thereto;

          (J) the accounts established and maintained pursuant to the Security Documents and all cash, cash equivalents, instruments, investments and other securities deposited or required to be deposited with the Grantor or the Grantee pursuant to any provision of this Security Deed, the Lease, the Security Documents and any other Operative Document;

          (K) any and all other property that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by the Grantor or by anyone with its consent, or which may come into the possession or be subject to the control of the Grantee pursuant to this Security Deed, including, without limitation, all proceeds of any sales or other dispositions of all or part of the Mortgaged Property, any such property being hereby assigned to the Grantee and subjected or added to the lien or estate created by this Security Deed forthwith upon the acquisition thereof by the Grantor, as fully as if such property were not owned by the Grantor and were specifically described in this Security Deed and subjected to the lien and security interest hereof; and the Grantee is hereby authorized to receive any and all such property as and for additional security hereunder;

          (L) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to the Grantee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Security Deed;

          (M) all rights of the Grantor to the amounts paid or payable by the Lessee to the Grantor under the Participation Agreement and the other Operative Documents and all rights of the Grantor to enforce payments of any such amounts thereunder;

          (N) any right to restitution from the Lessee, or any other Person in respect of any determination of invalidity of any of the Lease, Security Documents, the Loan Agreement, the Notes and the other Operative Documents; and

          (O) all proceeds, both cash and noncash, of the foregoing, including all proceeds of the insurance required to be maintained by or on behalf of the Lessee pursuant to the Lease and the other Operative Documents and all awards or other compensation heretofore or hereafter made to the Grantor, including any awards for severance damages, all of which are hereby assigned to the Grantee, who is hereby authorized, subject to the provisions of this Security Deed, to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Security Deed and the other Operative Documents;

     (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Grantor and described in the foregoing clauses (A) through (O) are, excluding Excepted Payments and Excepted Rights, collectively referred to as the "Mortgaged Property"); PROVIDED THAT EXCLUDED from the Mortgaged Property at all times and in all respects shall be (i) all Excepted Payments and Excepted Rights, (ii) all inventory of any lessee of the Mortgaged Property, and (iii) all equipment, furnishings and fixtures purchased by any lessee of the Mortgaged Property with funds not provided by the Grantee or Grantor;

     TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee, its successors and assigns, IN FEE SIMPLE forever.

     THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Mortgaged Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the Obligations.

     1. Definitions; Rules of Interpretation. Capitalized terms used but not otherwise defined in this Security Deed shall have the respective meanings specified in Appendix 1 attached to this Security Deed and made a part hereof by this reference; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Security Deed.

     2. Other Covenants. At any time and from time to time, upon the written request of the Grantee, and at the sole expense of the Grantor (but only to the extent Grantor has been reimbursed by the Lessee), the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Grantee reasonably may request for the purposes of obtaining or preserving the full benefits of this Security Deed and of the rights and powers granted by this Security Deed.

     3.   Default; Remedies.

     (a) If a Loan Agreement Event of Default has occurred and is continuing and the Loans have been accelerated pursuant to
Section 5 of the Loan Agreement:

          (i) the Grantee, in addition to all other remedies available at law or in equity, shall have the right forthwith to enter upon and take possession of the Mortgaged Property, and to let the Mortgaged Property and receive the rents, issues and profits thereof, to make repairs and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured (subject to the Excepted Payments and Excepted Rights); and

          (ii) the Grantee shall, as a matter of right, at the option of the Grantee, be entitled to the appointment of a receiver for the Mortgaged Property, and the Grantor hereby consents to such appointment and waives notice of any application therefor.

          (b) If a Loan Agreement Event of Default shall have occurred and is continuing and the Loans have been accelerated pursuant to Section 5 of the Loan Agreement, Grantee, at its option, may sell the Mortgaged Property or any part of the Mortgaged Property at public sale or sales before the door of the courthouse of the county in which the Mortgaged Property or any part of the Mortgaged Property is situated, to the highest bidder for cash, in order to pay the Obligations secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys' fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of the Mortgaged Property in fee simple, with full warranties of title (or without warranties if Grantee shall so elect) and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Mortgaged Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness secured hereby. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

          (c) The Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Mortgaged Property or any interest therein.

          (d) Notwithstanding any other provision of this Security Deed or any other Operative Document, Grantee agrees that upon the occurrence of a Loan Agreement Event of Default arising out of, or attributable to, a Lease Default or Lease Event of Default, Grantee shall not at any time exercise against the Grantor any of the remedies provided in this Security Deed and the Operative Documents unless the Grantee shall at the same time be exercising its rights under the Lease, the Construction Agency Agreement and the Operative Documents to dispossess the Lessee or terminate the Lease and the Construction Agency Agreement or to take any comparable remedial actions thereunder, provided, that the foregoing provisions of this paragraph shall not apply at any time when a Loan Agreement Event of Default arising out of, or attributable to, a Lease Default or Lease Event of Default, shall also have occurred and be continuing.

          (e) The purchase money proceeds or avails of any sale made under or by virtue of this Section 3, together with any other sums which then may be held by Grantee under this Security Deed, whether under the provisions of this Section 3 or otherwise, shall be applied in accordance with Section 5 of the Participation Agreement.

          (f) Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (g) Upon the completion of any sale or sales made by Grantee under or by virtue of this Section 3, Grantee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Grantee is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Grantee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.
Any such sale or sales made under or by virtue of this Section 3, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

          (h)  Upon any sale made under or by virtue of this
Section 3 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Grantee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed.

          (i) No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Mortgaged Property or any part thereof, or any liens, titles, rights, powers or remedies of Grantee hereunder, but such liens, titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

          (j) Grantor agrees, to the fullest extent permitted by law, that upon the occurrence of a Loan Agreement Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien or title hereof.

          (k) Grantee, at its option, is authorized to foreclose this Security Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

          4. WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS SECURITY DEED AND BY INITIALING THIS SECTION 4, GRANTOR
EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTES AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION:

                     INITIALED BY GRANTOR:

                       [Name of Grantor]

                         By:__________

          5. Remedies Not Exclusive. The Grantee shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Security Deed or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Security Deed nor its enforcement, shall prejudice or in any manner affect the Grantee's right to realize upon or enforce any other security now or hereafter held by the Grantee, it being agreed that the Grantee shall be entitled to enforce this Security Deed and any other security now or hereafter held by the Grantee in such order and manner as the Grantee may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Grantee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Grantee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Grantee. In no event shall the Grantee, in the exercise of the remedies provided in this Security Deed (including, without limitation, in connection with the assignment of Rent to Grantee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), other than foreclosure and sale, be deemed a "mortgagee in possession," and the Grantee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          6. Performance by the Grantee of the Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein, the Grantee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Grantee incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Grantee to the date reimbursed by the Grantor, shall be payable by the Grantor to the Grantee on demand (but only to the extent Grantor has been reimbursed by the Lessee pursuant to the Participation Agreement or the Lease).

          7. Duty of the Grantee. The Grantee's sole duty with respect to the custody, safekeeping and physical preservation of any Mortgaged Property in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Grantee deals with similar property for its own account. Neither the Grantee nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.

          8. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Security Deed are coupled with an interest and are irrevocable until this Security Deed is terminated and the lien and security title created hereby is canceled.

          9.   Execution of Financing Statements.  Pursuant to
Section 9-402 of the Uniform Commercial Code, the Grantor authorizes the Grantee to file financing statements with respect to the Mortgaged Property without the signature of the Grantor in such form and in such filing offices as the Grantee reasonably determines appropriate to perfect the security interests of the Grantee under this Security Deed with a carbon, photographic or other reproduction of this executed Security Deed attached.

          10.  Security Agreement under Uniform Commercial Code.
(a) It is the
intention of the parties hereto that this Security Deed shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the state in which the Mortgaged Property is located. If a Loan Agreement Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, the Grantee shall have the option of either (i) proceeding under the Uniform Commercial Code and exercising such rights and remedies as may be provided to a secured party by the Uniform Commercial Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with the Grantee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Uniform Commercial Code shall not apply). If the Grantee shall elect to proceed under the Uniform Commercial Code, then ten (10) days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Grantee shall include, but not be limited to, attorneys' fees and legal expenses. At the Grantee's request, the Grantor shall assemble the personal property and make it available to the Grantee at a place designated by the Grantee which is reasonably convenient to both parties.

          (b) The Grantor and the Grantee agree, to the extent permitted by law, that this Security Deed upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Uniform Commercial Code.
          (c) The Grantor, upon request by the Grantee from time to time, shall execute, acknowledge and deliver to Grantee one or more separate security agreements, in form satisfactory to Grantee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Grantee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Security Deed and such security instrument. The Grantor further agrees to pay to the Grantee on demand all costs and expenses incurred by the Grantee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Grantee shall reasonably require; provided, however, that Grantor shall not be liable for payment of any amount under this Section to the extent Lessee is responsible for payment of such amount under the Lease or the Participation Agreement. If the Grantor shall fail to furnish any financing or continuation statement within ten (10) days after request by Grantee, then pursuant to the provisions of the Uniform Commercial Code, the Grantor hereby authorizes the Grantee, to the extent permitted by law, without the signature of the Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Grantee to proceed against any personal property encumbered by this Security Deed as real property, as set forth above.

          11.  Intentionally Omitted.

          12. Notices. All notices, requests and demands to or upon the Grantee or the Grantor shall be given in accordance with
Section 15.3 of the Participation Agreement.

          13. Severability. Any provision of this Security Deed which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Security Deed may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Grantee in accordance with the terms of the Loan Agreement and the Participation Agreement.

          (b) No failure to exercise, nor any delay in exercising, on the part of the Grantee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Grantee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Grantee would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          15. Section Headings. The section headings used in this Security Deed are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          16. Successors and Assigns. This Security Deed shall run with the land and be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Grantee and its successors and assigns.

          17. Grantor's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, the Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. Grantor hereby expressly waives any and all benefits Grantor may have under O.C.G.A. 44-14-85 to claim or assert that the Obligations have been reinstated in accordance with their terms following the withdrawal of any foreclosure proceedings by Grantee, and acknowledges and agrees that reinstatement shall occur only upon written agreement of Grantee. Except as otherwise set forth herein, to the full extent the Grantor may do so, the Grantor agrees that the Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, reinstatement or requiring foreclosure of this Security Deed before exercising any other remedy granted hereunder and the Grantor, for the Grantor and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, reinstatement, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created.

          18. Multiple Security. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Security Deed, the Grantee shall now or hereafter hold one or more additional mortgages, deeds to secure debt, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the state in which the Mortgaged Property is located or any other state (whether or not such property is owned by the Grantor or by others) of (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, the Grantee may, in its sole discretion, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. The Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Grantee to extend the Obligations and the Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. The Grantor further agrees that if the Grantee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if the Grantee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Mortgaged Property is located, the Grantee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Security Deed against all or any part of the Mortgaged Property and the Grantor waives any objections to the commencement or continuation of a foreclosure of this Security Deed or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Security Deed or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Security Deed nor the exercise of any other rights hereunder nor the recovery of any judgment by the Grantee in any such proceedings shall prejudice, limit or preclude the Grantee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the state in which the Mortgaged Property is located) which directly or indirectly secures the Obligations, and the Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Security Deed, and the Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Security Deed on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, the Grantee may, at its election, cause the sale or multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing Obligations (directly or indirectly) in the most economical and least time-consuming manner.


          19. GOVERNING LAW. THIS SECURITY DEED AND THE RIGHTS AND OBLIGATIONS OF THE GRANTOR UNDER THIS SECURITY DEED SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND CONVEYANCE OF SECURITY TITLE PURSUANT TO A DEED TO SECURE DEBT AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.

          20. Partial Release; Full Release. The Grantee may release, for such consideration or none, as it may require, any portion of the Mortgaged Property without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien, security title, security interest and priority herein provided for the Grantee compared to any other lien holder or secured party.

          Further, upon receipt of the Purchase Option Price relating to the Mortgaged Property or payment of all principal and interest due on the Notes, Grantee shall execute and deliver to Grantor such documents and instruments as may be required to release the lien and security interest created by this Security Deed. In accordance with Section 12.3 of the Lease, Grantee shall from time to time execute and deliver to Grantor such documents and instruments as may be required to release the lien and security interest created by this Security Deed with respect to any Release Portion.

          21. Certain Rights of Grantee. Except as provided in the Operative Documents, the Grantee, with the express written consent of the Grantor, may at any time or from time to time renew or extend this Security Deed, or alter or modify the same in any way, or the Grantee may waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby as the Grantee may determine without the consent of any other Person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security title hereof on any part of the Mortgaged Property.

          22. Future Advances. This Security Deed is given to secure not only existing indebtedness, but also future advances made pursuant to or as provided in the Loan Agreement and the other Operative Documents, whether such advances are obligatory or to be made at the option of the Grantee, or otherwise, to the same extent as if such future advances were made on the date of execution of this Security Deed, although there may be no advance made at the time of execution hereof, and although there may be no indebtedness outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this Security Deed shall be valid as to all such indebtedness, including all future advances, from the time this Security Deed is recorded. Notwithstanding anything in this Security Deed to the contrary, although the amount of indebtedness secured by this Security Deed may increase or decrease from time to time, the maximum principal amount of indebtedness secured by this Security Deed at any one time shall not exceed ________________ and No/100 Dollars ($_________________.00), plus all costs of enforcement and collection of this Security Deed, the Notes, the Loan Agreement and the other Operative Documents, plus the total amount of any advances made pursuant to the Operative Documents to protect the collateral and the security interest and lien created hereby, together with interest on all of the foregoing as provided in the Operative Documents.

          23. Subordination. This Security Deed shall be subject and subordinate to the Lease.

          24.  Limitations on Recourse against Grantor
Notwithstanding anything contained in this Security Deed to the contrary, Grantee agrees to look solely to Grantor's (or to any partner thereof's) estate and interest in the Mortgaged Property and rights pursuant to the Operative Documents for the collection of any judgment requiring the payment of money by Grantor in the event of liability by Grantor, and no other property or assets of Grantor or any shareholder, owner or partner (direct or indirect) in or of Grantor, or any director, officer, employee, Grantee or Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Grantee's remedies against Grantor under or with respect to this Security Deed, the relationship of Grantor and Grantee hereunder or Grantee's use of the Mortgaged Property or any other liability of Grantor to Grantee; provided that, nothing herein shall limit recourse against the Grantor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Grantor's breach of its obligations pursuant to Sections 9.1,
11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Grantor but shall not be construed as creating a full recourse obligation on the part of Grantor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

          25. Waiver of Statutory Attorneys' Fees. Any reference to the payment of attorneys' fees hereunder or under the other Operative Documents shall refer to reasonable attorneys' fees actually incurred and not to statutory attorneys' fees authorized by Official Code of Georgia Annotated 13-1-11.

     IN WITNESS WHEREOF, the undersigned has caused this Security
Deed to be duly executed and delivered under seal as of the date first above written.

                              CREDIT SUISSE LEASING 92A, L.P.,
                              a Delaware limited partnership

                              BY:  CREDIT SUISSE, its general
                              partner


                              By:________________________________
                              ____

                              Name:______________________________
                              _
                                   Title:________________________________

                                        [Bank Seal]

Signed, sealed and delivered
By:____________________________________
in the presence of:
Name:_______________________________
                                   Title:________________________________

_______________________
Unofficial Witness


_______________________
Notary Public

Date Executed by Notary: ________________

My commission expires: __________________

     [Notarial Seal]

                                Schedule A


                      Legal Description of the Land

                                Schedule B


                           Description of Lease


     Lease, dated as of June 25, 1996, by and between Credit Suisse Leasing 92A, L.P., as lessor and Home Depot U.S.A., Inc., as lessee, as such Lease has been or will be amended, modified or supplemented from time to time, a memorandum of which has been recorded with respect to the property described on Schedule A in the real property records of the county where such property is located.

                                APPENDIX 1

                               Definitions

                                                              EXHIBIT O
                                         TO THE PARTICIPATION AGREEMENT


                             LEASE


                            between


                CREDIT SUISSE LEASING 92A, L.P.,
                           as Lessor


                              and


                    HOME DEPOT U.S.A., INC.,
                           as Lessee


               _________________________________

                   Dated as of June 25, 1996
               _________________________________







The interest of the Lessor in this Lease (other than certain "Excepted Payments" and "Excepted Rights") has been assigned to the Facility Lender to secure Lessor's obligations pursuant to that certain Loan Agreement, dated as of June 25, 1996 by and between Lessor and the Facility Lender. The Facility Lender, in turn has assigned its interest in this Lease (other than certain "Excepted Payments" and "Excepted Rights") to Credit Suisse, as Agent Bank for the Lenders (in such capacity, the "Agent Bank"), pursuant to that certain Liquidity Agreement. This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Facility Lender and the Agent Bank on the signature page hereof.

                       TABLE OF CONTENTS


Section                                                        Page


                           ARTICLE I                            1
     1.1. Definitions; Rules of Usage                           1

                           ARTICLE II                           1
     2.1. Acceptance and Lease of Property                      1
     2.2. Acceptance Procedure                                  2
     2.3. Lease Term                                            2

                          ARTICLE III                           2
     3.1. Rents                                                 2
     3.2. Supplemental Rent                                     3
     3.3. Method of Payment                                     3

                           ARTICLE IV                           4
     4.1. Utility Charges                                       4

                           ARTICLE V                            4
     5.1. Quiet Enjoyment                                       4

                           ARTICLE VI                           4
     6.1. Net Lease                                             4

                          ARTICLE VII                           6
     7.1  Ownership of the Property                             6
     7.2. Use of Properties                                     6

                          ARTICLE VIII                          6
     8.1. Condition of the Property                             6

                           ARTICLE IX                           7
     9.1. Compliance with Requirements of Law and Insurance
          Requirements                                          7

                           ARTICLE X                            7
     10.1. Maintenance and Repair                               7

                           ARTICLE XI                           8
     11.1.    Modifications; Substitutions and Replacements     8

                          ARTICLE XII                           9
     12.1.                                Warranty of Title     9
     12.2.                 Grants and Releases of Easements     9
     12.3  Land Release                                         10

                          ARTICLE XIII                          11
     13.1.Permitted Contests Other than in Respect of
          Indemnities                                           11

                          ARTICLE XIV                           11
     14.1. Insurance                                            11
     14.2. Risk of Loss                                         11
     14.3.                                         Self-Insurance
          12

                           ARTICLE XV                          12
     15.1  Casualty and Condemnation                           12
     15.2. Environmental Matters                               14
     15.3. Notice of Environmental Matters                     14
     15.4. Economic Abandonment                                14

                          ARTICLE XVI                          15
     16.1. Termination upon Certain Events                     15
     16.2. Procedures.                                         15
     16.3. Substitution Right                                  16

                          ARTICLE XVII                         16
     17.1. Lease Events of Default                             16
     17.2. Remedies                                            19
     17.3. Waiver of Certain Rights                            21
     17.4. Power of Sale and Foreclosure                       21
     17.5. Remedies Cumulative                                 22
     17.6. Lessee's Purchase Option During Lease Event
           of Default or Lease Default                         22
     17.7. Guarantor's Performance                             22

                         ARTICLE XVIII                         22
     18.1. Lessor's Right to Cure Lessee's Lease Defaults      22

                          ARTICLE XIX                          23
     19.1. Return of Property                                  23

                           ARTICLE XX                          23
     20.1. Purchase Option                                     23
     20.2  Restrictions on Purchase Option                     23

                          ARTICLE XXI                          24
     21.1. Renewal                                             24

                          ARTICLE XXII                         25
     22.1. Option to Remarket                                  25
     22.2. Expiration Date Purchase Option                     26
     22.3. Return of Properties                                27
     22.4. Shortfall Amount                                    28
     22.5. Certain Obligations and Rights Continue             28

                         ARTICLE XXIII                         28
     23.1.  Holding Over                                       28

                          ARTICLE XXIV                         29
     24.1.  Risk of Loss                                       29

                          ARTICLE XXV                          29
     25.1.  Subletting and Assignment                          29

                          ARTICLE XXVI                         29
     26.1.  Estoppel Certificates                              29

                         ARTICLE XXVII                         30
     27.1.  Right to Inspect                                   30
     27.2.  No Waiver                                          30

                         ARTICLE XXVIII                        30
     28.1.  Acceptance of Surrender                            30

                          ARTICLE XXIX                         30
     29.1.  No Merger of Title                                 30

                          ARTICLE XXX                          31
     30.1.  Notices                                            31

                          ARTICLE XXXI                         32
     31.1.  Miscellaneous                                      32
     31.2.  Amendments and Modifications                       32

     31.3.  Successors and Assigns                             32
     31.4.  Headings and Table of Contents                     32
     31.5.  Counterparts                                       32
     31.6.  GOVERNING LAW                                      32
     31.7.  Priority                                           32
     31.8.  Original Lease                                     33
     31.9.  Memorandum of Lease                                33
     31.10. Limitations on Recourse against Lessor             33


EXHIBIT A Form of Lease Supplement
EXHIBIT B Form of Termination Notice
EXHIBIT C Insurance Requirements

     LEASE (including all Lease Supplements from time to time executed and delivered, this "Lease"), dated as of June 25, 1996, between CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, having its principal office at 12 East 49th Street, New York, New York 10017, as lessor (the "Lessor"), and HOME DEPOT U.S.A., INC., a Delaware corporation, having its principal office at 2455 Paces Ferry Road, Atlanta, Georgia 30339, as lessee (the "Lessee"),


                     W I T N E S S E T H:


     A. WHEREAS, Lessor will purchase from one or more third parties on each Property Closing Date, certain parcels of real property, together with any Improvements thereon;

     B. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property subject hereto; and

     C. WHEREAS, Home Depot U.S.A., Inc., as Construction Agent, will construct, or cause to be constructed, certain Improvements, which as constructed will be the property of Lessor and, upon execution of a Lease Supplement with respect thereto, will become part of the Property subject to the terms of this Lease;

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE I

     1.1. Definitions; Rules of Usage. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 attached to this Lease and made a part hereof by this reference and the rules of interpretation set forth in such Appendix 1 shall apply hereto.


                           ARTICLE II
     2.1. Acceptance and Lease of Property. On each Property Closing Date, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 7 of the Participation Agreement, hereby agrees
(i) to accept delivery on such Property Closing Date of the Land to be delivered on such Property Closing Date pursuant to the terms of the Participation Agreement and to be subjected to this Lease, together with any Improvements then existing thereon, and (ii) simultaneously to lease to Lessee hereunder for the Term, Lessor's interest in such Land and in such Improvements, together with, on and after the Completion Date with respect thereto, any Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement and this Lease, and Lessee, subject to the satisfaction or waiver of the conditions set forth in Section 7 of the Participation Agreement, hereby agrees, commencing on such Property Closing Date, to lease from Lessor for the Term, the Land together with any Improvements then existing thereon at the time of the Property Closing Date with respect thereto, and, following the Completion Date with respect thereto, such other Improvements as may have been constructed thereon pursuant to the Construction Agency Agreement and this Lease or which may thereafter be constructed thereon.

     2.2. Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessor as the authorized representative or representatives of Lessor (such designation to be evidenced by delivery of a power of attorney pursuant to Section 3.5 of the Participation Agreement) to accept delivery of the Deed to each Property to be subject hereto on the Property Closing Date for such Property and to execute such other agreements, easements and other documents in connection therewith. Lessor and Lessee hereby agree that such acceptance of delivery of such Deed by such authorized representative or representatives and the execution and delivery by Lessee on each Property Closing Date for a Property to be subject hereto of a Lease Supplement in the form of Exhibit A attached hereto and made a part hereof by this reference (appropriately completed) shall, without further act, constitute the irrevocable acceptance by Lessee of that Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Property, together with any Improvements then existing thereon shall be deemed to be included in the leasehold estate of this Lease as of such Property Closing Date and any Improvements constructed thereon pursuant to the Construction Agency Agreement and this Lease shall be deemed to be included in the leasehold estate of this Lease as of the Completion Date at which time Lessee shall execute and deliver to Lessor a Lease Supplement with respect to such Improvements (appropriately completed).

     2.3. Lease Term. The term of this Lease with respect to each Property subject hereto (the "Term") shall begin on the respective Lease Commencement Date for such Property and shall end on the Basic Term Expiration Date, unless the Term is renewed or earlier terminated in accordance with the provisions of this Lease.


                          ARTICLE III

     3.1. Rents. (a) During the Term, Lessee hereby covenants and agrees to pay Basic Rent on each Payment Date and on the Lease Termination Date; provided that, except as set forth in the Participation Agreement (including, without limitation, Section 6 thereof), Lessee shall pay no Basic Rent with respect to a Construction Period Property during the Construction Period for such Property.

     (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor or its assignee shall from time to time direct.

     (c) Neither Lessee's inability or failure to take possession of all or any portion of any Property when acquired by Lessor pursuant to
Section 2.2, nor Lessor's inability or failure to deliver all or any portion of any Property to Lessee on or before the applicable Property Closing Date or Completion Date, as the case may be, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

     3.2. Supplemental Rent. Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein and provided for by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate (i) on any installment of Basic Rent not paid within five
(5) Business Days after the date when due (it being understood that Lessee shall pay interest on any portion of Lender Basic Rent not paid when due at the interest rate on the Loans for such five (5) Business Day period and interest on any portion of Lessor Basic Rent not paid when due at the Certificate Rate for such five (5) Business Day period unless such Basic Rent is not paid by the end of such five (5) Business Day period in which event interest shall be deemed to have accrued on such overdue amounts at the Overdue Rate since the due date thereof) for the period for which the same shall be overdue and, (ii) on any payment of Supplemental Rent not paid when due or, if no due date is set forth, within five (5) Business Days after demand for the period from the due date or, if no due date is set forth, five (5) Business Days after the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

     3.3. Method of Payment. Each payment of Rent shall be made by Lessee in immediately available funds prior to 2:00 p.m. New York time at the place of payment in funds consisting of lawful currency of the United States of America, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m. New York time shall be deemed received on the next succeeding Business Day.

                           ARTICLE IV

     4.1. Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on a Property subject hereto during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to a Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.


                           ARTICLE V

     5.1. Quiet Enjoyment. Subject to the rights of Lessor contained in Article XVII and Section 27.1 of this Lease, Lessee shall peaceably and quietly have, hold and enjoy each Property subject hereto for the Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee or Guarantor) with respect to any matters arising from and after the applicable Lease Commencement Date. Such right of quiet enjoyment is independent of, and shall not affect Lessor's rights otherwise to initiate legal action to enforce, the obligations of Lessee under this Lease.



                           ARTICLE VI

     6.1. Net Lease. This Lease shall constitute a net lease and, notwithstanding any provision of this Lease or any other Operative Document to the contrary, the obligation of the Lessee to pay Rent as and when due is absolute, irrevocable and unconditional. Any present or future Applicable Law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, set off, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted or by performance of its obligations hereunder) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property (or any part thereof) to comply with all Requirements of Law, including any inability to occupy or use any Property (or any part thereof) by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof;
(iii) any restriction, prevention or curtailment of or interference with any use of any Property or any part thereof including eviction;
(iv) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor (or any partner thereof), the Agent Bank, the Facility Lender or any Lender; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor (or any partner thereof), the Agent Bank, any Lender, the Facility Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor (or any partner thereof), the Agent Bank, any Lender, the Facility Lender or any other Person, or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person, including, without limitation, Lessor, any vendor, manufacturer, contractor of or for any Property or any part thereof, Facility Lender, Agent Bank or any Lender; (viii) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by Lessee, Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof; or
(xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder and the obligations of Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease. Except as specifically set forth in Articles XVI or XX of this Lease or Section 17.6 hereof, this Lease shall be noncancellable by Lessee for any reason whatsoever and Lessee, to the extent now or hereafter permitted by any applicable Requirement of Law, waives all rights now or hereafter conferred by any applicable Requirement of Law or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and to the fullest extent permitted by applicable Requirements of Law, Lessee agrees that Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Facility Lender, Agent Bank or any Lender or any party to any agreements related thereto for any reason whatsoever. All covenants, agreements and undertakings of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. WITHOUT DEROGATION OF THE PROVISIONS OF ARTICLE VIII OF THIS LEASE, THIS LEASE (AND THE PROVISIONS HEREOF) IS INTENDED TO SUPERSEDE IN ALL RESPECTS THE PROVISIONS OF, THE RIGHTS GRANTED UNDER, AND THE OBLIGATIONS, IF ANY, IMPOSED BY, ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION, AND, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY ALL REQUIREMENTS OF LAW, THE LESSEE HEREBY WAIVES ALL OF ITS RIGHTS AND REMEDIES UNDER SUCH ARTICLE 2A, AND THE LESSEE HEREBY ACKNOWLEDGES AND AGREES

THAT THE FOREGOING HAS BEEN NEGOTIATED AND IS INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ALL REPRESENTATIONS, WARRANTIES (INCLUDING, WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND OF MERCHANTABILITY), OBLIGATIONS AND DUTIES, EXPRESS OR IMPLIED, IMPOSED ON THE LESSOR UNDER SUCH ARTICLE 2A. Without derogation of the absolute and unconditional nature of the Lessee's obligations hereunder as set forth above in this Section 6.1, Lessee shall have the right to exercise other remedies available to Lessee at law, by contract or in equity upon the breach of this Lease or any other Operative Document by any other party hereto or thereto but such exercise shall not be inconsistent with any of the foregoing and shall not affect the absolute and independent nature of the Lessee's covenants hereunder as set forth above.


                          ARTICLE VII

     7.1 Ownership of the Property. Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of the Property and (C) Lessee will be treated as the lessee of the Properties, but (ii) for federal and all state and local income tax purposes, Lessee will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to an owner of property like the Properties for such tax purposes.

     7.2. Use of Properties. Prior to the relevant Completion Date, the Improvements on each Property (other than Improvements existing on the Property on the Property Acquisition Date) shall be constructed and utilized in accordance with the terms of the Construction Agency Agreement and the other Operative Documents and shall not be part of the leasehold estate created hereby. Lessee or its sublessees may use the Properties or any part thereof for any lawful purpose. Lessee shall not commit or permit any waste of the Properties subject hereto or any part hereof; provided that, nothing set forth herein shall prevent the removal of Improvements existing in a Property on the Property Acquisition Date in connection with the construction of a Facility on such Property pursuant to the Construction Agency Agreement. Subject to the foregoing and the other provisions of this Lease and the Operative Documents, the Lessee shall have no obligation to occupy or use any Property.


                          ARTICLE VIII

     8.1. Condition of the Property. LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE PROPERTIES AND IMPROVEMENTS, LESSOR IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING OR CONSTRUCTION OF THE

IMPROVEMENTS OR ANY ALTERATIONS OR MODIFICATIONS. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RENTING EACH PROPERTY SUBJECT HERETO "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR, THE AGENT BANK, THE FACILITY LENDER OR ANY LENDER AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (INCLUDING, WITHOUT LIMITATION, PERMITTED EXCEPTIONS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF ANY REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF. NEITHER LESSOR NOR THE AGENT BANK NOR ANY LENDER NOR THE FACILITY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND NEITHER LESSOR NOR THE AGENT BANK NOR ANY LENDER NOR THE FACILITY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.


                           ARTICLE IX

     9.1. Compliance with Requirements of Law and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all Requirements of Law (including all Environmental Laws) relating to the Properties subject hereto, including the use, construction, operation, maintenance, repair and restoration thereof and whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use of enjoyment of the Properties, (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Properties subject hereto and for the use, operation, maintenance, repair and restoration of the Improvements (except where the failure to comply pursuant to clause (a) or to procure or maintain such licenses and other authorizations pursuant to clause (b) would not have a Material Adverse Effect), and (c) comply in all material respects with all Insurance Requirements relating to the Properties.

                           ARTICLE X

     10.1. Maintenance and Repair. (a) Lessee, at its sole cost and expense, shall, during the Term, maintain each Property subject hereto in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, in each case, in compliance in all material respects with all Insurance Requirements and with all Requirements of Law (except where the failure to comply would not have a Material Adverse Effect) and on a basis materially and reasonably consistent with the operation and maintenance of properties by Lessee comparable in type, age, use, size and location to the applicable Property.

     (b) Lessor shall under no circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction at any time in effect.


                           ARTICLE XI

     11.1. Modifications; Substitutions and Replacements. Lessee, at its sole cost and expense, may at any time and from time to time, without notice to or the consent of the Lessor, make alterations, renovations, improvements and additions to any Property subject hereto (with the understanding that the construction of a Facility on the Property shall be subject to the Construction Agency Agreement and such Improvements shall not be deemed to be a part of the leasehold estate created hereby until the Completion Date) or any part thereof and substitutions and replacements thereof in the ordinary course of business (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Requirement of Law or an Insurance Requirement (a "Required Modification"), no Modification shall materially impair the value, utility, operation or remaining useful life of any Property subject hereto or any part thereof from that which existed immediately prior to such Modification (assuming the Lessee was in full compliance with its obligations hereunder prior to making such Modification); (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply in all material respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy; (iv) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over to Lessor's and Agent Bank's satisfaction by a title insurance company or bonding company acceptable to Lessor) within sixty (60) days after Lessee has received from any Person written notice that the same shall have been filed (or otherwise become effective) any Liens arising with respect to the Modification; and (v) such Modifications shall comply with Sections 7.1 and 10.1. All Modifications (other than those which are not Required Modifications and that may be readily removed without materially impairing the value, utility, operation or remaining useful life of the applicable Property) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in Lessor. So long as no Lease Event of Default has occurred and is continuing, Lessee may place upon any Property any inventory, trade fixtures, machinery, equipment or other property belonging to Lessee or third parties and may remove the same at any time during the Term; provided, that removal of such inventory, trade fixtures, machinery, equipment or other property does not materially impair the value, utility, operation or remaining useful life of the applicable Property. Notwithstanding the foregoing, Lessee shall keep and maintain at each Property and shall not remove from any Property any Equipment financed or otherwise paid for (directly or indirectly) by Lessor, the Agent Bank, the Facility Lender or any Lender pursuant to the Participation Agreement.


                          ARTICLE XII

     12.1. Warranty of Title. (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests and except for Permitted Liens, Lessee shall not directly or indirectly create or allow to remain, and shall promptly (and in any event within sixty (60) days after notice thereof is received by Lessee from any Person), discharge at its sole cost and expense, any Lien, defect, attachment, levy or claim upon any Property (or any part thereof) subject to this Lease or any Modifications or any Lien, attachment, levy or claim with respect to the Rent. Lessee shall promptly notify Lessor in the event it receives or acquires knowledge that a Lien other than a Permitted Lien has occurred or been filed or otherwise become effective with respect to a Property subject hereto which Lien is not being promptly removed by Lessee pursuant to the preceding sentence and which Lien secures a Claim in excess of $3,000,000.

     (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY PROPERTY.

     12.2. Grants and Releases of Easements. (a) Provided that no Lease Event of Default shall have occurred and be continuing, Lessor hereby consents in each instance to the following actions by Lessee, in the name and stead of Lessor and as Lessor's attorney-in-fact, but at Lessee's sole cost and expense: (i) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property subject hereto as herein provided; (ii) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property subject hereto;
(iii) the dedication or transfer of unimproved portions of any Property subject hereto for road, highway or other public purposes; (iv) the execution of petitions to have a Property subject hereto annexed to any municipal corporation or utility district; (v) the execution of any covenants and restrictions affecting any Property subject hereto or amendments or modifications thereto; and (vi) the execution or release of any similar agreements; provided, however, that in each case Lessee, prior to taking any such action, shall have delivered to Lessor an Officer's Certificate stating that (x) such grant, release, dedication, transfer, annexation, or amendment or similar agreement does not materially impair the value, utility, operation or remaining useful life of the applicable Property, (y) such grant, release, dedication, transfer, annexation or amendment will not cause the applicable Property or any portion thereof to fail to comply in any respect with the provisions of this Lease or any other Operative Documents or in any material respect with any Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), and (z) Lessee shall timely pay and perform any obligations of Lessor under such grant, release, dedication, transfer, annexation or amendment during the Term. Without limiting the effectiveness of the foregoing or the power of attorney granted to Lessee pursuant to subsection (b), provided that no Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, promptly execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 12.2.

     (b) Unless and until a Lease Event of Default has occurred and is continuing, the Lessor does, solely for the purposes stated in Section 12.2(a), hereby irrevocably make, constitute and appoint Lessee and any of its officers or designees its true and lawful attorney-in-fact, with full power and authority to do any and all acts necessary or proper to carry out the intent of this Section 12.2, including without limitation, the right, power and authority (i) to take such actions described in Section 12.2(a), and (ii) to execute such documents and agreements as the Lessee may reasonably determine are necessary for the purposes of carrying out the intent of this Section 12.2, and the Lessor hereby ratifies and confirms all that Lessee as such attorney-in-fact or its substitute undertakes by virtue of this power of attorney, which power is coupled with an interest and is irrevocable Lessor hereby agrees to execute such additional powers of attorney in recordable form as may be necessary for the Lessee to carry out the intent of this Section 12.2.

     12.3 Land Release. Provided that no Lease Event of Default shall have occurred and be continuing, Lessee may make a written request (a "Release Request") of Lessor, to enter into a supplement or amendment to this Lease, changing the description of any Property to exclude either a Modification which is not structurally integrated with the existing Improvements or any unimproved portion of Land (a "Release Portion"), and transferring such Release Portion to Lessee (or Lessee's designee) by special or limited warranty deed (or like instrument), and Lessor will not unreasonably withhold its consent to such Release Request, provided that such Release Request (i) does not (x) materially impair the useful life, operation or utility of the Property (or the Improvements located or to be constructed thereon) to which such Release Request relates, or (y) relate to a transfer the net proceeds of which, when aggregated with the net proceeds of all transfers previously made pursuant to Release Requests previously delivered hereunder, exceed the greater of (x) $3,000,000 and (y) ten percent (10%) of the Lease Balance, and (ii) arises out of an arms-length sale to a non-affiliated third party.

                          ARTICLE XIII

     13.1. Permitted Contests Other than in Respect of Indemnities. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Requirement of Law relating to any Property subject hereto shall be prosecuted diligently and in good faith in appropriate proceedings by Lessee or (b) compliance with such Requirement of Law shall have been excused or exempted by a valid nonconforming use, permit, waiver, extension or forbearance, Lessee shall not be required to comply with such Requirement of Law but only if and so long as any such test, challenge, appeal, proceeding or noncompliance shall not, in the reasonable opinion of Lessor and the Agent Bank, involve any meaningful risk of (1) foreclosure, forfeiture or loss of such Property or any material part thereof, or any part of Rent or (2) criminal liability or material civil liability being imposed on Lessor, Agent Bank, the Facility Lender or any Lender. Lessee shall provide Lessor with notice of any contest of the type described above involving Claims against Lessee or any Indemnitee in excess of $3,000,000 in detail sufficient to enable Lessor to ascertain whether such contest may have an effect of the type described above.

     Lessor will not be required to join in any proceedings pursuant to this Section 13.1 unless a provision of any Applicable Laws requires, or, in the good faith opinion of Lessee, it is helpful to the prosecution of such contest, that such proceedings be brought by or in the name of Lessor; and in that event Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as no Lease Event of Default has occurred and is continuing and provided that, Lessee pays all related expenses and indemnifies Lessor (and its partners), Facility Lender and the Agent Bank to the reasonable satisfaction of the such indemnitees.

                          ARTICLE XIV

     14.1. Insurance. During the Term for each Property subject hereto, Lessee shall procure and carry, or cause to be procured and carried at Lessee's sole cost and expense, insurance with respect to its business and the Properties in accordance with the requirements of Exhibit "C" hereto. Lessee shall, in the operation of the Properties subject hereto, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws. In the event that Lessee is no longer entitled to self-insure pursuant to Section 14.3, Lessee shall furnish the Lessor and the Agent Bank certificates showing the insurance required under this Section
14.1 to be in effect and naming Lessor (and its partners), the Facility Lender, the Lenders and Agent Bank as additional insureds and the property insurance required hereunder shall contain a standard form mortgage endorsement in favor of the Agent Bank and shall name the Agent Bank as loss payee.

     14.2.     Risk of Loss.   During the Term for each Property
subject hereto, Lessee shall bear all risk of loss (including any Casualty or Significant Casualty) with respect to the Properties or any portion thereof.

     14.3.     Self-Insurance.  Notwithstanding any provision of this
Article XIV to the contrary, as long as Guarantor maintains a Consolidated Net Worth in excess of $1,000,000,000, the Lessee may self-insure for any liabilities referenced herein in amounts and on terms no less favorable than employed by Lessee with respect to similar properties that it owns and leases, and the Lessor shall be the beneficiary of such self-insurance as though and to the same extent as if the insurance were provided by means of a policy required herein.


                           ARTICLE XV

     15.1 Casualty and Condemnation. (a) Subject to the provisions of this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and unless a Lease Event of Default has occurred and is continuing, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in a Property subject hereto (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof, is the subject of a Condemnation; provided, however, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Agent Bank (or, if the Loans and all other amounts owing under the Loan Agreement and all amounts due and payable under the Liquidity Agreement have been fully paid, to Lessor) or, if received by Lessee, shall be held in trust for the Agent Bank or the Facility Lender (or, if the Loans and all other amounts owing under the Loan Agreement and all amounts due and payable under the Liquidity Agreement have been fully paid, for Lessor), and shall be paid over by Lessee to the Agent Bank (or, if the Loans and all other amounts owing under the Loan Agreement and all amounts due and payable under the Liquidity Agreement have been fully paid, to Lessor) and held in accordance with the terms of this paragraph (a). All amounts held by Lessor or the Agent Bank or the Facility Lender pursuant to this Section 15.1 on account of any award, compensation or insurance proceeds either paid directly to Lessor or the Agent Bank or the Facility Lender or turned over to Lessor or the Agent Bank shall be held as security for the performance of Lessee's obligations hereunder, until restoration is complete and all Lease Events of Default shall have been cured or waived by Lessor and the Agent Bank, whereupon such amounts, to the extent not previously applied to Lessee's obligations hereunder, shall be delivered to Lessee.

     (b) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor, Facility Lender and the Agent Bank shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

     (c) In the event of a Casualty or receipt of notice by Lessee of a Condemnation, in either case, impairing the value of any Property or Properties by an amount in excess of $3,000,000, Lessee shall, not later than thirty (30) days after such occurrence, deliver to Lessor and the Agent Bank (i) an Officer's Certificate stating that (x) such Condemnation is not a Significant Condemnation or that such Casualty is not a Significant Casualty (as the case may be), (y) that this Lease shall remain in full force and effect with respect to the applicable Property, and (z) at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the applicable Property in accordance with this Lease, or (ii) a Termination Notice with respect to such Property pursuant to Section 16.1. If Lessee timely delivers the Officer's Certificate described in clause (i) above, then this Lease shall (subject to the terms and conditions hereof) remain in full force and effect as to such Property, and Lessee shall, at Lessee's sole cost and expense, promptly and diligently restore (by the date stated in such Officer's Certificate) said Property pursuant to clause (d) below and otherwise in accordance with this Lease. If Lessee timely delivers the Termination Notice described in clause (ii) above or Lessee fails to deliver either such Officer's Certificate or such Termination Notice within such thirty (30) day period, a Significant Event shall irrevocably be deemed to have occurred with respect to such Property, and, in such event, this Lease shall terminate as to such Property (but not as to any remaining Properties subject hereto) and Lessee shall purchase such Property on the next Payment Date (or, if such Payment Date is within fifteen (15) days of Lessor's receipt of such Termination Notice or the expiration of such thirty (30) day period, as the case may be, on the Payment Date next following such Payment Date) pursuant to Section 16.1 hereof. Lessor shall promptly deliver any notice of a Casualty or Condemnation received by Lessor to the Lessee and the Agent Bank.

     (d) If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this paragraph, Lessee shall pay the shortfall), promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 and other provisions of this Lease using the as-built Plans and Specifications for the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of Law and as modified as reasonably requested by Lessee so long as such modifications do not materially impair the utility, operation, function, value or remaining useful life of the Property) so as to restore the applicable Property to the same or better condition, operation, function and value as existed immediately prior to such Casualty or Condemnation (assuming the Lessee was in compliance with the terms and conditions hereunder immediately prior to such Casualty or Condemnation). In such event, title to the applicable Property shall remain with Lessor. Upon completion of such restoration, Lessee shall furnish Lessor an Officer's Certificate confirming that such restoration has been completed pursuant to this Lease.

     (e) In no event shall a Casualty, Condemnation or Environmental Violation with respect to which this Lease remains in full force and effect under this Article XV affect Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on or prior to the Expiration Date.

     15.2. Environmental Matters. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of any Property subject hereto in concentrations and conditions that constitute a Environmental Violation which would reasonably be expected to result in an Environmental Claim or in an impairment in the value of any Property or Properties, in either case, in excess of $1,500,000, Lessee shall notify Lessor and Agent Bank in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either, if such Environmental Violation is a Significant Event, deliver to Lessor and the Agent Bank an Officer's Certificate and a Termination Notice with respect to the applicable Property pursuant to Section 16.1, or, if the cost to remediate such Environmental Violation, together with any Environmental Claims against Lessee or any Indemnitee arising therefrom, will not cause the same to be a Significant Event, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with the terms of Section 9.1. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to
Section 16.1, Lessee shall, upon completion of remedial action by Lessee, deliver to Lessor an Officer's Certificate describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and containing a statement that the Environmental Violation has been remedied in substantial compliance with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date. Nothing in this Article XV shall reduce or limit Lessee's obligations under Section 14 of the Participation Agreement.

     15.3. Notice of Environmental Matters. Promptly, but in any event within ten (10) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor and Agent Bank written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property subject hereto which would reasonably be expected to result in an Environmental Claim against Lessee or an Indemnitee or an impairment in the value of any Property or Properties, in either case in excess of $1,500,000. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within ten (10) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property subject hereto. Lessee shall also promptly provide such detailed reports of any such Environmental Claims as may reasonably be requested by Lessor and the Agent Bank.

     15.4. Economic Abandonment. If Lessee determines, in good faith, that the continued operation of a Property subject hereto by Lessee is no longer economically feasible for continued use in Lessee's business or is surplus to its needs, Lessee may, on the next Payment Date to occur after notice of such determination is delivered to Lessor (the "Substitution Date"), either (i) purchase such Property for the Property Balance with respect thereto, plus all accrued and unpaid
Rent for such Property (including Supplemental Rent), and Lessor shall convey Lessor's interest in such Property to Lessee (or Lessee's designee) in accordance with Section 19.1 and the Lease shall terminate with respect to such Property, or (ii) substitute a Replacement Property thereof pursuant to Section 16.3. In the event that Lessee has not substituted a Replacement Property in accordance with Section
16.3 on or before such Payment Date, Lessee shall purchase such affected Property on such Payment Date in accordance with the foregoing clause (i).


                          ARTICLE XVI

     16.1. Termination upon Certain Events. If either: (i) Lessee or Lessor shall have received notice of a Condemnation, and Lessee shall have delivered to Lessor an Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and Lessee shall have delivered to Lessor an Officer's Certificate that such Casualty is a Significant Casualty; or (iii) an Environmental Violation occurs or is discovered and Lessee shall have delivered to Lessor an Officer's Certificate stating that, in the reasonable, good faith judgment of Lessee, the cost to remediate the same will cause the same to be a Significant Event; then, Lessee shall, simultaneously with the delivery of the

Officer's Certificate pursuant to the preceding clause (i), (ii) or
(iii), deliver a written notice in the form described in Section 16.2
(a) (a "Termination Notice") with respect to the affected Property.

     16.2. Procedures. (a) A Termination Notice shall be in the form of Exhibit B attached hereto and made a part hereof by this reference and shall contain: (i) notice of termination of this Lease with respect to the affected Property on the next occurring Payment Date (unless such Payment Date is within fifteen (15) days of Lessor's receipt of such Termination Notice, in which event such notice shall specify the Payment Date next following such Payment Date) (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Property Balance, together with all accrued and unpaid Rent, for such Property and purchase such Property on such Termination Date or to substitute a Replacement Property pursuant to
Section 16.3.

     (b) Unless the Lessee elects to substitute a Replacement Property pursuant to Section 16.3, on each Termination Date (including, without limitation, any Termination Date described in Section 15.l(c)), Lessee shall pay to Lessor the Property Balance for the applicable Property, plus all accrued and unpaid Rent for such Property (including Supplemental Rent), and Lessor shall convey Lessor's interest in such Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee) all in accordance with Section 19.1, as well as any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease with respect to such Property theretofore received by Lessor; provided, that if a Lease Event of Default shall have occurred and be continuing, the Excess Proceeds, if any, shall be paid to Lessor; provided, that, if upon receipt of the Excess Proceeds, such Lease Event of Default is waived by the Lessor and the Agent Bank, any remainder of such amount shall be paid to Lessee.

     16.3. Substitution Right. If a Significant Event has occurred with respect to any Property, or Lessee has exercised its right with respect to any Property pursuant to Section 15.4, in lieu of paying the Property Balance with respect to such affected Property, Lessee may, on the Termination Date or the Substitution Date, as applicable, substitute therefor another Property on which the same type of Facility is located as the affected Property (a "Replacement Property") with a value, utility and remaining useful life at least equal to the value, utility and remaining useful life of the affected Property immediately before the Significant Event or Lessee's exercise of its right under
Section 15.4, as the case may be, assuming that such Property was in the condition required by this Lease, provided that all of the following conditions are met:

          (i) all of the conditions precedent set forth in Section 7 of the Participation Agreement shall have been fulfilled with respect to such Replacement Property as of the date of substitution hereunder; and

          (ii) Lessee shall deliver an Officer's Certificate to Lessor stating that with respect to such Replacement Property, in addition to the statements set forth in such

     Section 7, the Replacement Property has a value, utility and remaining useful life at least equal to that of the Property being replaced immediately prior to the Significant Event or Lessee's exercise of its right under Section 15.4, as the case may be, assuming that such Property was in the condition required by this Lease and is of the same type of Facility as the affected Property. Lessee shall pay, or reimburse Lessor, Facility Lender, the Agent Bank and each Lender for, all reasonable costs and expenses, including reasonable attorneys' fees and expenses, actually incurred by Lessor, Facility Lender, the Agent Bank or any Lender in connection with any such substitution.

     On the date on which all of the foregoing conditions have been met, Lessor shall convey Lessor's interest in the Property being replaced, or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with Section 19.1. Lessee's obligation to pay all Rent due hereunder shall continue in full force and effect notwithstanding any substitution of Property hereunder and any such Replacement Property shall be deemed to have the same Property Balance as the Property replaced thereby.


                          ARTICLE XVII

     17.1. Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

          (a) Lessee shall fail to make payment of (i) any Basic Rent within five (5) Business Days after the same has become due and payable or (ii) any Purchase Option Price, Property Balance, Lease Balance or Residual Value Guarantee, including, without limitation, amounts due pursuant to Section 16.2, 20.1, 22.1 or 22.2, after the same has become due and payable;

          (b) Lessee shall fail to make payment of any Supplemental Rent due and payable within five (5) Business Days after receipt of notice thereof;

          (c)  Lessee shall fail to maintain the insurance required by
     Article XIV hereof;

          (d) Lessee or Guarantor shall fail to observe or perform any term, covenant or condition of Lessee or Guarantor under this Lease, the Participation Agreement or any other Operative Document to which it is a party (other than those set forth in Section 17.1
     (a), (b) or (c) hereof), or any representation or warranty of Lessee or Guarantor set forth in this Lease or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty-five (35) days after the earlier of (i) Actual Knowledge of the Lessee or Guarantor thereof or (ii) receipt of written notice by the Lessee or Guarantor thereof; provided, however, that (i) as to any breach by Lessee or Guarantor or failure of Lessee or Guarantor to perform its obligations, if such failure is (l) capable of being cured (other than by the payment of money), (2) cannot be cured within thirty-five (35) days, and
     (3) Lessee or Guarantor is at all times diligently and in good faith pursuing the cure thereof, then the cure period for such failure shall be extended for the period reasonably necessary for Lessee to effect such cure, but in no event greater than two hundred seventy (270) days, and (ii) as to any such misrepresentation or breach of warranty, if (l) such misrepresentation or breach of warranty is susceptible of cure (other than by the payment of money), and (2) is so cured within thirty-five (35) days after the earlier of Lessee or Guarantor (i) having Actual Knowledge thereof or (ii) receiving the written notice described above, such misrepresentation or breach shall not constitute a Lease Event of Default hereunder;

          (e) an Event of Default other than a Lease Event of Default shall have occurred and be continuing;

          (f) the Guarantor or Lessee shall fail to make any payment in respect of Indebtedness (exclusive of any intercompany
     Indebtedness) outstanding in an aggregate amount in excess of $50,000,000 when due or within any applicable grace period; or

          (g) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness for money borrowed outstanding in an aggregate amount in excess of $50,000,000 of the Guarantor or Lessee (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Guarantor or Lessee) or enables the holders of such Indebtedness or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness of the Guarantor or Lessee); or

          (h) the Guarantor or Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (i) an involuntary case or other proceeding shall be commenced against the Guarantor or Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against the Guarantor or Lessee under the federal bankruptcy laws as now or hereafter in effect; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Guarantor or Lessee and such judgment or order shall continue unsatisfied and unstayed for a period of sixty (60) days; or

          (k) one or more federal tax Liens securing an aggregate amount in excess of $25,000,000 shall be filed against the Guarantor or Lessee under the Code and such Lien shall remain undischarged for a period of twenty-five (25) days after the date of filing;

          (l) any Lien granted under any Security Document shall, in whole or in part terminate, cease to be effective or lose its priority, except (i) as expressly contemplated by the Operative Documents, or (ii) as the result of an act or omission of the Lessor, the Facility Lender, the Agent Bank or any Lender; provided, however, that, no Lease Event of Default shall be deemed to have occurred hereunder unless such event affects a material item of collateral subject to the Security Documents and such termination, loss of effectiveness or priority shall have continued for a period of thirty (30) days after notice to the Lessee from any Person; or

          (m) the Guaranty shall terminate, or shall cease to be effective or to be the legal, valid and binding obligation of the Guarantor or Guarantor shall deny or disaffirm its obligations thereunder.

     17.2. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter during the continuance thereof, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Lease Event of Default:

     (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as to any Property or all of the Properties subject hereto as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any or all of the Properties (or any portion thereof) by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Properties shall be valid unless the same be made in writing and executed by Lessor;

     (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return any or all of the Properties (or any portion thereof) subject hereto promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles IX and X hereof as if the Properties were being returned at the end of the Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Property, and to the extent and in the manner permitted by any applicable Requirement of Law, enter upon the Property and take immediate possession of (to the exclusion of Lessee) any or all of the Properties (or any portion thereof) and expel or remove Lessee and any other Person who may be occupying any or all of the Properties (or any portion thereof), by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for all costs and expenses incurred by Lessor, Facility Lender or the Agent Bank in connection with any reletting, including, without limitation, brokers' fees and all costs of any alterations or repairs made by Lessor;

     (c) Lessor may (i) sell all or any part of the Properties at public or private sale, as Lessor may determine, free and clear of any rights of Lessee (and any sublessee thereof) and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause
(ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the date of sale), an amount equal to (a) the excess, if any, of (1) the Lease Balance calculated as of such date of sale plus all Rent accrued and unpaid to and including such date, over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, the Agent Bank, the Facility Lender and the Lenders incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs); and (b) interest at the Overdue Rate on the foregoing amount from date of sale until the date of payment;

     (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to Lessor (together with all reasonable attorneys' fees, if any, and all other costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make such reasonable alterations and necessary repairs in order to relet such Property, and relet such Property or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall Lessee benefit from its default from any increase in market rents. If such rentals received from such reletting, during any period are less than the Basic Rent to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date;

     (e) If any Property has not (or portions thereof have not) been sold, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b),
(c) or (d) of this Article with respect to the Property or portions thereof, demand, by written notice to Lessee specifying a date not earlier than five (5) days after the date of such notice, that Lessee purchase all of such Properties on such specified date at the price required and otherwise in accordance with the procedures set forth in
Section 20.1;

     (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term; or
     (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

     17.3. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.2, Lessee waives, to the fullest extent permitted by Applicable Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

     17.4. Power of Sale and Foreclosure. In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust, security agreement or other secured financing, then Lessor and Lessee agree that (a) the conveyance provided for in
Article II shall be deemed to be a Lien against the Properties subject hereto WITH POWER OF SALE, and that, upon the occurrence of any Lease Event of Default,

Lessor shall have the power and authority, to the extent provided by Applicable Law, after proper notice and lapse of such time as may be required by Applicable Law, to sell such Properties at the time and place of sale fixed by Lessor in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE APPLICABLE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY LESSEE UNDER THIS INSTRUMENT, (b) upon the occurrence of a Lease Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Properties, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Properties, or for the enforcement of any other appropriate legal or equitable remedy, (c) with respect to any personal property subject hereto, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for in Article II shall be deemed to be a grant by Lessee to Lessor of a security interest in all of Lessee's right, title and interest in and to the Properties and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property; (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Properties in accordance with this Section 17.4, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term.

     17.5. Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies.

     17.6. Lessee's Purchase Option During Lease Event of Default or Lease Default. If a Lease Event of Default or Lease Default relates only to a specific Property or Properties subject hereto but not all Properties subject hereto, Lessee may, to the extent permitted pursuant to Section 20.2, exercise its Purchase Option in accordance with
Section 20.1 with respect to such specific

Property or Properties while such Lease Event of Default or Lease Default is continuing, and the exercise of such Purchase Option shall be deemed to have cured such Lease Event of Default or Lease Default to the extent such Lease Event of Default or Lease Default is no longer continuing with respect to any Property remaining subject to this Lease after the exercise of such Purchase Option.

     17.7. Guarantor's Performance. Lessor agrees that, to the extent that Guarantor performs Lessee's obligations hereunder, such performance shall be deemed to satisfy Lessee's obligation with respect thereto.


                         ARTICLE XVIII

     18.1. Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by
Article XIV, and may, to the fullest extent permitted by Applicable Law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor; provided that, Lessor shall have given Lessee thirty (30) days prior written notice of such intended action to Lessee during which time Lessee does not remedy or commence action to remedy such Lease Event of Default.
No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


                          ARTICLE XIX

     19.1. Return of Property. In connection with any termination of this Lease with respect to any Property pursuant to the terms of Sections 15.4, 16.2, 17.2(e) or 23.3(b), or in connection with Lessee's exercise of its Purchase Option or Expiration Date Purchase Option, upon the date on which this Lease is to terminate with respect to the applicable Property or upon the Expiration Date with respect to the applicable Property, and upon tender by Lessee of the amounts set forth in Sections 15.4, 16.2(b), 17.2(e), 20.1 or 22.3(b), as applicable, and any required Government Actions, Lessor shall execute and deliver to Lessee (or to Lessee's designee), at Lessee's cost and expense, an assignment of, and/or deed for,

Lessor's entire interest in the applicable Property (which shall include an assignment of all of Lessor's right, title and interest in and to any Net Proceeds not previously received by Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the applicable Security Documents or otherwise created under the Operative

Documents and any Lessor Liens attributable to Lessor. The applicable Property shall be conveyed to Lessee, without representation, warranty or recourse, "AS IS" and in its then present physical condition.


                           ARTICLE XX

     20.1. Purchase Option. Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election to exercise such option not less than ten
(10) days prior to the exercise of such option) to purchase one or more of the Properties on the date specified in such Purchase Notice at a price equal to the Property Balance with respect to such Property, (or, in the case of all Properties, the Lease Balance) plus all accrued and unpaid Rent (the "Purchase Option Price"); if Lessee exercises its option to purchase any Property or all of the Properties pursuant to this Section 20.1 (or is obligated to exercise its option pursuant to the last sentence hereof) (the "Purchase Option"), Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to such Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent, in accordance with
Section 19.l. Lessee shall exercise its option to purchase any Property where the Completion Date has not occurred on or prior to the Outside Completion Date with respect to such Property, such option to be exercised and consummated on or before the relevant Outside Completion Date.

     20.2 Restrictions on Purchase Option. Notwithstanding any other provision of this Lease or the other Operative Documents, the Lessee shall not be permitted to exercise its Purchase Option with respect to less than all of the Properties pursuant to Section 20.1 if (x) the aggregate Property Costs of the Properties that would remain subject to the Lease after such purchase would be less than the Permitted Amount, or (y) a Lease Event of Default shall have occurred and be continuing (except as otherwise provided in Section 17.6).


                          ARTICLE XXI

     21.1. Renewal. Subject to the conditions set forth herein, Lessee may, by written notice to Lessor, the Facility Lender and the Agent Bank given not earlier than eighteen (18) months and not later than fifteen (15) months prior to the Expiration Date then in effect, request (a "Renewal Request") that the Term be renewed as to all of the Properties (but not less than all of the Properties) for a period of two (2) additional years commencing on the date following the Expiration Date then in effect; provided that, no more than five (5) Renewal Requests may be delivered by Lessee hereunder. No later than the date (the "Renewal Response Date") which is forty-five (45) days after the "Extension Response Date" under the Liquidity Agreement, the Agent Bank and the Lessor will notify Lessee in writing whether or not the

Lenders and the Lessor consent to such Renewal Request (which consent may be granted or denied in each such party's sole discretion). In the event that any Lender or the Lessor denies such consent, Lessee may, pursuant to the provisions of and subject to all of the conditions, restrictions and limitations contained in Section 13 of the Participation Agreement and Section 4.05 of the Liquidity Agreement, seek to replace such Lender or the Lessor. The Facility Lender shall automatically be deemed to have consented to any renewal of the Lease approved by the Lessor. The renewal of the Term contemplated by any Renewal Request shall become effective as of the first date (the "Renewal Effective Date") on or after the Renewal Response Date on which the Lessor (or, pursuant to Section 13.2 of the Participation Agreement, a replacement Lessor) shall have consented to such Renewal Request; provided that such renewal shall be subject to and conditioned upon the following:

          (a) on both the date of the Renewal Request and the Renewal Effective Date, no Lease Event of Default shall have occurred and be continuing, and

          (b) Lessee shall not have exercised the Remarketing Option or the Expiration Date Purchase Option, and

          (c) the Termination Date contemporaneously is extended pursuant to the Loan Agreement such that the Renewal Term will expire on the same date as the extended Termination Date (which extension shall be automatic as set forth above), and

          (d) the Maturity Date contemporaneously is extended pursuant to the Liquidity Agreement such that the Renewal Term will expire on the extended Maturity Date.

     Each renewal of this Lease shall be on the same terms and conditions as are set forth in this Lease for the original Term.


                          ARTICLE XXII

     22.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 22.1, Lessee shall have the option (the "Remarketing Option") to market all but not less than all of the Properties subject to this Lease for Lessor and to procure a purchaser or purchasers therefor on the Expiration Date.

     Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following conditions as to each Property, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void as to such Property.

          (a) Not later than six (6) months prior to the Expiration Date, Lessee shall give to Lessor written notice of Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable.

          (b) On the date of Lessee's notice to Lessor of Lessee's exercise of the Remarketing Option, no Lease Event of Default shall exist, and thereafter, no Lease Event of Default shall exist.

          (c) During the Marketing Period, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Properties and will attempt to obtain the highest cash purchase price therefor. Lessee will be responsible for hiring brokers and making such Property available for inspection by prospective purchasers. Lessee shall promptly provide any maintenance records relating to such Property to Lessor and any potential purchasers upon request, and shall otherwise do all things necessary to sell and deliver possession of such Property to any purchaser. All such marketing of such Property shall be at Lessee's sole expense. Lessee shall allow Lessor and any potential qualified purchaser access to such Property for the purpose of inspecting the same.

          (d) Lessee shall submit all bids to Lessor, and Lessor will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all cash basis. Lessee shall seek bids from one or more bona fide prospective purchasers and shall use commercially reasonable efforts to deliver to Lessor not less than thirty (30) days prior to the Expiration Date a binding written unconditional (except as set forth below) irrevocable offer by such purchaser or purchasers offering the highest all-cash bid to purchase the Properties subject hereto.
     No such purchaser shall be Lessee, or any Subsidiary or Affiliate of Lessee. The written offer must specify a date on or prior to the Expiration Date as the closing date. Lessee shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may request from time to time. Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject a bid if such bid is greater than or equal to the sum of the Limited Recourse Amount applicable to such Property and is a bona fide offer by a third party purchaser who is not an Affiliate of the Lessee. In the event of any bona fide offer to purchase any Property which is not validly rejected by Lessor pursuant to the preceding sentence, Lessor shall sell each Property free of any Lessor Liens attributable to it, without recourse or warranty, for cash in accordance with subsection (g) to the purchaser or purchasers identified by Lessee or Lessor, as the case may be and Lessee shall surrender the Properties so sold in accordance with Section 22.3.

          (e) Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Properties, whether incurred by Lessor or Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's reasonable attorneys' fees, Lessee's attorneys' fees, commissions, escrow fees, broker's fees, recording fees, and all applicable documentary and other transfer taxes.

          (f) Lessee shall pay to Lessor at least two (2) Business Days prior to the Expiration Date (or to such other Person as Lessor shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Residual Value Guarantee with respect to all Properties (other than Properties which the Lessee elects to purchase pursuant to Section 22.3(b)), plus all Basic Rent and Supplemental Rent, in the type of funds specified in Section 3.3 hereof.

          (g) The purchase of such Properties for which a buyer has been found shall be consummated on or before the Expiration Date substantially contemporaneously with Lessee's surrender of such Properties pursuant to Section 22.3 and the gross proceeds (the "Gross Proceeds") of the sales (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to Lessor; provided, however, that if, as of the Expiration Date, the sum of (w) the Gross Proceeds from all such sales, plus (x) the Residual Value Guarantee with respect to all of the Properties (other than the Properties purchased by Lessee pursuant to Section 22.3(b)) paid by Lessee on or before the Expiration Date pursuant to paragraph (f) above, plus (y) the Purchase Price of any Property which Lessee elects to purchase pursuant to Section 22.3(b), plus (2) all Rent paid by Lessee on the Expiration Date exceeds the sum of (1) the Lease Balance as of such date, plus (2) all accrued and unpaid Rent as of the Expiration Date, then the excess shall be paid to Lessee on the Expiration Date.

     Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of any Property, other than as expressly provided herein.

     22.2. Expiration Date Purchase Option. The Lessee shall have the option (the "Expiration Date Purchase Option"), to be exercised by written notice to the Lessor not earlier than twelve (12) months and no later than six (6) months prior to the Expiration Date, to purchase all but not less than all of the Properties on the Expiration Date. If the Lessee fails to deliver a request for a Renewal Term or written notice of its exercise of the Remarketing Option by the date which is six (6) months prior to the Expiration Date (or if any election of the Renewal Option or Remarketing Option is deemed to be ineffective as a result of the failure to satisfy the conditions thereto), Lessee shall be deemed to have exercised the Expiration Date Purchase Option. If the Expiration Date Purchase Option has been exercised or deemed to have been exercised by the Lessee, then on the Expiration Date, Lessor shall convey the Properties to the Lessee and Lessee shall purchase the Properties from the Lessee in accordance with Section 20.1 hereof.

     22.3. Return of Properties. (a) If Lessee exercises the Remarketing Option (and no Lease Event of Default thereafter occurs and is continuing) , then (a) Lessee shall, on or before the Expiration Date, and at its own cost, transfer possession of the applicable Properties to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, and in compliance with all Applicable Law and the provisions of this Lease. Lessee shall, on and within a reasonable time before and after the Expiration Date, cooperate with Lessor and the independent purchaser(s) of the Properties in order to facilitate the ownership and operation by such purchaser(s) of the Properties after the Expiration Date, which cooperation shall include the following, all of which Lessee shall do on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of the Properties subject hereto and all know-how, data and technical information relating thereto, providing a current copy of the Plans and Specifications, granting or assigning all licenses necessary for the operation and maintenance of the Properties subject hereto and cooperating in seeking and obtaining all necessary Governmental Action. Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The obligations of Lessee under this paragraph shall survive the expiration or termination of this Lease for a period of one (1) year.

     (b) Lessee shall, on the Expiration Date, with respect to any Properties for which no buyer is found, or for which a conforming bid is rejected by Lessor pursuant to Section 22.1, at the sole option of Lessee, either (x) purchase such remaining Properties for the Property Balance thereof (which purchase shall be consummated at least two (2) Business Days prior to the Expiration Date) or (y) subject to the satisfaction of the conditions set forth in the following sentence, vacate and surrender such Property to Lessor in the condition required pursuant to this Section 22.3. Lessee's right to elect to surrender such Properties shall be subject to the satisfaction of the following conditions precedent: (i) as of the date of surrender, the Completion Date shall have occurred as to such Property, (ii) Lessee shall have completed all Modifications, restoration and rebuilding of such Property pursuant to Sections 11.1 and 15.1, as the case may be, and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to such Sections, in each case by the date of such surrender, and (iii) Lessee shall have paid the Residual Value Guarantee with respect to such Properties so surrendered, plus all other amounts due hereunder, on the date set forth in Section 22.1(f) and (iv) no Lease Event of Default shall have occurred and be continuing.

     22.4. Shortfall Amount. If the sale of the Properties results in Gross Proceeds, which when aggregated with the Residual Value
Guarantee paid by Lessee in compliance with Section 22.1(f) and the Purchase Price of any Properties purchased by Lessee pursuant to
Section 22.3(b), is less than the Lease Balance (the difference referred to herein as the "Shortfall Amount"), the provisions of
Section 14.4 of the Participation Agreement shall apply to any Property (other than Properties for which the Gross Proceeds equaled or exceeded the Property Balance) to the extent of such Shortfall Amount.

     22.5. Certain Obligations and Rights Continue. During the Marketing Period, the obligation of Lessee to pay Rent with respect to each Property (including the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the Gross Proceeds, the Residual Value Guarantee, if any, the amount due under Section 22.3, if any, and all other amounts due hereunder and all of the rights of the Lessee with respect to the Properties shall also continue unabated. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this
Article XXII.


                         ARTICLE XXIII

     23.1. Holding Over. If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at an annual rate equal to the average rate of Basic Rent payable hereunder during the preceding Basic Term or Renewal Term, as applicable. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of such Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.


                          ARTICLE XXIV

     24.1. Risk of Loss. During the Term the risk of loss of or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assured by Lessee, and Lessor shall in no event be answerable or accountable therefor.

                          ARTICLE XXV

     25.1. Subletting and Assignment. Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part to any Person other than a Subsidiary of Lessee but Lessee may, without the consent of Lessor, sublease any Property subject hereto or portion thereof to any Person; provided, however that no assignment, sublease or other relinquishment of possession of any Property subject hereto shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder (or Guarantor's obligations to guarantee Lessee's obligations under the Guaranty) and Lessee shall remain directly and primarily liable under this Lease as to such Property, or portion thereof, so sublet or assigned (such obligation to include, without limitation, the obligation to make all such payments under this Lease directly to the recipient thereof (with any reimbursement for such amount to be paid by the sublessee or assignee to the Lessee and not the recipient)). Any sublease of any Property subject hereto shall be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder, and shall expressly provide for the surrender of such Property after termination upon the occurrence of a Lease Event of Default hereunder. All such subleases shall expressly provide for termination and surrender at or prior to the earlier of the applicable Expiration Date or any later Expiration Date to which this Lease shall have been extended. The Lessee acknowledges and agrees that this Lease has been assigned as described on the cover page hereof. Except for such assignments described thereon, this Lease may not be assigned by the Lessor or any assignee thereof except as expressly permitted pursuant to the terms of the Operative Documents.


                          ARTICLE XXVI

     26.1. Estoppel Certificates. At any time and from time to time upon not less than thirty (30) days' prior request by Lessor or Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but in the case of Lessor, as Certifying Party, not more than four (4) times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Lessor by Lessee or the Agent
Bank) a certificate signed by an individual having the office of vice president or higher (or corporate trust officer in the case of Lessor) in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXVI may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                         ARTICLE XXVII

     27.1. Right to Inspect. During the Term, Lessee shall, upon reasonable notice from Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit Lessor, the Agent Bank, the Facility Lender and their respective authorized representatives to inspect any Property subject hereto, provided that such inspections shall not unreasonably interfere with Lessee's business operations at such Property.

     27.2. No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                         ARTICLE XXVIII

     28.1. Acceptance of Surrender. No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Liquidity Agreement, the Agent Bank, and no act by Lessor or the Agent Bank or any representative or Agent Bank of Lessor or the Agent Bank, other than a written acceptance, shall constitute an acceptance of any such surrender.


                          ARTICLE XXIX

     29.1. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in Lessor.

                          ARTICLE XXX

     30.1. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by registered or certified mail, return receipt requested, postage prepaid), addressed to the respective parties, as follows:

     If to Lessee:

          Home Depot U.S.A., Inc.
          2455 Paces Ferry Road
          Atlanta, Georgia 30339-4024
          Attention:  Treasurer

     with a copy to Guarantor:

          The Home Depot, Inc.
          2455 Paces Ferry Road
          Atlanta, Georgia 30339-4024
          Attention:  Treasurer

     If to Lessor:

          Credit Suisse Leasing 92A, L.P.
          12 East 49th Street
          New York, New York 10017
          Attention:  Director

     with a copy to the Agent Bank:

          Credit Suisse
          Tower 49
          12 East 49th Street
          New York, New York  10017
          Attention:  Agency Administration

or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than two (2) designees of the other party), and shall be effective as set forth in Section
15.3 of the Participation Agreement.


                          ARTICLE XXXI

     31.1. Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected
thereby.   If any right or option of Lessee provided in this Lease,
including any right or option described in this Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

     31.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.

     31.3. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

     31.4. Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     31.5. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     31.6. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATES ARE LOCATED.

     31.7. Priority. During the Term, the Mortgages shall be subordinate to this Lease and to all Lease Supplements without any further act by any Person.

     31.8. Original Lease. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent Bank and the Facility Lender therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

     31.9. Memorandum of Lease. This Lease shall not be recorded, but Lessor and Lessee shall, upon the execution and delivery of each Lease Supplement, execute and deliver a short-form memorandum of this Lease (a "Memorandum of Lease") in form suitable for recording under the laws of the jurisdiction in which the Property covered by such Lease Supplement is located, which Memorandum of Lease shall be recorded at Lessee's sole cost and expense.

     31.10. Limitations on Recourse against Lessor. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and the Improvements thereon and rights pursuant to the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies against Lessor under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Properties or any other liability of Lessor to Lessee; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1, 11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

     IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

                                   HOME DEPOT U.S.A., INC., as Lessee


                                   By:
                                         Marshall L. Day
                                         Senior Vice President and
                                         Chief Financial Officer


                                   Attest:
                                              Lawrence A. Smith
                                              Assistant Secretary

                                               [CORPORATE SEAL]

                                   CREDIT SUISSE LEASING 92A, L.P.,
                                   a Delaware limited partnership, as Lessor

                                   BY:  CREDIT SUISSE, its general partner


                                   By:
                                        Name:
                                        Title:

                                   By:
                                        Name:
                                        Title:



     Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

                                   CREDIT SUISSE, as Agent Bank


                                   By:
                                        Name:
                                        Title:


                                   By:
                                        Name:
                                        Title:




                                   HD REAL ESTATE FUNDING CORP.,
                                   as Facility Lender


                                   By:
                                        Name:
                                        Title:

STATE OF GEORGIA                   )
                                   )    ss:
                                   )
COUNTY OF _____________


     The foregoing Lease was acknowledged before me, the undersigned Notary Public, in the County of _________________ this _____ day of June, 1996, by Marshall L. Day as Senior Vice President and Chief
Financial Officer of Home Depot U.S.A., Inc.


     [Notarial Seal]
                              ____________________________
                                   Notary Public


My commission expires: ____________

STATE OF _______________           )
                                   )    ss:
                                   )
COUNTY OF _____________


     The foregoing Lease was acknowledged before me, the undersigned Notary Public, in the County of ___________________ this _____ day of ________________, by _______________ _________________________ as
__________________, of ____________________________
__________________________, a _____________ corporation, on behalf of the corporation.


     [Notarial Seal]
                                   ___________________________
                                   Notary Public


My commission expires: _____________

                                                           EXHIBIT A TO
                                                              THE LEASE


                             LEASE
                        SUPPLEMENT NO.__

     THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated
as of [                   ], between Credit Suisse Leasing 92A, L.P.,
as lessor (the "Lessor"), and Home Depot U.S.A., Inc., a Delaware corporation, as lessee (the "Lessee").

     WHEREAS, the Lessor is the owner of the Land described on Schedule I attached hereto and made a part hereof and wishes to lease [the
Land] [the Improvements thereon or which thereafter may be constructed thereon] to Lessee;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions; Rules of Usage. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the Participation Agreement, dated as of June 25, 1996, among the Lessee, the Lessor, and the other parties named therein as Guarantor and the rules of interpretation set forth in such Appendix 1 shall apply herein.

     SECTION 2. The Properties. Attached hereto as Schedule I and made a part hereof is the description of certain Land. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Lessee, such [For Property Closing Date: Land] [For Completion
Date: the Improvements thereon or which thereafter may be constructed thereon] shall be subject to the terms and provisions of the Lease. [For Completion Date: the aggregate Property Acquisition Costs for the Property equal $___________ as of the date hereof and the aggregate Property Improvement Costs equal $___________ as of the date hereof].

     SECTION 3. Ratification; Incorporation by Reference. The terms and provisions of the Lease, as specifically modified hereby, are hereby ratified and confirmed and remain in full force and effect, and the limitations on recourse set forth in Section 31.10 thereof are hereby incorporated herein by this reference.

SECTION 4. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent Bank and the Facility Lender therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

     SECTION 5. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATES ARE LOCATED.

     SECTION 6. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

     SECTION 7. Recordation. The Lessor and the Lessee agree that this Lease Supplement No. ___ or an appropriate Memorandum of Lease shall be recorded at the Lessee's sole cost and expense.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                   CREDIT SUISSE LEASING 92A, L.P.,
                                   a Delaware limited partnership

                                   BY:  CREDIT SUISSE, its general partner

                                   By:
                                        Name:
                                        Title:

                                   By:
                                        Name:
                                        Title:

                                   HOME DEPOT U.S.A., INC.

                                   By:
                                        Name:
                                        Title:

     Receipt of this original counterpart of the foregoing Lease
Supplement No. ______ is hereby acknowledged as of the date hereof.

                                   CREDIT SUISSE, as Agent Bank

                                   By: ____________________________
                                          Name:
                                          Title:

                                   By: ____________________________
                                          Name:
                                          Title:

                                   HD REAL ESTATE FUNDING CORP.,
                                      as Facility Lender

                                   By: ____________________________
                                         Name:
                                         Title:

STATE OF _______________           )
                                   )    ss:
                                   )
COUNTY OF _____________


     The foregoing Lease was acknowledged before me, the undersigned Notary Public, in the County of _____________ ____ this _____ day of _______________________, by

___________________ as __________________ of Credit Suisse Leasing 92A,
L.P.



     [Notarial Seal]
                              ____________________________
                                   Notary Public


My commission expires: ____________



STATE OF _______________           )
                                   )    ss:
                                   )
COUNTY OF _____________


     The foregoing Lease was acknowledged before me, the undersigned Notary Public, in the County of ____________ ___ ____ this _____ day of _________, _________, by __________ as _____________, of Home Depot
U.S.A., Inc., a Delaware corporation, on behalf of the corporation.


     [Notarial Seal]
                                   ___________________________
                                   Notary Public


My commission expires: _____________

                                                             SCHEDULE I
                                        TO THE LEASE SUPPLEMENT NO. [ ]



                      Property Description

                                                           EXHIBIT B TO
                                                              THE LEASE


                       TERMINATION NOTICE


Credit Suisse Leasing 92A, L.P.
__________________________
__________________________
__________________________

Attention:     __________________________

Ladies and Gentlemen:

     Reference is hereby made to the Lease, dated as of June 25, 1996 (as heretofore amended, the "Lease"), between Credit Suisse Leasing 92A, L.P. (the "Lessor") and the undersigned, as lessee (the "Lessee"). Capitalized terms used in this Termination Notice and not otherwise defined herein shall have the meanings assigned thereto in the Lease. This notice is a Termination Notice given pursuant to Section 16.1 of the Lease.

     Lessee hereby notifies Lessor that the property described in the attached Schedule I (the "Affected Property") has been the subject of a [Significant Condemnation] [Significant Casualty] [Significant Event] [failure to complete the Improvements thereon by the relevant Outside Completion Date] and that, as a result thereof, the Lessee is terminating the Lease with respect to the Affected Property as of ____________,199_ (the "Termination Date") which is a Payment Date. Lessee hereby irrevocably agrees to [purchase the Affected Property on the Termination Date and to pay the Property Balance for the Affected Property, which Property Balance as of the Termination Date will be $_____________ plus all amounts owing in respect of Rent for such Property, including Rent, theretofore accruing.] [substitute a Replacement Property for the Affected Property in compliance with
Section 16.3 of the Lease.]

          IN WITNESS WHEREOF, the undersigned has caused this Termination Notice to be executed as of this ____ day of ______________, 199_ by its duly authorized officer.

                              HOME DEPOT U.S.A., INC., as Lessee


                              By:______________________________________
                              _
                              Name
                              Printed:______________________________
                              Title:___________________________________
                              __

                             SCHEDULE I TO
                       TERMINATION NOTICE


                 Legal Description of Property

                                                           EXHIBIT C TO
                                                              THE LEASE


                     INSURANCE REQUIREMENTS


     Throughout the Term, the Lessee shall keep, or cause to be kept, the Properties continuously insured against such risks as are customarily insured against by businesses of like size and type (other than business interruption insurance), paying (except as otherwise provided herein) as the same become due, all premiums with respect thereto, including, but not necessarily limited to:

          (a) property insurance to the full insurable replacement value of the Properties as determined by the Lessee, but in no event less than an amount equal to the Properties, without deduction for depreciation, against (i) loss from damage by fire and lightning, with a uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the state in which the Properties are located (provided that such insurance may provide for deductible provisions with respect to direct damage applicable to each separate instance of loss insured against in amounts customary for the Lessee), and (ii) in time of war in which the United States of America is a belligerent, loss from the risks and hazards of war, if such insurance is the obtainable and generally carried by owners of facilities of like nature in the state in which the Properties are located; and

          (b) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Properties and the adjoining driveways, sidewalks, and passageways owned by Lessor and leased to the Lessee, such insurance to afford protection of not less than $2,000,000.00 with respect to bodily injury or to property damage resulting from any one occurrence; and

          (c) throughout the Term, the Lessee shall maintain, or cause to be maintained in connection with the Properties, workers' compensation coverage required by then Applicable Law, together with extended all-risk insurance on the Properties, and with respect to any Construction Period Property, Builder's Risk insurance.

                                                        EXHIBIT P
                                       TO PARTICIPATION AGREEMENT


                     COMPLIANCE CERTIFICATE


     Reference is made to the Participation Agreement dated as of June 25, 1996 (the "Participation Agreement") among The Home Depot, Inc., Home Depot U.S.A., Inc., Credit Suisse Leasing 92A L.P., HD Real Estate Funding Corp., the Lenders from time to time parties thereto, and Credit Suisse, as Agent Bank. Capitalized terms used herein shall have the meanings ascribed thereto in Appendix 1 to the Participation Agreement and made a part hereof by this reference and the rules of interpretation set forth in Appendix 1 shall apply to this Assignment.

     Pursuant to Section 11.1(a)(iii) of the ParticipationAgreement, ________________________, the duly authorized ________________________
of The Home Depot, Inc., hereby (i) certifies to the Agent Bank, the Lessor and the Lenders that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _______________, _____, and (ii) that no Event of Default is in existence on and as of the date hereof.

                                   THE HOME DEPOT, INC.


                                   By:____________________________
                                        Title:

                     COMPLIANCE CHECK LIST
                      The Home Depot, Inc.
               __________________________________

                    _________________, 199__


1. Ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital (Section 11.1(c))

     The ratio of Consolidated Funded Debt to Consolidated Total
     Tangible Capital will not exceed 0.60 to 1.00, calculated at the end of each Fiscal Quarter.

     (a)  Consolidated Funded Debt      Schedule - 1   $_____________

     (b)  Consolidated Tangible
          Net Worth                      Schedule - 2  $_____________

     (c)  sum of (a) plus (b)                          $_____________

     Actual Ratio of (a) to (c)                         _____________

     Maximum Ratio                             0.60 to 1.00

2. The Guarantor shall not permit any Subsidiary to incur any Indebtedness except for (i) Indebtedness owing to the Guarantor or another Subsidiary and (ii) other Indebtedness which shall not exceed in the aggregate for all Subsidiaries an amount in excess of 20% of Consolidated Net Worth.

     (a)  Indebtedness of Subsidiaries            $_____________

     (b)  Limitation - 20% of
          Consolidated Net Worth
          (Stockholder's Equity
          on Schedule - 2)                        $_____________

                     COMPLIANCE CHECK LIST
                      The Home Depot, Inc.
               _________________________________

                  ____________________, _____

                                                     Schedule - 1

Consolidated Funded Debt
                               INTEREST
                                  RATE     MATURITY    TOTAL
Secured
   __________________________ __________ ___________ $____________
   __________________________ __________ ___________ $____________
   __________________________ __________ ___________ $____________
   __________________________ __________ ___________ $____________
          Total Secured       __________ ___________ $____________

Unsecured
   __________________________ __________ ___________ $____________
   __________________________ __________ ___________ $____________
   __________________________ __________ ___________ $____________
   __________________________ __________ ___________ $____________
          Total Unsecured     __________ ___________ $____________

Guarantees
__________________________________________________________ $____________
__________________________________________________________ $____________
          Total                                            $____________

Operating Lease Obligations
__________________________________________________________ $____________
          Subtotal                                         $____________
          Total (800% of Subtotal)                         $____________

Other Indebtedness
__________________________________________________________ $____________
__________________________________________________________ $____________
                Total                                      $____________

                Total Consolidated Funded Debt             $____________

                     COMPLIANCE CHECK LIST
                      The Home Depot, Inc.
               __________________________________

                    _________________, _____

                                                       Schedule-2

Stockholders' Equity                                   $____________
   Less:
       Surplus from write-up of assets subsequent
          to _______________                           $____________
       Intangibles                                     $____________
       Loans to stockholders, directors,
          officers or employees                        $____________
       Capital Stock shown as assets                   $____________

Consolidated Tangible Net Worth                        $

Intangible Description

   (a)______________________________________        $____________

   (b)______________________________________        $____________

   (c)______________________________________        $____________

   Other                                            $____________

       Total                                        $

                                            EXECUTION COUNTERPART






                 CONSTRUCTION AGENCY AGREEMENT

                   dated as of June 25, 1996


                            between


                CREDIT SUISSE LEASING 92A, L.P.,
                           as Lessor




                              and




                    HOME DEPOT U.S.A., INC.,
                     as Construction Agent

                       TABLE OF CONTENTS

                                                               Page

ARTICLE I DEFINITIONS                                           1

1.1. Defined Terms; Rules of Usage                              1

ARTICLE II     APPOINTMENT OF CONSTRUCTION AGENT                2

2.1. Appointment of Construction Agent                          2
2.2. Acceptance; Construction                                   2
2.3. Commencement of Construction                               2
2.4. Supplements to this Agreement                              2
2.5. Term                                                       2
2.6. Identification of Properties; Construction Documents;
     Assignment of Construction Documents                       3
2.7. Scope of Authority                                         3
2.8. Covenants of the Construction Agent                        4

ARTICLE III             THE IMPROVEMENTS                        5

3.1. Construction                                               5
3.2. Amendments; Modifications                                  5
3.3. Casualty; Condemnation and Force Majeure Events            5

ARTICLE IV              PAYMENT OF FUNDS                        6

4.1. Funding of Property Acquisition Costs and Property
Improvements Costs                                              6

ARTICLE V    CONSTRUCTION AGENCY EVENTS OF DEFAULT              6

5.1.      Construction Agency Events of Default                 6
5.2. Damages                                                    7
5.3. Remedies; Remedies Cumulative                              7

ARTICLE VI         NO CONSTRUCTION AGENCY FEE                   8

6.1. Lease as Fulfillment of Lessor's Obligations               8

ARTICLE VIILESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS         8

7.1. Exercise of the Lessor's Rights                            8
7.2. Lessor's Right to Cure Construction Agent's Defaults       8

ARTICLE VIII             MISCELLANEOUS                          9

8.1. Notices                                                    9
8.2. Successors and Assigns                                     9
8.3. GOVERNING LAW                                              9
8.4. Amendments and Waivers                                     9
8.5. Counterparts                                               9
8.6. Severability                                               9
8.7. Headings and Table of Contents                             9
8.8.      Limitations on Recourse against Lessor                9

                 CONSTRUCTION AGENCY AGREEMENT


     CONSTRUCTION AGENCY AGREEMENT, dated as of June 25, 1996 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership (the "Lessor"), and HOME DEPOT U.S.A., INC., a Delaware corporation (in its capacity as construction agent, the "Construction Agent").


                     PRELIMINARY STATEMENT

     A. Home Depot U.S.A., Inc., as lessee (in such capacity the "Lessee"), and Lessor, as lessor, are parties to the Lease, pursuant to which the Lessee has agreed to lease from Lessor, and Lessor has agreed to lease to Lessee, Lessor's interest in certain Properties.

     B. The Lessor, the Lessee, the Lenders, the Agent Bank, the Facility Lender, the Guarantor and the Construction Agent are parties to the Participation Agreement.

     C. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent for the identification and acquisition of the Properties pursuant to the Participation Agreement and construction of the Facilities in accordance with the Plans and Specifications and pursuant to the Participation Agreement, and
(ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Facilities to be constructed in accordance with the Plans and Specifications and pursuant to the Participation Agreement and this Agreement, in each case in accordance with the terms herein set forth.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                           ARTICLE I

                          DEFINITIONS

     1.1. Defined Terms; Rules of Usage. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings specified in Appendix 1 attached to the Participation Agreement, which Appendix 1 is made a part hereof by this reference; and the rules of interpretation set forth in such Appendix 1 shall apply to this Agreement.

                           ARTICLE II

               APPOINTMENT OF CONSTRUCTION AGENT

     2.1. Appointment of Construction Agent. Pursuant to and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent for the identification and acquisition on behalf of Lessor from time to time of the Construction Period Properties and construction of the Facilities thereon in accordance with the Plans and Specifications and the Construction Budget for such Construction Period Properties.

     2.2. Acceptance; Construction. The Construction Agent hereby unconditionally accepts the designation and appointment as Construction Agent. The Construction Agent will cause the Facilities to be constructed on the Land in accordance with the Plans and Specifications and equipped in compliance in all material respects with all Requirements of Law and Insurance Requirements.

     2.3. Commencement of Construction. Subject to Force Majeure Events, the Construction Agent hereby agrees, unconditionally and for the benefit of the Lessor, to commence construction of a Facility on each Construction Period Property within one (1) year after the Property Closing Date in respect of such Construction Period Property. For purposes hereof, construction of a Facility shall be deemed to commence on the date (the "Construction Commencement Date") on which excavation for the foundation for such Facility commences, as set forth in the records of the Construction Agent maintained with respect to the Construction Period Properties. Without limiting the foregoing, no such construction shall be undertaken or be required to be undertaken until all necessary, applicable and required Government Actions have been issued therefor.

     2.4. Supplements to this Agreement. On the Property Closing Date of each Construction Period Property, the Lessor and the Construction Agent shall each execute and deliver a supplement to this Agreement in the form of Exhibit A attached hereto and made a part hereof by this reference, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the construction and development of such Construction Period Property will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement.

     2.5. Term. This Agreement shall commence on the date hereof and shall terminate with respect to any given Construction Period
Property upon the first to occur of:

               (a) payment by the Lessee of the Purchase Option Price and termination of the related Lease with respect to such Construction Period Property in accordance with
     Article XX of the Lease or upon the occurrence of a Significant Event or upon any other purchase of Land and existing Improvements thereon pursuant to the Lease with respect to any Construction Period Property including any required repurchase of the Construction Period Property pursuant to the Lease in the event that the Completion Date with respect thereto has not occurred by the Outside Completion Date;

               (b)  the Completion Date or the Expiration Date;
     and

               (c)  termination of this Agreement pursuant to
     Article V hereof.

     In the event of the termination of this Agreement with respect to any Construction Period Property where the Lessee has elected or is required to pay the Property Balance for the portion of such Property subject to and pursuant to the terms of the Lease the Construction Agent shall simultaneously reimburse Lessor for the Property Improvement Costs relating thereto. Upon receipt of such funds, Lessor shall simultaneously convey title to such Improvements together with its interest in the related Construction Period Property to the Lessee in accordance with
Section 19.1 of the Lease. The Construction Agent's obligations hereunder are irrevocable, unconditional and absolute, and all payments by Construction Agent shall be made without diminution, set-off or counterclaim.

     2.6. Identification of Properties; Construction Documents; Assignment of Construction Documents. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact, and the Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the construction of the Facilities pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement. As security for its obligations hereunder, the Construction Agent hereby assigns to Lessor all of the Construction Agent's rights under and interest in such Construction Documents.

     2.7. Scope of Authority. (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder, including, without limitation:

                    (i)  the identification and assistance with
          the acquisition of Properties in accordance with the terms and conditions of the Participation

          Agreement including, without limitation, obtaining all requisite Environmental Audits and Appraisals;

                    (ii) all design and supervisory functions relating to the construction of the Facilities and performing all engineering work related to the construction of the Facilities;

                    (iii)     negotiating and entering into all
          contracts or arrangements to procure the equipment and services necessary to construct the Facilities on such terms and conditions as are customary and reasonable in light of local standards and practices and prudent industry practices;

                    (iv) obtaining all necessary Governmental
          Actions, including those required under applicable Requirements of Law (including Environmental Laws), from all Governmental Authorities in connection with the development and construction of the facilities on the Construction Period Properties in accordance with the Plans and Specifications;

                    (v)  maintaining all books and records with
          respect to the construction, operation and management of the Construction Period Properties and the Improvements; and

                    (vi) performing any other acts necessary in connection with the identification and acquisition of the Construction Period Properties and construction and development of the Improvements in accordance with the Plans and Specifications.

               (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would impose any direct liability or obligation on the Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of the Lessor are non-recourse to the Lessor and its partners or unless Lessor is a party thereto.

               (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Facilities.

     2.8. Covenants of the Construction Agent.  The Construction
Agent hereby covenants and agrees that it will:

               (a) following the Construction Commencement Date for each Property, cause construction of a Facility on such Property to be prosecuted diligently and without undue interruption in accordance with the Plans and Specifications for such Property and all Requirements of Law and Insurance Requirements;

               (b) take all reasonable and practical steps to cause the Completion Date for such Property to occur on or prior to the Outside Completion Date for such Property, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the improvements) other than Permitted Liens, to be discharged;

               (c)  following the Completion Date for each
     Property, use reasonable, good-faith efforts to cause all outstanding punch list items with respect to the Improvements on such Property to be completed;

               (d) during the Construction Period, cause all title to all personalty purchased to be placed on the Construction Period Property with proceeds of the Advances made to the Lessor pursuant to the Operative Documents to vest in the Lessor; and

               (e)  during the Construction Period, cause
     insurance to be in effect with respect to the Construction
     Period Properties as required by Article XIV of the Lease
     (assuming the Improvements were part of the leasehold estate thereof).


                           ARTICLE III

                         THE IMPROVEMENTS

     3.1. Construction. The Construction Agent shall cause the Improvements to be constructed, equipped, maintained and used in compliance in all material respects with all applicable Requirements of Law and Insurance Requirements; provided that, the Construction Agent shall have the same right to contest such requirements as is afforded the Lessee pursuant to Article XIII of the Lease.

     3.2. Amendments; Modifications. The Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the Operative Documents (but not otherwise), at any time during the term hereof, revise, amend or modify the Plans and Specifications and the Construction Budget relating to the Constructive Period Properties without the consent of the Lessor; provided that Lessor's prior written consent shall be required if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Property, would be (i) to reduce the As Built Value of such Property by a material amount, or (ii) to increase the Construction Budget of such Property to an aggregate amount in excess of 110% of the As Built Value of such Property.

     3.3. Casualty; Condemnation and Force Majeure Events. If at any time prior to the Completion Date with respect to any Facility there occurs a Casualty or a Force Majeure Event or the Lessor or the Construction Agent receives notice of a Condemnation, then, except as otherwise provided in Articles XV and XVI of the Lease, in each case, the Construction Agent shall promptly and diligently take all reasonable and practical steps to complete the construction of the Facility in accordance with the Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Outside Completion Date.


                            ARTICLE IV

                         PAYMENT OF FUNDS

     4.1. Funding of Property Acquisition Costs and Property Improvements Costs. (a) In connection with the acquisition of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or Property Improvements Costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Participation Agreement and the other Operative Documents. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request funds and the Lessor's obligation to advance funds for the payment of Property Acquisition Costs or Property Improvements Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Documents.

     (b) The proceeds of any funds made available to the Lessor to pay Property Acquisition Costs or Property Improvements Costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or Property Improvements Costs set forth in the Funding Request relating to such funds.


                            ARTICLE V

              CONSTRUCTION AGENCY EVENTS OF DEFAULT

     5.1. Construction Agency Events of Default. If any one or more of the following events (each a "Construction Agency Event of

Default") shall occur:

               (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent for the acquisition of the Properties and the construction of the Facilities or other Improvements to the payment of Property Acquisition Costs or Property Improvements Costs and such failure continues for five (5) days after written notice thereof to the Construction Agent;

               (b) any Lease Event of Default shall have occurred and be continuing; or

               (c) the Construction Agent shall fail to observe or perform any term, covenant or condition of this Agreement and such failure shall remain uncured for a period of thirty-five (35) days after the earlier of (i) the Construction Agent's Actual Knowledge thereof, or (ii) notice thereof to the Construction Agent; provided, however, no Construction Agency Event of Default shall be deemed to occur if such failure or breach cannot reasonably be cured within such period (other than by the payment of money), so long as the Construction Agent shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure or breach and such failure or breach is in fact cured within two hundred seventy (270) days after the earlier of
     (i) the Construction Agent's Actual Knowledge thereof, or
     (ii) notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as to any Construction Period Property or Construction Period Properties or all of the Construction Period Properties, separately, successively or concurrently (all in Lessor's sole discretion) by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Construction Period Property or Construction Period Properties or all of the Construction Period Properties (as the case may be) and all rights of the Construction Agent and all obligations of the Lessor under this Agreement with respect to such Construction Period Property or Construction Period Properties or all of the Construction Period Properties (as the case may be) shall cease, and, the Lessor may demand, to the extent that it is simultaneously exercising remedies pursuant to the Lease (and without duplication of any amounts recovered thereunder), that the Construction Agent pay to the Lessor an amount equal to the Property Improvement Costs expended by the Lessor in connection with the Construction Period Properties which have not reached Completion Date. The Construction Agent shall pay upon demand all costs, expenses, losses, expenditures and damages (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by or on behalf of Lessor in connection with any Construction Agency Event of Default.

     5.2. Damages.  The termination of this Agreement pursuant to
Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

     5.3. Remedies; Remedies Cumulative.  (a)   If a Construction
Agency Event of Default shall have occurred and be continuing, the Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise. Notwithstanding the foregoing, if a Construction Agency Event of Default hereunder relates only to a specific Construction Period Property or specific Construction Period Properties but not all Construction Period Properties (but in any event excluding any Lease Event of Default arising from a Lessee's failure to pay
Rent), the Construction Agent shall have the right to cure such Construction Agency Event of Default by purchasing such Construction Period Property or Construction Period Properties (including all Improvements then being constructed) therefor from the Lessor in accordance with the terms and subject to the conditions, restrictions and limitations of the Lease and the other Operative Documents for an amount equal to the sum of the Purchase Option Price(s) plus the related Property Improvement Cost(s).

     (b) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                            ARTICLE VI

                    NO CONSTRUCTION AGENCY FEE

     6.1. Lease as Fulfillment of Lessor's Obligations. All obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction Agent will not be entitled to, and Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and Lessor shall have no obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to Lessor entering into the Lease and the other Operative Documents.

                           ARTICLE VII

           LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

     7.1. Exercise of the Lessor's Rights. Subject to the Excepted Payments and the Excepted Rights, each of the Construction Agent and the Lessor hereby acknowledges and agrees that, subject to and in accordance with the terms of the Construction Agency Agreement Assignment made by the Lessor in favor of the Facility Lender and the subsequent assignment of this Agreement to the Agent pursuant to the Master Assignment, the rights and powers of the Lessor under this Agreement have been assigned to and may be exercised by the Agent and, following the payment in full of all amounts owing to the Agent and the Lenders and the termination of the Commitment, the Facility Lender.

     7.2. Lessor's Right to Cure Construction Agent's Defaults. The Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel actually incurred), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                           ARTICLE VIII

                          MISCELLANEOUS

     8.1. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 15.3 of the Participation Agreement.

     8.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective legal representatives, successors and permitted assigns. The Construction Agent shall not assign its rights or obligations hereunder without the prior written consent of the Lessor and the Agent.

     8.3. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO
CONFLICTS OF LAWS PRINCIPLES THEREOF.

     8.4. Amendments and Waivers. Subject to the conditions and terms hereunder and under the other Operative Documents, the Lessor and the Construction Agent may from time to time enter into written amendments, supplements or modifications hereto.

     8.5. Counterparts. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     8.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.7. Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     8.8. Limitations on Recourse against Lessor. Notwithstanding anything contained in this Agreement to the contrary, the Construction Agent agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and Improvements thereon and rights pursuant to the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary or Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Construction Agent's remedies against Lessor under or with respect to this Agreement, the relationship of Lessor and the Construction Agent's hereunder or the Construction Agent's use of the Properties or any other liability of Lessor to the Construction Agent; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1, 11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HOME DEPOT U.S.A., INC.


                              By:________________________________
______
                                   Marshall L. Day
                                   Senior Vice President and
                                   Chief Financial Officer


                              Attest:____________________________
_______
                                        Lawrence A. Smith
                                        Assistant Secretary

                                        [CORPORATE SEAL]

                              CREDIT SUISSE LEASING 92A, L.P.,
                              a Delaware limited partnership

                              BY: CREDIT SUISSE, its general
partner


                              By:________________________________
______

                              Title:__________________________________


                              By:________________________________
______

                              Title:__________________________________

                                                         EXHIBIT A

        Supplement No.    to Construction Agency Agreement

     SUPPLEMENT No. _______ to Construction Agency Agreement, dated as of ______________ 19__, between CREDIT SUISSE LEASING 92A, L.P. (the "Lessor") and HOME DEPOT U.S.A., INC., a Delaware corporation (in its capacity as construction agent, the "Construction Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Construction Agency Agreement and the rules of usage set forth in the Construction Agency Agreement shall apply to this Agreement.

     The Lessor and the Construction Agent are also parties to that certain Construction Agency Agreement, dated June 25, 1996 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"), pursuant to which (i) the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of the Properties and construction of the Facilities in accordance with the Plans and Specifications, and
(ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of the Facilities to be completed in accordance with the Plans and Specifications.

     Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Property described in
Schedule 1 and wish to execute this Supplement to provide therefor.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Facility which will be a support facility consisting of a [warehouse] [office building] [distribution facility] [retail store] of the Lessee on the Construction Period Property described in Schedule 1 attached hereto and made a part hereof in accordance with the Construction Budget and the Plans and Specifications for such Property.

     2. Each of the Lessor and the Construction Agent acknowledges, and agrees, that the construction and development of the Facility on the Construction Period Property described in Schedule 1 attached hereto and made a part hereof shall be governed by the terms of the Construction Agency Agreement, including without limitation, Section
8.8 thereof which is incorporated herein by this reference.

     3. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement, the terms of which, as supplemented hereby, are ratified and confirmed by the Lessor and the Construction Agent.

     4. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HOME DEPOT U.S.A., INC.


                              By:______________________________________
                                   Name:
                                   Title:



                              CREDIT SUISSE LEASING 92A, L.P.,
                              a Delaware limited partnership

                              BY:  CREDIT SUISSE, its general partner


                              By:______________________________________
                                   Name:
                                   Title:


                              By:______________________________________
                                   Name:
                                   Title:

                     Schedule 1 to Supplement


           Description of Construction Period Property

                                            EXECUTION COUNTERPART












                            GUARANTY

                              from

                      THE HOME DEPOT, INC.

                   Dated as of June 25, 1996

                            GUARANTY


     THIS GUARANTY (this "Guaranty"), dated as of June 25, 1996, is made by THE HOME DEPOT, INC., a Delaware corporation
("Guarantor") in favor of CREDIT SUISSE LEASING 92A, L.P., a
Delaware limited partnership (the "Lessor") and each of the other
Participants (as such term is defined below).

                      W I T N E S S E T H:


     WHEREAS, Guarantor, HOME DEPOT U.S.A., INC., a Delaware corporation (the "Lessee"), Lessor, Facility Lender, Credit Suisse, as agent for the Lenders (the "Agent Bank") and the Lenders (the Lessor, the Facility Lender, the Agent Bank and the Lenders, collectively, the "Participants") have entered into that certain Participation Agreement, dated as of even date herewith (as it may be modified, amended or restated from time to time as and to the extent permitted thereby, the "Participation Agreement"; and, unless otherwise defined herein, terms which are defined or defined by reference in the Participation Agreement (including Appendix 1 attached thereto) shall have the same meanings when used herein as such terms have therein and the rules of interpretation set forth in Appendix 1 thereto shall apply to this Guaranty); and

     WHEREAS, it is a condition precedent to the Participants consummating the transactions to be consummated on the Initial
Closing Date that the Guarantor execute and deliver this Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor that the transactions contemplated by the Participation Agreement be consummated; and

     WHEREAS, this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Guarantor; and

     WHEREAS, this Guaranty is offered by the Guarantor as an inducement to the Participants to consummate the transactions contemplated in the Participation Agreement, which transactions, if consummated, will be of benefit to the Guarantor;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

     SECTION 1. Guaranty. Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all of the Liabilities (as hereinafter defined), including interest and earnings on any such Liabilities whether accruing before or after any bankruptcy or insolvency case or proceeding involving the Lessee or any other Person and, if interest or earnings on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all reasonable expenses (including reasonable attorneys' fees actually incurred, disbursements and legal expenses) paid or incurred by each of the Participants in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term "Liabilities", as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: (i) all amounts payable or obligations to be performed by the Lessee under the Lease (including, without limitation, Basic Rent, Lease Balance, Supplemental Rent, Purchase Option Price and Residual Value Guarantee), the Participation Agreement or any other Operative Document, (ii) all amounts payable or obligations to be performed by the Construction Agent pursuant to the Construction Agency Agreement, and (iii) all principal of the Notes, Liquidity Notes, Commercial Paper Notes and Lessor Investment Amounts and interest or Certificate Earnings accrued thereon, premium, if any, and all additional amounts and other sums at any time due and owing, and required to be paid, to the Participants under the terms of the Operative Documents; provided, however, that Guarantor will not be obligated to pay under this Guaranty any amounts greater than the Lessee and the Construction Agent would have had to pay under the Lease, the Construction Agency Agreement, the Participation Agreement and the other Operative Documents assuming that such documents were enforced in accordance with their terms (and without giving effect to any discharge or limitation thereon resulting or arising by reason of the bankruptcy or insolvency of the Lessee or the Construction Agent), plus any and all reasonable costs of enforcing this Guaranty. Without limiting the generality of the foregoing, in the event that the Lessee elects the Remarketing Option pursuant to the terms of the Lease, unless a Lease Event of Default thereafter occurs and is continuing, the Guarantor's liability for the principal amount of the Notes, the Commercial Paper Notes, the Liquidity Notes and the Lessor Investment Amounts shall not exceed the Residual Value Guarantee with respect to all of the Properties subject to the Lease on the Expiration Date, plus any amounts owing pursuant to
Section 14 of the Participation Agreement.

     SECTION 2. Bankruptcy. Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of the Lessee or the Construction Agent, or the inability or failure of the Lessee or the Construction Agent generally to pay debts as they become due, or an assignment by the Lessee or the Construction Agent for the benefit of creditors, or the commencement of any case or proceeding in respect of the Lessee the Construction Agent under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, Guarantor will pay to the applicable Participant forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable. In the event of a rejection of the Lease in a bankruptcy or insolvency proceeding, Guarantor agrees that it will pay forthwith all payments required to be made by Lessee under the Lease as though the rejection had not occurred.

     SECTION 3. Continuing Guaranty. This Guaranty shall in all respects be a continuing, primary, absolute and unconditional guaranty of prompt and complete payment and performance (and not merely of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Lessee or Construction Agent) until the termination of the Participation Agreement and the full and final payment and performance of all of the Liabilities or such lesser amount as is required to be paid hereunder pursuant to Section 1 hereof.

     SECTION 4. Reinstatement. Guarantor further agrees that, if at any time all or any part of any payment theretofore applied to any of the Liabilities is rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Lessee), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application had not been made.

     SECTION 5. Certain Actions. Subject to the terms of the other Operative Documents, the Participants may, from time to time at their discretion, take any or all of the following actions: (a) retain or obtain (i) a security interest in the Lessor's interest in the Lease and Construction Agency Agreement and (ii) a lien or a security interest hereafter granted by any Person upon or in any property, in each case to secure any of the Liabilities or any obligation hereunder provided, however, that no Participant shall have any obligation to protect, secure, perfect or insure any security interest or any Lien at any time held by it as security for the Liabilities or for this Guaranty;
(b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder without releasing the Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, the Lessor) with respect to any of the Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and
(e) subject to the limitations of Section 1 hereof, resort to Guarantor for payment of any of the Liabilities, regardless of whether any of the Participants or any other Person shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause
(e) being hereby expressly waived by Guarantor). The Participants shall provide prior written notice to the Guarantor of any intentional action (or in the case of an unintentional action, upon discovery by such Participant) taken by any Participant pursuant to this Section 5, to the extent reasonably practicable.

     SECTION 6. Application. Any amounts received by any Participant from whatever source on account of the Liabilities shall be applied by it toward the payment of such of the Liabilities, and in such order of application, as is set forth in the Section 5 of the Participation Agreement. Until all of the Liabilities are indefeasibly paid in full, Guarantor hereby agrees that no payment made by or for the account of Guarantor pursuant to this Guaranty shall entitle Guarantor by subrogation, indemnification, exoneration, contribution, reimbursement or otherwise to any payment by the Lessee, Construction Agent or Lessor or from or out of any property of the Lessee, Construction Agent or Lessor and Guarantor hereby expressly waives, to the fullest extent possible, and shall not exercise, any right or remedy against the Lessee, Construction Agent or the Lessor or any property of the Lessee or the Lessor by reason of any performance by Guarantor of this Guaranty unless and until all amounts owing to any Participant on account of the Liabilities are paid in full.

     SECTION 7. Payments Under the Guaranty Relating to Amounts Due on the Commercial Paper Notes. The Facility Lender, through the Administrative Agent, is authorized to draw amounts under this Guaranty to pay amounts due with respect to the Interest Component and Principal Component of the Commercial Paper Notes at the times, in the manner and to the extent set forth in Section 5.6 of the Participation Agreement; provided, however, that the Facility Lender, through the Administrative Agent, is not authorized to draw any amounts hereunder greater than the Lessee would have had to pay under the Lease, the Participation Agreement and the other Operative Documents assuming that such documents were enforced in accordance with their terms (and without giving effect to any discharge or limitation thereon resulting or arising by reason of the bankruptcy or insolvency of the Lessee).

     In order to make a drawing under this Guaranty, the Facility
Lender, through the

Administrative Agent, shall, immediately upon determining that such drawing is required, deliver to the Guarantor, by telecopy, a Draw Certificate in the form attached hereto as Exhibit "A", stating the amount required to be funded hereunder and the purpose for which such funds are being drawn. Notwithstanding the foregoing, however, failure by the Facility Lender, through the Administrative Agent, to deliver any such Draw Certificate to the Guarantor shall not relieve the Guarantor of its obligation to pay the amounts guaranteed hereunder.

     SECTION 8.     Waiver.  Guarantor hereby expressly waives:
(a) notice of the acceptance of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and, to the fullest extent permitted by Applicable Law, any notice not required herein, all other notices whatsoever;
(d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and (e) any right to require marshalling of its assets in connection with the satisfaction of the Liabilities. When making any demand hereunder against the Guarantor, a Participant may, but shall be under no obligation to, make a similar demand on the Lessee or the Construction Agent, as the case may be, and any failure by a Participant to make any such demand or to collect any payments from the Lessee or the Construction Agent or any release of the Lessee or the Construction Agent shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Participant against the Guarantor.

     SECTION 9.     Assignment.  This Guaranty may not be
transferred or assigned by the Guarantor. This Guaranty shall be binding upon Guarantor and upon Guarantor's successors and shall inure to the benefit of each Participant and its respective successors and permitted assigns.

     SECTION 10.    The Guarantor's Liabilities Not Affected.
The duties and obligations of the Guarantor under this Guaranty shall remain in full force and effect, without the necessity of any reservation of rights against the Guarantor or further assent by the Guarantor, and without regard to, and shall not be impaired or affected by:

          (a) any lack of validly, legality or enforceability of the Lease, the Participation Agreement or any other Operative Document for any reason or any limitation of the remedies of a Participant under any of the Operative Documents or the rejection or disaffirmance thereof, any limitation of the liability of the Lessee or the Construction Agent under the terms of any Operative Document, which may now or hereafter be imposed by any Requirement of Law or the occurrence of any Lease Event of Default or Construction Agency Event of Default;

          (b) any merger or consolidation of the Lessee, the Construction Agent or the Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the capital stock or assets of the Lessee or the Guarantor to any other Person or any assignment or subletting of any Property pursuant to the Lease;

          (c) any claim, counterclaim, set-off, deduction or defense (other than payment or performance) the Guarantor or Lessee or the Construction Agent may have against the Participants, whether hereunder or under any Operative Document or independent of or unrelated to the transactions contemplated by the Operative Documents;

          (d)  any extension of the Lease Term; or

          (e) any action referred to in Section 5 or any other circumstance whatsoever which might otherwise operate as a release or discharge of a guarantor or surety;
it being the purpose and intent that this Guaranty and the obligations and liabilities of the Guarantor hereunder shall be absolute, unconditional and continuing under any and all circumstances, shall not be discharged except by payment and performance in full, and shall only terminate when all of the Liabilities (subject to the limitations thereon in Section 1) and all of the obligations of the Guarantor hereunder and all expenses (including legal expenses) of the Participants in enforcing this Guaranty and the guarantees and obligations of the Guarantor hereunder shall have been paid and performed.

     SECTION 11. Miscellaneous. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification or waiver of any of the provisions of this Guaranty be binding upon any Participant or Guarantor unless such modification or waiver is by an instrument in writing and signed by the Guarantor and such Participant; provided that as a condition precedent to such modification or waiver, the Guarantor shall provide written confirmation from S&P and Moody's that immediately after giving effect to such modification or waiver, the Commercial Paper Notes shall not be rated lower than such Commercial Paper Notes are rated immediately prior thereto and such modification or waiver shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Commercial Paper Notes by Moody's and S&P. No action permitted hereunder shall in any way affect or impair any Participant's rights or Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, and any right or power of the Lessee, Construction Agent or the Lessor or anyone else to assert any claim or defense shall not affect or impair the obligations of the Guarantor hereunder. Guarantor's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor. This Guaranty is effective upon delivery.

     Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in
Section 15.3 of the Participation Agreement.

     THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered under seal by its duly authorized officers as of the date first above written.


                              THE HOME DEPOT, INC.


[CORPORATE SEAL]
                              By:________________________________
                                    Marshall L. Day
                                    Senior Vice President and
                                    Chief Financial Officer


                              Attest:____________________________
                                         Lawrence A. Smith
                                         Assistant Secretary

     EXHIBIT A

                       Draw Certificates


The Home Depot, Inc.                                   [Date]
2455 Paces Ferry Road
Atlanta, Georgia  30339-4024
Attention:  VP - Treasurer

     Re:  Commercial Paper Notes Issued By HD Real Estate Funding
          Corp.

     The undersigned, a duly authorized officer of ______________________________ (the "Administrative Agent"), as
agent of HD Real Estate Funding Corp. (the "Facility Lender") is making a drawing under that certain Guaranty, dated as of June 25, 1996 (the "Guaranty"), from the Guarantor to the Facility Lender and the other Participants named therein, in the amount of $___________. The drawing is being made for the following purpose:

     [The payment of the Interest Component and Principal Component of maturing Commercial Paper Notes which the Lenders are not obligated to pay pursuant to the Liquidity Agreement due to the occurrence and continuance of a Lease Event of Default.]

     The Administrative Agent certifies that the amount drawn hereunder is an amount for which the Guarantor is liable pursuant to the terms of the Guaranty.

     IN WITNESS WHEREOF, the Administrative Agent has executed and delivered this Certificate as of the _____ day of _______________, ____.

                                   ________________________, as
                                   Administrative


                                   By:___________________________

                                   Title:__________________________

                                            EXECUTION COUNTERPART










                         LOAN AGREEMENT


                   dated as of June 25, 1996


                            between


          CREDIT SUISSE LEASING 92A, L.P., as borrower


                              and


            HD REAL ESTATE FUNDING CORP., as lender

                       TABLE OF CONTENTS

                                                       Page


                           SECTION 1.
                  DEFINITIONS; INTERPRETATION            1

                           SECTION 2.
                AMOUNT AND TERMS OF COMMITMENTS          1

SECTION 2.1   Facility Lender Commitments                1
SECTION 2.2   Capitalization                             2
SECTION 2.3   Notes                                      2
SECTION 2.4   Prepayments                                2
SECTION 2.5   Termination, Reduction or Extension of
              Facility Lender Commitments                3
SECTION 2.6   Interest Rates and Payment Dates           3
SECTION 2.7   Pro Rata Treatment and Payments            4

                           SECTION 3.                    4
                      CONDITIONS PRECEDENT

SECTION 3.1   Conditions to Effectiveness                4
SECTION 3.2   Conditions to Each Loan                    4

                           SECTION 4.                    5
                           COVENANTS

SECTION 4.1   Compliance with Operative Documents        5
SECTION 4.2   Further Assurances                         5

                           SECTION 5.                    5
                LOAN AGREEMENT EVENTS OF DEFAULT

                           SECTION 6.                    9
            ASSIGNMENT TO AGENT BANK; SUBORDINATION

SECTION 6.1   Certain Remedial Matters                   9
SECTION 6.2   Subordination                              9

                           SECTION 7.                   9
                         MISCELLANEOUS

SECTION 7.1   Amendments and Waivers                    9
SECTION 7.2   Notices                                   9
SECTION 7.3   No Waiver; Cumulative Remedies            9
SECTION 7.4   Survival of Representations and
              Warranties                                9
SECTION 7.5   Successors and Assigns; Assignment by
              Lessor                                   10
SECTION 7.6   Usury                                    10
SECTION 7.7   Counterparts                             10
SECTION 7.8   Severability                             10
SECTION 7.9   Governing Law                            10
SECTION 7.10  Limitations on Recourse Against Lessor   10
SECTION 7.11  Limitations on Recourse Against Facility
              Lender                                   11

         LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of June 25, 1996, is entered into by and between CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership ("Lessor"), as borrower and HD REAL ESTATE FUNDING CORP., a Delaware corporation ("Facility Lender"), as lender.

     The parties hereto hereby agree as follows:


                           SECTION 1.

                  DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 attached hereto and made a part hereof by this reference for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Loan Agreement.


                           SECTION 2.

                AMOUNT AND TERMS OF COMMITMENTS

     SECTION 2.1 Facility Lender Commitments. (a) Subject to the terms and conditions hereof and of the other Operative Documents, Facility Lender hereby agrees to issue Commercial Paper Notes and/or to request Direct Funding Loans pursuant to the Liquidity Agreement, and from the proceeds thereof, to make term loans (the "Loans") to the Lessor from time to time in an amount equal to the amount requested to be provided by Loans from Facility Lender in the applicable Funding Request for Advances pursuant to the Participation Agreement to be applied for use as contemplated by the Participation Agreement and the other Operative Documents, in an aggregate principal amount not to exceed the amount of the Facility Lender Commitments; provided that, the Facility Lender shall have no obligation to fund any Loan hereunder unless and to the extent that Facility Lender shall have received net proceeds of the issuance of Commercial Paper Notes and/or Direct Funding Loans sufficient to fund such Loan.

          (b) Each Loan made by the Facility Lender hereunder shall be deemed to consist of a "Tranche A Loan" (collectively, the "Tranche A Loans") in an initial principal amount equal to the Facility Lender Tranche A Commitment Percentage multiplied by the principal amount of such Loan and a "Tranche B Loan" (collectively, the "Tranche B Loans") in an initial principal amount equal to the Facility Lender Commitment Percentage multiplied by the principal amount of such Loan.

     SECTION 2.2 Capitalization. On each date which is five (5) Business Days prior to any Scheduled Payment Date during the Commitment Period, unless otherwise requested by the Lessor at least five (5) Business Days prior to such Scheduled Payment Date by written notice to the Facility Lender, the Lessor shall be deemed to have requested a borrowing of Loans pursuant to Section
2.1 ("Interest Payment Loans") in an amount equal to the aggregate amount of accrued interest due and payable on such date with respect to the principal amount of the Loans allocated to the Property Acquisition Costs and Property Improvements Cost of the then existing Construction Period Properties (it being understood that, upon occurrence of the Completion Date for each Construction Period Property, no further Interest Payment Loans shall be made with respect to the Loans allocated to the Property Costs of each such Property). The Funding Date with respect to such Interest Payment Loans shall be the relevant Scheduled Payment Date (provided that the making of the Loans pursuant to such borrowing shall not be subject to satisfaction of the applicable conditions precedent set forth in Section 7 of the Participation Agreement) and the proceeds of such Interest Payment Loans as set forth in the Participation Agreement shall be applied to pay such accrued interest. On each such Funding Date, the Property Acquisition Cost and Property Improvements Cost of each Construction Period Property shall be increased by an amount equal to the interest paid on such date with respect to such Property with the proceeds of such Interest Payment Loans as set forth in the Participation Agreement.

     SECTION 2.3 Notes. The Loans made by Facility Lender shall be evidenced by a promissory note of the Lessor, substantially in the form of Exhibit A-1 attached hereto and made a part hereof by this reference, in the case of Tranche A Loans (the "Tranche A Note"), or Exhibit A-2 attached hereto and made a part hereof by this reference, in the case of Tranche B Loans (the "Tranche B Note") payable to the order of Facility Lender and in a principal amount equal to the lesser of (a) the initial Tranche A Loan Commitment or Tranche B Loan Commitment, as the case may be, and
(b) the aggregate unpaid principal amount of all Tranche A Loans or Tranche B Loans, as the case may be, made hereunder. Facility Lender is hereby authorized to record the date and amount of each Loan made by Facility Lender, each continuation thereof, the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Notes, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error in such recordation) shall not affect the Lessor's obligations hereunder or under such Note. Each Note shall (i) be dated the Initial Closing Date, (ii) be stated to mature on the Loan Termination Date and (iii) provide for the payment of interest in accordance with Section 2.7.

     SECTION 2.4 Prepayments. (a) The Lessor shall be deemed to have prepaid the Loans, without premium or penalty, on each Payment Date by an amount equal to any reduction of the sum of the aggregate outstanding Principal Component of the Commercial Paper Notes plus the outstanding principal amount of all Facility Loans on such date paid by the Lessee pursuant to the Lease or by the Construction Agent pursuant to the Construction Agency Agreement or otherwise by any Person pursuant to the Operative Documents (including, without duplication, any amount paid by the Guarantor pursuant to the Guaranty with respect to such obligations).

     (b) If on any Payment Date, the Lenders are not obligated to make Liquidity Loans pursuant to the Liquidity Agreement with respect to any Commercial Paper Notes maturing on such date, the Lessor shall prepay the outstanding amount of the Loans in an amount equal to the Principal Component of such maturing Commercial Paper Notes (to the extent received as Supplemental Rent from Lessee or from the Guarantor pursuant to the Guaranty with respect thereto).

     (c) All prepayments of the Loans shall be applied in the manner set forth in Section 5 of the Participation Agreement.

     SECTION 2.5 Termination; Reduction or Extension of Facility Lender Commitments. (a) The Lessor shall have the right, subject to the last sentence hereof, upon not less than five (5) Business Days' notice to the Facility Lender, to terminate the Facility Lender Commitments or, from time to time, to reduce the amount of the Facility Lender Commitments, provided that (i) after giving effect to such reduction, the aggregate outstanding principal amount of the Tranche A Loans shall not exceed the Tranche A Loan Commitment, (ii) after giving effect to such reduction, the aggregate outstanding principal amount of the Tranche B Loans shall not exceed the Tranche B Loan Commitment, (iii) any such reduction shall be made pro rata among the Tranche A Loan Commitment and Tranche B Loan Commitment, and (iv) such notice shall be accompanied by a certificate of the Construction Agent stating that, in its reasonable judgment the amount needed to complete the Improvements on each Property as of the date of such reduction does not exceed the aggregate amount of Available Commitments as of such date after giving effect to such reduction. Any such reduction shall reduce permanently the Facility Lender Commitments then in effect. Notwithstanding the foregoing, the Lessor may not terminate or reduce the Facility Lender Commitments hereunder unless there is a simultaneous and equal termination or reduction of the Commitment in accordance with the terms of the Liquidity Agreement.

     (b) The Loan Termination Date with respect to the Facility Lender Commitments shall be deemed to have been extended for the same term as any extension of the term of the Commitment pursuant to the Liquidity Agreement and the extension of the Loan Termination Date shall become effective as of the date (the "Extension Effective Date") on which the extension of the Commitment is effective.

     SECTION 2.6 Interest Rates and Payment Dates. (a) Each Loan shall bear interest for each day during each Payment Period with respect thereto at a rate per annum equal to the rate necessary for the Facility Lender to pay when due, the Interest Component on the outstanding Commercial Paper Notes and all accrued interest on the Facility Loans outstanding during such Payment Period (the "Blended Rate").

     (b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid within five (5) Business Days of the date when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate; provided that, such amount shall bear interest at the Blended Rate during such period unless the same is not paid by such fifth
(5th) Business Day in which case interest shall be deemed to have accrued at the Overdue Rate from the due date.

     (c) Subject to the ability to capitalize certain interest cost with respect to Construction Period Properties set forth in
Section 2.2 hereof and Section 5.2 of the Participation Agreement, interest shall be payable on each Payment Date in amount necessary to repay the Interest Component of the Commercial Paper Notes maturing on such date and all accrued interest on the Liquidity Notes payable on such date pursuant to the Liquidity Agreement. Notwithstanding the foregoing, (i) interest accruing pursuant to paragraph (b) of this Section 2.7 shall be payable from time to time on demand, and (ii) each prepayment of the Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

     SECTION 2.7 Pro Rata Treatment and Payments. Each borrowing by the Lessor from the Facility Lender hereunder and any reduction of the Facility Lender Commitments shall be made pro rata between the Tranche A Loan Commitment and Tranche B Loan
Commitment.   All payments (including prepayments) to be made by
the Lessor hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York time, on the due date thereof (which shall be the due date of the amount owing on the Commercial Paper Notes or Liquidity Notes payable with such amount) to the Facility Lender, or its assignee, at the office referred to in Section 7.2, in Dollars and in immediately available funds.


                           SECTION 3.

                      CONDITIONS PRECEDENT

     SECTION 3.1  Conditions to Effectiveness.  This Loan
Agreement shall be effective on
the Initial Closing Date.

     SECTION 3.2 Conditions to Each Loan. The agreement of Facility Lender to make any Loan requested to be made by it on any date is subject to, (i) other than with respect to Interest Payment Loans, the satisfaction of the conditions precedent thereto set forth in Section 7 of the Participation Agreement,
(ii) the Facility Lender shall be satisfied that the Lessor shall have invested in the Properties on the relevant Funding Date an amount at least equal to the Lessor Commitment Percentage of the aggregate outstanding Advances, and (iii) the Facility Lender shall have received aggregate net proceeds of Commercial Paper Notes and/or proceeds of Facility Loans in an amount sufficient to fund such Loan on or prior to the applicable Funding Date.

                           SECTION 4.

                           COVENANTS

     So long as the Facility Lender Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to Facility Lender hereunder or under the other Operative
Documents:

     SECTION 4.1  Compliance with Operative Documents.  The
Lessor shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Document to which it is a party.

     SECTION 4.2 Further Assurances. At any time and from time to time, upon the written request of the Facility Lender or the Agent Bank, the Lessor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent Bank or the Facility Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and the other Operative Documents and of the rights and powers herein or therein granted (but only to the extent Lessor has been reimbursed by the Lessee to the extent required pursuant to the Participation Agreement for any costs incurred in complying herewith).

                           SECTION 5.

                LOAN AGREEMENT EVENTS OF DEFAULT

     Upon the occurrence of any of the following specified events
(each a "Loan Agreement
Event of Default"):

          (a) The Lessor shall default in the payment when due of any (i) principal of the Loans, (ii) interest on the Loans which default pursuant to this subsection (ii) shall continue for five (5) Business Days or more, or (iii) any other amounts owing hereunder or under any other Loan Document to which it is a party and, in the case of a default pursuant to this subsection (iii), such default shall continue for five (5) Business Days or more after notice thereof to the Lessor; or

          (b) The Lessor shall default in the due performance or observance by it of any term, covenant or agreement contained in any Loan Document to which it is a party (other than those referred to in paragraph (a) above), and such default shall have continued unremedied for a period of at least thirty-five (35) days after notice to the Lessor by the Facility Lender, the Lessee or the Agent Bank; provided, however, that as to any breach by Lessor or failure of Lessor to perform its obligations, if such failure is (1) capable of being cured (other than by payment of money), (2) cannot be cured within thirty-five (35) days, and (3) Lessor is at all times diligently and in good faith pursuing the cure thereof, then the cure period for such failure shall be extended for the period reasonably necessary for Lessor to effect such cure, but in no event greater than ninety (90) days;

          (c) Any representation, warranty or statement made or deemed made by the Lessor herein or in any other Loan Document or by the Lessor in the Participation Agreement, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made, and such misrepresentation or breach of warranty shall remain unremedied for a period of at least thirty-five (35) days after notice to the Lessor by the Agent Bank, the Lessee or the Facility Lender; or

          (d)  Any Lease Event of Default or Facility Agreement
     Event of Default shall have occurred and be continuing; or

          (e) The Lessor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Lessor and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Lessor; or the Lessor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Lessor; or there is commenced against the Lessor any such proceeding which remains undismissed for a period of ninety (90) days; or the Lessor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Lessor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Lessor makes a general assignment for the benefit of creditors; or any corporate action is taken by the Lessor for the purpose of effecting any of the foregoing; or

          (f) Any Lien granted under any Security Document shall, in whole or in part terminate, cease to be effective or lose its priority, except (i) as expressly contemplated by the Operative Documents, or (ii) as the result of an act or omission of the Lessee, the Guarantor, the Facility Lender, the Agent Bank or any Lender; provided, however, that, no Loan Agreement Event of Default shall be deemed to have occurred hereunder unless such event affects a material item of Collateral subject to the Security Documents and such termination, loss of effectiveness or priority shall have continued for a period of thirty (30) days after notice to the Lessor from any Person;

then (A) if such event is a Loan Agreement Event of Default specified in paragraph (e) or paragraph (d) (solely to the extent arising out of or attributable to a Lease Event of Default under Sections 17.1(h) or (i) of the Lease) above, automatically the Facility Lender Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Loan Agreement Event of Default, either or both of the following actions may be taken: (i) the Facility Lender may, by notice to the Lessor declare the Facility Lender Commitments to be terminated forthwith, whereupon the Facility Lender Commitments shall immediately terminate; and (ii) Facility Lender may, by notice to the Lessor declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an "Acceleration"). Except as expressly provided above in this Section 5, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     Notwithstanding the foregoing:

          (x) Upon the occurrence of a Loan Agreement Event of Default (other than a Loan Agreement Event of Default arising out of, or attributable to, a Material Lease Event of Default), the Facility Lender shall give the Lessee and Lessor at least thirty (30) days prior written notice ("Acceleration Notice") prior to exercising any of its remedies pursuant to the provisions of this Section 5.

          (y) In the event of any default by the Lessee of its obligation to pay Basic Rent or Supplement Rent in accordance with the Lease, the Lessor may, without the consent of the Facility Lender, the Agent or the Banks, prior to the date on which the Loans have been accelerated pursuant to this Section, pay to the Facility Lender a sum equal to the amount of all (but not less than all) of the principal and interest as shall then be due and payable on the Loans and any other amounts owing by the Lessor hereunder, together with any overdue interest in respect thereof, and such payment by the Lessor shall be deemed to cure any Loan Agreement Default or Loan Agreement Event of Default hereunder which arose or would otherwise have arisen on account of such non-payment by the Lessee; provided, however that the Lessor may not exercise such right on more than two (2) consecutive occasions or more than four occasions in the aggregate throughout the Term of the Lease. In the event of (I) any other Lease Event of Default caused by or attributable to a default by the Lessee of any other obligation under the Lease, the Construction Agency Agreement or any other Operative Agreement or (II) any other default by Facility Lender under any Operative Document, the Lessor may (unless the Lessor has received notice within fifteen (15) days after the Acceleration Notice from the Lessee that the Lessee is exercising its rights under the Liquidity Agreement to cure such default and/or to replace the Facility Lender pursuant to Section 13.2 of the Participation Agreement, in which case Lessor shall refrain from taking any such action until the end of such thirty
     (30) day period afforded to Lessee thereunder), with prior or contemporaneous notice to but without the consent of the Facility Lender, the Agent or the Lenders but no less than fifteen (15) or more than thirty (30) days after its receipt of such Acceleration Notice, perform such obligations and otherwise exercise the rights of the Lessor under Article XVIII of the Lease and such performance by the Lessor shall be deemed to cure any Loan Agreement Default or Loan Agreement Event of Default hereunder.

          (z) In the event of any Loan Agreement Event of Default not attributable to, or arising out of, any default by the Lessee in the payment or performance of any of its obligations under the Operative Documents, the Lessee may, with prior or contemporaneous notice to but without the consent of the Facility Lender, Agent Bank or the Lenders, but within thirty (30) days after its receipt of such Acceleration Notice, pay and perform such obligation of the Lessor and/or replace the Lessor pursuant to Section
     13.2 of the Participation Agreement and such payment and performance (or replacement together with payment and performance of any outstanding obligations of Lessor) by the Lessee shall be deemed to cure any Loan Agreement Event of Default hereunder.

     In addition to the foregoing, subject to the provisions set forth in the immediately preceding paragraphs:

          (i) Upon the occurrence of any Loan Agreement Event of Default and at any time thereafter so long as any Loan Agreement Event of Default shall be continuing, Facility Lender may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder and (subject to the terms thereof) under the other Operative Documents and shall have any and all rights and remedies available under the Uniform Commercial Code or any provision of law.

          (ii) Upon the occurrence of any Loan Agreement Event of Default and at any time thereafter so long as any Loan Agreement Event of Default shall be continuing, Facility Lender may proceed to protect and enforce this Loan Agreement, the Notes, and the other Operative Documents, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Properties or any Property or for the recovery of judgment for the indebtedness secured thereby or for the enforcement of any other proper, legal or equitable remedy available under Applicable Laws.

          (iii) Lessor shall be liable for any and all accrued and unpaid amounts due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other reasonable costs and expenses incurred by Facility Lender by reason of the occurrence of any Loan Agreement Event of Default or the exercise of remedies with respect thereto.

                           SECTION 6.

            ASSIGNMENT TO AGENT BANK; SUBORDINATION

     SECTION 6.1 Certain Remedial Matters. The Lessor acknowledges that all of the Facility Lender's rights under this Loan Agreement and the other Operative Documents (other than the right to receive certain Excepted Payments and the Excepted Rights) have been assigned to the Agent Bank to secure the Facility Lender's obligations pursuant to the Liquidity Agreement and agrees that the Agent Bank may exercise any rights granted to Facility Lender hereunder.

     SECTION 6.2  Subordination.  During the Term, the Security
Documents with respect to any Property shall be subject and subordinate to the Lease.


                           SECTION 7.

                         MISCELLANEOUS

     SECTION 7.1 Amendments and Waivers. Neither this Loan Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except by a writing signed by the parties hereto and otherwise in accordance with the provisions of Section 15.5 of the Participation Agreement.

     SECTION 7.2 Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with Section 15.3 of the Participation Agreement.

     SECTION 7.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Facility Lender, any right, remedy, power or privilege hereunder or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 7.4  Survival of Representations and Warranties.
All representations and warranties made hereunder, in the other Operative Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement and the Notes and the making of the Loans hereunder.

SECTION 7.5 Successors and Assigns; Assignment by Lessor. This Loan Agreement shall be binding upon and inure to the benefit of the Lessor and the Facility Lender, all future holders of the Notes and their respective successors and assigns, except that the Lessor may not assign or transfer any of its rights or obligations under this Loan Agreement without the prior written consent of Lessee, Agent Bank and Facility Lender.

     SECTION 7.6 Usury.  The provisions of Section 15.6 of the
Participation Agreement are incorporated herein by this reference.

     SECTION 7.7 Counterparts. This Loan Agreement may be executed by one or more of the parties to this Loan Agreement in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 7.8 Severability. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7.9 GOVERNING LAW. THIS LOAN AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LOAN AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

     SECTION 7.10 Limitations on Recourse against Lessor. Notwithstanding anything contained in this Loan Agreement or the Notes to the contrary, Facility Lender agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and rights pursuant to the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Facility Lender's remedies against Lessor under or with respect to this Loan Agreement, the relationship of Lessor and Facility Lender hereunder or Facility Lender's use of the Properties or any other liability of Lessor to Facility Lender; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1,
11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a), (g), (h) or 11.7 of the Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

     SECTION 7.11 Limitations on Recourse Against Facility Lender. The limitations on recourse against the Facility Lender set forth or incorporated by reference in Section 15.15 of the Participation Agreement are hereby incorporated herein by this reference and made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              CREDIT SUISSE LEASING 92A, L.P.,
                              a Delaware limited partnership

                              BY:  CREDIT SUISSE, its general
                              partner


                              By:________________________________

                              Title:_____________________________


                              By:________________________________

                              Title:_____________________________


                              HD REAL ESTATE FUNDING CORP.


                              By:________________________________

                              Title:_____________________________

                                                   EXECUTION COPY









                          $291,000,000

                       LIQUIDITY AGREEMENT

                           Dated as of

                          June 25, 1996


                              Among


                  HD REAL ESTATE FUNDING CORP.,

           The Financial Institutions Parties Hereto,

                           as Lenders,

               DEUTSCHE BANK AG, NEW YORK BRANCH,

                     as Documentation Agent,

                               and

                         CREDIT SUISSE,

                          as Agent Bank

                       LIQUIDITY AGREEMENT

                        TABLE OF CONTENTS


ARTICLE I

                              DEFINITIONS                           1
            1.01                                     Definitions    1
            1.02                                  Interpretation    1

ARTICLE II

                     COMMERCIAL PAPER OPERATIONS                    2
            2.01                    Issuance of Commercial Paper    2
            2.02 Commercial Paper Account; Payment of Commercial
                                                          Paper     3

ARTICLE III

                                 LOANS                              4
            3.01                                      Commitment    4
            3.02                                           Loans    4
            3.03                           Disbursement of Funds    6
            3.04                                       The Notes    7
            3.05                   Conversions and Continuations    8
            3.06                                        Interest    9
            3.07                             Increased Cost, etc    9
            3.08                                Interest Periods   13
            3.09                                    Compensation   14
            3.10                              Pro Rata Borrowing   14
            3.11                   Payments from Collateral Only   14

ARTICLE IV

                           OTHER CREDIT TERMS                      15
            4.01                                   Facility Fees   15
            4.02         Reduction and Termination of Commitment   16
            4.03                          Increase of Commitment   16
            4.04                        Extensions of Commitment   16
            4.05          Replacement of a Non-Consenting Lender   17
             4.06                                      Proceeds.   18
             4.07  Calculation of Certain Fees and Other Amounts   19

ARTICLE V

                                PAYMENTS                           19
            5.01                Prepayments on Non-Business Days   19
            5.02                                     Prepayments   20
            5.03                         Cash Collateral Account   20
            5.04                Method and Place of Payment, Etc   20
            5.05                       Sharing of Payments, Etc.   21

ARTICLE VI

                          CONDITIONS PRECEDENT                     22
            6.01                     Conditions to Effectiveness   22
            6.02                 Conditions to Each Closing Date   22
            6.03 Conditions to Each Other Issuance of Commercial
                                                           Paper   22
            6.04           Conditions to the Making of Each Loan   23

ARTICLE VII

                               COVENANTS                           24
            7.01                                     Obligations   24

ARTICLE VIII

                           EVENTS OF DEFAULT                       24

ARTICLE IX

                     REPRESENTATIONS AND WARRANTIES                27

ARTICLE X

                             MISCELLANEOUS                         27
            10.01                                   Computations   27
            10.02                             Exercise of Rights   28
            10.03                           Amendment and Waiver   28
            10.04                         Successors and Assigns   28
            10.05                     Notices; Requests; Demands   31
            10.06     Survival of Representations and Warranties   32
            10.07                                  Usury Savings   32
            10.08                                  Governing Law   32
            10.09                                   Counterparts   33
            10.10                                         Setoff   33
            10.11                             Further Assurances   33
            10.12   Appointment of the Agent Bank; Documentation
                                                           Agent   33
             10.13        Resignation by the Agent Bank; Removal.  36
            10.14                          Knowledge of Borrower   37
            10.15                           Descriptive Headings   37

ANNEX X        Definition of Terms

ANNEX Y        Lender Notice and Funding Information

EXHIBIT A      Form of Notice of Conversion/Continuation

EXHIBIT B-1    Form of Tranche A Note

EXHIBIT B-2    Form of Tranche B Note

EXHIBIT C      Form of Assignment and Acceptance

                      LIQUIDITY AGREEMENT

          LIQUIDITY AGREEMENT, dated as of June 25, 1996 (as amended, supplemented or modified from time to time, this "Agreement") among HD Real Estate Funding Corp., a Delaware corporation (hereinafter called the "Borrower"), the financial institutions parties hereto (hereinafter each, together with its successors and permitted assigns, a "Lender" and collectively, together with their respective successors and permitted assigns, the "Lenders"), DEUTSCHE BANK AG, NEW YORK BRANCH, as documentation agent for the Lenders (the "Documentation Agent"), and CREDIT SUISSE, a Swiss bank operating through its New York branch, as agent for the Lenders (hereinafter, together with its successors in such capacity, the "Agent Bank").

                     W I T N E S S E T H :

          WHEREAS, the Borrower proposes to issue and sell its promissory notes in the United States commercial paper market and utilize the net proceeds thereof to provide financing to the Lessor in order to finance purchases of Construction Period Properties, and the construction of Improvements thereon, in accordance with the terms of the Operative Documents, which Properties will thereafter be leased by the Lessor to the Lessee pursuant to the Lease and the Lease Supplements;

          WHEREAS, the Borrower has made application to the Lenders for the commitment of the Lenders, subject to and upon the terms and conditions set forth herein and in the other Operative Documents, to make loans to the Borrower, the proceeds of which shall be used (a) to make payments in respect of the Borrower's Eligible Commercial Paper or (b) to make Loans to the Lessor to fund Property Acquisition Costs and Property Improvements Costs in accordance therewith; and

          WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to commit to make such loans to the Borrower.

          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                           ARTICLE I

                          DEFINITIONS


          SECTION 1.01 Definitions. As used herein in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined have the meanings assigned to such terms (i) Annex X hereto which is incorporated by reference or (ii) to the extent not defined in such Annex X, in Appendix 1 to the Participation Agreement.

          SECTION 1.02   Interpretation.  The rules of usage set
forth in Appendix 1 to the Participation Agreement shall apply to this Agreement.

                           ARTICLE II

                  COMMERCIAL PAPER OPERATIONS

          SECTION 2.01   Issuance of Commercial Paper.
(a) Subject to the provisions of this Section 2.01 and to
Article VI hereof, so long as the Issuing and Paying Agent and the Borrower have not received instructions from the Agent Bank, pursuant to this Section 2.01, not to issue or deliver Commercial Paper, the Borrower shall have the right prior to the fifteenth
(15th) Business Day preceding the Maturity Date, from time to time on and after the Effective Date, to issue and sell Commercial Paper pursuant to this Agreement and the other Commercial Paper Documents. The Agent Bank shall have the right to instruct the Issuing and Paying Agent and the Borrower not to issue and sell Commercial Paper only if there shall have occurred one or more of the following events (i) the Borrower shall have terminated the Commitment, in whole, hereunder pursuant to
Section 4.02 hereof, or (ii) the conditions precedent specified in Article VI hereof with respect to the issuance of Commercial Paper have not been satisfied or waived, or (iii) the Commitment is otherwise terminated in whole for any reason in accordance herewith, or (iv) the Cash Collateral Account or the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Cash Collateral Account or the Commercial Paper Account are or have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process, unless such stay, writ, judgment, warrant or attachment, execution or similar process does not, in the reasonable opinion of the Required Lenders, materially impair the fulfillment of the transactions contemplated by this Agreement. Any instructions from the Agent Bank to the Issuing and Paying Agent and the Borrower in accordance with this Section 2.01 shall be in writing and shall specify one or more of the events described in clauses (i) through (iv) as being the reason(s) to cease issuing and delivering Commercial Paper. Additionally, if the Borrower has actual knowledge that one or more of the events described in clauses (i) through (iv) above has occurred, the Borrower agrees that it will not issue or sell Commercial Paper. If the Agent Bank shall, as permitted by this Section 2.01(a), instruct the Issuing and Paying Agent and the Borrower not to issue or deliver the Commercial Paper, the Borrower shall not thereafter issue or sell any Commercial Paper. Concurrently with the giving of any such instructions to the Issuing and Paying Agent and the Borrower, the Agent Bank shall give notice thereof to the Guarantor, the Lessee, the Lessor the Placement Agent and the agency or agencies known to it to have provided investment ratings with respect to the Commercial Paper, but failure to do so shall not impair the effectiveness of such instructions.

          (b) Subject to Section 2.01(c), the Borrower agrees that each note constituting Commercial Paper shall (i) be in one of the forms as provided in the Issuing and Paying Agency Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) have a maturity date which shall be a Business Day and shall not be later than the earlier to occur of (A) the two hundred seventieth (270th) day following issuance thereof or (B) two (2) Business Days prior to the Maturity Date in effect on the date of issuance thereof, and (v) be in a face amount (issued on a discount basis) of $250,000 or an integral multiple of $1,000 in excess of $250,000.

          (c) No issuance of Commercial Paper shall be made if, after giving effect to such issuance, the Credits Outstanding (as defined below) would exceed the Commitment. "Credits Outstanding" shall mean, as of any date of determination: (i) the Principal Component and the Interest Component of all Eligible Commercial Paper outstanding on such date (after giving effect to any repayments thereof on such date) plus (ii) the principal amount of the Facility Loans outstanding (after giving effect to any repayments thereof on such date) minus (iii) to the extent not subject to any writ, order, stay, judgment, warrant of attachment, execution or similar process, the Deposited Funds remaining after giving effect to all payments required to be made therefrom under the Operative Documents (including any Loans required to be made under the Loan Agreement and any repayments or prepayments of any Facility Loans or Eligible Commercial Paper). Subject to the provisions of the Issuing and Paying Agency Agreement, all Commercial Paper shall be delivered and issued against payment therefor in collected funds which are immediately available on the date of issuance, and otherwise in accordance with the terms of this Agreement and the Commercial Paper Documents.

          (d) The Borrower shall not issue any additional Commercial Paper, the Principal Component of which exceeds the Principal Component of the then maturing Commercial Paper; provided, however, that if and to the extent (i) that Commercial Paper has been issued or Direct Funding Loans have been made to pay Property Costs of Construction Period Properties, then the Borrower may, until the occurrence of the applicable Completion Date with respect to such Properties, issue additional Commercial Paper in excess of the Principal Component of the then maturing Commercial Paper to pay Property Costs (including the Interest Component of Commercial Paper issued to pay other Property Costs) and/or to repay such Direct Funding Loans with respect to such Construction Period Properties, or (ii) Liquidity Loans are outstanding hereunder, then the Borrower may issue additional Commercial Paper in excess of the Principal Component of the then maturing Commercial Paper to repay such Liquidity Loans.

          SECTION 2.02 Commercial Paper Account; Payment of Commercial Paper. Contemporaneously with the execution and delivery by the Borrower of the Issuing and Paying Agency Agreement, and for the purposes of this Agreement and the Issuing and Paying Agency Agreement, the Issuing and Paying Agent shall establish at its banking offices in The City of New York a special purpose trust account for the exclusive benefit of the holders of the outstanding Commercial Paper (such account being referred to herein and in the Issuing and Paying Agency Agreement as the "Commercial Paper Account"), over which the Issuing and Paying Agent shall have exclusive control and sole right of withdrawal (subject to the provisions of the Operative Documents). Proceeds of the sale of Commercial Paper shall be deposited: (i) in the Commercial Paper Account only to the extent necessary to pay matured and concurrently maturing Commercial Paper, whether or not presented to the Issuing and Paying Agent for payment; (ii) to the Cash Collateral Account only to the extent required to pay or repay Facility Loans; or (iii) otherwise as may be instructed in any Funding Request for disposition in accordance with the Operative Documents.

                          ARTICLE III

                             LOANS

          SECTION 3.01 Commitment. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on a revolving basis prior to the Maturity Date, to make a loan or loans (each, a "Facility Loan" and collectively, the "Facility Loans") to the Borrower up to its Percentage of the Commitment which Facility Loans shall initially be made as Base Rate Loans or, provided that the Borrower shall have given the Agent Bank by 12:00 noon at least three (3) Business Days' prior written notice of any request therefor, Eurodollar Loans and may thereafter, at the option of the Borrower, be converted to or continued as either Base Rate Loans or Eurodollar Loans; provided that all Facility Loans made pursuant to the same Borrowing shall be of the same Type and that such Facility Loans shall be repaid and reborrowed in accordance with the provisions hereof. Each Borrowing (other than Interest Payment Loans) consisting of Direct Funding Loans shall be in an amount at least equal to $5,000,000 and in integral multiples of $100,000 in excess thereof.

          (b) No Facility Loan shall be made by a Lender if, immediately after giving effect to the application of such Facility Loan and each other Facility Loan to be made in connection with the same Borrowing, (i) the aggregate outstanding principal amount of such Lender's Facility Loans would exceed such Lender's Percentage of the Commitment or (ii) the Credits Outstanding would exceed the Commitment.

          (c) The Borrower shall repay each Facility Loan in accordance with the provisions of this Agreement, the Notes and the Operative Documents and in any event each such Facility Loan shall be repayable in full on the earlier to occur of the Maturity Date and the acceleration of the maturity of such Facility Loans in accordance with the provisions of this Agreement and the Notes.

          (d) Each Lender's obligation to make Facility Loans hereunder is several and not joint. The failure of any Lender to make the Facility Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Facility Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Facility Loan to be made by such other Lender on the date of any Borrowing.

          SECTION 3.02 Loans. (a) If, on any Business Day (other than any day on or after the second Business Day prior to the Expiration Date) that Commercial Paper matures, the Borrower is unable to issue additional Eligible Commercial Paper in an aggregate net amount, together with the aggregate amount of funds available to repay such maturing Eligible Commercial Paper on deposit in the Commercial Paper Account, sufficient to repay in full the Interest Component and Principal Component of all Eligible Commercial Paper maturing on such day, the Lenders shall, upon the request of the Borrower or the Issuing and Paying Agent, as attorney-in-fact for the Borrower, and subject to the limitations imposed by Section 3.01(d) and Article VI, (i) make Facility Loans pro rata in an aggregate principal amount equal to the Commercial Paper Deficit (each such Facility Loan pursuant to this Section 3.02(a), a "Liquidity Loan"), and (ii) after the making of any Liquidity Loan as aforesaid, make additional Liquidity Loans under the circumstances set forth in Section 3.02(e).

          (b) If, on any Business Day that an Advance has been requested to pay Property Acquisition Costs or Property Improvements Costs, the Borrower is unable (other than as a result of the non-satisfaction of the conditions precedent set forth herein and in the Participation Agreement), or for any reason elects not, to issue additional Eligible Commercial Paper in an aggregate net amount sufficient to fund the amount of such Advance requested to be funded by Loans by the Borrower, as set forth in the applicable Funding Request, the Lenders shall, upon the request of the Borrower or the Issuing and Paying Agent, as attorney-in-fact for the Borrower, and subject to the limitations imposed by Section 3.01(d) and Article VI, make Facility Loans pro rata in an aggregate principal amount equal to the Funding Deficit (each such Facility Loan pursuant to this Section 3.02(b), a "Direct Funding Loan").

          (c) If the Lessee has elected the Remarketing Option then the Lenders shall, upon the request of the Borrower or the Issuing and Paying Agent, as attorney-in-fact for the Borrower, and subject to the limitations imposed by Sections 3.01(d) and
Article VI, make Facility Loans, on the second (2nd) Business Day prior to the Maturity Date, pro rata in an aggregate principal amount equal to the lesser of: (i) the Tranche B Maximum Amount minus the aggregate principal amount of all outstanding Tranche B Facility Loans and (ii) the aggregate outstanding Principal Component and Interest Component of all outstanding Eligible Commercial Paper (after giving effect to all payments required to be made pursuant to Section 5 of the Participation Agreement on such date, including the application of all Deposited Funds) (the "CP Deficit") (each such Facility Loan pursuant to this Section 3.02(c), a "Residual Loan"). If the Lessee has elected the Remarketing Option, on the second (2nd) Business Day prior to the Maturity Date, the Agent Bank shall, no later than 10:00 a.m. (New York City time), notify the Borrower whether or not a Lease Event of Default is then continuing and, unless such notice is given, the Lenders shall, subject to Section 6.04, thereafter be obliged to make the Residual Loans on such date.

          (d) The Borrower or the Issuing and Paying Agent, as attorney-in-fact for the Borrower, shall give the Agent Bank telephonic notice (confirmed in writing promptly thereafter) of the aggregate principal amount of the Facility Loans required by
Section 3.02(a), (b) or (c). The Agent Bank will promptly give each Lender telephonic notice (confirmed in writing promptly thereafter) of such request. If such notice is received by the Agent Bank prior to 12:45 p.m. (New York City local time) on any such Business Day, the requested Facility Loans will be made on such Business Day pro rata by the Lenders. If such notice is not received prior to 12:45 p.m. (New York City local time) on such Business Day, the requested Facility Loans will be made pro rata by the Lenders on the Business Day next succeeding the Business Day on which such notice is given. If it is determined that the conditions precedent to the making of any Liquidity Loan or Residual Loan have not been satisfied, then by no later than 1:30 p.m., the Agent Bank shall notify the Borrower and the Issuing and Paying Agent of such determination. Failure to give such a notice shall be deemed to be a confirmation by the Agent Bank that such conditions precedent have not been satisfied or waived.

          (e) On each date which is one Business Day prior to any date on which interest is due and payable pursuant to Section 3.06(d) (each such date on which interest is due, a "Scheduled Interest Payment Date") unless otherwise requested by the Borrower at least one Business Day prior to such Scheduled Interest Payment Date by written notice to the Agent Bank, the Borrower shall be deemed to have requested (i) to the extent such Direct Funding Loans are not then being repaid by the issuance of Commercial Paper, a Direct Facility Loan, pursuant to Section 3.01, of Base Rate Loans in an amount equal to the aggregate amount of interest due and payable on such date with respect to Direct Funding Loans outstanding with respect to current Construction Period Properties and (ii) to the extent such Liquidity Loans are not then being repaid by the issuance of Commercial Paper, a Liquidity Loan, pursuant to Section 3.01, of Base Rate Loans in an amount equal to the aggregate amount of interest due and payable on such date with respect to outstanding Liquidity Loans which repaid Commercial Paper issued to fund Property Costs with respect to current Construction Period Properties. The date of such Borrowing shall be the relevant Scheduled Interest Payment Date and the proceeds of such borrowing shall be applied to pay such interest. Notwithstanding the foregoing, the Borrower may, in compliance with Section 3.01, request that such Interest Payment Loans be made as Eurodollar Loans.

          (f) Each Direct Funding Loan and each Liquidity Loan made by a Lender hereunder shall be deemed to consist of a "Tranche A Facility Loan" in an initial principal amount equal to the Tranche A Percentage times the principal amount of such Facility Loan and a "Tranche B Facility Loan" in an initial principal amount equal to the Tranche B Percentage times the principal amount of such Facility Loan. Each Residual Loan made by a Lender hereunder shall be deemed to consist solely of Tranche B Facility Loans

          SECTION 3.03   Disbursement of Funds.  (a)  No later
than 3:00 p.m. (or in the case of Liquidity Loans and Residual
Loans, 2:00 p.m.) (New

York City local time) for Base Rate Loans and no later than Noon (New York City local time) for Eurodollars Loans, in each case, on the date for a Borrowing, each Lender will make available to the Agent Bank at the Payment Office in freely transferable U.S. dollars and in immediately available funds its Percentage of the Borrowing required to be made on such day. After the Agent Bank's receipt of such funds and the Agent Bank's good faith determination that the conditions set forth in Article VI and in the Participation Agreement have been fulfilled, the Agent Bank will immediately make such funds available to the Borrower by remitting the proceeds of such Loans (a) in the case of Liquidity Loans (including Liquidity Loans constituting Interest Payment Loans) and Residual Loans, to the Commercial Paper Account maintained with the Issuing and Paying Agent for application in accordance with the terms of the Issuing and Paying Agency Agreement or (b) in the case of Direct Funding Loans (other than Interest Payment Loans), as specified pursuant in the Funding Request.

          (b) Unless the Agent Bank shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent Bank such Lender's Facility Loan, the Agent Bank may assume that such Lender has made such Facility Loan available to the Agent Bank on the date of such Facility Loan in accordance with this Section 3.03 and the Agent Bank may (but in no event shall be required to), in reliance upon such assumption, apply the proceeds of such Facility Loan as provided for in this Section 3.03. If and to the extent such Lender shall not have so made such Facility Loan available to the Agent Bank, each of such Lender and the Borrower severally agrees to repay to the Agent Bank forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent Bank until the date such amount is repaid to the Agent Bank, at a rate per annum equal to the Federal Funds Rate for each such day; provided, that any such payment by the Borrower of such amount (and interest thereon) shall be without prejudice to any rights that the Borrower may have against such Lender.

          SECTION 3.04 The Notes. (a) The Borrower's obligation to pay the principal of and interest on the Facility Loans made by each Lender shall be evidenced by promissory notes of the Borrower in favor of each such Lender, one note with respect to such Lender's Tranche A Facility Loans substantially in the form of Exhibit B-1 to this Agreement (a "Tranche A Note") and one note with respect to such Lender's Tranche B Facility Loans substantially in the form of Exhibit B-2 to this Agreement (a "Tranche B Note"), both of which shall: (1) be dated the Effective Date; (2) be in the stated principal amount equal to
(A) the Tranche A Percentage or the Tranche B Percentage, as the case may be, multiplied by (B) such Lender's Percentage of the Initial Aggregate Commitment Amount; (3) mature on the Maturity Date; (4) bear interest as provided in Section 3.06; (5) be payable to the order of such Lender; (6) be entitled to the benefits of this Agreement; and (7) have the blanks appropriately completed in conformity herewith. Each Lender shall, and is hereby authorized to, make a notation on the Schedule attached to its Notes of the date and amount of each Facility Loan and the date and amount of the payment of principal thereon and prior to any transfer of its Notes, such Lender shall endorse the outstanding principal amount of such Notes on the Schedule attached thereto, each of which notations or endorsements shall be prima facie evidence of the transactions evidenced thereby; provided, however, that failure to make such notation or endorsements or any errors in any such notations or endorsements shall not adversely affect such Lender's rights with respect to the Loans or the Borrower's obligations under such Notes.

          (b) Although each Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which any Facility Loans are outstanding thereunder. In addition, although the stated principal amount of each Note shall be equal to the Tranche A Percentage or the Tranche B Percentage, as the case may be, of the related Lender's Percentage of the Commitment, each Note shall be enforceable with respect to the Borrower's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Loans outstanding thereunder at the time such enforcement shall be sought.

          SECTION 3.05 Conversions and Continuations. (a) Provided that no Facility Agreement Event of Default has occurred and is continuing, the Borrower shall have the option, subject to the provisions of Article III (including, without limitation Sections 3.07 and 3.08 and the following provisions of this Section 3.05), to convert on any Business Day all or any part of the outstanding principal amount of Facility Loans made pursuant to a single Borrowing from one Type of Facility Loan into another Type and to continue any Type of Facility Loan for a designated period; provided that (x) the outstanding principal amount of the Loans made pursuant to a single Borrowing being converted pursuant to this Section 3.05 shall be at least $5,000,000 and in integral multiples of $100,000 in excess thereof, (y) after giving effect thereto the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing shall not be less than $5,000,000 or integral multiples of $100,000 in excess thereof and (z) conversions of Eurodollar Loans shall only be permitted on the last day of an Interest Period applicable thereto unless accompanied by payment pursuant to Section 3.09. Each such conversion or continuation shall be made pro rata among the Facility Loans made pursuant to a single Borrowing and shall be effected by the Borrower, in the case of a conversion, by giving at least three (3) Business Days' prior written notice or telephonic notice (confirmed in writing promptly thereafter) (each, a "Notice of Conversion") of each proposed conversion to the Agent Bank and, in the case of a continuation, by giving notice (in writing or by telephone confirmed in writing promptly thereafter) (each, a "Notice of Continuation") at least three (3) Business Days prior to the Business Day on which the Interest Period in respect of such Loans to be continued will expire. The Agent Bank shall promptly notify each Lender by facsimile of each Notice of Conversion and Notice of Continuation. Each Notice of Conversion and Notice of Continuation shall be irrevocable, shall be substantially in the form attached hereto as Exhibit A and shall specify the Facility Loans to be converted or continued, the Type of Loans to be converted into and, if such Facility Loans are to be converted into or continued as Eurodollar Loans, the Interest Period to be applicable thereto. If the Borrower shall fail to continue any Eurodollar Loans in accordance with the provisions contained in this Section 3.05, the Agent Bank will forthwith so notify the Borrower, the Lessee and the Lenders, whereupon each such Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

          (b)(i) On the date on which the aggregate unpaid principal amount of Eurodollar Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans on the last day of the Interest Period applicable to such Eurodollar Loans.

          (ii) If a Facility Agreement Event of Default occurs and is continuing, then (A) each Eurodollar Loan automatically shall convert into a Base Rate Loan on the last day of the Interest Period applicable thereto, and the Borrower shall not have the right to continue such Facility Loans as Eurodollar Loans or select a succeeding Interest Period with respect thereto and any such selection of a succeeding Interest Period theretofore made pursuant to the terms hereof shall be null and void, and (B) the obligation of the Lenders to make, or to convert Facility Loans into, Eurodollar Loans shall be suspended; provided, however, that each Eurodollar Loan automatically shall be converted into a Base Rate Loan immediately upon the Facility Loans (or any of them) being declared to be due and payable, or becoming due and payable, pursuant to Article VIII.

          SECTION 3.06 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower or converted to or continued as a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the Applicable Margin plus (ii) the relevant Adjusted LIBOR Rate for Eurodollar Loans for the Interest Period specified.

          (c) The Borrower agrees to pay interest in respect of the unpaid principal amount of and interest on (to the extent permitted by law), each Facility Loan from the due date thereof until paid in full at a rate per annum equal to the Base Rate plus 1% per annum; provided, that to the extent such overdue amount is paid prior to the end of grace period with respect thereto, interest shall accrue on only the principal portion thereof and shall accrue at the applicable rate pursuant to subsections (a) and (b) above.

          (d) Accrued interest in respect of each Base Rate Loan shall be payable monthly in arrears on the last Business Day of each calendar month, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration, demand or otherwise), and after such maturity, on demand. Accrued interest in respect of each Eurodollar Loan shall be payable in arrears on the last Business Day of each Interest Period applicable to such Eurodollar Loan (and with respect to any Interest Period of six (6) months, the date which is three (3) months after the commencement of such Interest Period), on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration, demand or otherwise), and after such maturity, on demand.

          (e)  The Agent Bank, upon determining the Adjusted
LIBOR Rate for any Interest Period, shall promptly notify the Borrower and the Lessee thereof by telephone or in writing.

          SECTION 3.07 Increased Cost, etc. (a)(i) Except as to taxes, levies, imposts, deductions, charges, or withholdings as provided in Section 3.07(e), if after the date hereof, a Change of Law or compliance by any Lender (or its Applicable Lending Office) with any official request or directive (whether or not having the force of law) of any Authority:

            (x) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge on its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

            (y) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an the calculation of the Adjusted LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office); or

            (z)     shall impose on any Lender (or its Applicable
     Lending Office) or on the United States market or the London interbank market any other condition affecting its Eurodollar Loans, Notes, or its obligation to make
     Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement, its Notes with respect thereto, or under any other Operative Document by an amount reasonably determined by such Lender to be material, then, within fifteen (15) days after demand, which demand shall be accompanied by an explanation of the nature of the costs and a reasonably detailed calculation thereof, by such Lender (with a copy to the Agent Bank, the Lessor and the Lessee), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided that no such amount may be claimed by any Lender which is attributable to periods prior to the date which is sixty (60) days preceding the date on which the officer of the Lender having primary responsibility for asset liability management shall have obtained actual knowledge of such demand.

          (ii) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the official interpretation or official administration thereof, or compliance by any Lender (or its Applicable Lending Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount reasonably determined by such Lender or such controlling Person to be material, then from time to time, within fifteen (15) days after demand, which demand shall be accompanied by an explanation of the nature of the costs and a reasonably detailed calculation thereof, by such Lender or such controlling Person (with a copy to the Lessee, the Lessor and the Agent Bank), the Borrower shall pay to such Lender an additional amount or amounts as will compensate such Lender or such controlling Person for such reduction; provided that no such amount may be claimed by any Lender which is attributable to periods prior to the date which is sixty (60) days preceding the date on which the officer of the Lender having primary responsibility for asset liability management shall have obtained actual knowledge of such demand.

          (b) Notice. Each Lender will promptly notify the Borrower, the Lessee, the Lessor and the Agent Bank of any event of which its officer having primary responsibility for asset liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, the reasonably detailed calculations required above and the date on which the officers of the Lender having primary responsibility for asset liability management obtained knowledge of such event shall constitute rebuttable presumptive evidence of the amounts to be paid in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (c) Unavailability or Inadequacy of Adjusted LIBOR Rate. If, with respect to any Eurodollar Loans, (i) the Agent Bank determines that, for any reason, appropriate quotations are not available to it in the London interbank market for purposes of determining the Adjusted LIBOR Rate, or (ii) the Required Lenders shall notify the Agent Bank that the Adjusted LIBOR Rate for any Interest Period for such Loans will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, the Agent Bank shall forthwith so notify the Borrower, the Lessee, the Lessor and the Lenders, whereupon (x) each such Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (y) the obligation of the Lenders to make, or to convert Loans into, Eurodollar Loans shall be suspended until the Agent Bank shall notify the Borrower, the Lessor and the Lessee that, in the case of clause (i), the Agent Bank has, and, in the case of clause
(ii), Required Lenders have, determined that the circumstances causing such suspension no longer exist.

          (d) Illegality. If, after the date hereof, a Change in Law shall occur or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Agent Bank, the Agent Bank shall forthwith give notice thereof to the other Lenders, the Lessor, the Lessee and the Borrower, whereupon until such Lender notifies the Borrower, the Lessor, the Lessee and the Agent Bank that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans shall be suspended. Before giving any notice to the Agent Bank pursuant to this Section 3.07(d), such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. If by reason of any such Change of Law any such Lender may not lawfully continue to maintain and fund any of its outstanding

Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Eurodollar Loan of such Lender, together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          (e) Taxes. (i) No Withholding. Any and all payments by the Borrower hereunder shall be made, in accordance with this
Section 3.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (A) in the case of each Lender and the Agent Bank, taxes imposed on, or measured by, its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent Bank (as the case may be) is organized or any political subdivision or taxing authority thereof or therein and (B) in the case of each Lender and the Agent Bank, taxes imposed on, or measured by, its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's principal office or Applicable Lending Office or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or Agent Bank shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent Bank, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.07(e)) such Lender or the Agent Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower or Agent Bank shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that any such Lender shall, upon the request of the Borrower, designate a different Applicable Lending Office if, in the sole judgment of the Lender, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to any Lender or the Agent Bank and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Notwithstanding the foregoing, the Borrower shall have no obligation to pay any amount to or for the account of any Lender or the Agent Bank on account of any Taxes pursuant to this Section 3.07(e) to the extent such amount results from the failure of any Lender or the Agent Bank to deliver to the Borrower and the Agent Bank (upon request therefor pursuant to clause (C) below), on or before the date payment is due by the Borrower to such Lender or the Agent Bank, two (2) duly completed copies of United States Internal Revenue Service Form W-8, 1001 or 4224, or any successor applicable form, as the case may be, certifying that the Lender or the Agent Bank is entitled to receive such payments without deduction or withholding of United States Federal income taxes, if either such form or successor form would be applicable. Such form, certificate or document will be provided by each such Lender and the Agent Bank (without consequence for nondelivery except as set forth above) (A) as is required by law due to a change in the factual circumstances of any such Lender and the Agent Bank (but not due to a change in applicable law), (B) upon the expiration or obsolescence of any previously delivered form, certificate or document and (C) from time to time after the Effective Date as reasonably requested by either the Borrower or the Agent Bank.

          (ii) Indemnity. Reference is made to Section 14.5 of the Participation Agreement with respect to the rights of the Agent Bank and the Lenders to be indemnified with respect to Taxes.

          (iii) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Agent Bank, at its address referred to in Section 10.05, the original or a certified copy of a receipt evidencing payment thereof.

          (iv) Refunds. In the event any Lender receives a refund of any Taxes paid by, or on behalf of, the Borrower under this Section 3.07(e), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          (v) Survival of Covenant. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 3.07(e) shall survive the payment in full of principal and interest and all other amounts due and payable to the Agent Bank and the Lenders hereunder and under the Operative Documents.

          SECTION 3.08 Interest Periods. At the time the Borrower gives any Notice of Conversion in respect of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or any Notice of Continuation prior to 12:00 noon (New York City time) on the third (3rd) Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loans (in the case of subsequent Interest Periods), the Borrower shall have the right to elect, by giving the Agent Bank written notice (or telephonic notice confirmed in writing promptly thereafter), the interest period (each, an "Interest Period") applicable to such Borrowing of Eurodollar Loans, which Interest Period shall, at the option of the Borrower, be one (1), two (2), three (3) or six (6) months; provided, that: (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of any conversion of such Facility Loan from a Base Rate Loan and each Interest Period occurring thereafter in respect of such Facility Loan shall commence on the last day of the next preceding Interest Period in respect of such Facility Loan; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on (x) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day or (y) a Business Day for which there is no numerically corresponding Business Day in the applicable subsequent calendar month, such Interest Period shall expire on the last Business Day of such applicable subsequent calendar month; (iii) no Interest Period shall extend beyond the Maturity Date and (iv) there may be no more than ten
(10) separate Interest Periods in respect of Eurodollar Loans from each Lender outstanding at any one time.

          SECTION 3.09 Compensation. In addition to the amounts required to be paid by the Borrower pursuant to Section
3.07 hereof, the Borrower shall pay to any Lender, upon demand by such Lender, such amount or amounts as the Lender reasonably determines is or are necessary to compensate it for any loss, cost or expense actually incurred by reason of the liquidation or redeployment of deposits or funds required by such Lender to fund or continue such Eurodollar Loans by it as a result of (i) any payment, prepayment or conversion of a Eurodollar Loan for any reason (including, without limitation, by reason of an acceleration pursuant to Article VIII hereof) on a date other than the last day of an Interest Period applicable to such Eurodollar Loan or (ii) replacement of a Non-Consenting Lender under Section 4.05 on a date other than the last day of an Interest Period or (iii) any failure by Borrower to borrow any Eurodollar Loan or to convert or continue any Facility Loan as or to a Eurodollar Loan on the date for such Borrowing, conversion or continuation on the date specified in the applicable notice of Borrowing pursuant to Section 3.01, the Notice of Conversion or the Notice of Continuation, as the case may be.

          SECTION 3.10 Pro Rata Borrowing. All Facility Loans under this Agreement shall be made by the Lenders simultaneously and in such amount as necessary so that after giving effect thereto the outstanding Facility Loans of each Lender shall bear the same proportion to all outstanding Facility Loans of all Lenders as such Lender's Percentage bears to 100%. It is understood that no Lender shall be responsible for any default by any other Lender in its obligations to make Facility Loans hereunder and that each Lender shall be obligated to make the Facility Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitment hereunder.

          SECTION 3.11 Payments from Collateral Only. Without impairing any of the other rights, powers, privileges, liens or security interests of the Lenders or the Agent Bank on behalf of the Lenders under this Agreement or any other Operative Document, each of the Agent Bank and the Lenders agrees that, except as expressly provided in this Agreement or any other Operative Document, (i) the obligation to make all payments of the principal amount of and interest on the Notes, and the performance by the Borrower of every obligation or covenant contained in this Agreement, the Security Documents and in the Participation Agreement or any of the other Operative Documents, shall be payable only from the income and proceeds to the extent included in the Collateral or (to the extent provided in Section 5 of the Participation Agreement) from payments under the Guaranty and only to the extent that the Borrower shall have sufficient income or proceeds to the extent included in the Collateral or (to the extent provided in Section 5 of the Participation Agreement) from payments under the Guaranty to enable the Borrower to make such payments in accordance with the terms of the Security Documents, and all of the statements, representations, covenants and agreements made by the Borrower (when made in such capacity) contained in this Agreement, the Security Documents and any agreement referred to herein, unless expressly otherwise stated, are made and intended only for the purpose of binding the Borrower and establishing the existence of rights and remedies which can be exercised and enforced against the Borrower; therefore, anything contained in this Agreement, the Security Documents, Operative Documents or such other agreements to the contrary notwithstanding, no recourse shall be had with respect to this Agreement, the Security Documents, the Operative Documents or such other agreements against the Borrower or against any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; and (ii) neither the Borrower, nor the Agent Bank shall have any personal liability for any amounts payable hereunder, under the Participation Agreement or any of the other Operative Documents or under the Notes; provided, however, that this Section 3.11 shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or (i) in the case of the Facility Lender, fraudulent conduct or (ii) with respect to any other party hereto, gross negligence, in either case, for which it would otherwise be liable; and provided, further, that nothing contained in this Section 3.11 shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement, the Security Documents or any other Operative Document of rights and remedies against the Borrower. These provisions are not intended as any release or discharge of the indebtedness represented by the Notes and the Security Documents, but are intended only as a covenant not to sue the Borrower or the Agent Bank in their individual capacities for a deficiency and the indebtedness represented by the Security Documents and the Notes shall remain in full force and effect as fully as though these provisions were not contained in this Agreement. The Borrower hereby acknowledges that the Agent Bank and the Lenders have expressly reserved all their legal rights and remedies against the Collateral, against the Facility Lender under Section 5 of the Participation Agreement to receive payments under the Guaranty and against the Borrower, including, without limitation of the generality of the foregoing, the right, in the event of the default in the payment of principal amount of or interest on any Notes, or upon the occurrence and continuation of any other Facility Agreement Event of Default under this Agreement, to foreclose upon the Security Documents and/or to receive the proceeds from the Collateral and otherwise to enforce any other right under this Agreement or the Operative Documents. Nothing in this Section 3.11 shall release the Borrower from corporate liability, or constitute a covenant not to sue the Borrower, for any breach by it of any of its covenants contained in Section 11.6 of the Participation Agreement.

                           ARTICLE IV

                       OTHER CREDIT TERMS

          SECTION 4.01 Facility Fees. The Borrower agrees to pay to the Agent Bank for pro rata distribution to each Lender a facility fee computed at a rate per annum equal to the Facility Fee Rate from the date hereof, in the case of each Lender that is signatory hereto, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the Maturity Date on the amount such Lender's Percentage of the Commitment (in the aggregate, the "Facility Fees"). The Facility Fees shall be paid quarterly in arrears on each Quarterly Payment Date for the quarter ending on such Quarterly Payment Date and on the Maturity Date and the date of any reduction or termination of the Commitment in accordance with the provisions of Section 4.02 or
Article VIII. Facility Fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual number of days elapsed. Upon the receipt of such payment from the Borrower, the Agent Bank shall promptly distribute to each Lender its pro rata share thereof.

          SECTION 4.02 Reduction and Termination of Commitment. The Borrower shall have the right, at any time and from time to time to terminate the Commitment in whole or permanently reduce the Commitment in increments of $5,000,000 (or integral multiples thereof) to an amount not less than the sum of the Credits Outstanding, without penalty, by giving at least five (5) Business Days' prior written notice to the Agent Bank (which shall give similar notice to each Lender) and the Issuing and Paying Agent specifying the scheduled date (which shall be a Business Day and which in the case of termination shall be the first date on which there no longer are any Credits Outstanding) of such termination or reduction and the amount of any permitted partial reduction. Such termination or partial reduction of the Commitment shall be pro rata among the Lenders and shall be effective on the scheduled date specified in the Borrower's notice; provided, however, that no such termination shall be effective if, on the scheduled date thereof, any Facility Loan or interest thereon or Commercial Paper would remain outstanding after such scheduled date, in which case such termination shall be effective on the first Business Day on which no Facility Loans or Commercial Paper shall be outstanding and provided, further, that no such reduction shall be effective, if on the scheduled date thereof, the Credits Outstanding would exceed the Commitment as so reduced.

          SECTION 4.03 Increase of Commitment. The Borrower may, with the consent of the Required Lenders and the Agent Bank, amend this Agreement to increase the Commitment (whether by the addition of Persons as Lenders and changing the Percentages of the then existing Lenders or otherwise); provided, that no such amendment may increase the dollar amount of any Lender's obligation to make Facility Loans without the consent of such Lender; and provided, further, that as a condition precedent to any such event, the Borrower shall provide written confirmation from S&P and Moody's that immediately after giving effect to such amendment the Commercial Paper shall be rated not lower than such Commercial Paper is rated immediately prior to giving effect to such event and no addition of a Lender shall result in a downgrading, qualification or withdrawal of the rating assigned to the Commercial Paper by the agencies then rating the Commercial Paper.

          SECTION 4.04   Extensions of Commitment.  (a)  Subject
to paragraph (b) of this Section 4.04 and other provisions of this Agreement permitting earlier termination, this Agreement and the Commitment shall terminate on June 27, 2001.

          (b) The Borrower may, by written request to the Lessor, the Agent Bank and the Lenders given not earlier than eighteen (18) months nor later than fifteen (15) months prior to the Maturity Date then in effect, request (an "Extension Request") that the Maturity Date be extended to the date that is two (2) years after the Maturity Date then in effect; provided, that the Borrower shall not be entitled to request more than five
(5) such extensions. No later than the date (the "Extension Response Date") which is forty-five (45) days after such request has been delivered to each of the Lenders, each Lender will notify the Borrower and Lessor in writing (with a copy to the Agent Bank and the Lessee) whether or not it consents to such Extension Request (which consent may be granted or denied by each Lender in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by such Lender); provided, that any Lender that fails to so advise the Borrower on or prior to the Extension Response Date shall be deemed to have denied such Extension Request. The extension of the Maturity Date contemplated by any Extension Request shall become effective as of the first date (the "Extension Effective Date") on or after the Extension Response Date on which all of the Required Lenders (other than Non-Consenting Lenders which have been replaced by Replacement Lenders in accordance with Section 4.05) shall have consented to such Extension Request if the following conditions have been met:
(i) the Required Lenders have consented to the extension, (ii)
(x) each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of each of the date of such Extension Request and such Extension Effective Date as if made on and as of such date, (y) no Facility Agreement Default or Facility Agreement Event of Default shall have occurred and be continuing on the date of such Extension Request or on such Extension Effective Date and (z) on each of the date of such Extension Request and such Extension Effective Date, the Agent Bank shall have received a certificate of the Borrower as to the matters set forth in clauses (x) and (y) above, and (iii) the Agent Bank shall have received satisfactory evidence that the Expiration Date with respect to each Property under the Lease shall, after giving effect to any extension thereof which has become effective on or prior to such Extension Effective Date, occur no earlier than the Maturity Date as so extended. As of the Maturity Date, (i) except to the extent that Non-Consenting Lenders have consummated their assignments of their interests to Replacement Lenders pursuant to Section 4.05, the Commitment shall be reduced by an amount equal to product of the aggregate Percentages of all Non-Consenting Lenders multiplied by the amount of the Commitment and (ii) the Non-Consenting Lenders shall have no further obligations under the Operative Documents to fund Facility Loans and the Percentages of all Lenders (other than the Non-Consenting Lenders) shall be adjusted to reflect their pro rata share of the so reduced Commitment.

          SECTION 4.05 Replacement of a Non-Consenting Lender. The Borrower shall be permitted to replace with a replacement bank or other financial institution (a "Replacement Lender"):
(1) any Non-Consenting Lender, any Lender to whom or for whose account any material amount has been paid pursuant to Section 3.07(a) or 3.07(e) hereof or any Lender who has given a notice of illegality pursuant to Section 3.07(d) hereof at any time on or prior to the date which is six (6) months after (x) the relevant Extension Response Date or (y) the Non-Consenting Lender's failure to consent to an increase of Commitment pursuant Section
4.03 or (y) payment by Borrower of any material amount to any Lender pursuant to Section 3.07(a) or 3.07(d) or (z) the giving of such notice of illegality or (2) any Lender whose long-term credit rating has been publicly announced by any Rating Agency as being downgraded or subject to "Credit Watch" with negative implications and until such credit rating is publicly announced by each such Rating Agency imposing such a "Credit Watch" as being no longer subject to "Credit Watch" without any downgrade thereof, during any such "Credit Watch" period, so long as no Lease Event of Default shall be in existence and remedies are not being exercised pursuant to the Operative Documents as a result thereof, Borrower may require by written notice to that Lender that it assign its Percentage of the Commitment to another Lender or to a bank or other financial institution selected by Borrower and reasonably acceptable to the Agent Bank which is willing to accept such assignment, subject to the satisfaction of the following conditions precedent (i) such replacement does not conflict with any applicable law, rule or regulation, (ii) the Replacement Lender shall purchase, at par, all Facility Loans and other amounts owing to such Lender under the Operative Documents on or prior to the date of replacement, (iii) the Borrower shall be liable to such Lender under Section 3.09 if any Eurodollar Loan owing to such Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto,
(iv) the Replacement Lender, if not already a Lender, shall be reasonably satisfactory to the Agent Bank, the Lessor and the Lessee, (v) upon payment of the amounts set forth in clause (ii) above, such Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.04 (provided that the Borrower or the relevant Replacement Lender shall be obligated to pay the registration and processing fee referred to therein), (vi) if applicable, the Replacement Lender shall have agreed to be subject to all of the terms and conditions of this Agreement (including the extension of the Maturity Date contemplated by the relevant Extension Request), (vii) the Borrower notifies S&P and Moody's of such replacement and the identity of the Replacement Lender at least ten (10) Business Days prior to such replacement, and
(viii) the Borrower and the Agent Bank receive notice from S&P and Moody's that immediately after giving effect to such replacement, the Commercial Paper shall be rated not lower than such Commercial Paper is rated immediately prior to giving effect to such replacement. The Agent Bank hereby agrees to cooperate with the Borrower and the Lessee in the Borrower's and Lessee's efforts to arrange one or more Replacement Lenders as contemplated by this Section 4.05.

          SECTION 4.06 Proceeds. (a) The proceeds of Commercial Paper shall be used by the Borrower only to (i) make Loans to the Lessor to pay Property Acquisition Costs and Property Improvements Costs in accordance with the Operative Documents and (ii) repay Eligible Commercial Paper or Facility Loans.

          (b) The proceeds of the Liquidity Loans and Residual Loans shall be used by the Borrower only to repay Eligible Commercial Paper and (with respect to Liquidity Loans which constitute Interest Payment Loans), to the extent set forth in
Section 3.02(e), to pay interest on certain outstanding Liquidity Loans. Direct Funding Loans shall be used by Borrower only to make Loans to the Lessor to pay Property Acquisition Costs and Property Improvements Costs in accordance with the terms of the Operative Documents, (including, to the extent set forth in Section 3.02(e), to pay interest on certain outstanding Direct Funding Loans).

          SECTION 4.07 Calculation of Certain Fees and Other Amounts. In determining the amounts to be paid by the Borrower pursuant to Sections 3.06(a) and (b) and 4.01, the Agent Bank shall refer to the Guarantor's most recent financial statements delivered to the Lenders pursuant to Section 11.1(a)(i) of the Participation Agreement (together with the Compliance Certificate delivered in connection therewith, the "Audited Statement" ) and
Section 11.1(a)(ii) (together with the Compliance Certificate delivered in connection therewith, the "Unaudited Statements"); provided, that, should any relevant Audited Statements or Unaudited Statements be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin and Facility Fees to be paid shall not be effective, except to the extent hereinafter provided to the contrary within this Section 4.07, until the next succeeding Performance Pricing Determination Date (as such term is hereinafter defined); provided, further, that, should the Audited Statements reflect a Leverage Ratio other than the ratio determined by the Unaudited Statements for the third Fiscal Quarter, then (i) should the Audited Statements reveal that the Borrower should have paid interest and fees at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date then the Borrower shall immediately pay to the Lenders such amounts as are necessary to cause the Lenders to have received the appropriate return, and (ii) should the Audited Statements reveal that the Borrower should have paid interest and fees at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Lease Default or Lease Event of Default shall be in existence, the Lenders shall promptly pay to the Borrower (for repayment to the Lessee) such amounts as are necessary to cause the Lenders to have received the appropriate return. For purposes hereof, "Performance Pricing Determination Date" shall mean each date that occurs forty-five (45) days after the end of each of the first three (3) Fiscal Quarters, and ninety (90) days after the end of the last Fiscal Quarter, of the Guarantor. All determinations hereunder shall be made by the Agent Bank unless the Required Lenders shall object to any such determination. Notwithstanding the foregoing, for purposes of determining the amounts to be paid by the Borrower pursuant to Sections 3.06(a) and (b) and 4.01 until the Performance Pricing Determination Date which occurs on or about July 30, 1996, the Leverage Ratio shall conclusively be presumed to be greater than .25 but less than
 .35.

                           ARTICLE V

                            PAYMENTS

          SECTION 5.01   Prepayments on Non-Business Days.
Except as provided in Section 3.08, whenever any payment to be made hereunder or under a Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension.

          SECTION 5.02 Prepayments. (a) Subject to Section 3.09, the Borrower shall have the right to prepay the Facility Loans in whole or in part from time to time pursuant to this
Section 5.02 with such payment to be applied to such Facility Loans as may be specified in the notice of prepayment. If no such specification is given in such notice of prepayment, then Base Rate Loans shall be prepaid to the extent thereof prior to any prepayment of Eurodollar Loans. In the case of Eurodollar Loans, (i) the Borrower shall give the Agent Bank at least three
(3) Business Days' prior written notice or telephonic notice (confirmed in writing) of its intent to prepay Eurodollar Loans and the amount of such prepayment, which notice shall be irrevocable; (ii) each prepayment shall be in a principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or equal to the then outstanding principal amount of the Loans being prepaid; provided, that no partial prepayment of any Eurodollar Loans made pursuant to a single Borrowing may be made pursuant to this Section 5.02 if after giving effect thereto the outstanding principal amount of such Eurodollar Loans would be less than $5,000,000; and (iii) no such prepayment in respect of any Eurodollar Loan shall be made on a day which is not the expiration date of an Interest Period applicable to such Loan unless accompanied by all compensation and payments pursuant to
Section 3.09. Except as expressly set forth below, all such prepayments shall be applied pro rata among the Facility Loans being prepaid (it being understood that except as expressly set forth herein, any prepayment of any Lender's Facility Loans shall be deemed to reduce ratably the Tranche A Facility Loans and Tranche B Facility Loans of such Lender). The Agent Bank shall promptly transmit any notice of prepayment to each Lender.

          (b) (i) The Facility Loans shall be subject to prepayment and repayment at the times and in the amounts set forth in Sections 5.3, 5.4, 5.5 and 5.8 of the Participation
Agreement and shall be applied to the Facility Loans as set forth therein and herein.

               (ii) Any prepayment of the Facility Loans pursuant to Section 5.11 of the Participation Agreement, shall be applied to the prepayment of the outstanding principal amount of the Facility Loans held by Non-Consenting Lenders not replaced prior to the Maturity Date (without giving effect to any extension thereof) pursuant to Section 4.05.

          SECTION 5.03 Cash Collateral Account. (a) For the purpose of facilitating the transactions contemplated by this Agreement, the Borrower has established, for the benefit of the Agent Bank and the Lenders, a special purpose trust account with the Agent Bank the operation of which shall be governed by the Security Agreement (such account being referred to as the "Cash Collateral Account" and being identified as Account No. 93050401, ABA No. 026009179).

          SECTION 5.04 Method and Place of Payment, Etc. All payments by the Borrower under this Agreement and the Notes owing to the Lenders shall be made not later than 2:00 P.M. (New York City time) to the Agent Bank for (except to the extent this Agreement expressly provides for payments other than on a pro rata basis) the pro rata account of each Lender on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Payment Office. The Agent Bank will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Facility Fees ratably (other than amounts payable pursuant to Section 3.07(a), 3.07(b), 3.07(e), 4.05 or 5.02(b)(ii)) to the Lenders for the
account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Unless the Agent Bank shall have received notice from the Lessee prior to the time of any payment of Basic Rent or Supplemental Rent due to or on behalf of the Agent Bank and the Lenders that the Lessee will not make such Rent payment, the Agent Bank may assume that payment will be made in accordance with the Lease and the Agent Bank may (but in no event shall be required to), in reliance upon such assumption, make the payments required under this Section 5.04. If and to the extent the Lessee shall not have so made such Rent payment available to the Agent Bank, such Lender agrees to repay to the Agent Bank forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent Bank until the date such amount is repaid to the Agent Bank, at a rate per annum equal to the Federal Funds Rate for each such day. Upon its acceptance of an Assignment and Acceptance, from and after the effective date of such Assignment and Acceptance, the Agent Bank shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          SECTION 5.05 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Facility Loans owing to it (other than pursuant to Section 3.07(a), 3.07(b), 3.07(e), 4.05 or 5.02(b)(ii)) or in excess of its Percentage of payments on account of the Facility Loans obtained by all the Lenders, such Lender shall so notify the Agent Bank and forthwith purchase from the other Lenders such participations in the Facility Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                           ARTICLE VI

                      CONDITIONS PRECEDENT

          SECTION 6.01 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") which shall be the first day on which all of the following conditions set forth in Appendix 2 to the Participation Agreement are satisfied.

          SECTION 6.02 Conditions to Each Closing Date. The right of the Borrower to issue Eligible Commercial Paper in connection with funding its Loans under the Loan Agreement on any Property Closing Date to pay Property Acquisition Costs in accordance with the Operative Documents, is subject to the fulfillment, to the satisfaction of the Agent Bank, of each of the conditions set forth in Sections 7.1 and 7.2 of the Participation Agreement.


          SECTION 6.03   Conditions to Each Other Issuance of
Commercial Paper.  The right of the Borrower to issue

Eligible Commercial Paper on dates other than a Property Closing Date is subject, at the time such Eligible Commercial Paper is issued, to the satisfaction of each of the following conditions (unless waived by the Required Lenders in accordance with the provisions of this Agreement):

          (a) To the extent that, on such date the Borrower seeks to issue Eligible Commercial Paper the net proceeds of which are to be applied to Property Improvements Costs (other than funding "Interest Payment Loans" under the Loan Agreement):

                    (i)  Commercial Paper.  After giving effect
          to such issuance of Commercial Paper, the Credits
          Outstanding will not exceed the Commitment;

                    (ii) Participation Agreement. The conditions precedent set forth in Section 7.2 of the Participation
          Agreement; and

                    (iii)     Such issuance shall not violate
          Section 2.01 hereof.

          (b) To the extent that, on such date, the Borrower seeks to issue Eligible Commercial Paper, the net proceeds of which are intended to fund "Interest Payment Loans" under the Loan Agreement or to repay the Principal Component of any then maturing Commercial Paper.

                    (i)  No Defaults.  No Material Lease Event of
          Default shall have occurred and be continuing; and

                    (ii) Commercial Paper. After giving effect to such issuance of Commercial Paper, the Credits
          Outstanding will not exceed the Commitment; and

                    (iii)     Such issuance shall not violate
          Section 2.01 hereof.

          SECTION 6.04 Conditions to the Making of Each Loan. In addition to the requirements of Section 3.01(b), the obligation of each Lender to make a Facility Loan on the occasion of each Borrowing shall be subject to the satisfaction of the following conditions (unless waived by the Required Lenders in accordance with the provisions hereunder):

          (a) Direct Funding Loans. If the Facility Loan to be made on such date is a Direct Funding Loan, and (x) is to be made on a Property Closing Date, the conditions precedent set forth in Sections 7.1 and 7.2 of the Participation Agreement or (y) is to be made on a Funding Date other than a Property Closing Date the conditions precedent set forth in Section 7.2 of the Participation Agreement; and

          (b) Liquidity Loans. If the Facility Loan to be made on such date is a Liquidity Loan, no Lease Event of Default shall have occurred and be continuing;

          (c) Residual Loans. If the Facility Loan to be made on such date is a Residual Loan, no Material Lease Event of Default shall have occurred and be continuing; it being understood that if the Lessee shall have irrevocably elected its Remarketing Option and no Material Lease Event of Default shall have occurred and be continuing each Lender shall be unconditionally obligated, notwithstanding the failure of any other conditions to be satisfied, to make Residual Loans on the Expiration Date in an aggregate principal amount equal to such Lender's Percentage of the CP Deficit;

provided, that in no event shall any Lender be obligated to make a Residual Loan or a Liquidity Loan in a principal amount that, together with the aggregate principal amount of such Lender's outstanding Facility Loans, would exceed such Lender's Percentage of the Commitment; provided further, however, that no Lender shall be obligated to make a Facility Loan if at or prior to the time of making such Facility Loan (i) an order for relief shall be entered in a case under Title 11 of the United States Bankruptcy Code in which the Borrower is a debtor or (ii) the Borrower shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Borrower or taken any corporate action for the purpose of effectuating any of the foregoing or seeking the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (iii) involuntary proceedings or an involuntary petition shall have been commenced or filed against the Borrower by any Person under any bankruptcy, insolvency of similar law seeking the dissolution, liquidation or reorganization of the Borrower or seeking the appointment of a receiver, trustee, custodian or liquidation for itself or a substantial portion of its property, assets or business and such proceeding or petition shall not have been dismissed or bonded within 60 days of commencement or filing thereof. The Lenders' obligations to make Facility Loans in accordance with the terms of this Agreement are primary, irrevocable, absolute and, except as set forth in Section 3.01(b) and this Section 6.04 of this Agreement, unconditional. Each Lender waives any and all defenses (except for the conditions precedent set forth in Section 3.01(b) and this Section 6.04), rights of rescission, counterclaims or setoff with respect to its obligations to make Facility Loans.

                          ARTICLE VII

                           COVENANTS

          While this Agreement is in effect (i.e., until all indebtedness hereunder and under the Commercial Paper and the Notes shall have been paid in full and the Lenders no longer have any Commitment hereunder):

          SECTION 7.01 Obligations. The Borrower agrees that it will duly and punctually pay the principal amount of, premium, if any, and interest on and other amounts due under the Notes and hereunder in accordance with the terms of the Notes, the Security Documents and this Agreement and comply with its other obligations under the Operative Documents.


                          ARTICLE VIII

                       EVENTS OF DEFAULT

     Upon the occurrence of any of the following events (each, a "Facility Agreement Event of
Default"):

          (a) Payments. Failure by the Borrower (x) to pay the principal of a Loan when due, or (y) to pay any interest on the Facility Loans within five (5) Business Days after such amount becomes due or (z) to pay any Facility Fee within five (5) Business Days after receipt by Borrower, Lessor and Lessee of notice of such failure; or

          (b) Representations. Any representation or warranty or statement made or deemed made by the Borrower in this Agreement or in any other Operative Document or in any document entered into in connection herewith or therewith shall prove to have been incorrect when made in any material respect and the circumstances rendering such representation or warranty or statement incorrect shall not be remediable or, if such representation or warranty or statement is remediable and the Borrower is proceeding diligently so to remedy, shall continue unremedied for thirty (30) days after the earlier of: (i) the date on which written notice is delivered by the Agent Bank to the Lessee, Lessor and Borrower specifying such circumstances and demanding that they be remedied and (ii) the date on which any executive officer of the Borrower has actual knowledge of such incorrectness; or

          (c) Covenants. (i) Failure by the Borrower to observe or perform any covenant or agreement contained in Section 11.6(a), (b), (d), (h) or (j) of the Participation Agreement; or
(ii) the failure by the Borrower to observe or perform any other covenant or agreement contained herein or in any other Operative Document and not constituting an Event of Default under any other clause of this Article VIII and the continuance of such default for thirty-five (35) days after the earlier of: (i) notice thereof to the Borrower, Lessee and Lessor by the Agent Bank and
(ii) the date on which any executive officer of the Borrower has actual knowledge of such failure to observe or perform; or

          (d) Voluntary Bankruptcy Proceedings of the Borrower. Either (i) an order for relief shall be entered in a case under Title 11 of the United States Code in which the Borrower is a debtor, or the Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) corporate action shall be, taken by the Borrower for the purpose of effectuating any of the foregoing; or

          (e) Involuntary Bankruptcy Proceedings against the Borrower. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Borrower or the appointment of a receiver, trustee, custodian or liquidator for the Borrower or of a substantial part of the property, assets or business of the Borrower, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Borrower, and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within ninety (90) days after commencement, filing or levy, as the case may be; or

          (f) Lessor Loan Default. There shall have occurred and be continuing an "Event of Default" under the Loan Agreement;
or


          (g) Eligible Commercial Paper. The Borrower shall issue any Commercial Paper which is not Eligible Commercial
Paper;

then, at any time during the continuance of any Facility Agreement Event of Default and so long as such Facility Agreement Event of Default shall continue unremedied, the Agent Bank shall at the written request of the Required Lenders, by written notice to the Borrower and the Issuing and Paying Agent (with a copy to the Placement Agent) in compliance with clause (x) below, (i) declare the principal of and accrued interest in respect of the Facility Loans and the Notes evidencing the Facility Loans and all other amounts due and owing to the Agent Bank and the Lenders to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding, and/or (ii) subject to the two immediately following sentences declare the Commitment terminated, whereupon the Commitment shall terminate immediately and any accrued fees or premiums shall forthwith become due and payable without any further notice of any kind and/or (iii) terminate the right of the Borrower to issue Commercial Paper; provided, that if a Facility
Agreement Event of Default described in clauses (d) or (e) above shall occur, then the principal of and accrued interest in respect of the Facility Loans and the Notes evidencing the Facility Loans and all other amounts due and owing to the Agent Bank and the Lenders shall automatically be and become due and payable immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding. Anything herein to the contrary notwithstanding (but subject to the provisos to Section 6.04), no declaration or termination of the Commitment pursuant to the foregoing provisions of this Article VIII shall affect the obligation of the Lenders to make Liquidity Loans or Residual Loans with respect to the Eligible Commercial Paper issued, authenticated and delivered by the Issuing and Paying Agent prior to receipt of instructions from the Agent Bank to cease issuing Commercial Paper as provided in Section 2.01(a) hereof provided the conditions set forth in Section 6.04 are satisfied at the time of the making of any such Liquidity Loans or Residual Loan. Upon the occurrence of a Facility Agreement Event of Default the Lenders may, subject to compliance with clause (x) below, proceed to enforce their rights and remedies as permitted by Applicable Law, including bringing an action for specific performance by the Borrower of any of the Borrower's obligations under the Operative Documents.

               (x) Upon the occurrence of a Facility Agreement Event of Default (other than a Facility Agreement Event of Default arising out of or attributable to a Material Lease Event of Default), the Agent Bank shall give each of the Lessee and Lessor at least thirty (30) days prior written notice ("Acceleration Notice") prior to exercising any of its remedies pursuant to the foregoing provisions of this Article VIII.

               (y) In the event of any default by the Lessee of its obligation to pay Basic Rent or Supplemental Rent in accordance with the Lease, the Lessor may, without the consent of the Agent or the Banks, prior to the date on which the Facility Loans have been accelerated pursuant to this Section, pay to the Agent a sum equal to the amount of all (but not less than all) of the principal and interest as shall then be due and payable on the Facility Loans and any other amounts owing by the Borrower hereunder, together with any overdue interest in respect thereof, and such payment by the Borrower shall be deemed to cure any Facility Agreement Default or Facility Agreement Event of Default hereunder which arose or would otherwise have arisen on account of such non-payment by the Lessee; provided, however that the Lessor may not exercise such right on more than two (2) consecutive occasions or more than four occasions in the aggregate throughout the Term of the Lease. In the event of (I) any default by the Lessee of any other obligation under the Lease, the Construction Agency Agreement or any other Operative Agreement or (II) any other default by Borrower hereunder or under any other Operative Document, the Lessor may (unless the Lessor has received notice within fifteen (15) days after the Acceleration Notice from the Lessee that the Lessee is exercising its rights under clause (z) below to cure such default and/or to replace the Borrower pursuant to Section 13.2 of the Participation Agreement, in which case Lessor shall have no right to take any such action until the end of such thirty (30) day period), with prior or contemporaneous notice to but without the consent of the Agent or the Lenders but no less than fifteen (15) or more than thirty (30) days after its receipt of such Acceleration Notice, perform such obligations and otherwise exercise the rights of the Lessor under Article XVIII of the Lease and such performance by the Lessor shall be deemed to cure any Facility Agreement Default or Facility Agreement Event of Default hereunder.

               (z) In the event of any Facility Agreement Event of Default not attributable to, or arising out of, any default by the Lessee in the payment or performance of any of its obligations under the Operative Documents, the Lessee may, with prior or contemporaneous notice to but without the consent of the Agent or the Lenders but within thirty (30) days after its receipt of such Acceleration Notice (provided Lessee has given notice to Lessor that it intends to perform or replace within fifteen (15) days after its receipt of such Acceleration Notice), pay and perform such obligation of the Lessor or the Borrower or replace the Lessor or (to the extent such replacement, together with payment and performance by the Lessee, would cure such Facility Agreement Event of Default) the Borrower pursuant to
Section 13.2 of the Participation Agreement and such performance by the Lessee shall be deemed to cure any Facility Agreement Event of Default hereunder.

                           ARTICLE IX

                 REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to provide the credit facilities provided for herein, the Borrower represents and warrants to the Agent Bank and each of the Lenders that the representations and warranties of the Borrower set forth in the Participation Agreement and the other Operative Documents are true and correct.


                           ARTICLE X

                         MISCELLANEOUS

          SECTION 10.01 Computations. All computations of interest in respect of Eurodollar Loans shall be made by the Agent Bank on the basis of a year of 360 days, and computations of interest in respect of Base Rate Loans and Facility Fees shall be made by the Agent Bank on the basis of a year of 365 days or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Each determination by the Agent Bank hereunder shall be conclusive and binding for all purposes, absent manifest error.


          SECTION 10.02 Exercise of Rights. No failure or delay on the part of any Lender to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower and any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and except to the extent limited under this Agreement not exclusive of any rights or remedies which the Lenders would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

          SECTION 10.03  Amendment and Waiver.  Subject to
Section 15.5 of the Participation Agreement, no provision of the Operative Documents may be amended, waived, supplemented, restated, discharged or terminated without the prior written consent signed by the Required Lenders and the Borrower, provided that no such amendment of this Section 10.03 or of the definition of Required Lenders may be made without the prior written consent of all the Lenders, and provided, further that any provisions relating to (i) release of the Collateral or the Guaranty, (ii) other than as provided in Sections 4.03 and 4.04, any change with respect to the increase of any amount of the Commitment, or (iii) the decrease of any Facility Fee or a reduction in the principal of, or interest on, any Facility Loan or Note, or (iv) the extension of the maturity date of any Facility Loan or forgiveness of debt, may only be amended, waived, supplemented, restated, discharged or terminated with the prior written consent of the Borrower and all of the Lenders. Notwithstanding the preceding sentence of this Section 10.03, any provision of the Operative Documents which by its terms requires the written consent of all the Lenders shall not be amended, waived, supplemented, restated, discharged or terminated without the prior written consent of all such Lenders.

          SECTION 10.04 Successors and Assigns. (a) This Agreement shall bind, and the benefits hereof shall inure to, the Borrower, the Agent Bank and the Lenders and their respective successors and permitted assigns; provided that the Borrower may not transfer or assign any or all of its rights and obligations hereunder without (i) the prior written consent of each Lender, the Lessor and the Lessee, subject to the Lessee's rights pursuant to Section 13.2 of the Participation Agreement and (ii) prior written confirmation from S&P and Moody's that immediately after giving effect to such proposed transfer or assignment the Commercial Paper shall be rated not lower than such Commercial Paper is rated immediately prior to giving effect to such proposed transfer or assignment.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate of any Lender or, with the consent of the Borrower, the Lessee and the Agent Bank (which in each case shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (each, a "Purchasing Lender") all or any part of its rights and obligations under this Agreement and the other Operative Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Borrower, the Lessee and the Agent Bank) and delivered to the Agent Bank for its acceptance and recording in the Register; provided that (i) no such assignment to a Purchasing Lender (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes); (ii) after giving effect to any such assignment (other than an assignment of all of a Lender's interests under this Agreement and the Notes), the assigning Lender (together with any Lender which is an affiliate of such assigning Lender) shall retain Loans and/or Commitments aggregating not less than $5,000,000; (iii) the Lender notifies S&P and Moody's of such assignment and the identity of the assignee ten (10) days in advance thereof; (iv) the Agent Bank and the Borrower receive prior written notice from S&P and Moody's that immediately after giving effect to such assignment, the Commercial Paper shall be rated not lower than such Commercial Paper is rated immediately prior to giving effect to such assignment; and (v) after giving effect to such proposed transfer or assignment, the total number of Lenders and Participants shall not exceed 97 at such time. Any such assignment shall be ratable as between the Tranche A Facility Loans and Tranche B Facility Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding anything to the contrary in this Agreement, the consent of the Borrower and, if the Facility Agreement Event of Default hereunder arises out of, or is attributable to, a Lease Event of Default, the Lessee shall not be required, and, unless requested by the relevant Purchasing Lender and/or assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Facility Agreement Event of Default under Article VIII shall have occurred and be continuing.

          Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Borrower, the Lessee and the Agent Bank to the extent required) together with payment to the Agent Bank of a registration and processing fee of $3,500, the Agent Bank shall (i) promptly accept such Assignment and Acceptance and (ii) promptly after the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent Bank, new Notes (in exchange for the Notes of the assigning Lender), each in an amount equal to the percentage of the Commitment assumed by the relevant Purchasing Lender pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender, each in an amount equal to the percentage of the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

          (c) The Agent Bank shall maintain at its address referred to in Section 10.05 copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, each Lender's Percentage of the Commitment, and the principal amount of the Facility Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Agent Bank and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Facility Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Lessee or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Documents; provided, that (i) any such participation shall be ratable as between the Tranche A Facility Loans and Tranche B Facility Loans of such Lender; (ii) such Lender shall give the Borrower, the Agent Bank and the Lessee written notice of any participation within ten (10) Business Days after the consummation of such transaction and (iii) after giving effect to such proposed transaction the total number of Lenders and Participants shall not exceed 97 at such time. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Lender and the Agent Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. Such transferring Lender shall pay all costs and expenses incurred in connection with a sale pursuant to Section 10.04(d) except as otherwise provided in Section 4.05. In no event shall any Participant have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Document, or any consent to any departure by the Borrower, the Guarantor or any other Person therefrom, except to the extent that such amendment, waiver or consent would (a) reduce the principal of, or interest on, any Facility Loan or Note, or postpone the date of the final maturity of any Facility Loan or Note, or reduce the amount of any Facility Fee, in each case to the extent subject to such participation or (b) release all or substantially all of the Collateral.

          (e) Notwithstanding any of the foregoing or any other provision herein, any Lender may at any time assign or pledge all or a portion of its rights hereunder, including without limitation its Facility Loans, to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable circular of such Federal Reserve Bank.

          SECTION 10.05 Notices; Requests; Demands. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be given and deemed delivered in compliance with Section 15.3 of the Participation Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile transmission numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

          If to the Borrower:

          HD Real Estate Funding Corp.
          c/o J H Management Corporation
          One International Place
               Room 520
               Boston, Massachusetts  02110
          Attention: R. Douglas Donaldson
          Tel. No.:  (617) 951-7690
          Telecopier No.:  (617) 951-7050

          If to the Agent Bank:

          Credit Suisse
          Tower 49
          12 East 49th Street
          New York, New York 10017
          Attention:     Agency Administration
          Tel. No.: (212) 238-2506
          Telecopier No.: (212) 238-5073

          If to the Issuing and Paying Agent:

          The First National Bank of Chicago
          One First National Plaza, Suite 0439
          Chicago, Illinois 60670-0439
          Attention:     Commercial Paper Customer Service
          Tel. No.:
          Telecopier No.:

          If to the Placement Agent:

          THE FIRST BOSTON CORPORATION
          55 East 52nd Street
          New York, New York 10055
          Attention:     Robert Vahradian
          Tel. No.: (212) 909-2000
          Telecopier No.: (212) 355-4937

          If to Moody's:

          MOODY'S INVESTOR SERVICE, INC.
          Structured Finance Group
          99 Church Street, Fourth Floor
          New York, New York 10007

          If to S&P:

          STANDARD & POOR'S RATINGS GROUP
          25 Broadway - 13th Floor
          New York, New York 1004
                    Attention:     Letter of Credit Backed

                    Commercial Paper Department

          If to the Lenders:

          to the addresses and phone numbers indicated on Annex Y

          SECTION 10.06 Survival of Representations and Warranties. All representations and warranties contained in
Article IX shall survive the execution and delivery of this Agreement and the Notes and shall continue only so long as and until such time as all indebtedness hereunder and under Commercial Paper and the Notes shall have been paid in full and the Lenders no longer have any Commitment hereunder.

          SECTION 10.07  Usury Savings.  The provisions of
Section 15.6 of the Participation Agreement are hereby incorporated herein by reference.

          SECTION 10.08  Governing Law.  THIS AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTES UNDER THIS AGREEMENT AND
UNDER THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

          SECTION 10.09 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Complete counterparts of this Agreement shall be lodged with the Borrower and the Agent Bank.

          SECTION 10.10  Setoff    .  Each Lender hereby waives, to the
extent permitted by applicable law, any and all rights to set off, appropriate or apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Lender under this Agreement and the Notes, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or the Notes; provided, however, that the rights of the Lenders and the Agent Bank to the Cash Collateral Account shall be governed by the Security Documents.

          SECTION 10.11 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Agent Bank such additional assignments, agreements, powers and instruments, as the Agent Bank may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent Bank its rights, powers and remedies hereunder.

          SECTION 10.12 Appointment of the Agent Bank; Documentation Agent. (a) Each Lender hereby irrevocably appoints the Agent Bank as its agent hereunder, under the Issuing and Paying Agency Agreement and under the other Operative Documents and hereby authorizes the Agent Bank to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Agent Bank by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Agent Bank may execute any of its duties hereunder, under the Issuing and Paying Agency Agreement and under the other Operative Documents, by or through agents or employees. The relationship between the Agent Bank and each Lender is that of agent and principal only, and nothing herein shall be deemed to constitute the Agent Bank a trustee for any Lender or impose on the Agent Bank any obligations other than those for which express provision is made herein or in the other Operative Documents or the Issuing and Paying Agency Agreement.

          (b) Except as required by the specific terms of this Agreement, the Issuing and Paying Agency Agreement and the other Operative Documents, the Agent Bank shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby or thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, including, without limitation, the right of the Agent Bank to instruct the Issuing and Paying Agent not to issue or deliver Commercial Paper under the provisions of Section 2.01(a) hereof and the Issuing and Paying Agency Agreement, unless directed to do so by the Required Lenders (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Lenders), and shall not, without the prior approval of the Required Lenders, consent to any material departure by the Borrower, the Lessee, or the Guarantor or the Issuing and Paying Agent from the terms hereof or thereof, waive any default on the part of any such party under any such agreement or instrument or amend, modify, supplement or terminate, or agree to any surrender of, any such agreement or instrument; provided, that the foregoing limitation on the authority of the Agent Bank is for the benefit of the Lenders and shall not impose any obligation on the Issuing and Paying Agent or the Borrower to investigate or inquire into the authority of the Agent Bank in any circumstances, and the Issuing and Paying Agent and the Borrower shall be fully protected in carrying out any request, direction or instruction made or given to the Issuing and Paying Agent or the Borrower by the Agent Bank in the exercise of any right, power, remedy or privilege granted to the Agent Bank hereby or by the terms of the Issuing and Paying Agency Agreement or the other Operative Documents, receiving or acting upon any consent or waiver granted to the Borrower or the Issuing and Paying Agent hereunder or thereunder by the Agent Bank, or entering into any amendment or modification of, or supplement to, this Agreement, the Issuing and Paying Agency Agreement or the Operative Documents, and neither the Issuing and Paying Agent nor the Borrower shall be subject to the claims of any Lender by reason of the lack of authority of the Agent Bank to take any such action nor shall the lack of authority on the part of the Agent Bank in any circumstance give rise to any claim on the part of the Issuing and Paying Agent or the Borrower against any Lender; and provided, further, that the Agent Bank shall not be required to take any action which exposes the Agent Bank to personal liability or which is contrary to this

Agreement, the Issuing and Paying Agency Agreement, the other Operative Documents or any applicable law, rule or regulation.

          (c) Neither the Agent Bank nor any Lender, or any of its or their respective directors, officers, agents or employees, shall be liable to the Agent Bank, any other Lender, the Issuing and Paying Agent or the Borrower, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the Issuing and Paying Agency Agreement, under the other Operative Documents, or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct; nor shall the Agent Bank or any Bank be responsible to the Agent Bank or any other Lender, as the case may be, for the validity, effectiveness, value, sufficiency or enforceability against the Borrower, the Issuing and Paying Agent, the Agent Bank, the Guarantor, the Lessor or the Lessee, of the Collateral, this Agreement, the Issuing and Paying Agency Agreement, the Operative Documents, the Notes, or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limitation of the generality of the foregoing, the Agent Bank: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the Issuing and Paying Agency Agreement, the Operative Documents, any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Issuing and Paying Agency Agreement, the Operative Documents, or the Notes, on the part of any party hereto or thereto or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Issuing and Paying Agency Agreement, the Operative Documents, the Notes or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement, the Issuing and Paying Agency Agreement or the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

          (d) Each Lender hereby severally agrees, in the ratio that such Lender's Percentage of the Commitment hereunder bears to the Commitment, to indemnify and hold harmless the Agent Bank, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, fees and expenses of attorneys, accountants and experts) incurred or suffered by the Agent Bank in its capacity as Agent Bank hereunder as a result of any action taken or omitted to be taken by the Agent Bank in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Agent Bank in such capacity; provided, that no Lender shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Agent Bank. Without limiting the generality of the foregoing, each Lender hereby agrees, in the ratio aforesaid, to reimburse the Agent Bank promptly following its demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by the Agent Bank hereunder, under the Issuing and Paying Agency Agreement or under the Operative Documents, and not promptly reimbursed to the Agent Bank by the Borrower, the Lessee or the Guarantor. Each Lender's obligations under this paragraph shall survive the termination of this Agreement and the discharge of the Borrower's obligations hereunder.

          (e) The Lenders agree that, with respect to their obligation to lend under this Agreement, the Loans made by them and the Notes, issued to such Lenders, the Agent Bank shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent Bank and the Agent Bank may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantor, the Lessor, the Lessee or any of their affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any of their affiliates for services in connection with this Agreement and otherwise without having to account for the same to any Lender.

          (f) Each Lender hereby acknowledges that it has, independent of and without reliance upon the Agent Bank or any materials provided by the Agent Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Agent Bank shall in no event be liable to any Lender on account of any materials prepared or provided by it.

          (g) Each Lender hereby irrevocably appoints the Documentation Agent as its Agent hereunder and hereby authorizes the Documentation Agent to take such action on its behalf and to exercise such rights, remedies powers and privileges hereunder as are specifically authorized to be exercised by the Documentation Agent by the terms of the Operative Documents, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Documentation Agent may execute any of its duties hereunder by or through agents or employees. The relationship between the Documentation Agent and each Lender is that of agent and principal only, and nothing herein shall be deemed to constitute the Documentation Agent a trustee for any Lender or impose on the Documentation Agent a trustee for any Lender or impose on the Documentation Agent any obligations other than those for which express provision is made herein or in the Operative Documents.

          SECTION 10.13  Resignation by the Agent Bank; Removal.    (a)
The Agent Bank may resign as such at any time upon at least thirty (30) days' prior written notice to the Guarantor, the Lessee, the Lessor, the Borrower, the Issuing and Paying Agent, the Lenders, S&P, Moody's and the Placement Agent.

          (b) In the event that Lessor exercises its rights under clause (y) of Article VIII hereof or of Section 5.1 of the Loan Agreement, the Required Lenders may, within sixty (60) days of the commencement of such exercise, remove Credit Suisse as Agent Bank upon prior written notice to the Guarantor, the Lessee, the Lessor, the Agent Bank, the Issuing and Paying Agent, S&P, Moody's and the Placement Agent.

          (c) In the event of such resignation or removal, the Required Lenders shall as promptly as practicable appoint a successor agent to replace the Agent Bank, subject to (i) the prior written consent of the Lessee which consent shall not (x) be required during the continuance of a Lease Event of Default and the exercise of remedies under the Operative Documents as a result thereof or if the replacement Agent Bank is then a Lender hereunder and (y) in any event, be unreasonably withheld and (ii) receipt of notice from S&P and Moody's that immediately after giving effect to such replacement, the Commercial Paper is not rated lower than such Commercial Paper is rated immediately prior to giving effect to such replacement. If no successor Agent Bank shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent Bank's giving of notice of resignation, then the retiring Agent Bank may, on behalf of the Lenders, appoint a successor Agent Bank, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000 which is acceptable to the Borrower, and as to which the Borrower will not unreasonably withhold its approval. Upon the acceptance of any appointment as Agent Bank hereunder by a successor Agent Bank, such successor Agent Bank shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent Bank, and the retiring Agent Bank shall be discharged from its duties and obligations hereunder. Notwithstanding the resignation of the Agent Bank or any Agent Bank hereunder, the provisions of Section 10.12 shall continue to inure to the benefit of the Agent Bank in respect of any action taken or omitted to be taken by the Agent Bank in its capacity as such while it was such under this Agreement.

          SECTION 10.14 Knowledge of Borrower. The Borrower shall be entitled to assume that no Facility Agreement Event of Default or Facility Agreement Default shall have occurred and be continuing, unless an officer or a director of the Borrower has actual knowledge thereof or the Borrower has received notice from any Person that such Person considers that such a Facility Agreement Event of Default or Default has occurred and is continuing.

          SECTION 10.15  Descriptive Headings.  The descriptive
headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                             HD REAL ESTATE FUNDING CORP.


                         By:
                            Name:
                            Title:

                         CREDIT SUISSE,
                         as Agent Bank

                         By:
                            Name:
                            Title:

                         By:
                            Name:
                            Title:


                         CREDIT SUISSE,
                         as Bank

                         By:
                            Name:
                            Title:


                         By:
                            Name:
                            Title:


                         DEUTSCHE BANK AG, NEW YORK BRANCH,
                         as Documentation Agent

                         By:
                            Name:
                            Title:

                            ANNEX X

                          Definitions


          As used in the document to which this Annex X is attached, unless specified to the contrary in Section 1.01 of the Liquidity Agreement or within the document, the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular.

          "Actual Knowledge" shall mean the actual knowledge of a responsible officer of the Borrower, the Lessor, the Guarantor or the Lessee, as the case may be.

          "Adjusted LIBOR Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the maximum stated rate of all reserve requirements (including, without limitation, any marginal emergency, supplemental, special or other reserves) that would be applicable to any member bank of the Federal Reserve System during such Interest Period in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Agent Bank" shall have the meaning specified in the first paragraph of the Liquidity Agreement.

          "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

          "Applicable Margin" shall mean for each type of Loan (Base Rate or Eurodollar), when the Leverage Ratio for the applicable period is within one of the ranges set forth below, the rate per annum, determined in accordance with Section 4.07 of the Liquidity Agreement set forth opposite such range:

LEVERAGE RATIOS          APPLICABLE MARGIN FOR        APPLICABLE MARGIN FOR
                            EURODOLLAR LOANS             BASE RATE LOANS
                        Tranche A  Tranche B         Tranche A and Tranche B
<= 0.25                      0.12% 0.17%                         0%
> 0.25 to <= 0.35           0.125% 0.175%                        0%
> 0.35 to <= 0.45           0.15%  0.20%                         0%
> 0.45                      0.225% 0.275%                        0%


          "Assignment and Acceptance" shall mean an assignment and acceptance made by a Lender and an assignee of such Lender, and accepted by the Agent Bank, in substantially the form of Exhibit C hereto.

          "Audited Statements" shall have the meaning set forth in
Section 4.07 of the Liquidity Agreement.

          "Authority" shall mean any Governmental Authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation.

          "Base Rate" means, on any date, a rate equal to the higher of
(a) the Federal Funds Rate plus one-half of one percent (0.5%) per annum or (b) the rate of interest per annum from time to time publicly announced by the Agent Bank as its base lending rate for commercial loans made in the United States, each as in effect on such date. The base lending rate is not necessarily the lowest rate of interest charged by the Agent Bank in connection with extensions of credit.

          "Base Rate Loan" shall mean any Facility Loan which is bearing interest as provided in Section 3.06(a) of the Liquidity
Agreement.

          "Borrowing" shall mean the incurrence of Facility Loans made or to be made by the Lenders on a given date pursuant to Section 3.02 of the Liquidity Agreement or pursuant to a conversion made pursuant to
Section 3.05 of the Liquidity Agreement, all of which Facility Loans comprising any Borrowing shall be of the same Type.

          "Cash Collateral Account" shall have the meaning assigned to such term in Section 5.03 of the Liquidity Agreement.

          "Change of Law" shall mean the adoption of any applicable law, rule or regulation, or any change in applicable law, rule or regulation, or any change in the official interpretation or official administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof.

          "Collateral" shall mean all assets of the Lessor or Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

          "Commercial Paper" shall mean promissory notes of the Borrower in one of the forms attached to the Issuing and Paying Agency Agreement issued by the Borrower in the commercial paper market pursuant to the Commercial Paper Documents and such other debt obligations of the Borrower agreed to in writing by the Lenders.

          "Commercial Paper Account" shall have the meaning specified in Section 2.02 of the Liquidity Agreement.

          "Commercial Paper Deficit" shall mean the excess of the amount required to pay in full all Commercial Paper maturing on any given day over the sum of the net proceeds of the issuance of Commercial Paper on such day plus the amount on deposit in the Commercial Paper Account applied to repay such maturing Commercial Paper.

          "Commitment" shall mean the obligation of the Lenders to make Loans in an aggregate maximum principal amount at any time outstanding equal to $291,000,000 as such amount may from time to time be reduced pursuant to Section 4.02 of the Liquidity Agreement.

          "Compliance Certificate" shall have the meaning set forth in
Section 11.1(a)(iii) of the Participation Agreement.

          "CP Deficit" shall have the meaning set forth in Section 3.02(c) of the Liquidity Agreement.

          "Credit Documents" shall mean this Agreement, the Notes, the Issuing and Paying Agency Agreement and the Security Documents.

          "Credits Outstanding" shall have the meaning set forth in
Section 2.01(c) of the Liquidity Agreement.

          "Deposited Funds" shall mean at the time any determination thereof is made the aggregate amount of funds on deposit in the Commercial Paper Account.

          "Direct Funding Loan" shall have the meaning specified in
Section 3.02(b) of the Liquidity Agreement.

          "Dollar" shall mean the lawful currency of the United States.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Annex Y hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent Bank.

          "Effective Date" shall have the meaning specified in Section
6.01 of the Liquidity Agreement.

          "Eligible Commercial Paper" shall mean Commercial Paper issued in accordance with the terms and conditions set forth in Section 2.01(b) of the Liquidity Agreement.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Annex Y hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent Bank.

          "Eurodollar Loan" shall mean any Facility Loan which is bearing interest as provided in Section 3.06(b) of the Liquidity
Agreement.

          "Extension Effective Date" shall have the meaning specified in Section 4.04(b).

          "Extension Request" shall have the meaning specified in
Section 4.04(b).

          "Extension Response Date" shall have the meaning specified in
Section 4.04(b).

          "Facility Agreement Default" shall mean any event which with notice or lapse of time, or both, would become a Facility Agreement Event of Default.

          "Facility Agreement Event of Default" shall have the meaning specified in Article VIII of the Liquidity Agreement.

          "Facility Fee" shall have the meaning specified in Section
4.01 of the Liquidity Agreement.

          "Facility Fee Rate" shall mean, when the Leverage Ratio of the Guarantor for the applicable period is within one of the ranges set forth below, the rate per annum, determined in accordance with Section
4.07 of the Liquidity Agreement, set forth opposite such range:

               LEVERAGE RATIOS          FACILITY FEE RATE
                                       Tranche A Tranche B

               <= 0.25                  0.06%          0.11%
               > 0.25 to <= 0.35        0.065%         0.115%
               > 0.35 to <= 0.45        0.075%         0.125%
               > 0.45                   0.095%         0.145%


          "Facility Loans" shall mean the Facility Loans made to the Borrower pursuant to Article III of the Liquidity Agreement.

          "Federal Funds Rate" shall mean the weighted average of the rate on the overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published by the Federal Reserve Bank of New York from time to time, or, if not so published at any time, the rate then used by first class banks in extending overnight loans to other first class banks.

          "Funding Deficit" shall mean, on any given Funding Date, the difference between (x) the amount of the Advance to be funded by Loans by the Borrower (as set forth in the applicable Funding Request) to be made on such date minus (y) the aggregate net proceeds of any Eligible Commercial Paper issued on such date for the purpose of funding the amounts set forth in (x).

          "Governmental Authority" shall mean any judicial, national or central governmental authority, including any federal, state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall mean The Home Depot, Inc., a Delaware corporation.

          "Initial Aggregate Commitment Amount" shall mean
$291,000,000.

          "Interest Component" shall mean when used with respect to Commercial Paper (a) the portion of the stated amount of Commercial Paper issued on a discount basis equal to the difference between the face principal amount thereof and the purchase price for such Commercial Paper and (b) the amount of interest payable to maturity in respect of Commercial Paper issued on an interest-bearing basis.

          "Interest Payment Loan" means any Direct Funding Loan or Liquidity Loan made pursuant to Section 3.02(e) to fund the interest due and payable on any Direct Funding Loans or Liquidity Loans outstanding with respect to current Construction Period Properties.

          "Interest Period" shall have the meaning specified in Section
3.08 of the Liquidity Agreement.

          "Lender" and "Lenders" shall have the meaning specified in the first paragraph of the Liquidity Agreement.

          "Lessee" shall mean Home Depot U.S.A., Inc.

          "Lessor" shall mean Credit Suisse Leasing 92A, L.P.

          "Leverage Ratio" shall mean the ratio of the Guarantor's Consolidated Funded Indebtedness to Consolidated Total Tangible
Capital.

          "LIBOR Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, the per annum rate of interest for amounts comparable to the outstanding principal amount of the Eurodollar Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loans, determined as of 11:00 A.M. (London Time) on the date which is two Business Days prior to the commencement of such Interest Period and which: (i) appears on page 4750 of the Telerate Screen as of such time and date provided that if more than one such offered rate appears on page 4750 of the Telerate Screen, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates or (ii) if no such rate appears on such page 4750, is the rate of interest then offered to prime banks in the London interbank Eurodollar market by the Agent Bank for Dollar Deposits.

          "Lien" shall mean a mortgage, pledge, lien, claim, equity interest, participation interest, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or lessor.

          "Liquidity Agreement" means the Liquidity Agreement dated as of June 25, 1996 among the Borrower, the Agent Bank, the Lenders and the Documentation Agent.

          "Liquidity Loan" shall mean a Facility Loan that is not a Residual Loan or a Direct Funding Loan.

          "Maturity Date" shall mean the later of (i) June 27, 2001, or, if said day is not a Business Day, the Business Day next succeeding said day, and (ii) the last day of any extension of such date pursuant to Section 4.05 of the Liquidity Agreement, or, if said day is not a Business Day, the Business Day next succeeding said day.

          "Non-Consenting Lender" shall mean any Lender which has denied, or is deemed to have denied, (i) a request for an increase of the Commitment pursuant to Section 4.03 or (ii) an Extension Request pursuant to Section 4.04(b).

          "Notes" shall mean the Tranche A Notes and the Tranche B
Notes.

          "Notice of Continuation" shall have the meaning specified in
Section 3.05 of the Liquidity Agreement.

          "Notice of Conversion" shall have the meaning specified in
Section 3.05 of the Liquidity Agreement.

          "Participant" shall have the meaning specified in Section
10.04(d).

          "Participation Agreement" shall mean the Participation
Agreement dated as of June 25, 1996 among the Borrower, the Agent Bank, the Lenders, the Lessor, the Lessee and the Guarantor.

          "Payment Office" shall mean the offices of the Agent Bank at 12 East 49th Street, New York, New York 10017, or such other office as the Agent Bank may designate in writing to the Borrower and the Lenders.

          "Percentage" for each Lender shall mean the percentage set forth opposite its signature in the Liquidity Agreement, as adjusted pursuant to Sections 4.03, 4.04 and 10.04 of the Liquidity Agreement.

          "Performance Pricing Determination Date" shall have the meaning set forth in Section 4.07 of the Liquidity Agreement.
Agreement.

          "Placement Agent" shall mean CS First Boston
     Corporation.


          "Principal Component" shall mean when used with respect to Commercial Paper (a) the excess of the face amount of Commercial Paper issued on a discount basis over the Interest Component thereof and (b) the principal amount of Commercial Paper issued on an interest-bearing basis.

          "Purchasing Lender" shall have the meaning specified in
Section 10.04 of the Liquidity Agreement.

          "Quarterly Payment Date" shall mean each March 31, June 30 (other than June 30, 1996), September 30, and December 31, and the Maturity Date.

          "Rating Agency" shall mean S&P, Moody's Duff & Phelps Inc., Fitch's Investors' Services, Inc. and any other nationally recognized rating service.

          "Rent Payment Date" shall have the meaning specified in the Lease.

          "Replacement Lender" shall have the meaning specified in
Section 4.05 of the Liquidity Agreement.

          "Required Lenders" shall mean Lenders whose Percentages aggregate more than 51%.

          "Residual Loan" shall have the meaning specified in Section 3.02(c) of the Liquidity Agreement.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

          (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation
(irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have Voting Power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c)  the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

          "Taxes" shall have the meaning specified in Section
3.07(e)(i) of the Liquidity Agreement.

          "Tranche A Facility Loan" shall have the meaning specified in
     Section 3.02(c).

          "Tranche A Maximum Amount"  shall mean the Tranche A
     Percentage of the Commitment.

          "Tranche A Note" shall have the meaning specified in Section
     3.04.

          "Tranche A Percentage" shall mean 86.6%.

          "Tranche A/B Percentage" shall mean a fraction (expressed as a percentage) equal to the sum of the Tranche A Maximum Amount and the Tranche B Maximum Amount divided by $300,000,000.



          "Tranche B Facility Loan" shall have the meaning specified in
Section 3.02(d) of the Liquidity Agreement.

          "Tranche B Maximum Amount" shall mean the Tranche B
     Percentage of the Commitment.

          "Tranche B Note" shall have the meaning specified in Section
3.04 of the Liquidity Agreement.

          "Tranche B Percentage" shall mean 13.4%.

          "Type" shall mean any type of Facility Loan, i.e., whether a Base Rate Loan or a Eurodollar Loan made pursuant to the Liquidity Agreement.

          "Unaudited Statements" shall have the meaning set forth in
Section 4.07 of the Liquidity Agreement.

          "UCC"  shall mean the Uniform Commercial Code.

          "Voting Power" means, with respect to securities issued by any Person, the combined voting power of all securities of such Person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.